PROSPECTUS SUPPLEMENT
(to Prospectus dated January 3, 2020)

XAI Octagon Floating Rate & Alternative Income Term Trust Up to 5,250,000 Common Shares

The Trust. XAI Octagon Floating Rate & Alternative Income Term Trust (the “Trust”) is a diversified, closed-end management investment company.

Investment Objective. The investment objective of the Trust is to seek attractive total return with an emphasis on income generation across multiple stages of the credit cycle. There can be no assurance that the Trust will achieve its investment objective, and you could lose some or all of your investment.

The Offering. The Trust has entered into a Second Amended and Restated Distribution Agreement, dated December 4, 2020 (the “Distribution Agreement”), with Foreside Fund Services, LLC (the “Distributor”), pursuant to which the Trust may offer and sell up to 5,250,000 common shares of beneficial interest of the Trust, par value $0.01 per share (“Common Shares”), from time to time, through the Distributor, in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The minimum price on any day at which Common Shares may be sold will not be less than the then current net asset value (“NAV”) per Common Share plus the per Common Share amount of the commission to be paid to the Distributor (the “Minimum Price”). The Trust and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Trust and the Distributor, however, will not authorize sales of Common Shares if the price per share of the Common Shares is less than the Minimum Price. The Trust and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per share of the Common Shares is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Trust and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts.

The Distributor may enter into sub-placement agent agreements with one or more selected dealers. The Distributor has entered into a Second Amended and Restated Sub-Placement Agent Agreement, dated December 4, 2020 (the “Sub-Placement Agent Agreement”), with UBS Securities LLC (the “Sub-Placement Agent”) relating to the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sub-Placement Agent Agreement, the Trust may offer and sell its Common Shares from time to time through the Sub-Placement Agent as sub-placement agent for the offer and sale of its Common Shares. The Trust will compensate the Distributor with respect to sales of Common Shares at a commission rate of 1.00% of the gross proceeds of the sale of Common Shares. Out of this commission, the Distributor will compensate the Sub-Placement Agent at a rate of up to 0.80% of the gross sales proceeds of the sale of the Common Shares sold by the Sub-Placement Agent.

As of the date of this Prospectus Supplement, the Trust has sold 4,106,081 Common Shares pursuant to the Distribution Agreement and 1,143,919 Common Shares remain available for sale pursuant to this Prospectus Supplement and the accompanying Prospectus.

NYSE Listing. The Trust’s currently outstanding Common Shares are, and the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus will be, subject to notice of issuance, listed on the New York Stock Exchange (“NYSE”) under the symbol “XFLT.” As of November 30, 2020, the NAV of the Trust’s Common Shares was $7.22 per Common Share, and the last reported sales price for the Trust’s Common Shares on the NYSE was $7.40 per Common Share, representing a premium to NAV of 2.49%.

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Investing in the Trust’s Common Shares involves certain risks, including the possible loss of the entire principal amount that you invest. See “Risks” beginning on page 46 of the accompanying Prospectus. Certain of these risks are summarized in “Prospectus Summary—Special Risk Considerations” beginning on page 9 of the accompanying Prospectus. You should carefully consider these risks together with all of the other information contained in this Prospectus Supplement and the accompanying Prospectus before making a decision to purchase the Trust’s Common Shares.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement and the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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Prospectus Supplement dated December 4, 2020

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Investment Strategy. The Trust seeks to achieve its investment objective by investing in a dynamically managed portfolio of opportunities primarily within the private credit markets. Under normal market conditions, the Trust will invest at least 80% of its Managed Assets (as defined in the accompanying Prospectus) in floating rate credit instruments and other structured credit investments.

Portfolio Contents. The Trust’s investments may include (i) structured credit investments, including collateralized loan obligation (“CLO”) debt and subordinated (i.e., residual or equity) securities; (ii) traditional corporate credit investments, including leveraged loans and high yield bonds; (iii) opportunistic credit investments, including stressed and distressed credit situations and long/short credit investments; and (iv) other credit-related instruments. The Trust currently intends to pursue its investment objective by investing primarily in below investment grade credit instruments, but may invest without limitation in investment grade credit instruments. Below investment grade credit instruments are often referred to as “high yield” securities or “junk bonds.” Below investment grade credit instruments are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal. The Trust may invest without limitation in credit instruments that are illiquid.

Adviser and Sub-Adviser. XA Investments LLC (“XAI” or the “Adviser”) serves as the investment adviser to the Trust and is responsible for overseeing the Trust’s overall investment strategy and its implementation. Octagon Credit Investors, LLC (“Octagon” or the “Sub-Adviser”) serves as the investment sub-adviser of the Trust and is responsible for investing the Trust’s assets. The Trust pays a management fee to the Adviser. As compensation for the services provided by the Sub-Adviser, the Adviser pays to the Sub-Adviser a sub-advisory fee out of the management fee received by the Adviser.

The Trust has also retained the Adviser to provide investor support services and secondary market services in connection with the ongoing operation of the Trust. The Trust pays a service fee to the Adviser in exchange for such services pursuant to a separate investor support and secondary market services agreement.

Distributions. The Trust intends to pay substantially all of its net investment income, if any, to Common Shareholders through monthly distributions and to distribute any net realized long-term capital gains to Common Shareholders at least annually. There is no assurance the Trust will pay regular monthly distributions or that it will do so at a particular rate. Distributions may be paid by the Trust from any permitted source and, from time to time, all or a portion of a distribution may be a return of capital. See “Recent Developments—Distributions” in this Prospectus Supplement.

Leverage. The Trust utilizes leverage to seek to enhance total return and income. The Trust may use leverage through (i) the issuance of senior securities representing indebtedness, including through borrowing from financial institutions or issuance of debt securities, including notes or commercial paper (collectively, “Indebtedness”), (ii) the issuance of preferred shares (“Preferred Shares”) and/or (iii) reverse repurchase agreements, securities lending, short sales or derivatives, such as swaps, futures or forward contracts, that have the effect of leverage (“portfolio leverage,” and, together with Indebtedness and Preferred Shares, “Financial Leverage”). The Trust will not utilize leverage, either through Indebtedness, Preferred Shares or portfolio leverage, in an aggregate amount in excess of 40% of the Trust’s Managed Assets (including the proceeds of leverage). The Trust has entered into a credit agreement, as amended from time to time through the date hereof, with a financial institution pursuant to which the Trust may borrow up to $55,000,000. As of September 30, 2020, outstanding borrowings under the credit agreement were approximately $35.65 million, which represented approximately 29.55% of the Trust’s Managed Assets. The use of leverage is a speculative technique that involves special risks. There can be no assurance that the Trust’s leveraging strategy will be successful. See “Recent Developments—Leverage” in this Prospectus Supplement and “Use of Leverage” and “Risks—Leverage Risk” in the accompanying Prospectus.

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Limited Term. The Trust will terminate on or before December 31, 2029 (the “Termination Date”); provided, that if the Board of Trustees believes that under then-current market conditions it is in the best interests of the Trust to do so, the Trust may extend the Termination Date (i) once for up to one year (i.e., up to December 31, 2030), and (ii) once for up to an additional six months (i.e., up to June 30, 2031), in each case upon the affirmative vote of a majority of the Board of Trustees and without a shareholder vote. In addition, as of a date within twelve months preceding the Termination Date, the Board of Trustees may cause the Trust to conduct a tender offer to purchase 100% of the then outstanding Common Shares of the Trust at a price equal to the NAV per Common Share on the expiration date of the tender offer (an “Eligible Tender Offer”). Following the completion of an Eligible Tender Offer, the Board of Trustees may eliminate the Termination Date upon the affirmative vote of a majority of the Board of Trustees and without a shareholder vote. In making a decision to eliminate the Termination Date and provide for the Trust’s perpetual existence, the Board of Trustees will take such actions with respect to the continued operations of the Trust as it deems to be in the best interests of the Trust, based on market conditions at such time, the extent of Common Shareholder participation in the Eligible Tender Offer and all other factors deemed relevant by the Board of Trustees in consultation with the Adviser and Sub-Adviser. The Trust should not be confused with a so called “target date” or “life cycle” fund whose asset allocation becomes more conservative over time as the fund’s target date, often associated with retirement, approaches, and does not typically terminate on the target date. In addition, the Trust should not be confused with a “target term” fund whose investment objective is to return the fund’s original NAV on the termination date. The Trust’s investment objective and policies are not designed to seek to return to investors their initial investment on the Termination Date or in an Eligible Tender Offer. Investors may receive more or less than their original investment upon termination or in an Eligible Tender Offer. See “Risks—Limited Term Risk” in the accompanying Prospectus.

You should read this Prospectus Supplement and the accompanying Prospectus, which contain important information about the Trust that you should know before deciding whether to invest, and retain it for future reference. A Statement of Additional Information, dated January 3, 2020, containing additional information about the Trust, has been filed with the SEC and is incorporated by reference in its entirety into the accompanying Prospectus. This Prospectus Supplement, the accompanying Prospectus and the Statement of Additional Information are part of a “shelf” registration statement filed with the SEC. This Prospectus Supplement describes the specific details regarding this offering, including the method of distribution. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus or the Statement of Additional Information, you should rely on this Prospectus Supplement. You may request free copies of the Statement of Additional Information, the table of contents of which is on page 102 of the accompanying Prospectus, annual and semi-annual reports to shareholders and other information about the Trust, and make shareholder inquiries, by calling (888) 903-3358 or by writing to XA Investments at 321 North Clark Street, Suite 2430, Chicago, Illinois 60654, or you may obtain a copy (and other information regarding the Trust) from the SEC’s website (www.sec.gov). Free copies of the Trust’s reports and its Statement of Additional Information will also be available from the Trust’s website at www.xainvestments.com.

The Trust’s Common Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

This Prospectus Supplement and the accompanying Prospectus and the Statement of Additional Information, contain (or will contain) or incorporate (or will incorporate) by reference forward-looking statements, within the meaning of the federal securities laws, that involve risks and uncertainties. These statements describe the Trust’s plans, strategies, and goals and the Trust’s beliefs and assumptions concerning future economic and other conditions and the outlook for the Trust, based on currently available information. In this Prospectus Supplement and the accompanying Prospectus, words such as “anticipates,” “believes,” “expects,” “objectives,” “goals,” “future,” “intends,” “seeks,” “will,” “may,” “could,” “should,” and similar expressions, and the negative of such terms, are used in an effort to identify forward-looking statements, although some forward-looking statements

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may be expressed differently. By their nature, all forward looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by any forward looking statements. Although the Trust believes that the expectations expressed in these forward looking statements are reasonable, actual results could differ materially from those projected or assumed in these forward looking statements. The Trust’s future financial condition and results of operations, as well as any forward looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risks” section of the accompanying Prospectus, which describes certain currently known risk factors that could cause actual results to differ materially from the Trust’s expectations. The Trust urges you to review carefully that section for a more detailed discussion of the risks associated with an investment in the Trust’s securities. All forward looking statements contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus are made as of the date of this Prospectus. The Trust does not intend, and undertakes no obligation, to update any forward looking statement. The Trust is not entitled to the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act.

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The Trust has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Trust is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date of this Prospectus Supplement. The Trust’s business, financial condition and results of operations may have changed since that date. The Trust will amend this Prospectus Supplement and the accompanying Prospectus if, during the period that this Prospectus Supplement and the accompanying Prospectus is required to be delivered, there are any subsequent material changes.

Beginning on January 1, 2021, as permitted by regulations adopted by the SEC, paper copies of the Trust’s annual and semi-annual shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from the Trust or from your financial intermediary, such as a broker-dealer or bank. Instead, the reports will be made available on the Trust’s website (www.xainvestments.com/XFLT), and you will be notified by mail each time a report is posted and provided with a website link to access the report.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications from the Trust by contacting your financial intermediary, such as a broker-dealer or bank.

You may elect to receive all future reports in paper free of charge. If you own these shares through a financial intermediary, such as a broker-dealer or bank, you may contact your financial intermediary to request that you continue to receive paper copies of your shareholder reports. If you invest directly with the Trust, you can inform the Trust that you wish to continue receiving paper copies of your shareholder reports by calling (888) 903-3358. Your election to receive reports in paper will apply to all funds held with the fund complex if you invest directly with the Trust or to all funds held in your account if you invest through your financial intermediary.

Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

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PROSPECTUS SUPPLEMENT SUMMARY

This is only a summary of information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus. This summary does not contain all of the information that you should consider before investing in the Trust’s Common Shares. You should carefully read the more detailed information contained in this Prospectus Supplement and the accompanying Prospectus, especially the information under the heading “Risks.” You may also request a copy of the Trust’s Statement of Additional Information, dated January 3, 2020 (the “SAI”), which contains additional information about the Trust.

The Trust

XAI Octagon Floating Rate & Alternative Income Term Trust (the “Trust”) is a diversified, closed-end management investment company. The Trust commenced operations on September 27, 2017.

The Trust’s common shares of beneficial interest, par value $0.01 per share, are called “Common Shares” and the holders of Common Shares are called “Common Shareholders” throughout this Prospectus Supplement and the accompanying Prospectus

The Adviser

XA Investments LLC (“XAI” or the “Adviser”) serves as the investment adviser to the Trust and is responsible for overseeing the Trust’s overall investment strategy and its implementation. XAI was founded by the principals of XMS Capital Partners, LLC in April 2016. The XAI leadership team believes that the investing public needs better access to a broader range of alternative investment strategies and managers. XAI sponsors registered investment companies designed to provide investors with access to institutional caliber alternative investments, by partnering with established alternative asset managers selected from among numerous alternative credit managers, hedge fund managers and private debt and equity firms to sub-advise XAI funds.

The Sub-Adviser

Octagon Credit Investors, LLC (the “Sub-Adviser”) serves as the investment sub-adviser of the Trust and is responsible for investing the Trust’s assets. The Sub-Adviser’s experienced team of investment professionals has worked together for many years and managed funds through multiple credit cycles over Octagon’s 25-plus year history. The Sub-Adviser currently manages $26.4 billion in assets under management as of September 30, 2020 across 36 CLOs, 11 commingled funds and 14 separately managed accounts. The Sub-Adviser provides non-discretionary investment management services for one sub-advised fund.

Listing and Symbol

The Trust’s currently outstanding Common Shares are, and the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “XFLT.” As of November 30, 2020, the net asset value (“NAV”) of the Trust’s Common Shares was $7.22 per Common Share, and the last reported sales price for the Trust’s Common Shares on the NYSE was $7.40 per Common Share, representing a premium to NAV of 2.49%.

Distributions

The Trust has paid distributions to Common Shareholders monthly since inception. Payment of future distributions is subject to approval by the Trust’s Board of Trustees, as well as meeting the covenants of any outstanding borrowings and the asset coverage requirements of the Investment Company Act of 1940, as amended (the “1940 Act”). See “Recent Developments—Distributions” in this Prospectus Supplement.

The Offering

The Trust has entered into a Second Amended and Restated Distribution Agreement, dated December 4, 2020 (the “Distribution Agreement”), with Foreside Fund Services, LLC (the “Distributor”), pursuant to which the Trust may offer and sell up to 5,250,000 Common Shares, from time to time, through the Distributor, in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). As of the date of this Prospectus Supplement, the Trust has sold 4,106,081 Common Shares pursuant to the Distribution Agreement and 1,143,919 Common Shares remain available for sale pursuant to this Prospectus Supplement and the accompanying Prospectus. The minimum price on any day at which Common Shares may be sold will not be less than the then current NAV per Common Share plus the per Common Share amount of the commission to be paid to the Distributor (the “Minimum Price”). The Trust and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Trust and the Distributor, however, will not authorize sales of Common Shares if the price per share of the Common Shares is less than the Minimum Price. The Trust and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per share of the Common Shares is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Trust and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts.

The Distributor may enter into sub-placement agent agreements with one or more selected dealers. The Distributor has entered into a Second Amended and Restated Sub-Placement Agent Agreement, dated December 4, 2020 (the “Sub-Placement Agent Agreement”), with UBS Securities LLC (the “Sub-Placement Agent”) relating to the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sub-Placement Agent Agreement, the Trust may offer and sell its Common Shares from time to time through the Sub-Placement Agent as sub-placement agent for the offer and sale of its Common Shares. The Trust will compensate the Distributor with respect to sales of Common Shares at a commission rate of 1.00% of the gross proceeds of the sale of Common Shares. Out of this commission, the Distributor will compensate the Sub-Placement Agent at a rate of up to 0.80% of the gross sales proceeds of the sale of the Common Shares sold by the Sub-Placement Agent.

Risks

See “Recent Developments—Risks” beginning on page S-15 of this Prospectus Supplement and “Risks” beginning on page 46 of the accompanying Prospectus for a discussion of factors you should consider carefully before deciding to invest in the Trust’s Common Shares.

Use of Proceeds

The Trust intends to invest the net proceeds of any sales of Common Shares under this Prospectus Supplement in accordance with its investment objective and policies as stated in the accompanying Prospectus. It is currently anticipated that the Trust will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objective and policies within three months after receipt of such proceeds. Pending such investment, it is anticipated that the proceeds will be invested in U.S. government or high grade, short-term money market instruments, which have returns substantially lower than those the Trust anticipates earning once it has fully invested the proceeds of an offering in accordance with its investment objective. The Trust may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses, although the Trust currently has no intent to issue Common Shares primarily for these purposes.

SUMMARY OF TRUST EXPENSES

The following table contains information about the costs and expenses that Common Shareholders will bear directly or indirectly. The table is based on the capital structure of the Trust as of      September 30, 2020 (except as noted below) after giving effect to the anticipated net proceeds of the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus and assuming the Trust incurs the estimated offering expenses. If the Trust issues fewer than all of the Common Shares available for sale pursuant to the Distribution Agreement and the net proceeds to the Trust are less, all other things being equal, the total annual expenses shown would increase. The purpose of the table and the example below is to help you understand the fees and expenses that you, as a holder of Common Shares, would bear directly or indirectly.

Shareholder Transaction Expenses
Sales load paid by Common Shareholders (as a percentage of offering price)	1.00	%(1)
Offering expenses borne by the Trust (as a percentage of offering price)	1.10	%(2)
Dividend Reinvestment Plan fees	None	(3)
As a Percentage of Net Assets Attributable to Common Shares
Annual Expenses
Management fees(4)	2.48%
Interest expense(5)	1.20%
Other expenses
Investor Support and Secondary Market Support Services Fee(6)	0.29%
Other(7)(8)	1.74%
Total annual expenses	5.71%

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(1)    Represents the estimated commission with respect to the Common Shares being sold under this Prospectus Supplement and the accompanying Prospectus. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus. Actual sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus, if any, may be less than as set forth under “Capitalization” below. In addition, the price per Common Share of any such sale may be greater or less than the price set forth under “Capitalization” below, depending on market price of the Common Shares at the time of any such sale.

(2)    Assumes the sale of 1,143,919 Common Shares at a sales price per Common Share of $7.40, which represents the last reported sales price of the Common Shares on the NYSE on November 30, 2020. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus. Actual sales, if any, of the Common Shares under this Prospectus Supplement and the accompanying Prospectus may be at a price greater or less than $7.40 per Common Share, depending on the market price of the Common Shares at the time of any such sale.

(3)    Common Shareholders will incur brokerage charges if they direct DST Systems, as Plan Agent for the Common Shareholders, to sell their Common Shares held in a dividend reinvestment account.

(4)    The Trust pays the Adviser an annual management fee, payable monthly in arrears, in an amount equal to 1.70% of the Trust’s average daily Managed Assets. Common Shareholders bear the portion of the investment advisory fee attributable to the assets purchased with the proceeds of leverage, which means that Common Shareholders effectively bear the entire management fee. The contractual management fee rate of 1.70% of the Trust’s Managed Assets represents an effective management fee rate of 2.48% of net assets attributable to Common Shares, assuming Financial Leverage of 29.55% of the Trust’s Managed Assets (the Trust’s outstanding Financial Leverage as of September 30, 2020). The Adviser pays to the Sub-Adviser a sub-advisory fee out of the management fee received by the Adviser.

(5)    Assumes the Trust uses Financial Leverage in an amount equal to approximately 29.55% of the Trust’s Managed Assets at an annual interest rate to the Trust as of September 30, 2020 of 1.29%. The costs associated with such Financial Leverage are borne entirely by Common Shareholders.

(6)    The Trust has retained the Adviser to provide investor support services and secondary market support services in connection with the ongoing operation of the Trust. The Trust pays the Adviser a service fee, payable monthly in arrears, in an annual amount equal to 0.20% of the Trust’s average daily Managed Assets.

(7)    Expenses attributable to the Trust’s investments, if any, in other investment companies, including closed-end funds and exchange-traded funds, are currently estimated not to exceed 0.01% of net assets attributable to Common Shares.

(8)    The “Other expenses” shown in the table and related footnotes include operating expenses of the Trust and are based upon those incurred during the Trust’s current fiscal year ended September 30, 2020.

Example

The following example illustrates the expenses that you would pay on a $1,000 investment in Common Shares, assuming (1) total annual expenses of 5.71% of net assets attributable to Common Shares, (2) the sales load of $10 and estimated offering expenses of $11, and (3) a 5% annual return. The example assumes that the estimated Total Annual Expenses set forth in the Annual Expenses table are accurate and that all dividends and distributions are reinvested at NAV per Common Share. Actual expenses may be greater or less than those assumed. Moreover, the Trust’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

1 Year	3 Years	5 Years	10 Years
$75	$183	$289	$550

The Example should not be considered a representation of future expenses or returns. Actual expenses may be higher or lower than those assumed. Moreover, the Trust’s actual rate of return may be higher or lower than the hypothetical 5% return shown in the example.

FINANCIAL HIGHLIGHTS
For a Share Outstanding Throughout the Periods Presented

	For the Year Ended September 30, 2020		For the Year Ended September 30, 2019		For the Year Ended September 30, 2018		For the Period September 27, 2017 (Commencement of Operations) to September 30, 2017
PER COMMON SHARE OPERATING PERFORMANCE:
Net asset value - beginning of period	$8.22		$9.50		$9.78			$9.78	(a)
INCOME/(LOSS) FROM INVESTMENT OPERATIONS:
Net investment income/(loss)(b)	0.72		0.89		0.64			(0.00	)(c)
Net realized and unrealized loss on investments	(1.58)		(1.32)		(0.16)			—
Total Income/(Loss) from Investment Operations	(0.86)		(0.43)		0.48			(0.00	)(c)

DISTRIBUTIONS TO COMMON SHAREHOLDERS:(d)
From net investment income	(0.57)		(0.77)		(0.45)			—
From tax return of capital	(0.23)		(0.08)		(0.31)			—
Total Distributions to Common Shareholders	(0.80)		(0.85)		(0.76)			—

CAPITAL SHARE TRANSACTIONS:
Impact of Capital Share Transactions(b)	0.00	(c)	0.00	(c)	—			—
Total Capital Share Transactions	0.00	(c)	0.00	(c)	—			—

Net asset value per common share - end of period	$6.56		$8.22		$9.50			$9.78
Market price per common share - end of period	$5.99		$8.95		$9.80			$10.12

Total Investment Return - Net Asset Value(e)	(9.54)%		(4.55)%		5.22%			0.00%
Total Investment Return - Market Price(e)	(24.14)%		0.75%		4.89%			1.20%

RATIOS AND SUPPLEMENTAL DATA:
Net assets attributable to common shares, end of period (000s)	$84,989		$78,707		$79,322			$70,988
Ratio of expenses excluding waivers to average net assets	5.71%		6.16%		5.60%			5.00	%(f)
Ratio of expenses including waivers to average net assets	N/A	(g)	5.22	%(g)	4.87%			2.20	%(f)
Ratio of expenses excluding interest expense to average net assets	4.51	%(h)	3.27	%(h)	3.35	%(h)		2.20	%(f)
Ratio of net investment income including waivers to average net assets	10.93	%(g)	10.03	%(g)	6.57%			(2.20	)%(f)
Portfolio turnover rate	60%		94%		119%			0%

LEVERAGE FACILITY:
Aggregate principal amount, end of period (000s)	$35,650		$38,965		$38,865		$	N/A
Asset coverage, end of period per $1,000	$3,384		$3,020		$3,041		$	N/A

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(a)    After deduction of offering expenses charged to capital.

(b)    Calculated using average common shares outstanding.

(c)     Less than $0.005 or greater than $(0.005) per share.

(d)    The per share amounts of distributions related to net investment income and tax return of capital are based on amounts determined under U.S. federal income tax regulations which differs from the per share amounts from investment operations which are based on amounts determined under U.S. GAAP.

(e)     Total investment return is calculated assuming a purchase of a common share at the opening on the first day and a sale at closing on the last day of each period reported. Dividends and distributions are assumed for purposes of this calculation to be reinvested at prices obtained under the Trust’s dividend reinvestment plan. Total investment returns do not reflect brokerage commissions, if any, and are not annualized.

(f)     Annualized.

(g)    The Adviser’s expense limitation agreement to waive and/or reimburse expenses of the Trust expired on September 27, 2019 and was not renewed.

(h)    Includes amortization of deferred leverage costs incurred obtaining leverage facility.

CAPITALIZATION

In accordance with the terms of the Distribution Agreement, the Trust may offer and sell up to 5,250,000 Common Shares, from time to time, through the Distributor (or the Sub-Placement Agent) as the Trust’s agent for the offer and sale of Common Shares. As of the date of this Prospectus Supplement, the Trust has sold 4,106,081 Common Shares pursuant to the Distribution Agreement and 1,143,919 Common Shares remain available for sale pursuant to this Prospectus Supplement and the accompanying Prospectus. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus. The table below assumes that the Trust will sell 1,143,919 Common Shares at a price of $7.40 per Common Share (the last reported sales price of the Common Shares on the NYSE on November 30, 2020). Actual sales, if any, of the Common Shares under this Prospectus Supplement and the accompanying Prospectus may be at a price greater or less than $7.40 per Common Share, depending on the market price of the Common Shares at the time of any such sale. The Trust and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Trust and the Distributor, however, will not authorize sales of Common Shares if the price per share of the Common Shares is less than the Minimum Price. The Trust and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per share of the Common Shares is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Trust and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts.

The following table sets forth the Trust’s capitalization at September 30, 2020:

(i)     on a historical basis;

(ii)    on an as adjusted basis, as of November 30, 2020, to reflect the issuance of an aggregate of 12,696 Common Shares pursuant to the Trust’s Automatic Dividend Reinvestment Plan, and the application of the net proceeds from such issuances of Common Shares; and the issuance and sale of 628,380 Common Shares pursuant to the Distribution Agreement issued and sold after September 30, 2020, but prior to the date of this Prospectus Supplement (less the commission paid and offering expenses payable by the Trust in connection with the issuance and sale of Common Shares); and

(iii)   on an as further adjusted basis to reflect the assumed sale of 1,143,919 Common Shares at a price of $7.40 per share (the last reported sales price of the Common Shares on the NYSE on November 30, 2020), in an offering under this Prospectus Supplement and the accompanying Prospectus less the assumed commission of $84,650 (representing an estimated commission paid to the Distributor of 1.00% of the gross proceeds of the sale of Common Shares in this offering) and estimated offering expenses payable by the Trust of $93,115.

	Actual	As Adjusted (unaudited)	As Further Adjusted (unaudited)
Indebtedness:
Aggregate Principal Amount of Borrowings	$35,650,000	$35,650,000	$35,650,000
Common Shareholder’s Equity:
Paid-in capital	113,481,577	118,073,330	126,360,566
Total distributable earnings	(28,492,472)	(28,492,472)	(28,492,472)
Net Assets	$84,989,105	$89,580,858	$97,868,094

USE OF PROCEEDS

Sales of Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act. Assuming the sale of the 1,143,919 Common Shares available for sale under this Prospectus Supplement and the accompanying Prospectus, the net proceeds to the Trust from this offering will be approximately $8.3 million (assuming a price of $7.40 per Common Share, which was the last reported sales price of the Common Shares on the NYSE on November 30, 2020) after deducting the estimated commission and estimated offering expenses. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus. Actual sales, if any, of the Common Shares under this Prospectus Supplement and the accompanying Prospectus may be at a price greater or less than $7.40 per Common Share, depending on the market price of the Common Shares at the time of any such sale. The Trust and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Trust and the Distributor, however, will not authorize sales of Common Shares if the price per share of the Common Shares is less than the Minimum Price. The Trust and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per share of the Common Shares is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Trust and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts. As a result, the actual net proceeds received by the Trust may be less than the amount of net proceeds estimated in this paragraph.

The Trust intends to invest the net proceeds of any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus in accordance with its investment objective and policies as stated in the accompanying Prospectus. It is currently anticipated that the Trust will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objective and policies within three months after receipt of such proceeds. Pending such investment, it is anticipated that the proceeds will be invested in U.S. government or high grade, short-term money market instruments, which have returns substantially lower than those the Trust anticipates earning once it has fully invested the proceeds of an offering in accordance with its investment objective. The Trust may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses, although the Trust currently has no intent to issue Common Shares primarily for these purposes. A delay in the anticipated use of proceeds could lower returns and reduce the Trust’s distribution to Common Shareholders.

RECENT DEVELOPMENTS

Change to Investment Policies

Effective as of November 1, 2020, it is no longer the Trust’s policy to limit its investments in CLO securities, including debt and subordinated (i.e., residual or equity) CLO securities, to 50% of its Managed Assets. Effective as of November 1, 2020, the Trust may invest without limitation in CLO securities, including debt and subordinated (i.e., residual or equity) CLO securities.

Accordingly, the following changes to the Trust’s Prospectus were effective as of November 1, 2020.

The first and second paragraph under the heading “Prospectus Summary—Portfolio Contents” beginning on page 2 of the Prospectus shall be deleted and replaced with the following:

The Trust’s investments may include (i) structured credit investments, including collateralized loan obligation (“CLO”) debt and subordinated (i.e., residual or equity) securities; (ii) traditional corporate credit investments, including leveraged loans and high yield bonds; (iii) opportunistic credit investments, including stressed and distressed credit situations and long/short credit investments; and (iv) other credit-related instruments. The Trust may invest without limitation in loans, bonds and other debt securities, CLO securities, including debt and subordinated (i.e., residual or equity) CLO securities, credit default swaps and other credit and credit-related instruments. The Trust may invest in senior, junior, secured and unsecured credit instruments. Floating rate credit instruments have floating or variable interest rates, and include floating rate instruments the interest rates of which vary periodically based upon, or inverse to, a benchmark indicator of prevailing interest rates.

The first and second paragraph under the heading “Investment Objective and Policies—Investment Strategy—Credit Instruments” beginning on page 28 of the Prospectus shall be deleted and replaced with the following:

The Trust’s investments may include (i) structured credit investments, including CLO debt and subordinated (i.e., residual or equity) securities; (ii) traditional corporate credit investments, including leveraged loans and high yield bonds; (iii) opportunistic credit investments, including stressed and distressed credit situations and long/short credit investments; and (iv) other credit-related instruments. The Trust may invest without limitation in loans, bonds and other debt securities, CLO securities, including debt and subordinated (i.e., residual or equity) CLO securities, credit default swaps and other credit and credit-related instruments. The Trust may invest in senior, junior, secured and unsecured credit instruments. Floating rate credit instruments have floating or variable interest rates, and include floating rate instruments the interest rates of which vary periodically based upon, or inverse to, a benchmark indicator of prevailing interest rates

The first paragraph under the heading “The Trust’s Investments—Collateralized Loan Obligations” beginning on page 32 of the Prospectus shall be deleted and replaced with the following:

The Trust may invest without limitation in CLO securities, including debt and subordinated (i.e., residual or equity) CLO securities. A CLO vehicle generally is an entity that is formed to hold a portfolio consisting principally (typically, 80% or more of its assets) of loan obligations. The loan obligations within the CLO vehicle are limited to loans which meet established credit criteria and are subject to concentration limitations in order to limit a CLO vehicle’s exposure to a single credit. A CLO issues various classes or “tranches” of securities. Each tranche has different payment characteristics and different credit ratings. These tranches are generally categorized as senior, mezzanine, or subordinated/equity, according to their degree of risk. The key feature of the CLO structure is the prioritization of the cash flows from a pool of securities among the several tranches of the CLO. As interest payments are received, the CLO makes contractual interest payments to each tranche of debt based on its seniority. If there are funds remaining after each tranche of debt receives its contractual interest rate and the CLO meets or exceeds required collateral coverage levels (or other similar covenants), the remaining funds may be paid to the subordinated tranche (often referred to as the “residual,” “equity” or “subordinated” tranche). The contractual provisions setting out this order of payments are set out in detail in the relevant CLO’s indenture. These provisions are referred to as the “priority of payments” or the “waterfall” and determine the terms of payment of any other obligations that may be required to be paid ahead of payments of interest and principal on the securities issued by a CLO. In addition, for payments to be made to each tranche, after the most senior tranche of debt, there are various tests that must be complied with, which are different for each CLO.

To the extent that the Trust increases its allocations to CLO securities, the Trust will be more exposed to the risks associated with investments in CLO Securities. See “Risks” in the accompanying Prospectus.

Market And Net Asset Value Information

The Trust’s currently outstanding Common Shares are, and the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus will be, subject to notice of issuance, listed on the NYSE. The Trust’s Common Shares commenced trading on the NYSE on September 27, 2017.

The Common Shares have traded both at a premium and at a discount to the Trust’s NAV per share. Although the Common Shares previously have traded at a premium to NAV, there can be no assurance that this will continue after the offering nor that the Common Shares will not trade at a discount in the future. Shares of closed-end investment companies frequently trade at a discount to NAV. The Trust’s NAV will be reduced immediately following an offering of the Common Shares due to the costs of such offering, which will be borne entirely by the Trust. The sale of Common Shares by the Trust (or the perception that such sales may occur) may have an adverse effect on prices of Common Shares in the secondary market. An increase in the number of Common Shares available may result in downward pressure on the market price for Common Shares. See “Risks—Market Discount Risk” in the accompanying Prospectus.

The following table sets forth, for the periods indicated, the high and low closing market prices for the Common Shares on the NYSE, the NAV per Common Share and the premium or discount to NAV per Common Share at which the Common Shares were trading.

	Market Price		Corresponding NAV Per Common Share		Corresponding Premium/(Discount) as a Percentage of NAV
Fiscal Quarter Ended	High	Low	High	Low	High	Low
September 30, 2020	$6.55	$5.85	$5.89	$5.87	11.21%	(0.34)%
June 30, 2020	$5.73	$4.27	$5.62	$4.83	1.96%	(11.59)%
March 31, 2020	$8.35	$4.08	$8.03	$4.51	3.99%	(9.53)%
December 31, 2019	$9.01	$7.99	$8.15	$7.74	10.55%	3.23%

The last reported sales price, NAV per Common Share and percentage premium to NAV per Common Share on November 30, 2020 was $7.40, $7.22 and 2.49%, respectively. As of November 30, 2020, 13,593,622 Common Shares were outstanding.

The Trust cannot predict whether its Common Shares will trade in the future at a premium to or discount from NAV, or the level of any premium or discount. Shares of closed-end investment companies frequently trade at a discount from NAV. As a result of recent market conditions, the Trust’s NAV may fluctuate significantly.

Leverage

The Trust utilizes leverage to seek to enhance total return and income. The Trust may use leverage through (i) the issuance of senior securities representing indebtedness, including through borrowing from financial institutions or issuance of debt securities, including notes or commercial paper, (ii) the issuance of preferred shares and/or (iii) reverse repurchase agreements, securities lending, short sales or derivatives, such as swaps, futures or forward contracts, that have the effect of leverage. The Trust will not utilize leverage in an aggregate amount in excess of 40% of the Trust’s Managed Assets (including the proceeds of leverage) upon incurring such leverage.

The Trust has entered into a credit agreement dated October 6, 2017, as amended from time to time through the date hereof, with Société Générale pursuant to which the Trust may borrow up to $55,000,000 (the “Credit Agreement”). As of September 30, 2020, outstanding borrowings under the Credit Agreement were approximately $35.65 million, which represented approximately 29.55% of the Trust’s Managed Assets. The terms of the Credit Agreement require that if the Trust’s borrowings exceed 33⅓% of the Trust’s managed assets, the Trust must reduce its borrowings below such ratio within a specified period of time.

There can be no assurance that the Adviser’s and the Sub-Adviser’s expectations will be realized or that a leveraging strategy will be successful in any particular time period. Use of leverage creates an opportunity for increased income and capital appreciation but, at the same time, creates special risks. Leverage is a speculative technique that exposes the Trust to greater risk and increased costs than if it were not implemented. There can be no assurance that a leveraging strategy will be utilized or will be successful.

The use of leverage by the Trust will cause the NAV of the Common Shares to fluctuate significantly in response to changes in interest rates and other economic indicators. As a result, the NAV, market price and dividend rate of the Common Shares is likely to be more volatile than those of a closed-end management investment company that is not exposed to leverage. In a declining market the use of leverage may result in a greater decline in the NAV and market price of the Common Shares than if the Trust were not leveraged.

Leverage will increase operating costs, which may reduce total return. The Trust will have to pay interest on its Indebtedness, if any, which may reduce the Trust’s return. This interest expense may be greater than the Trust’s return on the underlying investment, which would negatively affect the performance of the Trust. Increases in interest rates that the Trust must pay on its Indebtedness will increase the cost of leverage and may reduce the return to Common Shareholders. This risk may be greater in the current market environment because while interest rates remain below historical averages, the Federal Reserve has recently implemented several increases to the Federal Funds rate.

Certain types of Indebtedness, including the Credit Agreement, subject the Trust to covenants in credit agreements relating to asset coverage, financial covenants and portfolio composition requirements. Certain Indebtedness issued by the Trust also may be subject to certain restrictions on investments imposed by guidelines of one or more rating agencies, which may issue ratings for such Indebtedness, which may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act. Failure to maintain compliance with such asset coverage, financial covenant and portfolio composition requirements, or failure to cure any noncompliance with such tests or covenants within a specified cure period, could limit certain activities of the Trust, including the declaration and payment of dividends or other distributions to Common Shareholders. Any reduction in outstanding borrowings by the Trust in order to meet such tests or covenants would reduce any leverage applicable to the Common Shares. To meet such tests or covenants, the Trust may be required to dispose of portfolio holdings. Because a portion of the Trust’s assets may consist of illiquid investments, to the extent that the Trust must dispose of portfolio holdings to meet applicable tests or covenants, the Trust may be required to dispose of more liquid holdings at times or on terms that the Trust would otherwise consider undesirable, which may pose particular risks during adverse or volatile market conditions. Additionally, the Trust may be unable to sell a sufficient amount of portfolio securities in order to maintain required tests or covenants, which could cause an event of default on such borrowings. Upon a default, the Trust’s outstanding borrowings may become immediately due and payable and, to the extent that the Trust has pledged assets as collateral for borrowings, such as pursuant to the Trust’s Credit Agreement, upon a default the lender may be permitted to take possession of such collateral.

The Trust may have leverage outstanding during a shorter-term period during which such leverage may not be beneficial if the Trust believes that the long-term benefits of such leverage would outweigh the costs and portfolio disruptions associated with redeeming and reissuing such leverage. However, there can be no assurance that the Trust’s judgment in weighing such costs and benefits will be correct.

During the time in which the Trust is utilizing leverage, the amount of the fees paid to the Adviser, and thereby to the Sub-Adviser, for investment advisory services will be higher than if the Trust did not utilize leverage because the fees paid will be calculated based on the Trust’s Managed Assets, including proceeds of leverage. This may create a conflict of interest between the Adviser and the Sub-Adviser on the one hand and the Common Shareholders, as holders of Indebtedness, Preferred Shares or other forms of leverage do not bear the management fee. Rather, Common Shareholders bear the portion of the management fee attributable to assets purchased with the proceeds of leverage, which means that Common Shareholders effectively bear the entire management fee. There can be no assurance that a leveraging strategy will be utilized or, if utilized, will be successful.

Adverse or volatile market conditions may in the future make it difficult to maintain, extend or refinance the Trust’s existing borrowing facilities and any failure to do so could have a material adverse effect on the Trust.

Effects of Financial Leverage. The following table is furnished pursuant to requirements of the Securities and Exchange Commission (“SEC”). It is designed to illustrate the effect of leverage on Common Share total return, assuming investment portfolio total returns (comprised of income and changes in the value of securities held in the Trust’s portfolio) of -10%, -5%, 0%, 5% and 10%. The table further reflects the use of Financial Leverage representing approximately 31.33% of the Trust’s Managed Assets (the Trust’s average amount of outstanding Financial Leverage during the Trust’s fiscal year ended September 30, 2020) and an interest rate of 2.17% payable on such Financial Leverage (the average interest rate on the Trust’s outstanding Financial Leverage during the Trust’s fiscal year ended September 30, 2020). These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of the investment portfolio returns experienced or expected to be experienced by the Trust.

Assumed Portfolio Total Return (Net of Expenses)	(10.00)%	(5.00)%	0.00%	5.00%	10.00%
Common Share Total Return	(15.55)%	(8.27)%	(0.99)%	6.29%	13.57%

Common Share Total Return is composed of two elements: the distributions paid by the Trust (the amount of which is largely determined by the net investment income of the Trust after paying interest and other expenses on its leverage) and gains or losses on the value of the securities the Trust owns. As required by SEC rules, the table above assumes that the Trust is more likely to suffer capital losses than to enjoy capital appreciation. For example, to assume a total return of 0% the Trust must assume that the interest received on the Trust’s portfolio investments is entirely offset by losses in the value of those investments.

Distributions

The Trust intends to distribute substantially all of its net investment income, if any, to Common Shareholders through monthly distributions. In addition, the Trust intends to distribute any net long-term capital gains to Common Shareholders at least annually.

Since March 31, 2020, the Trust has declared or paid the following distributions:

Declaration Date	Record Date	Payable Date	Amount
March 2, 2020	March 17, 2020	April 1, 2020	$0.073
April 1, 2020	April 15, 2020	May 1, 2020	$0.060
May 1, 2020	May 15, 2020	June 1, 2020	$0.060
June 1, 2020	June 16, 2020	July 1, 2020	$0.060
July 1, 2020	July 15, 2020	August 3, 2020	$0.060
August 3, 2020	August 18, 2020	September 1, 2020	$0.060
September 1, 2020	September 15, 2020	October 1, 2020	$0.060
October 1, 2020	October 15, 2020	November 2, 2020	$0.073
November 2, 2020	November 17, 2020	December 1, 2020	$0.073
December 1, 2020	December 15, 2020	December 31, 2020	$0.073

The Trust expects that distributions paid on the Common Shares will consist primarily of (i) investment company taxable income, which includes ordinary income (such as interest, dividends, and certain income from hedging or derivatives transactions) and the excess, if any, of net short-term capital gain over net long-term capital loss, and (ii) net capital gain (which is the excess of net long-term capital gain over net short-term capital loss). All or a portion of a distribution may be a return of capital.

The Trust’s net investment income and capital gain can vary significantly over time, however, the Trust seeks to maintain more stable monthly distributions over time. To permit the Trust to maintain more stable monthly distributions, the Trust may initially distribute less than the entire amount of the net investment income earned in a particular period. The undistributed net investment income may be available to supplement future distributions. Undistributed net investment income is included in the Common Shares’ NAV, and, correspondingly, distributions from net investment income will reduce the Common Shares’ NAV.

The Trust’s investments in CLOs may be subject to complex tax rules and the calculation of taxable income attributed to an investment in CLO subordinated notes can be dramatically different from the calculation of income for financial reporting purposes under accounting principles generally accepted in the United States (“U.S. GAAP”), and, as a result, there may be significant differences between the Trust’s GAAP income and its taxable income. The Trust’s final taxable income for the current fiscal year will not be known until the Trust’s tax returns are filed.

As a registered investment company, the Trust is subject to a 4% excise tax that is imposed if the Trust does not distribute by the end of any calendar year at least the sum of (i) 98% of its ordinary income (not taking into account any capital gain or loss) for the calendar year and (ii) 98.2% of its capital gain in excess of its capital loss (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year (unless an election is made to use the Trust’s fiscal year). In certain circumstances, the Trust may elect to retain income or capital gain to the extent that the Board of Trustees, in consultation with Trust management, determines it to be in the interest of shareholders to do so. Alternatively, the Trust may have to dispose of portfolio securities to make a distribution at a time when independent investment judgment might not dictate such disposition.

Depending on the level of taxable income earned in a tax year, the Trust may choose to carry forward such taxable income in excess of current year dividend distributions from such current year taxable income into the next tax year and pay a 4% excise tax on such income, as required. To the extent that the Trust determines that its estimated current year taxable income will be in excess of estimated dividend distributions for the current year from such income, the Trust accrues excise tax, if any, on estimated excess taxable income as such taxable income is earned. The Trust did not pay excise tax in 2019. For the year ended September 30, 2020, the Trust has accrued U.S. federal excise tax of $77,250.

All or a portion of a distribution may be a return of capital, which is in effect a partial return of the amount a Common Shareholder invested in the Trust, up to the amount of the Common Shareholder’s tax basis in their Common Shares, which would reduce such tax basis. Although a return of capital may not be taxable, it will generally increase the Common Shareholder’s potential gain, or reduce the Common Shareholder’s potential loss, on any subsequent sale or other disposition of Common Shares. Common Shareholders who periodically receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net income or profits when they are not. Common Shareholders should not assume that the source of a distribution from the Trust is net income or profit.

Pursuant to the requirements of the 1940 Act, in the event the Trust makes distributions from sources other than income, such as return of capital, a notice will be provided in connection with each monthly distribution with respect to the estimated source of the distribution made. Such notices will describe the portion, if any, of the monthly dividend which, in the Trust’s good faith judgment, constitutes long-term capital gain, short-term capital gain, investment company taxable income or a return of capital. The characterization of distributions paid to Common Shareholders reflect estimates made by the Trust. Such estimates are subject to be characterized differently for federal income tax purposes at year-end. The actual character of such dividend distributions for U.S. federal income tax purposes will only be determined finally by the Trust at the close of its fiscal year, based on the Trust’s full year performance and its actual net investment company taxable income and net capital gains for the year, which may result in a recharacterization of amounts distributed during such fiscal year from the characterization in the monthly estimates.

The Trust may, but is not required to, seek to obtain exemptive relief to permit the Trust to make periodic distributions of long-term capital gains with respect to its Common Shares as frequently as monthly. Such relief, if obtained, would permit the Trust to implement a “managed distribution policy” pursuant to which the Trust would distribute a fixed percentage of the NAV (or market price if then applicable) of the Common Shares at a particular point in time or a fixed monthly amount, any of which may be adjusted from time to time. It is anticipated that under such a distribution policy, the minimum annual distribution rate with respect to the Common Shares would be independent of the Trust’s performance during any particular period but would be expected to correlate with the Trust’s performance over time.

The Trust reserves the right to change its distribution policy and the basis for establishing the rate of distributions at any time and may do so without prior notice to Common Shareholders. Future distributions will be made if and when declared by the Trust’s Board of Trustees, based on a consideration of number of factors, including the Trust’s continued compliance with terms and financial covenants of its senior securities, the Trust’s net investment income, financial performance and available cash. There can be no assurance that the amount or timing of distributions in the future will be equal or similar to that of past distributions or that the Board of Trustees will not decide to suspend or discontinue the payment of distributions in the future.

Distributions shall be paid on their payment date unless the payment of such distribution is deferred by the Board of Trustees upon a determination that such deferral is required in order to comply with applicable law or the applicable terms or financial covenants of the Trust’s senior securities or to ensure that the Trust remains solvent and able to pay its debts as they become due and continue as a going concern.

Risks

The following risk considerations supplement the information set forth in the accompanying Prospectus under “Risks.” You should carefully consider these risk considerations together with the risk considerations set forth under “Risks” in the accompanying Prospectus and all of the other information contained in this Prospectus Supplement and the accompanying Prospectus before making a decision to purchase the Trust’s Common Shares.

Investment and Market Risk. An investment in the Trust is subject to investment risk, particularly under current economic, financial, labor and health conditions, including the possible loss of the entire principal amount that you invest. An investment in the Common Shares of the Trust represents an indirect investment in the securities owned by the Trust. The value of, or income generated by, the investments held by the Trust are subject to the possibility of rapid and unpredictable fluctuation. These movements may result from factors affecting individual companies, or from broader influences, including real or perceived changes in prevailing interest rates, changes in inflation or expectations about inflation, investor confidence or economic, political, social or financial market conditions, environmental disasters, governmental actions, public health emergencies (such as the spread of infectious diseases, pandemics and epidemics) and other similar events, that each of which may be temporary or last for extended periods of time. For example, the risks of a borrower’s default or bankruptcy or non-payment of scheduled interest or principal payments from senior floating rate interests held by the Trust are especially acute under these conditions. Furthermore, interest rates and bond yields may fall as a result of types of events, including responses by governmental entities to such events, which would magnify the Trust’s fixed-income instruments’ susceptibility to interest rate risk and diminish their yield and performance. Moreover, the Trust’s investments in asset-backed securities are subject to many of the same risks that are applicable to investments in securities generally, including interest rate risk, credit risk, foreign currency risk, below-investment grade securities risk, financial leverage risk, prepayment and regulatory risk, which would be elevated under the foregoing circumstances.

Different sectors, industries and security types may react differently to such developments and, when the market performs well, there is no assurance that the Trust’s investments will increase in value along with the broader markets. Volatility of financial markets, including potentially extreme volatility caused by the events described above, can expose the Trust to greater market risk than normal, possibly resulting in greatly reduced liquidity. Moreover, changing economic, political, social or financial market conditions in one country or geographic region could adversely affect the value, yield and return of the investments held by the Trust in a different country or geographic region because of the increasingly interconnected global economies and financial markets. The Adviser potentially could be prevented from considering, managing and executing investment decisions at an advantageous time or price or at all as a result of any domestic or global market or other disruptions, particularly disruptions causing heightened market volatility and reduced market liquidity, such as the current conditions, which have also resulted in impediments to the normal functioning of workforces, including personnel and systems of the Trust’s service providers and market intermediaries.

Your Common Shares at any point in time may be worth more or less than your original investment, even after taking into account the reinvestment of distributions. A prospective investor should invest in the Common Shares only if the investor can sustain a complete loss in its investment.

Recent Market, Economic and Social Developments. Periods of market volatility remain, and may continue to occur in the future, in response to various political, social and economic events both within and outside the United States. These conditions have resulted in, and in many cases continue to result in, greater price volatility, less liquidity, widening credit spreads and a lack of price transparency, with many securities remaining illiquid and of uncertain value. Such market conditions may adversely affect the Trust, including by making valuation of some of the Trust’s securities uncertain and/or result in sudden and significant valuation increases or declines in the Trust’s holdings. If there is a significant decline in the value of the Trust’s portfolio, this may impact the asset coverage levels for the Trust’s outstanding leverage.

Risks resulting from any future debt or other economic crisis could also have a detrimental impact on the global economic recovery, the financial condition of financial institutions and the Trust’s business, financial condition and results of operation. Market and economic disruptions have affected, and may in the future affect, consumer confidence levels and spending, personal bankruptcy rates, levels of incurrence and default on consumer debt and home prices, among other factors. To the extent uncertainty regarding the U.S. or global economy negatively impacts consumer confidence and consumer credit factors, the Trust’s business, financial condition and results of operations could be significantly and adversely affected. Downgrades to the credit ratings of major banks could result in increased borrowing costs for such banks and negatively affect the broader economy. Moreover, Federal Reserve policy, including with respect to certain interest rates, may also adversely affect the value, volatility and liquidity of dividend- and interest-paying securities. Market volatility, rising interest rates and/or unfavorable economic conditions could impair the Trust’s ability to achieve its investment objective.

The outbreak of infectious respiratory illness caused by a novel coronavirus known as “COVID-19” is causing materially reduced consumer demand and economic output, disrupting supply chains, resulting in market closures, travel restrictions and quarantines, and adversely impacting local and global economies. As with other serious economic disruptions, governmental authorities and regulators are responding to this crisis with significant fiscal and monetary policy changes, including by providing direct capital infusions into companies, introducing new monetary programs and considerably lowering interest rates, which in some cases resulted in negative interest rates. These actions, including their possible unexpected or sudden reversal or potential ineffectiveness, could further increase volatility in securities and other financial markets, reduce market liquidity, heighten investor uncertainty and adversely affect the value of the Trust’s investments and the performance of the Trust.

The current economic situation and the unprecedented measures taken by state, local and national governments around the world to combat the spread of COVID-19, as well as various social, political and psychological tensions in the United States and around the world, may continue to contribute to severe market disruptions and volatility and reduced economic activity, may have long-term negative effects on the U.S. and worldwide financial markets and economy and may cause further economic uncertainties in the United States and worldwide. Ratings agencies have recently undergone reviews of loans and CLOs in light of the COVID-19 pandemic’s adverse impact on the economic market. Downgrades by rating agencies of loans in which the Trust has invested or that are held by CLOs in which the Trust has invested may adversely impact the performance of the Trust. The prolonged continuation or further deterioration of the current U.S. and global economic downturn could adversely impact the Trust’s portfolio. It is difficult to predict how long the financial markets and economic activity will continue to be impacted by these events and the Trust cannot predict the effects of these or similar events in the future on the U.S. economy and securities markets. The Adviser intends to monitor developments and seek to manage the Trust’s portfolio in a manner consistent with achieving the Trust’s investment objective, but there can be no assurance that it will be successful in doing so.

Equity capital may be difficult to raise during periods of adverse or volatile market conditions because, subject to some limited exceptions, as a registered investment company, the Trust generally is not able to issue additional Common Shares at a price less than NAV without first obtaining approval for such issuance from Common Shareholders.

Market Disruption and Geopolitical Risk. The aftermath of the war in Iraq, instability in Afghanistan, Pakistan, Egypt, Libya, Syria, Russia, Ukraine and the Middle East, possible terrorist attacks in the United States and around the world, growing social and political discord in the United States, the European debt crisis, the response of the international community—through economic sanctions and otherwise—to Russia’s annexation of the Crimea region of Ukraine and posture vis-à-vis Ukraine, increasingly strained relations between the United States and a number of foreign countries, including traditional allies, such as certain European countries, and historical adversaries, such as North Korea, Iran, China and Russia, and the international community generally, new and continued political unrest in various countries, such as Venezuela and Spain, the pending withdrawal of the United Kingdom (the “UK”) from the European Union (the “EU”) and the resulting profound and uncertain impacts on the economic and political future of the UK, the exit or potential exit of one or more countries from the EU or the European Monetary Union (the “EMU”), the EU and global financial markets, further downgrade of U.S. Government securities, the change in the U.S. president and the new administration and other similar events, may have long-term effects on the U.S. and worldwide financial markets and may cause further economic uncertainties in the United States and worldwide. The Trust does not know and cannot predict how long the securities markets may be affected by these events and the effects of these and similar events in the future on the U.S. economy and securities markets. The Trust may be adversely affected by abrogation of international agreements and national laws which have created the market instruments in which the Trust may invest, failure of the designated national and international authorities to enforce compliance with the same laws and agreements, failure of local, national and international organization to carry out their duties prescribed to them under the relevant agreements, revisions of these laws and agreements which dilute their effectiveness or conflicting interpretation of provisions of the same laws and agreements. The Trust may be adversely affected by uncertainties such as terrorism, international political developments, and changes in government policies, taxation, restrictions on foreign investment and currency repatriation, currency fluctuations and other developments in the laws and regulations of the countries in which it is invested and the risks associated with financial, economic, health, labor and other global market developments and disruptions.

The Trust and its service providers are currently impacted by quarantines and similar measures being enacted by governments in response to COVID-19, which are obstructing the regular functioning of business workforces (including requiring employees to work from external locations and their homes). Accordingly, certain risks described above are heightened under current conditions.

UK Departure from EU (“Brexit”) Risk. On January 31, 2020, the UK officially withdrew from the EU and the two sides entered into a transition phase, scheduled to conclude on December 31, 2020, where the UK effectively remains in the EU from an economic perspective, but no longer has any political representation in the EU parliament. During this transition phase, which could be extended beyond December of 2020, the UK is expected to negotiate a new trade deal with the EU. Due to political uncertainty, it is not possible to anticipate whether the UK and the EU will be able to agree and implement a new trade agreement or what the nature of such trade arrangement will be. Throughout the withdrawal process and afterward, the impact on the UK and Economic and Monetary Union and the broader global economy is unknown but could be significant and could result in increased volatility and illiquidity and potentially lower economic growth. The political divisions surrounding Brexit within the UK, as well as those between the UK and the EU, may also have a destabilizing impact on the economy and currency of the UK and the EU. Any further exits from member states of the EU, or the possibility of such exits, would likely cause additional market disruption globally and introduce new legal and regulatory uncertainties.

In addition to the effects on the Trust’s investments in European issuers, the unavoidable uncertainties and events related to Brexit could negatively affect the value and liquidity of the Trust’s other investments, increase taxes and costs of business and cause volatility in currency exchange rates and interest rates. Brexit could adversely affect the performance of contracts in existence at the date of Brexit and European, UK or worldwide political, regulatory, economic or market conditions and could contribute to instability in political institutions, regulatory agencies and financial markets. Brexit could also lead to legal uncertainty and politically divergent national laws and regulations as a new relationship between the UK and EU is defined and as the UK determines which EU laws to replace or replicate. In addition, Brexit could lead to further disintegration of the EU and related political stresses (including those related to sentiment against cross border capital movements and activities of investors like the Trust), prejudice to financial services businesses that are conducting business in the EU and which are based in the UK, legal uncertainty regarding achievement of compliance with applicable financial and commercial laws and regulations in view of the expected steps to be taken pursuant to or in contemplation of Brexit. Any of these effects of Brexit, and others that cannot be anticipated, could adversely affect the Trust’s business, results of operations and financial condition.

Legislation and Regulation Risk. At any time after the date of this report, legislation may be enacted that could negatively affect the companies in which the Trust invests. Changing approaches to regulation may also have a negative impact companies in which the Trust invests. In addition, legislation or regulation may change the way in which the Trust is regulated. There can be no assurance that future legislation, regulation or deregulation will not have a material adverse effect on the Trust or will not impair the ability of the Trust to achieve its investment objective.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was signed into law in July 2010, has resulted in significant revisions to the U.S. financial regulatory framework. The Dodd-Frank Act covers a broad range of topics, including, among many others: a reorganization of federal financial regulators; the creation of a process designed to ensure financial system stability and the resolution of potentially insolvent financial firms; the enactment of new rules for derivatives trading; the creation of a consumer financial protection watchdog; the registration and regulation of managers of private funds; the regulation of rating agencies; and the enactment of new federal requirements for residential mortgage loans. The regulation of various types of derivative instruments pursuant to the Dodd-Frank Act may adversely affect the Trust or its counterparties.

In late October 2020, the SEC promulgated Rule 18f-4 under the 1940 Act, which is related to the use of derivatives and certain other transactions by registered investment companies that, in part, rescinds the SEC’s asset segregation and coverage rules and guidance. To comply with Rule 18f-4, funds will need to trade derivatives and other transactions that potentially create senior securities subject to a value-at-risk (“VaR”) leverage limit, certain other testing requirements and requirements related to board reporting. These new requirements will apply unless a fund qualifies as a “limited derivatives user,” as defined in the SEC’s rulemaking release. Rule 18f-4 will also permit funds to elect to treat reverse repurchase agreements and similar financing transactions as derivatives transactions under the rule, applying a consistent set of requirements to such transactions. The compliance date for Rule 18f-4 is expected to be during the third quarter of 2022.

The staff of the SEC has, in correspondence with registered management investment companies, raised questions about the level of, and special risks associated with, investments in CLO securities. While it is not possible to predict what conclusions, if any, the staff may reach in these areas, or what recommendations, if any, the staff might make to the SEC, the imposition of limitations on investments by registered management investment companies in CLO securities could adversely impact the Trust’s ability to implement our investment strategy and/or the Trust’s ability to raise capital through public offerings, or could cause the Trust to take certain actions that may result in an adverse impact on the Trust’s financial condition and results of operations.

Section 619 of the Dodd-Frank Act, commonly referred to as the “Volcker Rule,” generally prohibits, subject to certain exemptions, covered banking entities from engaging in proprietary trading or sponsoring, or acquiring or retaining an ownership interest in covered funds (which has been broadly defined in a way which could include many CLOs). On June 25, 2020, the Federal Reserve Board issued a final rule to simplify and tailor compliance requirements relating to the Volcker Rule.

Given the limitations on banking entities investing in CLOs that are covered funds, the Volcker Rule may adversely affect the market value or liquidity of CLOs. Although the Volcker Rule and the implementing rules exempt “loan securitizations” from the definition of covered fund, not all CLOs may qualify for this exemption. Accordingly, in an effort to qualify for the “loan securitization” exemption, many current CLOs have amended their transaction documents to restrict the ability of the issuer to acquire bonds and certain other securities and future CLOs may contain similar restrictions.

In October 2014, six federal agencies adopted joint final rules implementing certain credit risk retention requirements contemplated in Section 941 of the Dodd-Frank Act (the “Risk Retention Rules”). A recent court ruling has vacated the application of Risk Retention Rules to collateral managers of certain CLOs. As a result, it is possible that some collateral managers of such CLOs will decide to dispose of the interests they had retained in accordance with the Risk Retention Rules, or decide to take other action with respect to such interests that was not otherwise permitted by the Risk Retention Rules. In light of the outcome of the litigation described above, proposed legislation designed to modify the Risk Retention Rules, reports from the Department of the Treasury recommending potential modifications to the Risk Retention Rules and possible future interpretations by governmental authorities with respect to the Risk Retention Rules, the ultimate impact of the Risk Retention Rules on market generally remains uncertain.

In the EU, there has also been an increase in political and regulatory scrutiny of the securitization industry. This has resulted in a number of measures for increased regulation which are currently at various stages of implementation. CLOs issued in Europe are generally structured in compliance with the applicable EU securitization retention requirements. Such requirements may reduce the issuance of new CLOs and reduce the liquidity provided by CLOs to the leveraged loan market generally. Reduced liquidity in the loan market could reduce investment opportunities for collateral managers, which could negatively affect the return of the Trust’s investments. Any reduction in the volume and liquidity provided by CLOs to the leveraged loan market could also reduce opportunities to redeem or refinance the securities comprising a CLO in an optional redemption or refinancing and could negatively affect the ability of obligors to refinance their collateral obligations.

Moreover, the SEC and its staff are also reportedly engaged in various initiatives and reviews that seek to improve and modernize the regulatory structure governing investment companies. These efforts appear to be focused on risk identification and controls in various areas, including embedded leverage through the use of derivatives and other trading practices, cybersecurity, liquidity, enhanced regulatory and public reporting requirements and the evaluation of systemic risks. Any new rules, guidance or regulatory initiatives resulting from these efforts could increase the Trust’s expenses and impact its returns to shareholders or, in the extreme case, impact or limit the Trust’s use of various portfolio management strategies or techniques and adversely impact the Trust.

The current presidential administration has called for, and in certain instances has begun to implement, significant changes to U.S. fiscal, tax, trade, healthcare, immigration, foreign, and government regulatory policy. In this regard, there is significant uncertainty with respect to legislation, regulation and government policy at the federal level, as well as the state and local levels. Recent events, including the 2020 U.S. federal election, have created a climate of heightened uncertainty and introduced new and difficult-to-quantify macroeconomic and political risks with potentially far-reaching implications. There has been a corresponding meaningful increase in the uncertainty surrounding interest rates, inflation, foreign exchange rates, trade volumes and fiscal and monetary policy. To the extent the U.S. Congress or the current or future presidential administration implements changes to U.S. policy, those changes may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, corporate taxes, healthcare, the U.S. regulatory environment, inflation and other areas. Although the Trust cannot predict the impact, if any, of these changes to the Trust’s business, they could adversely affect the Trust’s business, financial condition, operating results and cash flows. Until the Trust knows what policy changes are made and how those changes impact the Trust’s business and the business of the Trust’s competitors over the long term, the Trust will not know if, overall, the Trust will benefit from them or be negatively affected by them.

The risks and uncertainties associated with these potential policy changes are heightened by the 2020 U.S. federal election, which may result in different political parties controlling the U.S. House of Representatives and the Executive Branch, on the one hand, and the U.S. Senate, on the other hand. Additional risks arising from the differences in expressed policy preferences among the various constituencies in these branches of the U.S. government has led in the past, and may lead in the future, to short term or prolonged policy impasses, which could, and has, resulted in shutdowns of the U.S. federal government. U.S. federal government shutdowns, especially prolonged shutdowns, could have a significant adverse impact on the economy in general and could impair the ability of companies to raise capital in the securities markets. Any of these effects could have an adverse impact on companies in which the Trust invests and consequently on the value of their securities and the

Trust’s NAV. The Adviser and the Sub-Adviser intend to monitor developments and seek to manage the Trust’s portfolio in a manner consistent with achieving the Trust’s investment objectives, but there can be no assurance that they will be successful in doing so.

LIBOR Risk. Instruments in which the Trust invests may pay interest at floating rates based on LIBOR or may be subject to interest caps or floors based on LIBOR. The Trust and issuers of instruments in which the Trust invests may also obtain financing at floating rates based on LIBOR. Derivative instruments utilized by the Trust and/or issuers of instruments in which the Trust may invest may also reference LIBOR. The Trust utilizes leverage or borrowings primarily based on LIBOR. Regulators and law-enforcement agencies from a number of governments, including entities in the United States, Japan, Canada and the UK, have conducted or are conducting civil and criminal investigations into whether the banks that contribute to the British Bankers’ Association, or the “BBA,” in connection with the calculation of daily LIBOR may have been manipulating or attempting to manipulate LIBOR. Several financial institutions have reached settlements with the Commodity Futures Trading Commission (“CFTC”), the U.S. Department of Justice Fraud Section and the United Kingdom Financial Conduct Authority in connection with investigations by such authorities into submissions made by such financial institutions to the bodies that set LIBOR and other interbank offered rates. Additional investigations remain ongoing with respect to other major banks. There can be no assurance that there will not be additional admissions or findings of rate-setting manipulation or that manipulations of LIBOR or other similar interbank offered rates will not be shown to have occurred. ICE Benchmark Administration Limited (“IBA”) assumed the role of LIBOR administrator from the BBA on February 1, 2014. Any new administrator of LIBOR may make methodological changes to the way in which LIBOR is calculated or may alter, discontinue or suspend calculation or dissemination of LIBOR. Additional findings of manipulation may decrease the confidence of the market in LIBOR and lead market participants to look for alternative, non-LIBOR based types of financing, such as fixed rate loans or bonds or floating rate loans based on non-LIBOR indices.

In July 2017, the head of the United Kingdom Financial Conduct Authority announced the desire to phase out the use of LIBOR by the end of 2021. On November 18, 2020, IBA announced that it will consult on its intention to cease publication of euro, sterling, Swiss franc and yen LIBORs after December 31, 2021, and on November 30, 2020, IBA announced that it will issue a consultation on extending the discontinuation date for U.S. dollar LIBOR to June 30, 2023. Acknowledging IBA’s announcement regarding U.S. dollar LIBOR, the Federal Reserve Board , the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency noted that extending the publication of U.S. dollar LIBOR until June 30, 2023 would allow most legacy U.S. dollar LIBOR contracts to mature before LIBOR experiences disruptions and cautioned that banks entering into new contracts that use U.S. dollar LIBOR as a reference rate after December 31, 2021 would create safety and soundness risks. Therefore, banks are encouraged to cease entering into new contracts that use U.S. dollar LIBOR as a reference rate as soon as practicable and in any event by December 31, 2021. There is currently no definitive information regarding the future utilization of LIBOR or of any particular replacement rate. Abandonment of or modifications to LIBOR could have adverse impacts on newly issued financial instruments and existing financial instruments which reference LIBOR. CLOs generally contemplate a scenario where LIBOR is no longer available by requiring the CLO administrator to calculate a replacement rate primarily through dealer polling on the applicable measurement date. However, there is uncertainty regarding the effectiveness of the dealer polling processes, including the willingness of banks to provide such quotations. Recently, some CLOs have included, or have been amended to include, language permitting the CLO investment manager to implement a market replacement rate upon the occurrence of certain material disruption events. However, not all CLOs may adopt such provisions, nor can there be any assurance the CLO investment managers will undertake the suggested amendments when able. In addition, the effect of a phase out of LIBOR on U.S. senior secured loans, the underlying assets of the CLOs in which we invest, is currently unclear. While some instruments may contemplate a scenario where LIBOR is no longer available by providing for an alternative rate setting methodology, not all instruments may have such provisions and there is significant uncertainty regarding the effectiveness of any such alternative methodologies.

To the extent that any replacement rate utilized for senior secured loans differs from that utilized for a CLO that holds those loans, the CLO would experience an interest rate mismatch between its assets and liabilities. Abandonment of or modifications to LIBOR could lead to significant short-term and long-term uncertainty and market instability. It remains uncertain how such changes would be implemented and the effects such changes would have on the Trust, issuers of instruments in which the Trust invests and financial markets generally.

At this time, no consensus exists as to what rate or rates will become accepted alternatives to LIBOR, although the U.S. Federal Reserve, in connection with the Alternative Reference Rates Committee, a steering committee comprised of large U.S. financial institutions, is considering replacing U.S. dollar LIBOR with the Secured Overnight Financing Rate (“SOFR”). Given the inherent differences between LIBOR and SOFR, or any other alternative benchmark rate that may be established, there are many uncertainties regarding a transition from LIBOR, including but not limited to the need to amend all contracts with LIBOR as the referenced rate and how this will impact the cost of variable rate debt and certain derivative financial instruments. In addition, SOFR or other replacement rates may fail to gain market acceptance. Any failure of SOFR or alternative reference rates to gain market acceptance could adversely affect the return on, value of and market for securities linked to such rates.

Management of the Trust—Portfolio Management

Gretchen Lam, Senior Portfolio Manager of Octagon, serves as lead portfolio manager of the Trust. Ms. Lam is supported by a team of Octagon investment professionals in the day-to-day management of the Trust’s portfolio, including the following members of the Octagon Investment Committee: Andrew D. Gordon, Michael B. Nechamkin and Lauren B. Law. In addition, Sean M. Gleason (Assistant Portfolio Manager) and Maegan Gallagher (Head of Trading and Capital Markets) are members the Octagon Investment Committee.

Gretchen M. Lam, CFA, Senior Portfolio Manager of the Sub-Adviser

Ms. Lam is a member of Octagon’s Investment Committee and serves as the Portfolio Manager of 13 CLOs, 5 Separately Managed Accounts and 5 Commingled Funds. Ms. Lam serves as the PM for the Firm’s Structured Credit (CLO Debt & Equity) Investment Strategies. Prior to becoming a Portfolio Manager, Ms. Lam oversaw Octagon’s investments in the software, business services, finance & insurance, paper & packaging, gaming & lodging, homebuilding and real estate industries. She was also responsible for the structured credit exposure held in Octagon’s CLOs. Prior to joining Octagon in 1999, Ms. Lam attended Babson College where she graduated Summa Cum Laude with a B.S. in Investments. She received her CFA Charter in 2006.

Andrew D. Gordon, Chief Executive Officer & Co-Chief Investment Officer of the Sub-Adviser

Mr. Gordon co-founded Octagon in 1994 and subsequently managed numerous Octagon funds before assuming his current position. He possesses over 30 years of experience in the below-investment grade leveraged loan and high yield bond asset classes, in both sell-side and buy-side capacities. Prior to co-founding Octagon, Mr. Gordon was a Managing Director at Chemical Securities, Inc., where he focused primarily on the oil and gas industries. Mr. Gordon advised on and arranged below-investment grade loans for corporate clients, while also undertaking special projects in M&A advisory and distressed credit situations. Prior to Chemical, Mr. Gordon served as Vice President in the Acquisition Finance Division of Manufacturers Hanover Trust Company. In this capacity, he structured, syndicated and managed leveraged buyout transactions. From 2010 to 2015, Mr. Gordon served on the Board of Directors of the Loan Syndications and Trading Association, Inc. (“LSTA”) and on the LSTA’s Executive Committee. He graduated Cum Laude with an A.B. in Economics from Duke University. Mr. Gordon holds FINRA Series 7 & 63 Registrations.

Michael B. Nechamkin, Co-Chief Investment Officer & Senior Portfolio Manager of the Sub-Adviser

Mr. Nechamkin is a member of Octagon’s Investment Committee and serves as the Senior Portfolio Manager of 10 CLOs, 5 Separately Managed Accounts and 5 Commingled Funds. Prior to joining Octagon as Portfolio Manager in 1999, Mr. Nechamkin was a Vice President in the High Yield Research Group at Bankers Trust. Prior to that, he served as a Convertible Securities Analyst at Mabon Securities and a Financial Consultant at Merrill Lynch. He holds a Bachelor’s degree and a Masters of Talmudic Law, and an M.B.A. from the University of Baltimore.

Lauren B. Law, CFA, Portfolio Manager of the Sub-Adviser

Ms. Law is a member of Octagon’s Investment Committee and serves as the Portfolio Manager of 11 CLOs, 3 Separately Managed Accounts and 2 Commingled Funds. Ms. Law joined Octagon in 2004. In addition, she helps oversee the Firm’s CLO debt and equity investments. Prior to becoming a Portfolio Manager, Ms. Law was an Investment Team Principal whose coverage areas included healthcare, industrials, financials, business services, and the firm’s CLO debt and equity investments. She holds a Bachelor of Science from Babson College, where she graduated Magna Cum Laude. She received her CFA Charter in 2009.

The SAI provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities of the Trust.

Management of the Trust—Sub-Adviser—Octagon Investment Committee

The Sub-Adviser’s investment process is led by an experienced Investment Committee made up of the following investment professionals:

•        Andrew D. Gordon, Chief Executive Officer & Co-Chief Investment Officer of the Sub-Adviser

•        Michael B. Nechamkin, Co-Chief Investment Officer & Senior Portfolio Manager of the Sub-Adviser

•        Gretchen M. Lam, CFA, Senior Portfolio Manager of the Sub-Adviser

•        Lauren B. Law, CFA, Portfolio Manager of the Sub-Adviser

•        Maegan Gallagher, Head of Trading & Capital Markets of the Sub-Adviser

•        Sean M Gleason, Assistant Portfolio Manager of the Sub-Adviser

For additional information regarding the members of the Investment Committee who serve as portfolio managers of the Trust, See “Recent Developments—Management of the Trust—Portfolio Management.”

PLAN OF DISTRIBUTION

The Trust has entered into a Second Amended and Restated Distribution Agreement, dated December 4, 2020, with Foreside Fund Services, LLC, pursuant to which the Trust may offer and sell up to 5,250,000 Common Shares, from time to time, through the Distributor, in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act. As of the date of this Prospectus Supplement, the Trust has sold 4,106,081 Common Shares pursuant to the Distribution Agreement and 1,143,919 Common Shares remain available for sale pursuant to this Prospectus Supplement and the accompanying Prospectus. The minimum price on any day at which Common Shares may be sold will not be less than the Minimum Price, which will be equal to the then current NAV per Common Share plus the per Common Share amount of the commission to be paid to the Distributor. The Trust and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Trust and the Distributor, however, will not authorize sales of Common Shares if the price per share of the Common Shares is less than the Minimum Price. The Trust and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per share of the Common Shares is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Trust and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts.

The Distributor may enter into sub-placement agent agreements with one or more selected dealers. The Distributor has entered into a Second Amended and Restated Sub-Placement Agent Agreement, dated December 4, 2020, with UBS Securities LLC relating to the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sub-Placement Agent Agreement, the Trust may offer and sell its Common Shares from time to time through the Sub-Placement Agent as sub-placement agent for the offer and sale of its Common Shares.

The Distributor (or the Sub-Placement Agent) will provide written confirmation to the Trust not later than the opening of the trading day on the NYSE following any trading day on which Common Shares are sold. Each confirmation will include the number of Common Shares sold on the preceding day, the net proceeds to the Trust and the compensation payable by the Trust to the Distributor in connection with the sales.

The Trust will compensate the Distributor with respect to sales of Common Shares at a commission rate of 1.00% of the gross proceeds of the sale of Common Shares. Out of this commission, the Distributor will compensate the Sub-Placement Agent at a rate of up to 0.80% of the gross sales proceeds of the sale of the Common Shares sold by the Sub-Placement Agent. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus.

Settlement for sales of Common Shares will occur on the second trading day following the date on which such sales are made in return for payment of the net proceeds to the Trust. There is no arrangement for funds to be deposited in escrow, trust or similar arrangement.

In connection with the sale of Common Shares on behalf of the Trust, the Distributor may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Distributor may be deemed to be underwriting commissions or discounts.

The Trust has agreed to indemnify the Distributor against certain civil liabilities, including liabilities under the Securities Act. The Distributor has agreed to indemnify the Sub-Placement Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of Common Shares pursuant to the Distribution Agreement will terminate upon the earlier of (1) the sale of all Common Shares subject to the Distribution Agreement or (2) the termination of the Distribution Agreement. The Distribution Agreement may be terminated at any time, without the payment of any penalty, by the Trust or by the Distributor, on sixty days’ written notice to the other party.

The Common Shares may not be sold through the Distributor or the Sub-Placement Agent without delivery or deemed delivery of this Prospectus Supplement and the accompanying Prospectus describing the method and terms of the offering of the Common Shares.

The Sub-Placement Agent, its affiliates or their respective employees hold or may hold in the future, directly or indirectly, investment interests in the Trust. The interests held by the Sub-Placement Agent, its affiliates or their respective employees are not attributable to, and no investment discretion is held by, the Sub-Placement Agent, its affiliates or their respective affiliates.

The principal business address of Foreside Fund Services, LLC is Three Canal Plaza, Suite 100, Portland, Maine 04101. The principal business address of UBS Securities LLC is 1285 Avenue of the Americas, New York, New York 10019.

ADDITIONAL INFORMATION

This Prospectus Supplement and the accompanying Prospectus constitute part of a Registration Statement filed by the Trust with the SEC under the Securities Act and the 1940 Act (File Nos. 333-227640 and 811-23247). This Prospectus Supplement and the accompanying Prospectus omit certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Trust and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (www.sec.gov).

FINANCIAL STATEMENTS

XAI Octagon Floating Rate & Alternative Income Term Trust
Schedule of Investments
September 30, 2020

	Coupon(a)	Reference Rate & Spread	Maturity Date	Principal Amount	Value
COLLATERALIZED LOAN OBLIGATIONS DEBT(b)(c) - 13.99%* (9.77% of Total Investments)
Anchorage Capital CLO 2018-10, Ltd., CLO 2018-10A, E(d)	6.03%	3M US L + 5.75%	10/15/2031	$500,000	$438,728
Apidos CLO XXVII, CLO 2017-27A, D(d)	6.67%	3M US L + 6.40%	07/17/2030	375,000	338,451
Apidos CLO XXXII, CLO 2020-32A, E(d)	7.02%	3M US L + 6.75%	01/20/2033	250,000	238,227
Atrium XIV LLC, CLO 2018-14A, E(d)	5.92%	3M US L + 5.65%	08/23/2030	500,000	437,080
Carlyle US CLO 2019-4, Ltd., CLO 2020-4A, D(d)	7.93%	3M US L + 7.65%	01/15/2033	600,000	587,987
CIFC Funding 2015-I, Ltd., CLO 2015-1A, ERR(d)	6.26%	3M US L + 6.00%	01/22/2031	500,000	441,802
CIFC Funding 2019-VI, Ltd., CLO 2019-6A, E(d)	7.67%	3M US L + 7.40%	01/16/2033	500,000	490,531
GoldenTree Loan Management US CLO 1, Ltd., CLO 2017-1A, F(d)	5.87%	3M US L + 5.60%	04/20/2029	1,000,000	705,808
HPS Loan Management 11-2017, Ltd., CLO 2017-11A, F(d)	8.10%	3M US L + 7.85%	05/06/2030	1,000,000	748,397
Madison Park Funding XVII, Ltd., CLO 2015-17A, FR(d)	7.75%	3M US L + 7.48%	07/21/2030	1,000,000	714,660
Madison Park Funding XXXVI, Ltd., CLO 2019-36A, E(d)	7.53%	3M US L + 7.25%	01/15/2033	250,000	242,564
Magnetite XXIV, Ltd., CLO 2019-24A, E(d)	7.23%	3M US L + 6.95%	01/15/2033	500,000	477,096
Neuberger Berman Loan Advisers CLO 24, Ltd., CLO 2017-24A, E(d)	6.29%	3M US L + 6.02%	04/19/2030	1,000,000	936,357
OHA Credit Funding 5, Ltd., CLO 2020-5A, E(d)	7.56%	3M US L + 6.25%	04/18/2033	1,000,000	898,786
Regatta XIV Funding, Ltd., CLO 2018-3A, E(d)	6.19%	3M US L + 5.95%	10/25/2031	750,000	657,974
Regatta XVI Funding, Ltd., CLO 2019-2A, E(d)	7.28%	3M US L + 7.00%	01/15/2033	1,000,000	887,706
Sound Point CLO II, Ltd., CLO 2013-1A, B2R(d)	5.74%	3M US L + 5.50%	01/26/2031	250,000	186,299
Sound Point CLO XVIII, Ltd., CLO 2017-4A, D(d)	5.77%	3M US L + 5.50%	01/20/2031	500,000	405,090
Symphony CLO XXI, Ltd., CLO 2019-21A, E(d)	7.03%	3M US L + 6.75%	07/15/2032	1,000,000	931,603
THL Credit Wind River 2017-4 CLO, Ltd., CLO 2017-4A, E(d)	6.05%	3M US L + 5.80%	11/20/2030	500,000	426,971
THL Credit Wind River 2019-1 CLO, Ltd., CLO 2019-1A, E(d)	6.99%	3M US L + 6.72%	04/20/2031	750,000	699,560
Total Collateralized Loan Obligations Debt (Cost $13,357,422)				$13,725,000	$11,891,677

COLLATERALIZED LOAN OBLIGATIONS EQUITY(c)(e) - 58.64%* (40.92% of Total Investments)
Anchorage Capital CLO 1-R, Ltd., CLO 2018-1RA, SUB(d)	N/A	Estimated yield of 16.47%	04/13/2031	4,150,000	2,813,912
Anchorage Capital CLO 3-R, Ltd., CLO 2014-3RA, SUB(d)	N/A	Estimated yield of 15.42%	01/28/2031	1,400,000	923,580
Anchorage Capital CLO 4-R, Ltd., CLO 2018-4RA, SUB(d)	N/A	Estimated yield of 15.99%	01/28/2031	3,000,000	1,849,425
Anchorage Capital CLO 7, Ltd., CLO 2015-7A, SUBA(d)	N/A	Estimated yield of 32.16%	01/28/2031	1,750,000	804,300

See Notes to Financial Statements.

XAI Octagon Floating Rate & Alternative Income Term Trust
Schedule of Investments – (Continued)
September 30, 2020

	Coupon(a)	Reference Rate & Spread	Maturity Date	Principal Amount	Value
COLLATERALIZED LOAN OBLIGATIONS EQUITY(c)(e) - (Continued)
Anchorage Capital CLO 9, Ltd., CLO 2016-9A, SUB(d)	N/A	Estimated yield of 18.15%	07/15/2032	$2,500,000	$915,820
Apidos CLO XXVII, CLO 2017-27A, SUB(d)	N/A	Estimated yield of 11.05%	07/17/2030	1,300,000	575,150
Apidos CLO XXVIII, CLO 2017-28A, SUB(d)	N/A	Estimated yield of 9.07%	01/20/2031	3,500,000	1,820,679
ARES LI CLO, Ltd., CLO 2019-51A, INC(d)	N/A	Estimated yield of 11.80%	04/15/2031	1,699,959	874,277
ARES LI CLO, Ltd., CLO 2019-51A, SUB(d)	N/A	Estimated yield of 11.80%	04/15/2031	2,300,041	1,182,895
Battalion Clo XV, Ltd., CLO 2020-15A, SUB(d)	N/A	Estimated yield of 18.39%	01/17/2033	4,500,000	3,535,515
Carlyle Global Market Strategies CLO 2013-1, Ltd., CLO 2013-1A, SUB(d)	N/A	Estimated yield of 12.87%	08/14/2030	3,500,000	1,194,088
Carlyle Global Market Strategies CLO 2016-1, Ltd., CLO 2016-1A, SUBA(d)	N/A	Estimated yield of 0.00%	04/20/2027	598,000	210,928
Carlyle US CLO 2018-2, Ltd., CLO 2018-2A, SUB(d)	N/A	Estimated yield of 12.50%	10/15/2031	933,000	486,382
Carlyle US CLO 2019-4, Ltd., CLO 2020-4A, SUBA(d)	N/A	Estimated yield of 15.59%	01/15/2033	4,000,000	2,590,252
Catamaran CLO 2015-1, Ltd., CLO 2015-1A, SUB(d)	N/A	Estimated yield of 0.00%	04/22/2027	750,000	93,953
CIFC Funding 2017-III, Ltd., CLO 2017-3A, SUB(d)	N/A	Estimated yield of 13.85%	07/30/2030	1,400,000	766,391
CIFC Funding 2017-V, Ltd., CLO 2017-5A, SUB(d)	N/A	Estimated yield of 11.32%	11/16/2030	3,000,000	1,655,751
CIFC Funding 2018-I, Ltd., CLO 2018-1A, SUB(d)	N/A	Estimated yield of 13.60%	04/18/2031	3,250,000	2,028,286
CIFC Funding 2018-III, Ltd., CLO 2018-3A, SUB(d)	N/A	Estimated yield of 19.66%	07/18/2031	3,000,000	1,841,229
CIFC Funding 2019-III, Ltd., CLO 2019-3A, SUB(d)	N/A	Estimated yield of 12.03%	07/16/2032	750,000	463,900
CIFC Funding 2020-III, Ltd., CLO 2020-3A, SUB(d)	N/A	Estimated yield of 0.00%	10/20/2031	150,000	135,000
CIFC Funding, Ltd., CLO 2020-2A, INC(d)	N/A	Estimated yield of 17.24%	08/24/2032	1,000,000	943,511
Madison Park Funding XVIII, Ltd., CLO 2015-18A, SUB(d)	N/A	Estimated yield of 7.92%	10/21/2027	4,000,000	1,984,800
Madison Park Funding XX, Ltd., CLO 2016-20A, SUB(d)	N/A	Estimated yield of 21.15%	07/27/2030	1,740,000	885,675
Madison Park Funding XXXVII, Ltd., CLO 2019-37A, SUB(d)	N/A	Estimated yield of 15.86%	07/15/2032	5,500,000	4,250,285
Niagara Park Clo, Ltd., CLO 2019-1A, SUB(d)	N/A	Estimated yield of 16.30%	07/17/2032	2,648,000	1,725,815
Oak Hill Credit Partners X-R, Ltd., CLO 2014-10RA, SUB(d)	N/A	Estimated yield of 15.91%	12/20/2030	4,800,000	1,797,013
OHA Credit Partners XI, Ltd., CLO 2015-11A, SUB(d)	N/A	Estimated yield of 14.94%	01/20/2032	2,750,000	1,661,839
OHA Credit Partners XII, Ltd., CLO 2016-12A, SUB(d)	N/A	Estimated yield of 18.34%	07/23/2030	1,500,000	1,007,568
Sound Point CLO III, Ltd., CLO 2017-3A, SUB(d)	N/A	Estimated yield of 11.43%	10/20/2030	1,500,000	676,787
Sound Point CLO III-R, Ltd., CLO 2013-2RA, SUB(d)	N/A	Estimated yield of 0.00%	04/15/2029	1,000,000	157,960
Sound Point CLO VI-R, Ltd., CLO 2014-2RA, SUB(d)	N/A	Estimated yield of 6.21%	10/20/2031	2,000,000	355,121

See Notes to Financial Statements.

XAI Octagon Floating Rate & Alternative Income Term Trust
Schedule of Investments – (Continued)
September 30, 2020

	Coupon(a)	Reference Rate & Spread	Maturity Date	Principal Amount	Value
COLLATERALIZED LOAN OBLIGATIONS EQUITY(c)(e) - (Continued)
Symphony CLO XVI, Ltd., CLO 2015-16A, SUB(d)	N/A	Estimated yield of 22.86%	10/15/2031	$5,750,000	$2,034,770
Thacher Park CLO, Ltd., CLO 2014-1A, SUB(d)	N/A	Estimated yield of 0.00%	10/20/2026	6,000,000	635,820
THL Credit Wind River 2016-1 CLO, Ltd., CLO 2016-1A, SUB(d)	N/A	Estimated yield of 0.00%	07/15/2028	4,000,000	1,263,480
THL Credit Wind River 2018-2 CLO, Ltd., CLO 2018-2A, SUB(d)	N/A	Estimated yield of 14.29%	07/15/2030	2,500,000	1,664,445
THL Credit Wind River 2018-3 CLO, Ltd., CLO 2018-3A, SUB(d)	N/A	Estimated yield of 18.22%	01/20/2031	3,000,000	2,031,348
Total Collateralized Loan Obligations Equity (Cost $68,108,134)				$97,119,000	$49,837,950

CORPORATE BONDS - 2.98%* (2.08% of Total Investments)
Automobiles - 0.81% (0.56% of Total Investments)
Ford Motor Co., Senior Unsecured	9.00%	N/A	04/22/2025	467,000	535,420
Ford Motor Co., Senior Unsecured	9.63%	N/A	04/22/2030	116,000	149,262
Total Automobiles				583,000	684,682

Diversified Telecommunication Services - 0.55% (0.39% of Total Investments)
Windstream Escrow LLC / Windstream Escrow Finance Corp., Senior Secured(d)	7.75%	N/A	08/15/2028	480,000	471,600

Hotels, Restaurants & Leisure - 0.84% (0.58% of Total Investments)
AMC Entertainment Holdings, Inc., Senior Secured(d)	10.50%	N/A	04/15/2025	963,000	714,693

IT Services - 0.41% (0.29% of Total Investments)
Avaya, Inc., Senior Secured(d)	6.13%	N/A	09/15/2028	345,000	352,331

Transportation Infrastructure - 0.37% (0.26% of Total Investments)
Uber Technologies, Inc., Senior Unsecured(d)	6.25%	N/A	01/15/2028	305,000	312,816
Total Corporate Bonds (Cost $2,658,051)				$2,676,000	$2,536,122

SECURED SECOND LIEN LOANS(b) - 5.25%* (3.66% of Total Investments)
Aerospace & Defense - 0.07% (0.05% of Total Investments)
New Constellis Borrower LLC, B	12.00%	1M US L + 11.00%	03/27/2025	107,755	59,265

Commercial Services & Supplies - 0.26% (0.18% of Total Investments)
AVSC Holding Corp., Initial	8.25%	3M US L + 7.25%	09/01/2025	805,556	219,514

Communications Equipment - 0.28% (0.20% of Total Investments)
Global Tel*Link Corp.	8.40%	1M US L + 8.25%	11/29/2026	347,222	237,847

Diversified Financial Services - 0.56% (0.39% of Total Investments)
Edelman Financial Center LLC, Initial	6.89%	1M US L + 6.75%	07/20/2026	500,000	476,720

Food Products - 0.36% (0.25% of Total Investments)
Froneri US, Inc., Facility	5.90%	1M US L + 5.75%	01/31/2028	309,478	307,157

See Notes to Financial Statements.

XAI Octagon Floating Rate & Alternative Income Term Trust
Schedule of Investments – (Continued)
September 30, 2020

	Coupon(a)	Reference Rate & Spread	Maturity Date	Principal Amount	Value
SECURED SECOND LIEN LOANS(b) - (Continued)
Health Care Providers & Services - 0.15% (0.10% of Total Investments)
Albany Molecular Research, Inc., Initial	8.00%	3M US L + 7.00%	08/30/2025	$126,466	$124,358

Hotels, Restaurants & Leisure - 0.29% (0.20% of Total Investments)
Affinity Gaming, Initial	9.25%	3M US L + 8.25%	01/31/2025	313,580	247,728

Software - 3.28% (2.29% of Total Investments)
EagleView Technology Corp.	8.50%	3M US L + 7.50%	08/14/2026	264,991	229,218
McAfee LLC, Initial	9.50%	1M US L + 8.50%	09/29/2025	875,000	879,375
MH Sub I LLC, Amendment No. 2 Initial	7.65%	1M US L + 7.50%	09/15/2025	1,000,000	991,670
Misys, Ltd., Dollar Term Loan	8.25%	3M US L + 7.25%	06/13/2025	735,357	688,662
Total Software				2,875,348	2,788,925

Total Secured Second Lien Loans (Cost $5,386,156)				$5,385,405	$4,461,514

SENIOR SECURED FIRST LIEN LOANS(b) - 59.53%* (41.54% of Total Investments)
Aerospace & Defense - 0.17% (0.12% of Total Investments)
Constellis Holdings LLC, Priority	8.50%	1M US L + 7.50%	03/27/2024	119,765	109,784
Spirit Aerosystems, Inc., Term Loan B(f)	N/A	L + 5.25%	01/15/2025	34,247	34,076
Total Aerospace & Defense				154,012	143,860

Airlines - 1.54% (1.08% of Total Investments)
Allegiant Travel Co., Replacement	3.25%	3M US L + 3.00%	02/05/2024	386,867	355,917
Delta Air Lines, Inc.	5.75%	3M US L + 4.75%	04/29/2023	527,643	526,324
JetBlue Airways Corp.	6.25%	3M US L + 5.25%	06/17/2024	46,193	45,799
Mileage Plus Holdings LLC, Initial	6.25%	3M US L + 5.25%	06/21/2027	376,743	382,605
Total Airlines				1,337,446	1,310,645

Auto Components - 1.83% (1.28% of Total Investments)
Dealer Tire LLC, B-1	4.40%	1M US L + 4.25%	12/12/2025	1,124,621	1,096,506
First Brands Group LLC, Tranche B-3	8.50%	2M US L + 7.50%	02/02/2024	91,641	90,151
IXS Holdings, Inc., Initial	6.00%	3M US L + 5.00%	03/05/2027	370,087	365,276
Total Auto Components				1,586,349	1,551,933

Automobiles - 0.57% (0.40% of Total Investments)
Truck Hero, Inc., Initial	3.90%	1M US L + 3.75%	04/22/2024	497,429	480,268

Building Products - 0.02% (0.01% of Total Investments)
LEB Holdings , Inc., B(f)	N/A	L + 4.00%	09/25/2027	15,700	15,563

Chemicals - 1.35% (0.94% of Total Investments)
Ascend Performance Materials Operations LLC, Initial	6.25%	3M US L + 5.25%	08/27/2026	694,131	691,237
Illuminate Buyer LLC	4.15%	1M US L + 4.00%	06/30/2027	52,791	52,297
INEOS Enterprises Holdings, Ltd., Refinancing Tranche B Dollar	4.50%	3M US L + 3.50%	08/28/2026	217,663	215,850
Innovative Water Care Global Corp., Initial	6.00%	3M US L + 5.00%	02/27/2026	222,456	187,837
Total Chemicals				1,187,041	1,147,221

See Notes to Financial Statements.

XAI Octagon Floating Rate & Alternative Income Term Trust
Schedule of Investments – (Continued)
September 30, 2020

	Coupon(a)	Reference Rate & Spread	Maturity Date	Principal Amount	Value
SENIOR SECURED FIRST LIEN LOANS(b) - (Continued)
Commercial Services & Supplies - 1.38% (0.96% of Total Investments)
Belfor Holdings, Inc., Initial	4.15%	1M US L + 4.00%	04/06/2026	$644,957	$642,538
STG-Fairway Holdings LLC, Facility	3.40%	1M US L + 3.25%	01/31/2027	81,332	79,502
Vericast Corp., Initial	5.75%	3M US L + 4.75%	11/03/2023	554,059	451,492
Total Commercial Services & Supplies				1,280,348	1,173,532

Communications Equipment - 1.17% (0.82% of Total Investments)
Global Tel*Link Corp.	4.40%	1M US L + 4.25%	11/29/2025	455,959	394,332
Infoblox, Inc., New	4.65%	1M US L + 4.50%	11/07/2023	456,408	455,837
MLN US Holdco LLC, B	4.74%	1M US L + 4.50%	11/30/2025	171,024	145,632
Total Communications Equipment				1,083,391	995,801

Construction & Engineering - 0.32% (0.23% of Total Investments)
TRC Companies, Inc., 2019 Incremental	6.00%	1M US L + 5.00%	06/21/2024	280,519	273,857

Containers & Packaging - 0.92% (0.64% of Total Investments)
Pregis TopCo LLC, Initial	3.90%	1M US L + 3.75%	07/31/2026	299,985	295,335
Sabert Corp., Initial	5.50%	1M US L + 4.50%	12/10/2026	497,500	488,381
Total Containers & Packaging				797,485	783,716

Distributors - 0.57% (0.40% of Total Investments)
United Natural Foods, Inc., Initial	4.40%	1M US L + 4.25%	10/22/2025	499,891	486,224

Diversified Consumer Services - 4.05% (2.82% of Total Investments)
Learning Care Group US No 2, Inc., 2020 Incremental	9.50%	3M US L + 8.50%	03/13/2025	390,972	390,972
Pug LLC, B-1	8.75%	1M US L + 8.00%	02/12/2027	534,884	516,163
SkyMiles IP, Ltd., Initial	4.75%	3M US L + 3.75%	10/20/2027	155,123	156,149
Sotheby’s, B	6.50%	1M US L + 5.50%	01/15/2027	424,276	421,624
Staples, Inc., 2019 Refinancing New B-1	5.25%	3M US L + 5.00%	04/16/2026	985,258	914,132
Travelport Finance S.à r.l., Initial (Priority)	8.00%	3M US L + 7.00%	02/28/2025	706,274	677,585
Travelport Finance S.à.r.l., Initial	6.07%	3M US L + 5.00%	05/29/2026	582,942	362,881
Total Diversified Consumer Services				3,779,729	3,439,506

Diversified Financial Services - 0.05% (0.03% of Total Investments)
GT Polaris, INC., Initial(f)	N/A	L + 4.00%	09/24/2027	39,900	39,563

Diversified Telecommunication Services - 3.78% (2.63% of Total Investments)
Altice France SA, USD TLB-13 Incremental	4.15%	1M US L + 4.00%	08/14/2026	553,239	536,343
Consolidated Communications, Inc., Term Loan B(f)	N/A	L + 4.75%	09/15/2027	136,900	135,318
LCPR Loan Financing LLC, Initial	5.15%	1M US L + 5.00%	10/15/2026	1,242,661	1,240,076
Northwest Fiber LLC, B	5.66%	1M US L + 5.50%	04/30/2027	216,750	216,208
Syniverse Holdings, Inc., Tranche C	6.00%	3M US L + 5.00%	03/09/2023	612,354	469,982
Windstream Services LLC, Exit B(f)	N/A	L + 6.25%	09/21/2027	366,909	354,221
Xplornet Communications, Inc., Initial	4.90%	1M US L + 4.75%	06/10/2027	261,414	256,023
Total Diversified Telecommunication Services				3,390,227	3,208,171

See Notes to Financial Statements.

XAI Octagon Floating Rate & Alternative Income Term Trust
Schedule of Investments – (Continued)
September 30, 2020

	Coupon(a)	Reference Rate & Spread	Maturity Date	Principal Amount	Value
SENIOR SECURED FIRST LIEN LOANS(b) - (Continued)
Electric Utilities - 0.37% (0.26% of Total Investments)
EFS Cogen Holdings I LLC, B(f)	N/A	L + 3.50%	09/24/2027	$105,030	$104,584
PG&E Corp.	5.50%	1M US L + 4.50%	06/23/2025	213,911	209,275
Total Electric Utilities				318,941	313,859

Electronic Equipment, Instruments & Components - 2.48% (1.73% of Total Investments)
Cardtronics USA, Inc., Initial	5.00%	1M US L + 4.00%	06/29/2027	32,487	32,324
Corsair Gaming, Inc.	4.75%	1M US L + 3.75%	08/28/2024	84,902	84,053
Mavenir Systems, Inc., Initial	7.00%	2M US L + 6.00%	05/08/2025	911,023	901,913
Mirion Technologies, Inc., Initial Dollar	4.27%	3M US L + 4.00%	03/06/2026	494,975	490,273
Synamedia Americas Holdings, Inc., Initial	6.22%	3M US L + 6.00%	10/29/2024	278,538	238,150
Xperi Holding Corp., Initial B	4.15%	1M US L + 4.00%	06/02/2025	372,080	362,004
Total Electronic Equipment, Instruments & Components				2,174,005	2,108,717

Energy Equipment & Services - 0.93% (0.65% of Total Investments)
ChampionX Holding, Inc.	6.00%	3M US L + 5.00%	06/03/2027	176,633	175,529
Lealand Finance Co. BV
Make-Whole	3.15%	1M US L + 3.00%	06/28/2024	8,469	7,283
Take-Back	4.15%	1M US L + 4.00%	06/30/2025	44,880	33,511
WaterBridge Midstream Operating LLC, Initial	6.75%	3M US L + 5.75%	06/22/2026	695,560	576,821
Total Energy Equipment & Services				925,542	793,144

Food Products - 0.09% (0.06% of Total Investments)
H-Food Holdings LLC, 2020 Incremental B-3	6.00%	1M US L + 5.00%	05/23/2025	62,500	61,927
Shearer’s Foods LLC(f)	N/A	L + 4.00%	09/23/2027	13,058	12,952
Total Food Products				75,558	74,879

Health Care Equipment & Supplies - 0.49% (0.34% of Total Investments)
Asp Navigate Acquisition Corp.(f)	N/A	L + 4.50%	09/24/2027	421,053	415,789

Health Care Providers & Services - 5.45% (3.80% of Total Investments)
BW NHHC Holdco, Inc., Initial	5.27%	3M US L + 5.00%	05/15/2025	344,976	294,668
EyeCare Partners LLC, Initial Term Loan(g)	3.90%	1M US L + 3.75%	02/18/2027	473,103	443,832
Global Medical Response, Inc.
2018 New	5.25%	3M US L + 4.25%	03/14/2025	491,165	474,794
B(f)	N/A	L + 4.75%	09/24/2025	150,000	146,484
Pathway Vet Alliance LLC, Initial(g)	4.15%	1M US L + 4.00%	03/31/2027	110,107	108,263
Radiology Partners, Inc., B	5.67%	3M US L + 4.25%	07/09/2025	754,358	721,543
Verscend Holding Corp., B	4.65%	1M US L + 4.50%	08/27/2025	1,243,499	1,229,509
WCG Purchaser Corp., Initial	5.24%	3M US L + 4.00%	01/08/2027	455,814	449,738
WP CityMD Bidco LLC, Initial	5.50%	3M US L + 4.50%	08/13/2026	764,187	758,693
Total Health Care Providers & Services				4,787,209	4,627,524

See Notes to Financial Statements.

XAI Octagon Floating Rate & Alternative Income Term Trust
Schedule of Investments – (Continued)
September 30, 2020

	Coupon(a)	Reference Rate & Spread	Maturity Date	Principal Amount	Value
SENIOR SECURED FIRST LIEN LOANS(b) - (Continued)
Health Care Technology - 2.31% (1.61% of Total Investments)
athenahealth, Inc., B	4.75%	3M US L + 4.50%	02/11/2026	$733,268	$720,435
Milano Acquisition Corp., B(f)	N/A	L + 4.00%	08/17/2027	298,766	295,032
Navicure, Inc., 2020 Incremental	4.75%	1M US L + 4.00%	10/22/2026	73,328	72,595
Zelis Cost Management Buyer, Inc., B	4.90%	1M US L + 4.75%	09/30/2026	882,801	875,395
Total Health Care Technology				1,988,163	1,963,457

Hotels, Restaurants & Leisure - 2.87% (2.00% of Total Investments)
Alterra Mountain Co., Additional	5.50%	1M US L + 4.50%	08/01/2026	296,073	292,372
Caesars Resort Collection LLC, B-1	4.69%	1M US L + 4.50%	07/21/2025	141,732	136,968
Carnival Corp., Initial Advance	8.50%	1M US L + 7.50%	06/30/2025	65,615	66,289
Casablanca US Holdings, Inc., Amendment No. 2 Initial	4.26%	3M US L + 4.00%	03/29/2024	825,066	597,876
CEC Entertainment, Inc., B(h)	8.81%	3M US L + 8.50%	08/30/2026	217,026	137,812
Herschend Entertainment Co. LLC, Initial	6.75%	3M US L + 5.75%	08/25/2025	174,616	166,758
Red Lobster Management LLC, Initial	6.25%	3M US L + 5.25%	07/28/2021	254,507	235,261
United PF Holdings LLC
Incremental Term Loan	9.50%	3M US L + 8.50%	12/30/2026	360,000	356,400
Initial	4.22%	3M US L + 4.00%	12/30/2026	517,331	450,725
Total Hotels, Restaurants & Leisure				2,851,966	2,440,461

Household Durables - 0.55% (0.39% of Total Investments)
Samsonite IP Holdings Sarl, 2020 Incremental Tranche B	5.50%	1M US L + 4.50%	04/25/2025	482,039	469,386

Industrial Conglomerates - 0.39% (0.27% of Total Investments)
Star US Bidco LLC, Initial	5.25%	1M US L + 4.25%	03/17/2027	351,978	333,791

Insurance - 0.33% (0.23% of Total Investments)
Ryan Specialty Group LLC, Initial	4.00%	1M US L + 3.25%	09/01/2027	281,436	278,447

Internet Software & Services - 5.31% (3.71% of Total Investments)
Castle US Holding Corp., Initial Dollar	3.97%	3M US L + 3.75%	01/29/2027	1,493,750	1,432,671
GTT Communications, Inc., Closing Date U.S.	2.97%	3M US L + 2.75%	05/31/2025	45,537	39,044
Imperva, Inc.	5.00%	3M US L + 4.00%	01/12/2026	411,646	404,002
Playtika Holding Corp., B	7.00%	3M US L + 6.00%	12/10/2024	1,927,698	1,926,984
Shutterfly LLC, B	7.00%	3M US L + 6.00%	09/25/2026	738,045	667,702
Ultimate Software Group, Inc., 2020 Incremental	4.75%	3M US L + 4.00%	05/04/2026	43,239	43,083
Total Internet Software & Services				4,659,915	4,513,486

IT Services - 0.65% (0.45% of Total Investments)
Intrado Corp., Initial B	5.00%	1M US L + 4.00%	10/10/2024	607,517	549,863

Media - 6.98% (4.87% of Total Investments)
Banijay Entertainment S.A.S., Facility B	3.91%	1M US L + 3.75%	03/01/2025	660,104	645,252
Creative Artists Agency LLC
Closing Date	3.90%	1M US L + 3.75%	11/27/2026	681,067	652,802
Incremental B-1	5.25%	1M US L + 4.25%	11/27/2026	374,531	358,988

See Notes to Financial Statements.

XAI Octagon Floating Rate & Alternative Income Term Trust
Schedule of Investments – (Continued)
September 30, 2020

	Coupon(a)	Reference Rate & Spread	Maturity Date	Principal Amount	Value
SENIOR SECURED FIRST LIEN LOANS(b) - (Continued)
Media - (Continued)
Cumulus Media New Holdings, Inc., Initial	4.75%	3M US L + 3.75%	03/31/2026	$1,063,678	$1,010,494
Houghton Mifflin Harcourt Publishers, Inc., B	7.25%	1M US L + 6.25%	11/22/2024	962,500	891,756
Recorded Books, Inc., Initial	4.16%	1M US L + 4.00%	08/29/2025	941,069	932,835
Terrier Media Buyer, Inc., B	4.40%	1M US L + 4.25%	12/17/2026	887,278	864,147
UFC Holdings LLC, B-2	4.25%	3M US L + 3.25%	04/29/2026	81,318	80,607
William Morris Endeavor Entertainment LLC, B-2	9.50%	1M US L + 8.50%	05/18/2025	497,500	495,012
Total Media				6,149,045	5,931,893

Oil, Gas & Consumable Fuels - 0.03% (0.02% of Total Investments)
Permian Production Partners LLC, Initial Advances(h)	10.25%	3M US L + 8.00%	05/10/2024	433,088	21,654

Personal Products - 1.14% (0.80% of Total Investments)
Knowlton Development Corp., Inc., Initial (2020)	3.90%	1M US L + 3.75%	12/22/2025	992,443	972,594

Pharmaceuticals - 0.27% (0.19% of Total Investments)
Amneal Pharmaceuticals, LLC, Initial Term Loan	3.69%	1M US L + 3.50%	05/04/2025	246,627	231,830

Professional Services - 1.50% (1.05% of Total Investments)
AQ Carver Buyer, Inc., Initial	6.00%	3M US L + 5.00%	09/23/2025	463,211	437,734
GlobalLogic Holdings, Inc., 2020 Incremental B-2	4.50%	1M US L + 3.75%	09/14/2027	105,634	104,578
IG Investments Holdings, LLC (fka Igloo Merger Sub, LLC),
Refinancing Term Loan	5.00%	3M US L + 4.00%	05/23/2025	744,289	731,964
Total Professional Services				1,313,134	1,274,276

Real Estate Investment Trusts (REITs) - 0.06% (0.04% of Total Investments)
Starwood Property Trust, Inc., Incremental B-2(f)	N/A	L + 3.50%	07/26/2026	51,863	51,086

Semiconductors & Semiconductor Equipment - 0.01% (0.01% of Total Investments)
Allegro Microsystems, Inc. Tl, Cov-Lite Term Loan B(f)	N/A	L + 4.25%	09/24/2027	8,042	7,982

Software - 6.42% (4.48% of Total Investments)
Cambium Learning Group, Inc., Initial	4.72%	3M US L + 4.50%	12/18/2025	992,424	977,538
Conservice Midco LLC, Initial	4.47%	3M US L + 4.25%	05/13/2027	123,077	121,538
Cornerstone OnDemand, Inc.	4.41%	1M US L + 4.25%	04/22/2027	320,802	319,933
DCert Buyer, Inc., B	4.15%	1M US L + 4.00%	10/16/2026	295,258	291,107
DiscoverOrg LLC, Initial	3.90%	1M US L + 3.75%	02/02/2026	866,118	856,738
EagleView Technology Corp.	3.76%	3M US L + 3.50%	08/14/2025	280,303	269,792
Fiserv Investment Solutions, Inc., Initial	5.02%	3M US L + 4.75%	02/18/2027	446,454	442,735
Micro Holding Corp. & MH Sub I, LLC, Term Loan	3.65%	1M US L + 3.50%	09/13/2024	246,180	239,102

See Notes to Financial Statements.

XAI Octagon Floating Rate & Alternative Income Term Trust
Schedule of Investments – (Continued)
September 30, 2020

	Coupon(a)	Reference Rate & Spread	Maturity Date	Principal Amount	Value
SENIOR SECURED FIRST LIEN LOANS(b) - (Continued)
Software - (Continued)
Project Alpha Intermediate Holding, Inc., 2019 Incremental	4.52%	3M US L + 4.25%	04/26/2024	$589,130	$581,766
RSA Security LLC, Initial	6.00%	3M US L + 5.00%	09/01/2027	386,041	384,111
Upland Software, Inc., Initial	3.90%	1M US L + 3.75%	08/06/2026	992,500	975,131
Total Software				5,538,287	5,459,491

Specialty Retail - 1.95% (1.36% of Total Investments)
Bass Pro Group LLC, Initial	5.75%	3M US L + 5.00%	09/25/2024	1,246,849	1,233,608
Jo-Ann Stores LLC, Initial	6.00%	3M US L + 5.00%	10/20/2023	500,000	425,470
Total Specialty Retail				1,746,849	1,659,078

Textiles, Apparel & Luxury Goods - 1.23% (0.86% of Total Investments)
Champ Acquisition Corp., Initial	5.72%	3M US L + 5.50%	12/19/2025	527,360	490,282
Elevate Textiles, Inc., Initial	5.37%	3M US L + 5.00%	05/01/2024	689,950	558,859
Total Textiles, Apparel & Luxury Goods				1,217,310	1,049,141

Total Senior Secured First Lien Loans (Cost $52,675,085)				$53,551,477	$50,591,688
	Shares	Value
COMMON STOCK - 0.14%* (0.10% of Total Investments)
Aerospace & Defense - 0.02% (0.01% of Total Investments)
New Constellis Borrower LLC(c)(i)	6,795	$13,590

Energy Equipment & Services - 0.06% (0.04% of Total Investments)
Mcdermott International, Ltd.(i)	19,844	51,971

Specialty Retail - 0.06% (0.05% of Total Investments)
Payless Holdings LLC(c)(i)	32,500	54,035
Total Common Stock (Cost $194,475)	59,139	$119,596

MONEY MARKET MUTUAL FUNDS - 2.77%* (1.93% of Total Investments)
Invesco Short Term Investments Trust Treasury Portfolio, Institutional Class (0.013% 7-Day Yield)	2,353,594	$2,353,594
Total Money Market Mutual Funds (Cost $2,353,594)	2,353,594	$2,353,594

Total Investments - 143.30% (Cost $144,732,917)		$121,792,141
Liabilities in Excess of Other Assets - (1.42)%		(1,207,462)
Leverage Facility (Net of $54,426 Deferred Leverage Costs) - (41.88)%		(35,595,574)
Net Assets - 100.00%		$84,989,105

____________

*       Amounts above are shown as a percentage of net assets as of September 30, 2020.

(a)    The rate shown is the coupon as of the end of the reporting period.

(b)    Variable rate investment. Interest rates reset periodically. Interest rate shown reflects the rate in effect at September 30, 2020. For securities based on a published reference rate and spread, the reference rate and spread are indicated in the description above. Certain variable rate securities are not based on a published reference rate and spread but are determined by the issuer or agent and are based on current market conditions. These securities do not indicate a reference rate and spread in their description above.

(c)     As a result of the use of significant unobservable inputs to determine fair value, these investments have been classified as Level 3 assets.

See Notes to Financial Statements.

XAI Octagon Floating Rate & Alternative Income Term Trust
Schedule of Investments – (Concluded)
September 30, 2020

(d)    Security exempt from registration under Rule 144A of the Securities Act of 1933. Total market value of Rule 144A securities amounts to $63,581,067, which represents approximately 74.81% of the Trust’s net assets as of September 30, 2020. Such securities may normally be sold to qualified institutional buyers in transactions exempt from registration.

(e)     CLO subordinated notes are considered CLO equity positions. CLO equity positions are entitled to recurring distributions which are generally equal to the remaining cash flow of payments made by underlying securities less contractual payments to debt holders and fund expenses. The effective yield is estimated based upon the amount and timing of these recurring distributions in addition to the estimated amount of terminal principal payment. Effective yields for the CLO equity positions are updated generally once a quarter or on a transaction such as an add-on purchase, refinancing or reset. The estimated yield and investment cost may ultimately not be realized. Estimated yields shown are based on rates that existed as of September 30, 2020.

(f)     When-issued or delivery-delayed security. All or a portion of this position has not settled as of September 30, 2020. The interest rate shown represents the stated spread over the London Interbank Offered Rate (“LIBOR” or “L”) or the applicable LIBOR floor; the Trust will not accrue interest until the settlement date, at which point LIBOR will be established. The total cost of securities purchased on a when-issued or delivery-delayed basis was $1,612,403 as of September 30, 2020.

(g)    This investment has an unfunded commitment as of September 30, 2020. For further details, see Note 8 of the Notes to Financial Statements.

(h)    Issuer was in default and is non-income producing. Partial or no payments were paid on the last payment date. The aggregate value of these securities represented 0.19% of the Trust’s net assets.

(i)     Non-income producing security.

All securities held as of September 30, 2020 are pledged as collateral for the leverage facility. See Note 6 of the Notes to Financial Statements.

See Notes to Financial Statements.

XAI Octagon Floating Rate & Alternative Income Term Trust
Statement of Assets and Liabilities
September 30, 2020

ASSETS:
Investments, at value (Cost $144,732,917)	$121,792,141
Cash	1,263,026
Interest receivable	460,181
Receivable for investment securities sold	866,453
Deferred offering costs, net (Note 5)	46,842
Prepaid expenses and other assets	9,052
Total Assets	124,437,695

LIABILITIES:
Leverage facility (Net of $54,426 deferred leverage costs) (Note 6)	35,595,574
Payable for investment securities purchased	2,486,543
Distributions payable to common shareholders	777,387
Accrued investment advisory fees payable (Note 3)	171,509
Accrued professional fees payable	142,854
Accrued fund accounting and administration fees payable	111,311
Accrued excise tax payable (Note 9)	77,250
Interest due on leverage facility (Note 6)	43,322
Accrued investor support services fees payable (Note 3)	19,424
Accrued printing fees payable	7,047
Accrued chief compliance officer fees payable (Note 3)	5,268
Accrued custodian fees payable	5,260
Accrued transfer agent fees payable	2,574
Other payables and accrued expenses	3,267
Total Liabilities	39,448,590
Net Assets	$84,989,105
Commitment (Note 8)

COMPOSITION OF NET ASSETS:
Paid-in capital	$113,481,577
Total distributable earnings	(28,492,472)
Net Assets	$84,989,105

Common shares of beneficial interest outstanding, at $0.01 par value, and unlimited common shares authorized	12,956,451
Net Asset Value per Common Share	$6.56

See Notes to Financial Statements.

XAI Octagon Floating Rate & Alternative Income Term Trust
Statement of Operations
For the Year Ended September 30, 2020

INVESTMENT INCOME:
Interest	$13,239,169
Dividends	49,138
Total Investment Income	13,288,307

EXPENSES:
Investment advisory fees (Note 3)	1,980,182
Interest expense and amortization of deferred leverage costs	954,943
Professional fees	492,686
Fund accounting and administration fees	345,338
Investor support services fees (Note 3)	232,968
Trustees fees and expenses	174,000
Excise tax (Note 9)	77,250
Printing expenses	38,814
Chief compliance officer fees (Note 3)	31,329
Transfer agent fees	28,740
Chief financial officer fees (Note 3)	24,533
Custodian fees	22,729
Other expenses	154,855
Total Expenses	4,558,367
Net Investment Income	8,729,940

REALIZED AND UNREALIZED LOSS ON INVESTMENTS:
Net realized loss on:
Investment securities	(7,369,930)
Change in unrealized appreciation/(depreciation) on:
Investment securities	(12,370,462)
Net Realized and Unrealized Loss on Investments	(19,740,392)
Net Decrease in Net Assets from Operations	$(11,010,452)

See Notes to Financial Statements.

XAI Octagon Floating Rate & Alternative Income Term Trust
Statements of Changes in Net Assets

	For the Year Ended September 30, 2020	For the Year Ended September 30, 2019
OPERATIONS:
Net investment income	$8,729,940	$7,671,327
Net realized loss	(7,369,930)	(3,725,716)
Change in unrealized appreciation/(depreciation)	(12,370,462)	(8,390,032)
Net Decrease in Net Assets from Operations	(11,010,452)	(4,444,421)

TOTAL DISTRIBUTIONS TO SHAREHOLDERS:
From net investment income	(6,685,937)	(6,645,148)
From tax return of capital	(2,879,758)	(682,271)
TOTAL DISTRIBUTIONS TO SHAREHOLDERS	(9,565,695)	(7,327,419)

CAPITAL SHARE TRANSACTIONS:
Proceeds from sale of common shares (net of offering costs of $509,147 and $66,707)	26,640,739	11,118,846
Net asset value of common shares issued to shareholders from reinvestment of dividends	217,315	38,580
Net Increase in Net Assets from Capital Share Transactions	26,858,054	11,157,426
Net Increase/(Decrease) in Net Assets	6,281,907	(614,414)

NET ASSETS:
Beginning of year	$78,707,198	$79,321,612
End of year	$84,989,105	$78,707,198

See Notes to Financial Statements.

XAI Octagon Floating Rate & Alternative Income Term Trust
Statement of Cash Flows
For the Year Ended September 30, 2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net decrease in net assets from operations	$(11,010,452)
Adjustments to reconcile net decrease in net assets from operations to net cash used in operating activities:
Purchases of investment securities	(98,825,074)
Proceeds from sales of investment securities	69,521,687
Proceeds from paydowns/repayments of investments	4,734,778
Discounts accreted/premiums amortized	(50,173)
Reductions to CLO equity cost basis	2,471,402
Net realized loss on investment securities	7,369,930
Net change in unrealized depreciation on investment securities	12,370,462
Net sale of short-term investment securities	4,023,510
Amortization of deferred leverage costs	(29,856)
(Increase)/Decrease in assets:
Receivable for investment securities sold	5,457,510
Interest receivable	188,247
Prepaid expenses and other assets	(4,957)
Increase/(Decrease) in liabilities:
Payable for investment securities purchased	(9,807,255)
Accrued excise tax payable	77,250
Interest due on leverage facility	(59,017)
Accrued investment advisory fees payable	92,666
Accrued fund accounting and administration fees payable	62,585
Accrued professional fees payable	27,207
Accrued trustees fees payable	(38,000)
Accrued investor support services fees payable	(26)
Accrued printing fees payable	1,732
Accrued custodian fees payable	(145)
Accrued chief compliance officer fees payable	93
Accrued transfer agent fees payable	(5,156)
Other payables and accrued expenses	(39,267)
Net Cash Used in Operating Activities	(13,470,319)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from leverage facility	15,265,000
Payments on leverage facility	(18,580,000)
Proceeds from shares sold - common shares	27,271,622
Distributions paid - common shareholders	(9,264,191)
Offering costs	(418,965)
Net Cash Provided by Financing Activities	14,273,466

XAI Octagon Floating Rate & Alternative Income Term Trust
Statement of Cash Flows – (Continued)
For the Year Ended September 30, 2020

Net Increase in Cash	803,147
Cash, beginning balance	459,879
Cash, ending balance	$1,263,026

Supplemental disclosure of cash flow information:
Cash paid for interest on leverage facility	$954,538

Non-cash activity:
Reinvestment of distributions	$217,315

See Notes to Financial Statements.

XAI Octagon Floating Rate &
Alternative Income Term Trust
Notes to Financial Statements

September 30, 2020

1. ORGANIZATION

XAI Octagon Floating Rate & Alternative Income Term Trust (the “Trust”) is a diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Trust commenced operations on September 27, 2017.

The Trust seeks to achieve its investment objective by investing in a dynamically managed portfolio of opportunities primarily within the private credit markets. Under normal market conditions, the Trust will invest at least 80% of its Managed Assets in floating rate credit instruments and other structured credit investments. “Managed Assets” means the total assets of the Trust, including assets attributable to the Trust’s use of leverage, minus the sum of its accrued liabilities (other than liabilities incurred for the purpose of creating leverage).

2. SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates: The preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements during the period reported. Management believes the estimates and security valuations are appropriate; however, actual results may differ from those estimates, and the security valuations reflected in the financial statements may differ from the value the Trust ultimately realizes upon sale of the securities. The Trust is considered an investment company under U.S. GAAP and follows the accounting and reporting guidance applicable to investment companies in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946. The financial statements have been prepared as of the close of the New York Stock Exchange (“NYSE”) on September 30, 2020.

Expense Recognition: Expenses are recorded on the accrual basis of accounting.

Portfolio Valuation: The net asset value per common share of the Trust is determined daily, on each day that the NYSE is open for trading, as of the close of regular trading on the NYSE (normally 4:00 p.m. Eastern Time). The Trust’s net asset value per common share is calculated by dividing the value of the Trust’s total assets, less its liabilities by the number of shares outstanding.

Cash & Cash Equivalents: The Trust considers its investment in an FDIC insured interest bearing account to be cash. Cash and cash equivalents are valued at cost plus any accrued interest. The Trust maintains cash balances, which at times may exceed federally insured limits. The Trust maintains these balances with a high quality financial institution.

Securities Transactions and Investment Income: Investment security transactions are accounted for on a trade date basis. Dividend income is recorded on the ex-dividend date. Realized gains and losses from securities transactions and unrealized appreciation and depreciation of securities are determined using the identified cost basis method for financial reporting purposes.

Interest income from investments is recorded using the accrual basis of accounting to the extent such amounts are expected to be collected. Amortization of premium or accretion of discount is recognized using the effective interest method. Collateralized loan obligation (“CLO”) equity investments recognize investment income on the accrual basis utilizing an effective interest methodology based upon an effective yield to maturity utilizing

XAI Octagon Floating Rate &
Alternative Income Term Trust
Notes to Financial Statements

September 30, 2020

2. SIGNIFICANT ACCOUNTING POLICIES (cont.)

projected cash flows. ASC Topic 325-40, Beneficial Interests in Securitized Financial Assets, requires investment income from CLO equity investments and fee rebates to be recognized under the effective interest method, with any difference between the cash distribution and the amount calculated pursuant to the effective interest method being recorded as an adjustment to the cost basis of the investment. There were no fee rebates for CLO equity investments held by the Trust as of September 30, 2020.

Effective yields for the Trust’s CLO equity positions are monitored and evaluated on a quarterly basis. The Trust also updates a CLO equity investment’s effective yield in each instance where there is a respective add-on purchase, refinancing or reset involving the CLO equity investment held. The effective yield will be set to 0.00% if: (1) the aggregate projected amount of future recurring distributions is less than the amortized investment cost, and/or (2) there is significant uncertainty with respect to the timing of future residual distributions from equity positions that are in the process of being redeemed or that have missed or are not currently making distributions. The future distributions for CLO equity positions with a 0.00% effective yield will be recognized solely as return of cost basis until the aggregate projected amount of future recurring distributions exceeds the amortized investment cost.

Fair Value Measurements: The Trust discloses the classification of its fair value measurements following a three-tier hierarchy based on the inputs used to measure fair value. Inputs refer broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk. Inputs may be observable or unobservable. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability that are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability that are developed based on the best information available.

Various inputs are used in determining the value of the Trust’s investments as of the end of the reporting period. When inputs used fall into different levels of the fair value hierarchy, the level in the hierarchy within which the fair value measurement falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The designated input levels are not necessarily an indication of the risk or liquidity associated with these investments.

These inputs are categorized in the following hierarchy under applicable financial accounting standards:

Level 1 —	Unadjusted quoted prices in active markets for identical investments, unrestricted assets or liabilities that the Trust has the ability to access at the measurement date;
Level 2 —

Quoted prices which are not active, quoted prices for similar assets or liabilities in active markets or inputs other than quoted prices that are observable (either directly or indirectly) for substantially the full term of the asset or liability; and

Level 3 —

Significant unobservable prices or inputs (including the Trust’s own assumptions in determining the fair value of investments) where there is little or no market activity for the asset or liability at the measurement date.

XAI Octagon Floating Rate &
Alternative Income Term Trust
Notes to Financial Statements

September 30, 2020

2. SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following is a summary of the inputs used to value the Trust’s investments as of September 30, 2020:

Investments in Securities at Value*	Level 1 - Quoted Prices	Level 2 - Significant Observable Inputs	Level 3 - Significant Unobservable Inputs	Total
Corporate Bonds	$—	$2,536,122	$—	$2,536,122
Secured Second Lien Loans	—	4,461,514	—	4,461,514
Senior Secured First Lien Loans	—	50,591,688	—	50,591,688
CLO Debt	—	—	11,891,677	11,891,677
CLO Equity	—	—	49,837,950	49,837,950
Common Stock	—	51,971	67,625	119,596
Money Market Mutual Funds	2,353,594	—	—	2,353,594
Total	$2,353,594	$57,641,295	$61,797,252	$121,792,141

____________

*       For detailed descriptions, see the accompanying Schedule of Investments.

The changes of the fair value of investments for which the Trust has used Level 3 inputs to determine the fair value are as follows:

	CLO Debt	CLO Equity	Common Stock	Total
Balance as of September 30, 2019	$17,302,570	$39,666,744	$—	$56,969,314
Accrued Discount/Premium	12,989	(66,204)	—	(53,215)
Reductions to CLO Equity Cost Basis(a)	—	(2,471,402)	—	(2,471,402)
Realized Gain/(Loss)	(1,717,787)	(372,447)	—	(2,090,234)
Change in Unrealized Appreciation/(Depreciation)	97,719	(12,276,798)	(126,850)	(12,305,929)
Purchases	7,909,281	26,082,730	—	33,992,011
Sales Proceeds	(11,713,095)	(724,673)	—	(12,437,768)
Transfer into Level 3	—	—	194,475	194,475
Transfer out of Level 3	—	—	—	—
Balance as of September 30, 2020	$11,891,677	$49,837,950	$67,625	$61,797,252
Net change in unrealized appreciation/(depreciation) included in the Statements of Operations attributable to Level 3 investments held at September 30, 2020	$(797,714)	$(12,558,553)	$(126,850)	$(13,483,117)

____________

(a)    Reduction to cost value on CLO equity investments represents the difference between distributions received, or entitled to be received, and income earned for the year ended September 30, 2020.

XAI Octagon Floating Rate &
Alternative Income Term Trust
Notes to Financial Statements

September 30, 2020

2. SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following table summarizes the quantitative inputs and assumptions used for investments categorized in Level 3 of the fair value hierarchy as of the end of the reporting period. In addition to the techniques and inputs noted in the table below, according to the Trust’s valuation policy, the Trust may use other valuation techniques and methodologies when determining the Trust’s fair value measurements as provided for in the valuation policy and approved by the Board of Trustees of the Trust (the “Board of Trustees”). The table below is not intended to be all-inclusive, but rather provides information on the significant Level 3 inputs as they relate to the fair value measurements as of the end of the reporting period.

	Quantitative Information about Level 3 Value Measurements
Assets	Value as of September 30, 2020	Valuation Methodologies	Unobservable Input	Range/Weighted Average(2)
CLO Debt	$11,891,677	NBIB(1)	NBIB(1)	70.58 – 98.11/86.64
CLO Equity	49,837,950	NBIB(1)	NBIB(1)	10.60 – 94.35/51.32
Common Stock	67,625	Broker bid	Liquidity discount	1.66 – 2.00/1.72
Total Level 3 assets	$61,797,252

____________

(1)    The Trust generally uses non-binding indicative bid (“NBIB”) prices provided by an independent pricing service or broker on or near the valuation date as the primary basis for the fair value determination for CLO debt and CLO equity investments, which may be adjusted for pending equity distributions as of the valuation date. These bid prices are non-binding, and may not be determinative of an actual transaction price. In valuing the Trust’s investments in CLO debt and CLO equity, in addition to NBIB prices provided by an independent pricing service or broker, the Trust also may consider a variety of relevant factors as set forth in the Trust’s valuation policy, including recent trading prices for specific investments, recent purchases and sales known to the Trust in similar securities, other information known to the Trust relating to the securities, and discounted cash flows based on output from a third-party financial model, using projected future cash flows.

(2)    Weighted averages are calculated based on the value of investments on September 30, 2020.

Significant increases or decreases in any of the unobservable inputs in isolation may result in a significantly lower or higher fair value measurement.

Indemnification: The Trust indemnifies its Officers and Trustees for certain liabilities that may arise from the performance of their duties to the Trust. Additionally, in the normal course of business, the Trust enters into contracts that contain a variety of representations and warranties and which provide general indemnities. The Trust’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Trust that have not yet occurred. However, based on industry experience, the Trust expects the risk of loss due to these warranties and indemnities to be remote.

XAI Octagon Floating Rate &
Alternative Income Term Trust
Notes to Financial Statements

September 30, 2020

3. INVESTMENT ADVISORY AND OTHER AGREEMENTS

XA Investments LLC (“XAI” or the “Adviser”) serves as the investment adviser to the Trust and is responsible for overseeing the Trust’s overall investment strategy and its implementation. Octagon Credit Investors, LLC (“Octagon” or the “Sub-Adviser”) serves as the investment sub-adviser of the Trust and is responsible for investing the Trust’s assets. The Trust pays an advisory fee to the Adviser. The Adviser pays to the Sub-Adviser a sub-advisory fee out of the advisory fee received by the Adviser.

Pursuant to an investment advisory agreement between the Trust and the Adviser, the Trust pays the Adviser a fee, payable monthly in arrears, in an annual amount equal to 1.70% of the Trust’s average daily Managed Assets. “Managed Assets” means the total assets of the Trust, including assets attributable to the Trust’s use of leverage, minus the sum of its accrued liabilities (other than liabilities incurred for the purpose of creating leverage). For the year ended September 30, 2020, the Trust incurred $1,980,182 in advisory fees.

Pursuant to an investment sub-advisory agreement among the Trust, the Adviser and Sub-Adviser, the sub-advisory fee, payable monthly in arrears to the Sub-Adviser, is calculated as a specified percentage of the advisory fee payable by the Trust to the Adviser (before giving effect to any fees waived or expenses reimbursed by the Adviser). The specified percentage is equal to the blended percentage computed by applying the following percentages to the aggregate average daily Managed Assets of all registered investment companies in the XAI fund complex for which the Sub- Adviser (or an affiliate of the Sub-Adviser) serves as investment sub-adviser, including the Trust (“Eligible Funds”):

Aggregate Eligible Funds Average Daily Managed Assets	Percentage of Advisory Fee
First $500 million	60%
Over $500 million	50%

As of September 30, 2020, the Trust was the only Eligible Fund and the sub-advisory fee equals 60% of the advisory fee payable to the Adviser. Pursuant to the investment sub-advisory agreement, from time to time the Trust may reimburse the Sub-Adviser for certain costs and expenses incurred by the Sub-Adviser in connection with the management of the Trust’s assets. For the year ended September 30, 2020, the Trust incurred $77,080 in reimbursements made to the Sub-Adviser. These costs are included in Other Expenses in the Statement of Operations.

The Trust does not pay a performance or incentive fee to the Adviser or the Sub-Adviser.

The Trust pays all costs and expenses of its operations in addition to the advisory fee and investor support services and secondary market support services fee paid to the adviser. For the period from September 27, 2017 to September 27, 2019, the Adviser and the Trust entered into a fee waiver agreement. The fee waiver agreement expired on September 27, 2019. Under the fee waiver agreement, the Adviser had contractually agreed to waive a portion of the advisory fee and/or reimburse the Trust for certain operating expenses so that the annual expenses of the Trust did not exceed 0.30% of the Trust’s Managed Assets (exclusive of investment advisory fees, investor support and secondary market services fees, taxes, expenses incurred directly or indirectly by the Trust as a result of an investment in a permitted investment (including, without limitation, acquired fund fees and expenses), expenses associated with the acquisition or disposition of portfolio investments (including, without limitation, brokerage commissions and other trading or transaction expenses), leverage expenses (including, without

XAI Octagon Floating Rate &
Alternative Income Term Trust
Notes to Financial Statements

September 30, 2020

3. INVESTMENT ADVISORY AND OTHER AGREEMENTS (cont.)

limitation, costs associated with the issuance or incurrence of leverage, commitment fees, interest expense or dividends on preferred shares), expenses incurred in connection with issuances and sales of shares of the Trust (including, without limitation, fees, commissions and offering costs), dividends on short sales, if any, securities lending costs, if any, expenses of holding and soliciting proxies for meetings of shareholders of the Trust (except to the extent relating to routine items such as the election of Trustees), expenses of a reorganization, restructuring, reconciling or merger of the Trust or the acquisition of all or substantially all of the assets of another fund, or any extraordinary expenses not incurred in the ordinary course of the Trust’s business (including, without limitation, expenses related to litigation, derivative actions, demands related to litigation, regulatory or other government investigations and proceeding)). The Adviser may recoup waived or reimbursed amounts for three years following the date of such waiver or reimbursement, provided total expenses, including such recoupment, do not exceed the lesser of the annual expense limit at the time such expenses were waived or reimbursed or the annual expense limit at the time of recoupment.

As of September 30, 2020, the following amounts were available for recoupment by the Adviser. These will expire during the following fiscal years:

Expires 2021	Expires 2022
$580,682	$718,370

The Trust has also retained the Adviser to provide investor support services and secondary market support services in connection with the ongoing operation of the Trust. Such services include providing ongoing contact with respect to the Trust with financial intermediaries, communicating with the NYSE specialist for the shares and with the closed-end fund analyst community regarding the Trust on a regular basis, and hosting and maintaining a website for the Trust. The Trust pays the Adviser a service fee, payable monthly in arrears, in an annual amount equal to 0.20% of the Trust’s average daily Managed Assets.

SS&C ALPS Fund Services, Inc. (“ALPS”) serves as the Trust’s administrator and accounting agent and receives customary fees from the Trust for such services.

An employee of ALPS serves as the Trust’s chief compliance officer. ALPS provides services that assist the Trust’s chief compliance officer in monitoring and testing the policies and procedures of the Trust in conjunction with requirements under Rule 38a-1 under the 1940 Act and receives an annual base fee. ALPS is reimbursed for certain out-of-pocket expenses by the Trust. Compliance service fees paid by the Trust for the year ended September 30, 2020 are disclosed in the Statement of Operations.

An employee of PINE Advisor Solutions, LLC (“PINE”) serves as the Trust’s principal financial officer. PINE receives an annual base fee for the services provided to the Trust. PINE is reimbursed for certain out-of-pocket expenses by the Trust. Service fees paid by the Trust for the year ended September 30, 2020 are disclosed in the Statement of Operations.

DST Systems Inc., an affiliate of ALPS, serves as transfer, dividend paying and shareholder servicing agent for the Trust. U.S. Bank N.A. serves as the Trust’s custodian.

XAI Octagon Floating Rate &
Alternative Income Term Trust
Notes to Financial Statements

September 30, 2020

4. DISTRIBUTIONS

The Trust intends to pay substantially all of its net investment income, if any, to holders of common shares (“Common Shareholders”) through monthly distributions. The Trust intends to distribute any net long-term capital gains to Common Shareholders at least annually. The Trust expects to declare distributions monthly. To permit the Trust to maintain more stable monthly distributions, the Trust may distribute more or less than the amount of the net income earned in a particular period. There is no assurance the Trust will continue to pay regular monthly distributions or that it will do so at a particular rate. Distributions may be paid by the Trust from any permitted source and, from time to time, all or a portion of a distribution may be a return of capital. Shareholders should not assume that the source of the distribution from the Trust is net income or profit.

The Trust declared separate monthly distributions at the following distribution rates:

Monthly Period(s)	Distribution Rate
October 2019 – April 2020	$0.073
May 2020 – September 2020	$0.060

For the year ended September 30, 2020, the Trust declared distributions of $0.798 per common share, or $9,565,695 in the aggregate.

The Trust expects that distributions paid on the Common Shares will consist primarily of (i) investment company taxable income, which includes ordinary income (such as interest, dividends, and certain income from hedging or derivatives transactions) and the excess, if any, of net short-term capital gain over net long-term capital loss, and (ii) net capital gain (which is the excess of net long-term capital gain over net short-term capital loss). All or a portion of a distribution may be a return of capital.

The Trust’s net investment income and capital gain can vary significantly over time, however, the Trust seeks to maintain more stable monthly distributions over time. To permit the Trust to maintain more stable monthly distributions, the Trust may initially distribute less than the entire amount of the net investment income earned in a particular period. The undistributed net investment income may be available to supplement future distributions. Undistributed net investment income is included in the Common Shares’ net asset value, and, correspondingly, distributions from net investment income will reduce the Common Shares’ net asset value.

The Trust’s investments in CLOs may be subject to complex tax rules and the calculation of taxable income attributed to an investment in CLO subordinated notes can be dramatically different from the calculation of income for financial reporting purposes under accounting principles generally accepted in the United States (“U.S. GAAP”), and, as a result, there may be significant differences between the Trust’s GAAP income and its taxable income. The Trust’s final taxable income for the current fiscal year will not be known until the Trust’s tax returns are filed.

As a registered investment company, the Trust is subject to a 4% excise tax that is imposed if the Trust does not distribute by the end of any calendar year at least the sum of (i) 98% of its ordinary income (not taking into account any capital gain or loss) for the calendar year and (ii) 98.2% of its capital gain in excess of its capital loss (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year (unless an election is made to use the Trust’s fiscal year). In certain circumstances, the Trust may elect to retain income or capital gain to the extent that the Board of Trustees, in consultation with Trust management,

XAI Octagon Floating Rate &
Alternative Income Term Trust
Notes to Financial Statements

September 30, 2020

4. DISTRIBUTIONS (cont.)

determines it to be in the interest of shareholders to do so. Alternatively, the Trust may have to dispose of portfolio securities to make a distribution at a time when independent investment judgment might not dictate such disposition.

All or a portion of a distribution may be a return of capital, which is in effect a partial return of the amount a Common Shareholder invested in the Trust, up to the amount of the Common Shareholder’s tax basis in their Common Shares, which would reduce such tax basis. Although a return of capital may not be taxable, it will generally increase the Common Shareholder’s potential gain, or reduce the Common Shareholder’s potential loss, on any subsequent sale or other disposition of Common Shares. Shareholders who periodically receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net income or profits when they are not. Shareholders should not assume that the source of a distribution from the Trust is net income or profit.

Pursuant to the requirements of the 1940 Act, in the event the Trust makes distributions from sources other than income, such as return of capital, a notice will be provided in connection with each monthly distribution with respect to the estimated source of the distribution made. Such notices will describe the portion, if any, of the monthly dividend which, in the Trust’s good faith judgment, constitutes long-term capital gain, short-term capital gain, investment company taxable income or a return of capital. The characterization of distributions paid to Common Shareholders reflect estimates made by the Trust. Such estimates are subject to be characterized differently for federal income tax purposes at year-end. The actual character of such dividend distributions for U.S. federal income tax purposes will only be determined finally by the Trust at the close of its fiscal year, based on the Trust’s full year performance and its actual net investment company taxable income and net capital gains for the year, which may result in a recharacterization of amounts distributed during such fiscal year from the characterization in the monthly estimates.

The Trust may, but is not required to, seek to obtain exemptive relief to permit the Trust to make periodic distributions of long-term capital gains with respect to its Common Shares as frequently as monthly. Such relief, if obtained, would permit the Trust to implement a “managed distribution policy” pursuant to which the Trust would distribute a fixed percentage of the net asset value (or market price if then applicable) of the Common Shares at a particular point in time or a fixed monthly amount, any of which may be adjusted from time to time. It is anticipated that under such a distribution policy, the minimum annual distribution rate with respect to the Common Shares would be independent of the Trust’s performance during any particular period but would be expected to correlate with the Trust’s performance over time.

The Trust reserves the right to change its distribution policy and the basis for establishing the rate of distributions at any time and may do so without prior notice to Common Shareholders. Future distributions will be made if and when declared by the Trust’s Board of Trustees, based on a consideration of number of factors, including the Trust’s continued compliance with terms and financial covenants of its senior securities, the Trust’s net investment income, financial performance and available cash. There can be no assurance that the amount or timing of distributions in the future will be equal or similar to that of past distributions or that the Board of Trustees will not decide to suspend or discontinue the payment of distributions in the future.

XAI Octagon Floating Rate &
Alternative Income Term Trust
Notes to Financial Statements

September 30, 2020

4. DISTRIBUTIONS (cont.)

Distributions shall be paid on their payment date unless the payment of such distribution is deferred by the Board of Trustees upon a determination that such deferral is required in order to comply with applicable law or the applicable terms or financial covenants of the Trust’s senior securities or to ensure that the Trust remains solvent and able to pay its debts as they become due and continue as a going concern.

5. CAPITAL TRANSACTIONS

Pursuant to the Trust’s Agreement and Declaration of Trust, the Trust is authorized to issue an unlimited number of common shares of beneficial interest, par value $0.01 per share (“Common Shares”).

	For the Year Ended September 30, 2020	For the Year Ended September 30, 2019
Common Shares outstanding – beginning of period	9,574,537	8,348,918
Common Shares issued in connection with the at-the-market offering	2,256,440	1,221,261
Common Shares issued from underwriters’ firm commitment underwriting, including over-allotment options exercised	1,098,500	—
Common Shares issued as reinvestment dividends	26,974	4,358
Common Shares outstanding – end of period	12,956,451	9,574,537

The Board of Trustees is authorized to classify and reclassify any unissued shares into other classes or series of shares and authorize the issuance of shares without obtaining stockholder approval.

On October 1, 2018, the Trust filed with the U.S. Securities and Exchange Commission (the “SEC”) a shelf registration statement on Form N-2 allowing for delayed or continuous offering of up to $100,000,000 aggregate initial offering price of Common Shares. The shelf registration statement was declared effective on March 12, 2019.

On November 15, 2019, the Trust entered into an underwriting agreement among the Trust, the Adviser, Sub-Adviser and National Securities Corporation to sell 960,000 Common Shares (exclusive of 144,000 Common Shares that the underwriters had the right to purchase pursuant to a 45-day option to cover overallotments, if any) at a price to the public of $8.36 per share. On November 18, 2019, the underwriters partially exercised the overallotment option to purchase 138,500 Common Shares. On November 19, 2019, the Trust issued and sold to the underwriters 1,098,500 Common Shares at a total public offering price (before deduction of the sales load and offering expenses) of $9,183,460.

On January 17, 2020, the Trust entered into an Amended and Restated Distribution Agreement with Foreside Fund Services, LLC (the “Distributor”), pursuant to which the Trust may offer and sell up to 4,250,000 Common Shares, from time to time, through the Distributor, in transactions that are deemed to be “at-the-market” as defined in Rule 415 under the Securities Act of 1933. The minimum price on any day at which Common Shares may be sold will not be less than the then current net asset value per Common Share plus any commissions to be paid to the Distributor. For the year ended September 30, 2020, the Trust issued 2,256,440 Common Shares, generating net proceeds of $18,468,765, pursuant to the at-the-market program.

XAI Octagon Floating Rate &
Alternative Income Term Trust
Notes to Financial Statements

September 30, 2020

5. CAPITAL TRANSACTIONS (cont.)

The Trust paid $418,965 in offering costs during the period relating to the at-the-market program and the underwriting agreement; offering costs are charged to paid-in capital upon the issuance of shares. For the year ended September 30, 2020, the Trust deducted $509,147 of offering costs from paid-in capital. The Statement of Assets and Liabilities as of September 2019 and 2020 reflects $137,024 and $46,842, respectively, of deferred offering costs outstanding.

6. LEVERAGE

The Trust uses leverage to seek to enhance total return and income. The Trust may use leverage through (i) the issuance of senior securities representing indebtedness, including through borrowing from financial institutions or issuance of debt securities, including notes or commercial paper (collectively, “Indebtedness”), (ii) the issuance of preferred shares (“Preferred Shares”) and/or (iii) reverse repurchase agreements, securities lending, short sales or derivatives, such as swaps, futures or forward contracts, that have the effect of leverage (“portfolio leverage”). The Trust currently intends to use leverage through Indebtedness and may use Indebtedness to the maximum extent permitted under the 1940 Act. Under the 1940 Act, the Trust may utilize Indebtedness up to 331/3% of its Managed Assets (specifically, the Trust may not incur Indebtedness if, immediately after incurring such Indebtedness, the Trust would have asset coverage (as defined in the 1940 Act) of less than 300%). The Trust will not utilize leverage, either through Indebtedness, Preferred Shares or portfolio leverage, in an aggregate amount in excess of 40% of the Trust’s Managed Assets (including the proceeds of leverage).

The Trust entered into a Credit Agreement dated October 6, 2017 as amended from time to time (the “Credit Agreement”) with Société Générale (the “Lender”) that establishes a revolving credit facility (the “Facility”). Currently, the Trust may borrow up to $55,000,000. The Facility’s maturity date is October 6, 2021, subject to certain reciprocal termination rights. The Trust pays interest on amounts borrowed based on one-month LIBOR plus 1.10%. The Trust’s borrowings are secured by eligible securities held in its portfolio of investments. The Credit Agreement includes usual and customary covenants. Among other things, these covenants place limitations or restrictions on the Trust’s ability to (i) incur other indebtedness, (ii) change certain investment policies, or (iii) pledge or create liens upon the assets of the Trust. In addition, the Trust is required to deliver financial information to the Lender, maintain an asset coverage ratio of not less than 300%, meet certain other coverage tests and financial covenants and maintain its registration as a closed-end management investment company. No violations of the credit agreement occurred during the year ended September 30, 2020.

For the year ended September 30, 2020, the average amount borrowed under the Credit Agreement and the average interest rate for the amount borrowed was $36,560,861 and 2.17%, respectively. As of September 30, 2020, the amount of such outstanding borrowings was $35,650,000. The interest rate applicable to the borrowings on September 30, 2020 was 1.29%. All securities held as of September 30, 2020 are pledged as collateral for the leverage facility.

XAI Octagon Floating Rate &
Alternative Income Term Trust
Notes to Financial Statements

September 30, 2020

7. PORTFOLIO INFORMATION

Purchase and Sales of Securities: For the fiscal year ended September 30, 2020, the cost of purchases and proceeds from sales of securities, excluding short-term obligations were as follows:

Purchases of investment securities	$98,825,074
Proceeds from sales of investment securities	$69,521,687

8. UNFUNDED COMMITMENTS

The Trust may enter into certain credit agreements, all or a portion of which may be unfunded. The Trust is obligated to fund these loan commitments at the borrowers’ discretion. Unfunded loan commitments and funded portions of credit agreements are marked-to-market daily. Net unrealized appreciation/depreciation on unfunded commitments is reflected in other assets and payable for investment securities purchased in the Statements of Assets and Liabilities and unrealized appreciation (depreciation) on investments in the Statements of Operations. At September 30, 2020, the Trust had an unfunded commitment with the following securities:

Pathway Vet Alliance LLC	$8,843
EyeCare Partners LLC	104,081
$112,924

9. TAXES

Classification of Distributions: Because U.S. federal income tax regulations differ from U.S. GAAP, net investment income and net realized gains may differ for financial statement and tax purposes. The “tax return of capital” referenced in the Trust’s Statement of Changes in Net Assets and Financial Highlights is based on the characterization under tax regulations. Temporary differences arise when certain items of income, expense, gain or loss are recognized at some time in the future. For the Trust, these differences are due to temporary book/tax differences arising primarily from the income recognition deferral for distributions received from certain CLO equity positions that qualify as passive foreign investment companies. Also, due to the timing of dividend distributions, the fiscal year in which the amounts are distributed for tax purposes may differ from the fiscal year in which the income or realized gain was recorded by the Trust.

Paid-in capital	Distributable Earnings
$(77,250)	$77,250

The tax character of distributions paid by the Trust during the year ended September 30, 2020, was as follows:

2020
Distributions Paid From:
Ordinary income	$6,601,748
Return of capital	2,879,758
Total	$9,481,506

XAI Octagon Floating Rate &
Alternative Income Term Trust
Notes to Financial Statements

September 30, 2020

9. TAXES (cont.)

The tax character of distributions paid by the Trust during the year ended September 30, 2019, was as follows:

2019
Distributions Paid From:
Ordinary income	$6,528,025
Return of capital	682,271
Total	$7,210,296

At September 30, 2020, the components of distributable earnings on a tax basis for the Trust were as follows:

Undistributed ordinary income	$—
Accumulated capital losses	(10,929,988)
Unrealized depreciation	(16,785,097)
Other cumulative effect of timing differences	(777,387)
Total	$(28,492,472)

Tax Basis of Investments: Net unrealized appreciation/(depreciation) of investments based on federal tax cost as of September 30, 2020, was as follows:

Cost of investments for income tax purposes	$138,577,238
Gross appreciation (excess of value over tax cost)	$6,726,344
Gross depreciation (excess of tax cost over value)	(23,511,441)
Net unrealized depreciation	$(16,785,097)

Under current law, capital losses maintain their character as short-term or long-term and are carried forward to the next tax year without expiration. As of the current fiscal year end, the following amounts are available as carry forwards to the next tax year:

Short Term	$740,294
Long Term	$2,946,020
$3,686,314

Capital losses arising in the post-October period of the current fiscal year may be deferred to the next fiscal year if the fund elects to defer the recognition of these losses. When this election is made, any losses recognized during the period are treated as having occurred on the first day of the next fiscal year separate from and in addition to the application of normal capital loss carry forwards as described above.

The Trust elects to treat post-October capital losses of $7,243,674 as having been incurred in the following fiscal year ending September 30, 2021.

XAI Octagon Floating Rate &
Alternative Income Term Trust
Notes to Financial Statements

September 30, 2020

9. TAXES (cont.)

Federal Income Tax Status: For federal income tax purposes, the Trust currently qualifies, and intends to remain qualified, as a regulated investment company under the provisions of Subchapter M of the Internal Revenue Code of 1986, as amended, by distributing substantially all of its investment company taxable net income and realized gain, not offset by capital loss carryforwards, if any, to its shareholders. No provision for federal income taxes has been made.

As of and during the year ended September 30, 2020, the Trust did not have a liability for any unrecognized tax benefits. The Trust files U.S. federal, state, and local tax returns as required. The Trust’s tax returns are subject to examination by the relevant tax authorities until expiration of the applicable statute of limitations which is generally three years after the filing of the tax return.

As a registered investment company, the Trust is subject to a 4% excise tax that is imposed if the Trust does not distribute by the end of any calendar year at least the sum of (i) 98% of its ordinary income (not taking into account any capital gain or loss) for the calendar year and (ii) 98.2% of its capital gain in excess of its capital loss (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year (unless an election is made to use the Trust’s fiscal year). In certain circumstances, the Trust may elect to retain income or capital gain to the extent that the Board of Trustees, in consultation with Trust management, determines it to be in the interest of shareholders to do so. Alternatively, the Trust may have to dispose of portfolio securities to make a distribution at a time when independent investment judgment might not dictate such disposition.

Depending on the level of taxable income earned in a tax year, the Trust may choose to carry forward such taxable income in excess of current year dividend distributions from such current year taxable income into the next tax year and pay a 4% excise tax on such income, as required. To the extent that the Trust determines that its estimated current year taxable income will be in excess of estimated dividend distributions for the current year from such income, the Trust accrues excise tax, if any, on estimated excess taxable income as such taxable income is earned. For the year ended September 30, 2020, the Trust has accrued U.S. federal excise tax of $77,250. The U.S. federal excise tax is reported in the Statement of Assets and Liabilities as accrued excise tax payable and in the Statement of Operations as excise tax. The Trust did not pay excise tax in 2019.

10. SENIOR SECURITIES

The following table sets forth information about the Trust’s outstanding senior securities as of the end of each fiscal year since its inception.

Fiscal Period Ended	Title of Security	Total Principal Amount Outstanding	Asset Coverage Per $1,000 of Principal Amount
September 30, 2020	Borrowings	$35,650,000	$3,384
September 30, 2019	Borrowings	$38,965,000	$3,020
September 30, 2018	Borrowings	$38,865,000	$3,041
September 30, 2017	—	$—	N/A

XAI Octagon Floating Rate &
Alternative Income Term Trust
Notes to Financial Statements

September 30, 2020

11. SUBSEQUENT EVENTS

On September 1, 2020, the Trust declared a distribution of $0.060 per Common Share, which was paid on October 1, 2020 to Common Shareholders of record on September 15, 2020.

On October 1, 2020, the Trust declared a distribution of $0.073 per Common Share, which was paid on November 2, 2020 to Common Shareholders of record on October 15, 2020.

On November 2, 2020, the Trust declared a distribution of $0.073 per Common Share, payable on December 1, 2020 to Common Shareholders of record on November 17, 2020.

PROSPECTUS

$100,000,000 XAI Octagon Floating Rate & Alternative Income Term Trust Common Shares Subscription Rights for Common Shares

The Trust. XAI Octagon Floating Rate & Alternative Income Term Trust (the “Trust”) is a diversified, closed-end management investment company.

Investment Objective. The investment objective of the Trust is to seek attractive total return with an emphasis on income generation across multiple stages of the credit cycle. There can be no assurance that the Trust will achieve its investment objective, and you could lose some or all of your investment.

Investment Strategy. The Trust seeks to achieve its investment objective by investing in a dynamically managed portfolio of opportunities primarily within the private credit markets. Under normal market conditions, the Trust will invest at least 80% of its Managed Assets (as defined in this Prospectus) in floating rate credit instruments and other structured credit investments.

Portfolio Contents. The Trust’s investments may include (i) structured credit investments, including collateralized loan obligation (“CLO”) debt and subordinated (i.e., residual or equity) securities; (ii) traditional corporate credit investments, including leveraged loans and high yield bonds; (iii) opportunistic credit investments, including stressed and distressed credit situations and long/short credit investments; and (iv) other credit-related instruments. The Trust currently intends to pursue its investment objective by investing primarily in below investment grade credit instruments, but may invest without limitation in investment grade credit instruments. Below investment grade credit instruments are often referred to as “high yield” securities or “junk bonds.” Below investment grade credit instruments are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal. The Trust may invest without limitation in credit instruments that are illiquid.

Offering. The Trust may offer, from time to time, up to $100,000,000 aggregate initial offering price of common shares of beneficial interest, par value $0.01 per share (“Common Shares”), and/or subscription rights to purchase Common Shares (“Rights” and together with the Common Shares, “Securities”) in one or more offerings in amounts, at prices and on terms set forth in one or more supplements to this Prospectus (each a “Prospectus Supplement”). As of the date of this Prospectus, the Trust has issued and sold 1,830,511 Common Shares with an aggregate offering price of approximately $16,716,100 in an at-the-market offering and 1,098,500 Common Shares with an aggregate offering price of approximately $9,183,460 in an underwritten offering. As a result, approximately $74,100,440 of Securities remain available for subsequent offerings pursuant to this Prospectus. You should read this Prospectus and any related Prospectus Supplement carefully before you decide to invest in the Securities.

The Trust may offer Securities (1) directly to one or more purchasers, (2) through agents that the Trust may designate from time to time or (3) to or through underwriters or dealers. The Prospectus Supplement relating to a particular offering of Securities will identify any agents or underwriters involved in the sale of Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Trust and agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The Trust may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a Prospectus Supplement. See “Plan of Distribution.”

Investing in the Trust’s Securities involves certain risks. An investment in the Trust is subject to investment risk, including the possible loss of the entire principal amount that you invest. The Trust utilizes leverage, which is subject to numerous risks. See “Risks” beginning on page 46 of this Prospectus. Certain of these risks are summarized in “Prospectus Summary—Special Risk Considerations” beginning on page 9 of this Prospectus. You should carefully consider these risks together with all of the other information contained in this Prospectus before making a decision to purchase the Trust’s Securities.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_____________________

Prospectus dated January 3, 2020

Adviser and Sub-Adviser. XA Investments LLC (“XAI” or the “Adviser”) serves as the investment adviser to the Trust and is responsible for overseeing the Trust’s overall investment strategy and its implementation. Octagon Credit Investors, LLC (“Octagon” or the “Sub-Adviser”) serves as the investment sub-adviser of the Trust and is responsible for investing the Trust’s assets. The Trust pays a management fee to the Adviser. As compensation for the services provided by the Sub-Adviser, the Adviser pays to the Sub-Adviser a sub-advisory fee out of the management fee received by the Adviser.

The Trust has also retained the Adviser to provide investor support services and secondary market services in connection with the ongoing operation of the Trust. The Trust pays a service fee to the Adviser in exchange for such services pursuant to a separate investor support and secondary market services agreement.

Common Shares. The Trust’s outstanding Common Shares are, and the Common Shares offered by this Prospectus will be, subject to notice of issuance, listed on the New York Stock Exchange (“NYSE”) under the symbol “XFLT.” As of December 27, 2019, the net asset value of the Trust’s Common Shares was $7.80 per Common Share and the last reported sale price for the Trust’s Common Shares on the NYSE was $8.02 per Common Share, representing a premium to net asset value of 2.82%. In connection with any offering of Rights, the Trust will provide information in the Prospectus Supplement for the expected trading market, if any, for Rights. See “Market and Net Asset Value Information.”

Distributions. The Trust intends to pay substantially all of its net investment income, if any, to common shareholders through monthly distributions and to distribute any net realized long-term capital gains to common shareholders at least annually. There is no assurance the Trust will pay regular monthly distributions or that it will do so at a particular rate. Distributions may be paid by the Trust from any permitted source and, from time to time, all or a portion of a distribution may be a return of capital.

Leverage. The Trust utilizes leverage to seek to enhance total return and income. The Trust may use leverage through (i) the issuance of senior securities representing indebtedness, including through borrowing from financial institutions or issuance of debt securities, including notes or commercial paper (collectively, “Indebtedness”), (ii) the issuance of preferred shares (“Preferred Shares”) and/or (iii) reverse repurchase agreements, securities lending, short sales or derivatives, such as swaps, futures or forward contracts, that have the effect of leverage (“portfolio leverage”). The Trust will not utilize leverage, either through Indebtedness, Preferred Shares or portfolio leverage, in an aggregate amount in excess of 40% of the Trust’s Managed Assets (including the proceeds of leverage). The Trust has entered into a credit agreement, as amended from time to time through the date hereof, with a financial institution pursuant to which the Trust may borrow up to $45,000,000. As of September 30, 2019, outstanding borrowings under the credit agreement were approximately $39.0 million, which represented approximately 33.1% of the Trust’s Managed Assets. The use of leverage is a speculative technique that involves special risks. There can be no assurance that the Trust’s leveraging strategy will be successful. See “Use of Leverage” and “Risks—Leverage Risk.”

Limited Term. The Trust will terminate on or before December 31, 2029 (the “Termination Date”); provided, that if the Board of Trustees believes that under then-current market conditions it is in the best interests of the Trust to do so, the Trust may extend the Termination Date (i) once for up to one year (i.e., up to December 31, 2030), and (ii) once for up to an additional six months (i.e., up to June 30, 2031), in each case upon the affirmative vote of a majority of the Board of Trustees and without a shareholder vote. In addition, as of a date within twelve months preceding the Termination Date, the Board of Trustees may cause the Trust to conduct a tender offer to purchase 100% of the then outstanding Common Shares of the Trust at a price equal to the net asset value per Common Share on the expiration date of the tender offer (an “Eligible Tender Offer”). Following the completion of an Eligible Tender Offer, the Board of Trustees may eliminate the Termination Date upon the affirmative vote of a majority of the Board of Trustees and without a shareholder vote. In making a decision to eliminate the Termination Date and provide for the Trust’s perpetual existence, the Board of Trustees will take such actions with respect to the continued operations of the Trust as it deems to be in the best interests of the

Trust, based on market conditions at such time, the extent of Common Shareholder participation in the Eligible Tender Offer and all other factors deemed relevant by the Board of Trustees in consultation with the Adviser and Sub-Adviser. The Trust should not be confused with a so called “target date” or “life cycle” fund whose asset allocation becomes more conservative over time as the fund’s target date, often associated with retirement, approaches, and does not typically terminate on the target date. In addition, the Trust should not be confused with a “target term” fund whose investment objective is to return the fund’s original net asset value on the termination date. The Trust’s investment objective and policies are not designed to seek to return to investors their initial investment on the Termination Date or in an Eligible Tender Offer. Investors may receive more or less than their original investment upon termination or in an Eligible Tender Offer. See “Risks—Limited Term Risk.”

You should read this Prospectus, which contains important information about the Trust that you should know before deciding whether to invest, and retain it for future reference. A Statement of Additional Information, dated January 3, 2020, containing additional information about the Trust, has been filed with the SEC and is incorporated by reference in its entirety into this Prospectus. You may request free copies of the Statement of Additional Information, the table of contents of which is on page 102 of this Prospectus, annual and semi-annual reports to shareholders and other information about the Trust, and make shareholder inquiries, by calling (888) 903-3358 or by writing to XA Investments at 321 North Clark Street, Suite 2430, Chicago, Illinois 60654, or you may obtain a copy (and other information regarding the Trust) from the SEC’s website (www.sec.gov). Free copies of the Trust’s reports and its Statement of Additional Information will also be available from the Trust’s website at www.xainvestments.com.

The Trust’s Securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

This Prospectus, any accompanying Prospectus Supplement and the SAI, contain (or will contain) or incorporate (or will incorporate) by reference forward-looking statements, within the meaning of the federal securities laws, that involve risks and uncertainties. These statements describe the Trust’s plans, strategies, and goals and the Trust’s beliefs and assumptions concerning future economic and other conditions and the outlook for the Trust, based on currently available information. In this Prospectus and any accompanying Prospectus Supplement, words such as “anticipates,” “believes,” “expects,” “objectives,” “goals,” “future,” “intends,” “seeks,” “will,” “may,” “could,” “should,” and similar expressions, and the negative of such terms, are used in an effort to identify forward-looking statements, although some forward-looking statements may be expressed differently. By their nature, all forward looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by any forward looking statements. Although the Trust believes that the expectations expressed in these forward looking statements are (or will be) reasonable, actual results could differ materially from those projected or assumed in these forward looking statements. The Trust’s future financial condition and results of operations, as well as any forward looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risks” section of this Prospectus, which describes certain currently known risk factors that could cause actual results to differ materially from the Trust’s expectations, and, if applicable, additional risk considerations described in an accompanying Prospectus Supplement. The Trust urges you to review carefully that section for a more detailed discussion of the risks associated with an investment in the Trust’s securities. All forward looking statements contained or incorporated by reference in this Prospectus and any accompanying Prospectus Supplement are made as of the date of this Prospectus and any accompanying Prospectus Supplement. The Trust does not intend, and undertakes no obligation, to update any forward looking statement. The Trust is not entitled to the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act of 1933.

You should rely only on the information contained or incorporated by reference in this Prospectus and any accompanying Prospectus Supplement. The Trust has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Trust is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus and any accompanying Prospectus Supplement is accurate as of any date other than the date of this Prospectus and any accompanying Prospectus Supplement. The Trust’s business, financial condition and results of operations may have changed since that date. The Trust will amend this Prospectus and any accompanying Prospectus Supplement if, during the period that this Prospectus and any accompanying Prospectus Supplement is required to be delivered, there are any subsequent material changes.

Beginning on January 1, 2021, as permitted by regulations adopted by the SEC, paper copies of the Fund’s annual and semi-annual shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from the Fund or from your financial intermediary, such as a broker-dealer or bank. Instead, the reports will be made available on the Fund’s website (www.xainvestments.com/XFLT), and you will be notified by mail each time a report is posted and provided with a website link to access the report.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications from the Fund by contacting your financial intermediary, such as a broker-dealer or bank.

You may elect to receive all future reports in paper free of charge. If you own these shares through a financial intermediary, such as a broker-dealer or bank, you may contact your financial intermediary to request that you continue to receive paper copies of your shareholder reports. If you invest directly with the Fund, you can inform the Fund that you wish to continue receiving paper copies of your shareholder reports by calling (888) 903-3358. Your election to receive reports in paper will apply to all funds held with the fund complex if you invest directly with the Fund or to all funds held in your account if you invest through your financial intermediary.

PROSPECTUS SUMMARY

This is only a summary of information contained elsewhere in this prospectus (the “Prospectus”). Before investing in the Trust’s Securities, you should carefully read the more detailed information contained in this Prospectus and any related Prospectus Supplement, especially the information under the heading “Risks.” You may also request a copy of the Trust’s Statement of Additional Information, dated January 3, 2020 (the “SAI”), which contains additional information about the Trust.

THE TRUST

XAI Octagon Floating Rate & Alternative Income Term Trust (the “Trust”) is a diversified, closed-end management investment company. The Trust commenced operations on September 27, 2017.

THE OFFERING

The Trust may offer, from time to time, up to $100,000,000 aggregate initial offering price of common shares of beneficial interest, par value $0.01 per share (“Common Shares”), and/or subscription rights to purchase Common Shares (“Rights” and together with the Common Shares, “Securities”) in one or more offerings in amounts, at prices and on terms set forth in one or more supplements to this Prospectus (each a “Prospectus Supplement”). As of the date of this Prospectus, the Trust has issued and sold 1,830,511 Common Shares with an aggregate offering price of approximately $16,716,100 in an at-the-market offering and 1,098,500 Common Shares with an aggregate offering price of approximately $9,183,460 in an underwritten offering. As a result, approximately $74,100,440 of Securities remain available for subsequent offerings pursuant to this Prospectus. You should read this Prospectus and any related Prospectus Supplement carefully before you decide to invest in the Securities.

The Trust may offer Securities (1) directly to one or more purchasers, (2) through agents that the Trust may designate from time to time or (3) to or through underwriters or dealers. The Prospectus Supplement relating to a particular offering of Securities will identify any agents or underwriters involved in the sale of Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Trust and agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The Trust may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a Prospectus Supplement. See “Plan of Distribution.”

INVESTMENT OBJECTIVE

The investment objective of the Trust is to seek attractive total return with an emphasis on income generation across multiple stages of the credit cycle. There can be no assurance that the Trust will achieve its investment objective. The investment objective of the Trust may be changed by the Board of Trustees of the Trust (the “Board” or “Board of Trustees”) on 60 days’ prior written notice to shareholders.

WHO MAY WANT TO INVEST

You should consider your financial situation and needs, other investments, investment goals, investment experience, time horizons, liquidity needs and risk tolerance before investing in the Trust. An investment in the Trust is not appropriate for all investors and the Trust is not intended to be a complete investment program. The Trust is designed as a long-term investment and not as a trading vehicle. The Trust may be an appropriate investment for income oriented investors seeking an alternative investment opportunity with the following features and the potential for:

•        income diversification from an alternative income source, including floating rate instruments;

•        institutional access to a SEC registered fund offering featuring Octagon’s credit expertise;

•        the convenience of a 1099 tax form;

•        shares listed on the New York Stock Exchange (“NYSE”) and the corresponding intra-day liquidity;

•        the potential to enhance total return over the long term and earn liquidity premiums associated with less liquid investments;

•        an opportunistic credit strategy designed to mitigate duration risk and seeks to outperform traditional credit investments in inflationary and rising rate environments; and

•        a diverse credit portfolio that includes instruments in categories that historically have demonstrated low to moderate correlation to traditional stock and bond indices.

INVESTMENT STRATEGY

The Trust seeks to achieve its investment objective by investing in a dynamically managed portfolio of opportunities primarily within the private credit markets. Under normal market conditions, the Trust will invest at least 80% of its Managed Assets (as defined below) in floating rate credit instruments and other structured credit investments.

PORTFOLIO CONTENTS

The Trust’s investments may include (i) structured credit investments, including collateralized loan obligation (“CLO”) debt and subordinated (i.e., residual or equity) securities; (ii) traditional corporate credit investments, including leveraged loans and high yield bonds; (iii) opportunistic credit investments, including stressed and distressed credit situations and long/short credit investments; and (iv) other credit-related instruments. The Trust may invest in loans, bonds and other debt securities, CLO securities, including debt and subordinated (i.e., residual or equity) CLO securities, credit default swaps and other credit and credit-related instruments. The Trust may invest in senior, junior, secured and unsecured credit instruments. Floating rate credit instruments have floating or variable interest rates, and include floating rate instruments the interest rates of which vary periodically based upon, or inverse to, a benchmark indicator of prevailing interest rates.

The Trust may invest up to 50% of its Managed Assets (as defined below) in CLO securities, including debt and subordinated (i.e., residual or equity) CLO securities.

The Trust currently intends to pursue its investment objective by investing primarily in below investment grade credit instruments, but may invest without limitation in investment grade credit instruments. A credit instrument is considered below investment grade quality if it is rated below investment grade (that is, below Baa3- by Moody’s Investors Service, Inc. (“Moody’s”) or below BBB- by Standard & Poor’s Ratings Services (“S&P”) or Fitch Ratings (“Fitch”)) or, if unrated, judged to be below investment grade quality by the Sub-Adviser. Below investment grade credit instruments are often referred to as “high yield” securities or “junk bonds.” Below investment grade credit instruments are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal. The Trust will not invest more than 20% of its Managed Assets in credit instruments rated below Caa2 by Moody’s or CCC by S&P or Fitch.

The Trust may invest without limitation in illiquid credit instruments, including instruments that are unregistered, restricted, for which there is no readily available trading market or that are otherwise illiquid.

The Trust may invest in credit instruments of any maturity, and does not manage its portfolio seeking to maintain a targeted dollar-weighted average maturity level. The Trust does not have a fixed duration target, and the portfolio’s duration may vary significantly over time based on the Sub-Adviser’s assessment of the current market conditions.

The Trust may invest up to 20% of its Managed Assets in opportunistic credit investments, including stressed and distressed credit situations.

While the investment strategy of the Trust does not focus primarily on non-U.S. corporate credit investments, under certain circumstances where such opportunities are favorable, the Trust may invest up to 20% of its Managed Assets in corporate credit instruments issued by non-U.S. issuers and in markets outside the United States. The Trust’s investments in structured credit instruments, which are commonly issued by special purpose vehicles formed in jurisdictions outside of the United States, are not subject to or limited by this policy.

The Trust may, from time to time, engage in short sales of credit instruments in an amount not to exceed 10% of its Managed Assets. A short sale is a transaction in which the Trust sells an instrument that it does not own in anticipation that the market price will decline.

As an alternative to holding investments directly, the Trust may also obtain investment exposure to securities in which it may invest directly by investing up to 10% of its Managed Assets in other investment companies. The Trust may invest in mutual funds, closed-end funds and exchange-traded funds.

The Trust may, but is not required to, use various derivatives transactions for hedging and risk management purposes, to facilitate portfolio management and to earn income or enhance total return. The use of derivatives transactions to earn income or enhance total return may be particularly speculative. Derivatives are financial instruments the value of which is derived from a reference instrument. The Trust may engage in a variety of derivatives transactions, including options, swaps, futures contracts, options on futures contracts and forward currency contracts and options on forward currency contracts. The Trust may purchase and sell exchange-listed and off-exchange derivatives. The Trust may utilize derivatives that reference one or more securities, indices, commodities, currencies or interest rates. In addition, the Trust may utilize new techniques, transactions, instruments or strategies that are developed or permitted as regulatory changes occur.

Unless otherwise stated herein, the Trust’s investment policies and parameters shall apply at the time of investment, and the Trust will not be required to reduce a position solely due to market price fluctuations.

See “Investment Objective and Policies—Investment Strategy” and “The Trust’s Investments.”

INVESTMENT PHILOSOPHY AND INVESTMENT PROCESS

At the heart of Octagon’s investment philosophy is a deep understanding of fundamental credit analysis, enhanced by a process focused on maximizing risk adjusted returns. Octagon’s investment philosophy combines relative value focus and active portfolio management. Over Octagon’s 20-plus year history, Octagon believes that it has developed a proven, repeatable and scalable credit selection and investment process.

Octagon’s investment process involves four key steps:

•        ongoing assessment of investment opportunities;

•        research, analysis and written recommendations with defined investment thesis;

•        investment committee recommendation and approval of credits considered for investment; and

•        continual monitoring which is a collaborative team effort to enhance decision making and risk management.

The Octagon portfolio management team manages positions in an effort to optimize relative value. Octagon’s process benefits from the firm’s history and experience in credit markets dating back to the mid-1990s. Octagon has made a significant investment in technology and human capital with respect to fundamental credit analysis which happens both at the loan-level and the CLO-level. To enhance their bottom-up security level analysis, Octagon has built over time a proprietary database with credit analysis of most of the corporate issuers in the broadly syndicated loan marketplace. Furthermore, for every credit security that Octagon analyzes, the investment team assigns proprietary credit ratings, liquidity ratings, collateral quality ratings, and documentation ratings. Octagon refreshes these internal ratings on an ongoing basis to identify buy and sell opportunities. The Octagon research method is robust, involving various key factors including the assessment of industry dynamics, competitive factors, performance history, deal sponsor, company management, cash flow estimates, liquidity, collateral values, quality, downside protection, capital structure, macroeconomic factors, technical supply and demand and potential political or regulatory influences.

Although Octagon’s investment process typically involves investment committee recommendation and approval of credits considered for investment, a limited amount of the Trust’s assets may be invested in short-term trading opportunities within the Trust’s investment policies and parameters that seek near-term favorable price movements. Such investments are sourced by traders and discussed with Octagon’s portfolio managers and principals but are not subject to Octagon’s investment committee review process as described above. The Trust typically does not hold such investments on a long-term basis and typically disposes of such investments within several weeks of their acquisition. It is expected that such investments will typically constitute less than 2% of the Trust’s Managed Assets.

Octagon dynamically manages the Trust’s portfolio based on its evolving credit market outlook in an effort to produce attractive risk-adjusted returns. The Octagon team meets regularly to monitor portfolios using its robust review process and striving to manage risk via its proprietary internal credit rating and portfolio weighting system.

BENCHMARK INDEX

The Trust’s opportunistic credit strategy seeks to outperform its primary benchmark, the S&P/LSTA U.S. Leveraged Loan 100 Index, which is designed to reflect the performance of the largest facilities in the leveraged loan market. The S&P/LSTA U.S. Leveraged Loan 100 Index is utilized by the Trust as a comparative measure only. The Trust may from time to time use additional benchmark indices to analyze certain aspects of the Trust’s performance. The Trust is actively managed and does not track any index. Index information is not meant to represent the performance of the Trust or its underlying investments.

LEVERAGE

The Trust utilizes leverage to seek to enhance total return and income. The Trust may use leverage through (i) the issuance of senior securities representing indebtedness, including through borrowing from financial institutions or issuance of debt securities, including notes or commercial paper (collectively, “Indebtedness”), (ii) the issuance of preferred shares (“Preferred Shares”) and/or (iii) reverse repurchase agreements, securities lending, short sales or derivatives, such as swaps, futures or forward contracts, that have the effect of leverage (“portfolio leverage”). The Trust will not utilize leverage, either through Indebtedness, Preferred Shares or portfolio leverage, in an aggregate amount in excess of 40% of the Trust’s Managed Assets (including the proceeds of leverage).

Under the Investment Company Act of 1940, as amended (the “1940 Act”), the Trust may not incur Indebtedness if, immediately after incurring such Indebtedness, the Trust would have asset coverage (as defined in the 1940 Act) of less than 300% (i.e., for every dollar of Indebtedness outstanding, the Trust is required to have at least three dollars of total assets, including the proceeds of leverage). Under the 1940 Act, the Trust may not issue Preferred Shares if, immediately after issuance, the Trust would have asset coverage (as defined in the 1940 Act) of less than 200% (i.e., for every dollar of Preferred Shares outstanding, the Trust is required to have at least two dollars of total assets, including the proceeds of leverage).

On October 6, 2017, the Trust entered into a Credit Agreement (the “Credit Agreement”), as amended from time to time through the date hereof, with Societe Generale (the “Lender”) that established a revolving credit facility (the “Facility”) of up to $45,000,000. As of September 30, 2019, outstanding borrowings under the credit agreement were approximately $39.0 million, which represented approximately 33.1% of the Trust’s Managed Assets.

The Trust may engage in certain derivatives transactions that have economic characteristics similar to leverage. To the extent the terms of such transactions obligate the Trust to make payments, the Trust intends to earmark or segregate cash or liquid securities in an amount at least equal to the current value of the amount then payable by the Trust under the terms of such transactions or otherwise cover such transactions in accordance with applicable interpretations of the SEC and its staff. As a result of such segregation or cover, the Trust’s obligations under such transactions will not be considered Indebtedness for purposes of the 1940 Act, including the asset coverage requirements applicable to indebtedness under the 1940 Act, but the leverage effect of such transactions will be treated as “portfolio leverage” subject to the Trust’s policy not to use leverage in excess of 40% of its Managed Assets. To the extent that the Trust’s obligations under such transactions are not so segregated or covered, such obligations may be considered “senior securities representing indebtedness” under the 1940 Act and therefore subject to the 300% asset coverage requirement described above.

The Adviser and the Sub-Adviser anticipate that the use of leverage may result in higher total return to the holders of Common Shares (“Common Shareholders”) over time; however, there can be no assurance that such expectations will be realized or that a leveraging strategy will be successful in any particular time period. Use of leverage creates an opportunity for increased income and capital appreciation but, at the same time, creates special risks. The use of leverage will cause the Trust’s net asset value, market price and level of distributions to be more volatile than if leverage were not used. The costs associated with the issuance of leverage will be borne by the Trust, which will result in a reduction of net asset value of the Common Shares and as a result such costs will be borne by Common Shareholders. The fee paid to the Adviser and Sub-Adviser will be calculated on the basis of the Trust’s Managed Assets (as defined below), including proceeds from leverage, so the fees paid to the Adviser and Sub-Adviser will be higher when leverage is utilized. The Trust bears the portion of the management fee attributable to assets purchased with the proceeds of leverage and therefore Common Shareholders effectively bear the entire management fee. There can be no assurance that a leveraging strategy will be utilized or, if utilized, will be successful. See “Risks—Leverage Risk.”

TEMPORARY DEFENSIVE INVESTMENTS

During periods in which the Sub-Adviser believes that changes in economic, financial or political conditions make it advisable to maintain a temporary defensive posture (a “temporary defensive period”), or in order to keep the Trust’s cash fully invested, including the period during which the net proceeds of an offering of Securities are being invested, the Trust may, without limitation, hold cash or invest its assets in short term investments and repurchase agreements in respect of those instruments. See “The Trust’s Investments—Temporary Defensive Investments.”

NET ASSET VALUE

The net asset value of the common shares of the Trust is calculated by subtracting the Trust’s total liabilities (including from Indebtedness) and the liquidation preference of any outstanding Preferred Shares from total assets (the market value of the securities the Trust holds plus cash and other assets). The per share net asset value of the Common Shares is calculated by dividing the net asset value of the Trust by the number of Common Shares outstanding and rounding the result to the nearest full cent. The Trust calculates its net asset value as of the close of regular trading on the NYSE on each day on which there is a regular trading session on the NYSE and at such other times as may be determined by the Board of Trustees from time to time.

In determining net asset value, portfolio instruments generally are valued using prices provided by independent pricing services or, if independent pricing services are unavailable, prices obtained from other sources, such as broker-dealer quotations. The Trust may invest without limitation in less liquid and illiquid investments, which may be more difficult to price. If a price cannot be obtained from a pricing service or other pre-approved source, or if the Adviser deems such price to be unreliable, or if a significant event occurs after the close of the local market but prior to the time at which the Trust’s net asset value is calculated, a portfolio instrument will be valued at its fair value as determined in good faith by the Board of Trustees or persons acting at their direction. The Board of Trustees has adopted valuation procedures for the Trust and has delegated the day-to-day responsibility for fair value determinations to a valuation committee comprised of representatives from the Adviser, the Sub-Adviser and the Trust’s administrator (the “Valuation Committee”). All fair value determinations made by the Valuation Committee are subject to review and ratification by the Board of Trustees. As a general principle, the fair value of a portfolio instrument is the amount that an owner might reasonably expect to receive upon the instrument’s current sale. A range of factors and analysis may be considered when determining fair value, including relevant market data, interest rates, credit considerations and/or issuer specific news. In addition, the Valuation Committee may consider valuations provided by valuation firms retained to assist in the valuation of certain of the Trust’s investments.

The Trust generally uses non-binding indicative bid prices provided by an independent pricing service or broker as the primary basis for determining the value of CLO debt and subordinated securities, which may be adjusted for pending equity distributions as of the applicable valuation date. These bid prices are non-binding, and may not be determinative of fair value. In valuing the Trust’s investments in CLO debt and subordinated securities, in addition to non-binding indicative bid prices provided by an independent pricing service or broker, the Valuation Committee also may consider a variety of relevant factors, including recent trading prices for specific investments, recent purchases and sales known to the Trust in similar securities, other information known to the Trust relating to the securities, and discounted cash flows based on output from a third-party financial model, using projected future cash flows.

Fair valuation involves subjective judgments and it is possible that the fair value determined for a portfolio instrument may be materially different from the value that could be realized upon the sale of that instrument. Information that becomes known to the Trust or their respective agent after the Trust’s net asset value has been calculated on a particular day will not be used to retroactively adjust the price of a security or the Trust’s previously determined net asset value.

DISTRIBUTIONS

The Trust intends to distribute substantially all of its net investment income, if any, to Common Shareholders through monthly distributions. In addition, the Trust intends to distribute any net long-term capital gains to Common Shareholders at least annually.

The Trust expects that distributions paid on the Common Shares will consist primarily of (i) investment company taxable income, which includes ordinary income (such as interest, dividends, and certain income from hedging or derivatives transactions) and the excess, if any, of net short-term capital gain over net long-term capital loss, and (ii) net capital gain (which is the excess of net long-term capital gain over net short-term capital loss).

Because of the nature of the Trust’s investments and changes in market conditions from time to time, the distributions paid by the Trust for any particular month may be more or less than the amount of net investment income from that monthly period. As a result, all or a portion of a distribution may be a return of capital, which is in effect a partial return of the amount a Common Shareholder invested in the Trust, up to the amount of the Common Shareholder’s tax basis in their Common Shares, which would reduce such tax basis. Although a return of capital may not be taxable, it will generally increase the Common Shareholder’s potential gain, or reduce the Common Shareholder’s potential loss, on any subsequent sale or other disposition of Common Shares.

Shareholders who periodically receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net income or profits when they are not. Shareholders should not assume that the source of a distribution from the Trust is net income or profit.

The Trust may, but is not required to, seek to obtain exemptive relief to permit the Trust to make periodic distributions of long-term capital gains with respect to its Common Shares as frequently as monthly. Such relief, if obtained, would permit the Trust to implement a “managed distribution policy” pursuant to which the Trust would distribute a fixed percentage of the net asset value (or market price if then applicable) of the Common Shares at a particular point in time or a fixed monthly amount, any of which may be adjusted from time to time. It is anticipated that under such a distribution policy, the minimum annual distribution rate with respect to the Common Shares would be independent of the Trust’s performance during any particular period but would be expected to correlate with the Trust’s performance over time.

The Trust reserves the right to change its distribution policy and the basis for establishing the rate of distributions at any time and may do so without prior notice to Common Shareholders. See “Distributions.”

If you hold your Common Shares in your own name or if you hold your Common Shares with a brokerage firm that participates in the Trust’s Dividend Reinvestment Plan (the “Plan”), unless you elect to receive cash, all dividends and distributions that are declared by the Trust will be automatically reinvested in additional Common Shares of the Trust pursuant to the Plan. If you hold your Common Shares with a brokerage firm that does not participate in the Plan, you will not be able to participate in the Plan and any dividend reinvestment may be effected on different terms than those applicable under the Plan. Consult your financial advisor for more information. For information regarding how to opt out of the Plan and for additional information regarding the Plan. See “Dividend Reinvestment Plan.”

THE ADVISER

XA Investments LLC (“XAI” or the “Adviser”) serves as the investment adviser to the Trust and is responsible for overseeing the Trust’s overall investment strategy and its implementation.

XAI was founded by the principals of XMS Capital Partners, LLC in April 2016. The XAI leadership team believes that the investing public needs better access to a broader range of alternative investment strategies and managers. XAI sponsors registered investment companies designed to provide investors with access to institutional caliber alternative investments, by partnering with established alternative asset managers selected from among numerous alternative credit managers, hedge fund managers and private debt and equity firms to sub-advise XAI funds.

The Trust pays the Adviser an annual management fee, payable monthly in arrears, in an amount equal to 1.70% of the Trust’s average daily Managed Assets. “Managed Assets” means the total assets of the Trust, including assets attributable to the Trust’s use of leverage, minus the sum of its accrued liabilities (other than liabilities incurred for the purpose of creating leverage).

THE SUB-ADVISER

Octagon Credit Investors, LLC (the “Sub-Adviser”) serves as the investment sub-adviser of the Trust and is responsible for investing the Trust’s assets. The Sub-Adviser’s experienced team of investment professionals has worked together for many years and managed funds through multiple credit cycles over Octagon’s 20-plus year history. The Sub-Adviser currently manages $25.5 billion in assets under management as of November 30, 2019 across thirty-three CLOs, ten commingled funds and fourteen separately managed accounts. The Sub-Adviser provides non-discretionary investment management services for one separately managed account and one sub-advised fund. The Adviser pays to the Sub-Adviser a sub-advisory fee out of the management fee received by the Adviser.

Lauren M. Basmadjian, Senior Portfolio Manager of Octagon, serves as lead portfolio manager of the Trust. Ms. Basmadjian is supported by a team of Octagon investment professionals in the day-to-day management of the Trust’s portfolio, including the following portfolio managers from the Octagon Investment Committee: Andrew D. Gordon, Michael B. Nechamkin, Gretchen M. Lam and Lauren B. Law. See “Management of the Trust—Portfolio Management.”

INVESTOR SUPPORT SERVICES AND SECONDARY MARKET SUPPORT

The Trust has retained the Adviser to provide investor support services and secondary market support services in connection with the ongoing operation of the Trust. Such services include providing ongoing contact with respect to the Trust with financial intermediaries, communicating with the NYSE specialist for the Shares, and with the closed-end fund analyst community regarding the Trust on a regular basis, and hosting and maintaining a website for the Trust. The Trust pays the Adviser a service fee, payable monthly in arrears, in an annual amount equal to 0.20% of the Trust’s average daily Managed Assets.

LISTING AND SYMBOL

The Trust’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus will be, subject to notice of issuance, listed on the NYSE. The Trust’s Common Shares commenced trading on the NYSE on September 27, 2017. As of December 27, 2019, the net asset value of the Trust’s Common Shares was $7.80 per Common Share and the last reported sale price for the Trust’s Common Shares on the NYSE was $8.02 per Common Share, representing a premium to net asset value of 2.82%. In connection with any offering of Rights, the Trust will provide information in the Prospectus Supplement for the expected trading market, if any, for Rights.

TAX MATTERS

The Trust has elected to be treated and intends to continue to qualify each year as a regulated investment company (“RIC”) under subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). See “Tax Matters.”

LIMITED TERM AND ELIGIBLE TENDER OFFER

The Trust will terminate on or before December 31, 2029 (the “Termination Date”); provided, that if the Board of Trustees believes that under then-current market conditions it is in the best interests of the Trust to do so, the Trust may extend the Termination Date (i) once for up to one year (i.e., up to December 31, 2030), and (ii) once for up to an additional six months (i.e. up to June 30, 2031), in each case upon the affirmative vote of a majority of the Board of Trustees and without a shareholder vote. In determining whether to extend the Termination Date, the Board of Trustees may consider the inability to sell the Trust’s assets in a time frame consistent with termination due to lack of market liquidity or other extenuating circumstances. Additionally, the Board of Trustees may determine that market conditions are such that it is reasonable to believe that, with an extension, the Trust’s remaining assets will appreciate and generate income in an amount that, in the aggregate, is meaningful relative to the cost and expense of continuing the operation of the Trust.

Beginning one year before the Termination Date (the “wind-down period”), the Trust may begin liquidating all or a portion of the Trust’s portfolio, and may deviate from its investment policies, including its policy of investing at least 80% of its Managed Assets in floating rate credit instruments and other structured credit investments and may not achieve its investment objective. During the wind-down period, the Trust’s portfolio composition may change as more of its portfolio holdings are called or sold and portfolio holdings are disposed of in anticipation of liquidation. Rather than reinvesting the proceeds of matured, called or sold securities, the Trust may invest such proceeds in short term or other lower yielding securities or hold the proceeds in cash, which may adversely affect its performance.

In addition, within twelve months preceding the Termination Date, the Board of Trustees may cause the Trust to conduct an Eligible Tender Offer. An Eligible Tender Offer would consist of a tender offer to purchase 100% of the then outstanding Common Shares of the Trust at a price equal to the net asset value per Common Share on the expiration date of the tender offer. The terms of an Eligible Tender Offer will include a condition pursuant to which in the event that the number of Common Shares properly tendered in the Eligible Tender Offer exceeds a stated percentage of the outstanding Common Shares, with such percentage to be established at the time of such Eligible Tender Offer by the Board of Trustees representing the minimum threshold for the continued viability of the Trust (the “Termination Threshold”), the Eligible Tender Offer will be terminated and no Common Shares will be repurchased pursuant to the Eligible Tender Offer. Instead, the Trust will begin (or continue) liquidating its portfolio and proceed to terminate on or before the Termination Date. The Adviser will pay all costs and expenses associated with the making of an Eligible Tender Offer, other than brokerage and related transaction costs associated with disposition of portfolio investments in connection with the Eligible Tender Offer, which will be borne by the Trust and its shareholders.

If the number of properly tendered Common Shares is less than the Termination Threshold, all Common Shares properly tendered and not withdrawn will be purchased by the Trust pursuant to the terms of the Eligible Tender Offer. See “Risks—Limited Term Risk.” Following such completion of the Eligible Tender Offer, the Board of Trustees may eliminate the Termination Date and convert the Trust to a perpetual trust upon the affirmative vote of a majority of the Board of Trustees and without a shareholder vote. In making such decision, the Board of Trustees will take such actions with respect to the continued operations of the Trust as it deems to be in the best interests of the Trust, based on market conditions at such time, the extent of Common Shareholder participation in the Eligible Tender Offer and all other factors deemed relevant by the Board of Trustees in consultation with the Adviser and Sub-Adviser.

The Trust should not be confused with a so called “target date” or “life cycle” fund whose asset allocation becomes more conservative over time as the fund’s target date, often associated with retirement, approaches, and does not typically terminate on the target date. In addition, the Trust should not be confused with a “target term” fund whose investment objective is to return the fund’s original net asset value on the termination date. The Trust’s investment objective and policies are not designed to seek to return to investors their initial investment on the Termination Date or in an Eligible Tender Offer. Investors may receive more or less than their original investment upon termination or in an Eligible Tender Offer. See “Limited Term.”

SPECIAL RISK CONSIDERATIONS

Investment in the Trust involves special risk considerations, which are summarized below. The Trust is designed as a long-term investment and not as a trading vehicle. The Trust is not intended to be a complete investment program. The Trust’s performance and the value of its investments will vary in response to changes in interest rates, inflation and other market factors. See “Risks” for a more complete discussion of the special risk considerations associated with an investment in the Trust. A Prospectus Supplement relating to an offering of the Trust’s securities may identify additional risk associated with such offering.

Investment and market risk

An investment in Common Shares is subject to investment risk, including the possible loss of the entire principal amount that you invest. Your investment in Common Shares represents an indirect investment in the securities owned by the Trust. Your Common Shares at any point in time may be worth less than your original investment, even after taking into account the reinvestment of distributions. A prospective investor should invest in the Common Shares only if the investor can sustain a complete loss in its investment.

Market discount risk

Shares of closed-end management investment companies frequently trade at a discount from their net asset value, which is a risk separate and distinct from the risk that the Trust’s net asset value could decrease as a result of its investment activities. Although the value of the Trust’s net assets is generally considered by market participants in determining whether to purchase or sell Common Shares, whether investors will realize gains or losses upon the sale of Common Shares will depend entirely upon whether the market price of Common Shares at the time of sale is above or below the investor’s purchase price for Common Shares. Because the market price of Common Shares will be determined by factors such as net asset value, dividend and distribution levels (which are dependent, in part, on expenses), supply of and demand for Common Shares, stability of dividends or distributions, trading volume of Common Shares, general market and economic conditions and other factors beyond the control of the Trust, the Trust cannot predict whether Common Shares will trade at, below or above net asset value or at, below or above the initial public offering price. This risk may be greater for investors expecting to sell their Common Shares soon after the completion of the public offering, as the net asset value of the Common Shares will be reduced immediately following an offering as a result of the payment of certain offering costs. Common Shares of the Trust are designed primarily for long-term investors; investors in Common Shares should not view the Trust as a vehicle for trading purposes.

Below investment grade securities risk

The Trust invests primarily in below investment grade credit instruments, which are commonly referred to as “high-yield” securities or “junk” bonds. Investment in securities of below investment grade quality involves substantial risk of loss. Securities of below investment grade quality are considered predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal when due and therefore involve a greater risk of default or decline in market value due to adverse economic and issuer-specific developments. Issuers of below investment grade securities are not perceived to be as strong financially as those with higher credit ratings. These issuers face ongoing uncertainties and exposure to adverse business, financial or economic conditions and are more vulnerable to financial setbacks and recession than more creditworthy issuers, which may impair their ability to make interest and principal payments. Securities of below investment grade quality display increased price sensitivity to changing interest rates and to a deteriorating economic environment. The market values of certain below investment grade securities tend to reflect individual issuer developments to a greater extent than do higher-rated securities, which react primarily to fluctuations in the general level of interest rates. The market values for securities of below investment grade quality tend to be more volatile and such securities tend to be less liquid than investment grade debt securities, which could result in the Trust being unable to sell such securities for an extended period of time, if at all. To the extent that a secondary market does exist for certain below investment grade securities, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. Because of the substantial risks associated with investments in below investment grade securities, you could have an increased risk of losing money on your investment in Common Shares, both in the short-term and the long-term. To the extent that the Trust invests in below investment grade securities that are unrated, the Trust’s ability to achieve its investment objectives will be more dependent on the Sub-Adviser’s credit analysis than would be the case when the Trust invests in rated securities. See “Risks—Below Investment Grade Securities Risk.”

Structured credit instruments risk

Holders of structured credit instruments bear risks of the underlying investments, index or reference obligation as well as risks associated with the issuer of the instrument, which is often a special purpose vehicle, and may also be subject to counterparty risk. See “Risks—Structured Credit Investments Risk.”

CLO risk

CLOs often involve risks that are different from or more acute than risks associated with other types of credit instruments, including: (1) the possibility that distributions from collateral assets will not be adequate to make interest or other payments; (2) the quality of the collateral may decline in value or default; (3) investments in CLO junior debt and subordinated (i.e., residual or equity ) securities will likely be subordinate in right of payment to other senior classes of CLO debt; and (4) the complex structure of a particular security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

Generally, there may be less information available to the Trust regarding the underlying investments held by CLOs than if the Trust had invested directly in credit securities of the underlying issuers. Trust shareholders will not know the details of the underlying investments of the CLOs in which the Trust invests. Due to their often complicated structures, various CLOs may be difficult to value and may constitute illiquid investments. In addition, there can be no assurance that a liquid market will exist in any CLO when the Trust seeks to sell its interest therein. Moreover, the value of CLOs may decrease if the ratings agencies reviewing such securities revise their ratings criteria and, as a result, lower their original rating of a CLO in which the Trust has invested. Further, the complex structure of the security may produce unexpected investment results. Also, it is possible that the Trust’s investment in a CLO will be subject to certain contractual limitations on transfer.

The Trust invests in CLO securities issued by CLOs that principally hold Senior Loans. As a result, as an investor in such CLOs, the Trust is subject to the risk of default on the Senior Loans by the borrowers. While interest rates remain below historical averages, the Federal Reserve has recently implemented several increases to the Federal Funds rate. Increases in interest rates may adversely impact the ability of borrowers to meet interest payment obligations on Senior Loans held by a CLO and increase the likelihood of default. Although a CLO’s holdings are typically diversified by industry and borrower, an increase in interest rates coupled with a general economic downturn may result in an increase in defaults on Senior Loans across various sectors of the economy. See “Risks—Senior Loan Risk” for a discussion of risks related to Senior Loans.

The market value of CLO securities may be affected by, among other things, changes in the market value of the underlying assets held by the CLOs, changes in the distributions on the underlying assets, defaults and recoveries on the underlying assets, capital gains and losses on the underlying assets, prepayments on underlying assets and the availability, prices and interest rate of underlying assets. Therefore, changes in the market value of the Trust’s CLO investments could be greater than the change in the market value of the underlying instruments. Increases in interest rates may adversely impact the ability of borrowers to meet interest payment obligations on underlying instruments held by a CLO, which may adversely impact the value of CLO securities held by the Trust.

The Trust invests in CLO debt and subordinated (i.e., residual or equity) securities. While the Trust may invest in CLO debt securities having any rating, the Trust currently intends to focus its investments in CLO debt securities that are rated below investment grade. CLO subordinated notes are generally not rated. Below investment grade and unrated instruments are often referred to as “junk” bonds and are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal. See “Risks—Below Investment Grade Securities Risk.”

Restructuring of Investments Held by CLOs. The manager of a CLO has broad authority to direct and supervise the investment and reinvestment of the investments held by the CLO, which may include the execution of amendments, waivers, modifications and other changes to the investment documentation in accordance with the collateral management agreement. During periods of economic uncertainty and recession, the incidence of amendments, waivers, modifications and restructurings of investments may increase. Such amendments, waivers, modifications and other restructurings will change the terms of the investments and in some cases may result in the CLO holding assets not meeting the CLO’s criteria for investments. This could adversely impact the coverage tests under an indenture governing the notes issued by the CLO. If as a result of any such restructurings, the Sub-Adviser determines that continuing to hold instruments issued by such CLO is no longer in the best interest of the Trust, the Sub-Adviser may dispose of such CLO instruments. In certain instances, the Trust may be unable to dispose of such investments at advantageous prices and/or may be required to reinvest the proceeds of such disposition in lower-yielding investments.

CLO Management Risk. The activities of any CLO in which the Trust may invest will generally be directed by a collateral manager. In the Trust’s capacity as holder of CLO securities, the Trust is generally not able to make decisions with respect to the management, disposition or other realization of any investment, or other decisions regarding the business and affairs, of that CLO. The Trust will be reliant upon the Sub-Adviser’s ability to obtain and evaluate the terms of the CLOs in which the Trust invests, the terms of and creditworthiness of the borrowers with respect to the underlying assets held by those CLOs and information about the collateral managers of the CLOs.

CLO Interest Rate Risk. Although senior secured loans are generally floating rate instruments, the Trust’s investments in senior secured loans through CLOs are sensitive to interest rate levels and volatility. Because CLOs generally issue debt on a floating rate basis, an increase in the London-Interbank Offered Rate (“LIBOR”) will increase the financing costs of CLOs. Many of the senior secured loans held by these CLOs have LIBOR floors such that, when LIBOR is below the stated LIBOR floor, the stated LIBOR floor (rather than LIBOR itself) is used to determine the interest payable under the loans. Therefore, if LIBOR increases but stays below the average LIBOR floor rate of the senior secured loans held by a CLO, there would not be a corresponding increase in the investment income of such CLOs.

See “Risks—CLO Risks.”

CLO subordinated notes risk

The Trust may invest in subordinated notes issued by a CLO (often referred to as the “residual,” “equity” or “subordinated” tranche), which are junior in priority of payment and are subject to certain payment restrictions generally set forth in an indenture governing the notes. In addition, CLO subordinated notes generally do not benefit from any creditors’ rights or ability to exercise remedies under the indenture governing the notes. The subordinated notes are not guaranteed by another party. Subordinated notes are subject to greater risk that the senior notes issued by the CLO. CLOs are typically highly levered, utilizing up to approximately ten times leverage, and therefore subordinated notes are subject to a higher risk of total loss. There can be no assurance that distributions on the assets held by the CLO will be sufficient to make any distributions or that the yield on the subordinated notes will meet the Trust’s expectations.

CLOs generally may make payments on subordinated notes only to the extent permitted by the payment priority provisions of an indenture governing the notes issued by the CLO. CLO indentures generally provide that principal payments on subordinated notes may not be made on any payment date unless all amounts owing under secured notes are paid in full. In addition, if a CLO does not meet the asset coverage tests or the interest coverage test set forth in the indenture governing the notes issued by the CLO, cash would be diverted from the subordinated notes to first pay the secured notes in amounts sufficient to cause such tests to be satisfied.

The subordinated notes are unsecured and rank behind all of the secured creditors, known or unknown, of the issuer, including the holders of the secured notes it has issued. Relatively small numbers of defaults of instruments underlying CLOs in which the Trust holds subordinated notes may adversely impact the Trust’s returns. The leveraged nature of subordinated notes is likely to magnify the adverse impact on the subordinated notes of changes in the market value of the investments held by the issuer, changes in the distributions on those investments, defaults and recoveries on those investments, capital gains and losses on those investments, prepayments on those investments and availability, prices and interest rates of those investments.

CLO subordinated notes do not have a fixed coupon and payments on CLO subordinated notes will be based on the income received from the underlying collateral and the payments made to the secured notes, both of which may be based on floating rates. While the payments on CLO subordinated notes will be variable, CLO subordinated notes may not offer the same level of protection against changes in interest rates as other floating rate instruments. An increase in interest rates would materially increase the financing costs of CLOs. Since underlying instruments held by a CLO may have LIBOR floors, there may not be corresponding increases in investment income to the CLO (if LIBOR increases but stays below the LIBOR floor rate of such instruments) resulting in smaller distribution payments on CLO subordinated notes.

Subordinated notes are illiquid investments and subject to extensive transfer restrictions, and no party is under any obligation to make a market for subordinated notes. At times, there may be no market for subordinated notes, and the Trust may not be able to sell or otherwise transfer subordinated notes at their fair value, or at all, in the event that it determines to sell them. Investments in CLO subordinated notes may have complicated accounting and tax implications. See “Risks—CLO Subordinated Notes Risk.”

Corporate credit investments risk

Corporate debt instruments pay fixed, variable or floating rates of interest. The value of fixed-income securities in which the Trust invests will change in response to fluctuations in interest rates. In addition, the value of certain fixed-income securities can fluctuate in response to perceptions of creditworthiness, political stability or soundness of economic policies. Fixed-income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (i.e., market risk). See “Risks—Corporate Credit Investments Risk.”

Senior loan risk

Senior Loans are typically made to U.S. and, to a lesser extent, large non-U.S. corporations, partnerships, limited liability companies and other business entities (“Borrowers”), which operate in various industries and geographical regions. Senior Loans are generally of below investment grade credit quality and therefore are subject to greater risks than investment grade corporate obligations. Senior Loans rated below investment grade are sometimes referred to as “leveraged loans.” The prices of these investments may be volatile and will generally fluctuate due to a variety of factors that are inherently difficult to predict, including, but not limited to, changes in interest rates, prevailing credit spreads, general economic conditions, financial market conditions, U.S. and non-U.S. economic or political events, developments or trends in any particular industry, and the financial condition of certain Borrowers. While interest rates remain below historical averages, the Federal Reserve has recently implemented several increases to the Federal Funds rate. Increases in interest rates may adversely impact the ability of Borrowers to meet interest payment obligations and/or refinance their outstanding Senior Loans on attractive terms, which may adversely impact Borrowers and increase defaults on Senior Loans. The terms and covenants of Senior Loans may vary, and market expectations for such terms and covenants may change over time. More permissive covenants, with respect to the financial condition, operations and use of collateral by Borrowers, may provide Borrowers with additional flexibility, which may reduce the likelihood of default, but may also reduce the extent to which the holders of Senior Loans can recover in the event of a default. In the event of an economic downturn, recoveries upon default of Senior Loans may be less than in past market cycles. See “Risks—Senior Loan Risk.”

Second lien loans risk

Second lien loans are secured by liens on the collateral securing the loan that are subordinated to the liens of at least one other class of obligations of the related obligor, and thus, the ability of the Trust to exercise remedies after a second lien loan becomes a defaulted loan is subordinated to, and limited by, the rights of the senior creditors holding such other classes of obligations. In many circumstances, the Trust may be prevented from foreclosing on the collateral securing a second lien loan until the related senior loan is paid in full. See “Risks—Second Lien Loan Risks.”

Unsecured loan risk

Unsecured loans do not benefit from any security interest in the assets of the Borrower. Liens on such Borrowers’ assets, if any, will secure the applicable Borrower’s obligations under its outstanding secured indebtedness and may secure certain future indebtedness that is permitted to be incurred by the Borrower under its secured loan agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before repayment of unsecured instruments held by the Trust. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy the Trust’s unsecured obligations after payment in full of all secured loan obligations of the Borrower. If such proceeds were not sufficient to repay the Borrower’s outstanding secured loan obligations, then the Trust’s unsecured claims against the Borrower would rank equally with the unpaid portion of such secured creditors’ claims against the Borrower’s remaining assets, if any. As a result, the prices of unsecured loans may be more volatile than those of Senior Loans, second lien and other secured loans and other investments held by the Trust.

Loan participation and assignment risk

The Trust may purchase Senior Loans, second lien loans and unsecured loans on a direct assignment basis from a participant in the original syndicate of lenders or from subsequent assignees of such interests. The Trust may also purchase participations in Senior Loans, second lien loans and unsecured loans. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, the purchaser’s rights can be more restricted than those of the assigning institution, and, in any event, the Trust may not be able to unilaterally enforce all rights and remedies under the loan and with regard to any associated collateral. A participation typically results in a contractual relationship only with the institution participating out the interest, not with the Borrower. In purchasing participations, the Trust generally will have no right to enforce compliance by the Borrower with the terms of the loan agreement against the Borrower, and the Trust may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Trust will be exposed to the credit risk of both the Borrower and the institution selling the participation. Further, in purchasing participations in lending syndicates, the Trust may not be able to conduct the same due diligence on the Borrower with respect to a loan hat the Trust would otherwise conduct. In addition, as a holder of the participations, the Trust may not have voting rights or inspection rights that the Trust would otherwise have if it were investing directly in the loan, which may result in the Trust being exposed to greater credit or fraud risk with respect to the Borrower. Investments in bank loans may not be securities as defined within the Securities Act and therefore may not have the protections afforded by the federal securities laws.

Illiquid investments risk

The Trust may invest in restricted, as well as thinly traded, instruments and securities (including privately placed securities and instruments, that are subject to Rule 144A). There may be no trading market for these securities and instruments, and the Trust might only be able to liquidate these positions, if at all, at disadvantageous prices. See “Risks—Illiquid Investments Risk.”

Stressed and distressed investments risk

The Trust may invest in stressed and distressed credit instruments. The ability of the Trust to obtain a profit from these investments may often depend upon factors that are intrinsic to the particular issuer, rather than the market as a whole. Appreciation in the value of such investments may be contingent upon the occurrence of certain events, such as a successful reorganization or merger. If the expected event does not occur, the Trust may incur a loss on the position. Stressed and distressed investments may have a limited trading market, resulting in limited liquidity and presenting difficulties to the Trust in valuing its positions.

Uncertain Exit Strategies. Due to the illiquid nature of many stressed and distressed investments, as well as the uncertainties of the reorganization and active management process, the Sub-Adviser may be unable to predict with confidence what the exit strategy will ultimately be for any given position, or that one will definitely be available.

Control Position Risk. Certain stressed and distressed investment opportunities may allow a holder to have significant influence on the management, operations and strategic direction of the portfolio companies in which it invests.

See “Risks—Stressed and Distressed Investments Risk.”

Leverage risk

The Trust utilizes leverage to seek to enhance total return and income. There can be no assurance that the Adviser’s and the Sub-Adviser’s expectations will be realized or that a leveraging strategy will be successful in any particular time period. Use of leverage creates an opportunity for increased income and capital appreciation but, at the same time, creates special risks. Leverage is a speculative technique that exposes the Trust to greater risk and increased costs than if it were not implemented.

The use of leverage by the Trust will cause the net asset value of the Common Shares to fluctuate significantly in response to changes in interest rates and other economic indicators. As a result, the net asset value, market price and dividend rate of the Common Shares is likely to be more volatile than those of a closed-end management investment company that is not exposed to leverage. In a declining market the use of leverage may result in a greater decline in the net asset value and market price of the Common Shares than if the Trust were not leveraged.

Leverage will increase operating costs, which may reduce total return. Increases in interest rates that the Trust must pay on its Indebtedness will increase the cost of leverage and may reduce the return to Common Shareholders. This risk may be greater in the current market environment because while interest rates remain below historical averages, the Federal Reserve has recently implemented several increases to the Federal Funds rate.

During the time in which the Trust is utilizing leverage, the amount of the fees paid to the Adviser, and thereby to the Sub-Adviser, for investment advisory services will be higher than if the Trust did not utilize leverage because the fees paid will be calculated based on the Trust’s Managed Assets, including proceeds of leverage. This may create a conflict of interest between the Adviser and the Sub-Adviser on the one hand and the Common Shareholders.

To the extent that the Trust increases its net assets as a result of sales of additional Common Shares, the Trust will be required to incur additional Financial Leverage in order to maintain its current levels of Financial Leverage as a percentage of Managed Assets. There can be no assurance that the Trust will be able to incur such additional Financial Leverage or to do so on favorable terms.

See “Risks—Leverage Risk.”

Other investment companies risk

Investments in other investment companies present certain special considerations and risks not present in making direct investments in securities in which the Trust may invest. Investments in other investment companies involve operating expenses and fees that are in addition to the expenses and fees borne by the Trust. Such expenses and fees attributable to the Trust’s investments in other investment companies are borne indirectly by Common Shareholders. Accordingly, investment in such entities involves expense and fee layering. See “Risks—Other Investment Companies Risk.”

Exchange-traded fund risk

For ETFs tracking an index of securities, the cumulative percentage increase or decrease in the net asset value of the shares of an ETF may over time diverge significantly from the cumulative percentage increase or decrease in the relevant index due to the compounding effect experienced by an ETF which results from a number of factors, including, leverage (if applicable), daily rebalancing, fees, expenses and interest income, which in turn results in greater non-correlation between the return of an ETF and its corresponding index. See “Risks—Exchange-Traded Fund Risk.”

Short sales risk

Short sales involve selling securities of an issuer short in the expectation of covering the short sale with securities purchased in the open market at a price lower than that received in the short sale. If the price of the issuer’s securities declines, the Trust may then cover the short position with securities purchased in the market. The profit realized on a short sale will be the difference between the price received in the sale and the cost of the securities purchased to cover the sale. The possible losses from selling short a security differ from losses that could be incurred from a cash investment in the security; the former may be unlimited, whereas the latter can only equal the total amount of the cash investment. Short selling activities are also subject to restrictions imposed by the federal securities laws and the various national and regional securities exchanges, which restrictions could limit the Trust’s investment activities. There can be no assurance that securities necessary to cover a short position will be available for purchase. See “Risks—Short Sales Risk.”

Derivatives risk

Derivatives are financial contracts in which the value depends on, or is derived from, the value of an underlying asset, reference rate or index. The Trust may, but is not required to, engage in various derivatives transactions for hedging and risk management purposes, to facilitate portfolio management and to seek to enhance total return of earn income. The Trust’s use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks, such as interest rate risk, market risk, counterparty risk, and credit risk. See “Risks—Derivatives Risk.”

Off-Exchange derivatives risk

The Trust may invest a portion of its assets in investments which are not traded on organized exchanges and as such are not standardized. Such transactions may include forward contracts, swaps or options. While some markets for such derivatives are highly liquid, transactions in off-exchange derivatives may involve greater risk than investing in exchange-traded derivatives because there is no exchange market on which to close out an open position. See “Risks—Off-Exchange Derivatives Risk.”

Options risk

Trading in options involves a number of risks. Specific market movements of the option and the instruments underlying an option cannot be predicted. No assurance can be given that a liquid offset market will exist for any particular option or at any particular time. If no liquid offset market exists, the Trust might not be able to effect an offsetting transaction in a particular option. See “Risks—Options Risk.”

Futures risk

Futures contracts markets are highly volatile and are influenced by a variety of factors, including national and international political and economic developments. In addition, because of the low margin deposits normally required in futures trading, a high degree of leverage is typical of a futures trading account. As a result, a relatively small price movement in a futures contract may result in substantial losses to the trader. See “Risks—Futures Risk.”

Swaps risk

The Trust may utilize swap agreements including, without limitation, interest rate, index and currency swap agreements. The use of swaps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary securities transactions. There are risks relating to the financial soundness and creditworthiness of the counterparty to swap agreements. See “Risks—Swaps Risk.”

Credit default swaps risk

The Trust may enter into credit default swap agreements. The “buyer” in a credit default contract is obligated to pay the “seller” a periodic stream of payments over the term of the contract provided that no event of default on an underlying reference obligation has occurred. The Trust may be either the buyer or seller in a credit default swap transaction. Credit default swap transactions involve greater risks than if a Trust had invested in the reference obligation directly. Credit default swaps are subject to the risk of non-performance by the swap counterparty, including risks relating to the financial soundness and creditworthiness of the swap counterparty. See “Risks—Credit Default Swaps Risk.”

Hedging transactions risk

The success of any hedging strategy utilized by the Trust’s will be subject to the Sub-Adviser’s ability to correctly assess the degree of correlation between the performance of the instruments used in the hedging strategy and the performance of the investments in the portfolio being hedged. Since the characteristics of many securities change as markets change or time passes, the success of the Trust’s hedging strategy will also be subject to the Sub-Adviser’s ability to continually recalculate, readjust, and execute hedges in an efficient and timely manner. See “Risks—Hedging Transactions Risk.”

Counterparty risk

The Trust will be subject to credit risk with respect to the counterparties to the derivative contracts entered into by the Trust. See “Risks—Counterparty Risk.”

Synthetic investment risk

The Trust may be exposed to certain additional risks should the Sub-Adviser uses derivatives transactions as a means to synthetically implement the Trust’s investment strategies. Customized derivative instruments will likely be highly illiquid, and it is possible that the Trust will not be able to terminate such derivative instruments prior to their expiration date or that the penalties associated with such a termination might impact the Trust’s performance in a materially adverse manner. See “Risks—Synthetic Investment Risk.”

Segregation and cover risk

In connection with certain derivatives transactions, the Trust may be required to segregate liquid assets or otherwise cover such transactions and/or to deposit amounts as premiums or to be held in margin accounts. Regulators have adopted rules that generally require margin to be posted and collected for off-exchange derivatives. Such amounts may not otherwise be available to the Trust for investment purposes. The Trust may earn a lower return on its portfolio than it might otherwise earn if it did not have to segregate assets in respect of, or otherwise cover, its derivatives transactions positions. See “Risks—Segregation and Cover Risk.”

Interest rate risk

Interest rate risk is the risk that credit securities will decline in value because of changes in market interest rates. When market interest rates rise, the market value of fixed income credit securities generally will fall. These risks may be greater in the current market environment because while interest rates remain below historical averages, the Federal Reserve has recently implemented several decreases to the Federal Funds rate. Prevailing interest rates may be adversely impacted by market and economic factors. If interest rates rise the markets may experience increased volatility, which may adversely affect the value and/or liquidity of certain of the Trust’s investments. The prices of longer-term securities fluctuate more than prices of shorter-term securities as interest rates change. The Trust’s use of leverage will tend to increase the interest rate risk to which its Common Shares are subject. The Trust invests primarily in variable and floating rate credit instruments and other structured credit investments, which generally are less sensitive to interest rate changes than fixed rate instruments, but generally will not increase in value if interest rates decline.

Prepayment risk

The frequency at which prepayments (including voluntary prepayments by the obligors and accelerations due to defaults) occur on bonds and loans will be affected by a variety of factors including the prevailing level of interest rates and spreads as well as economic, demographic, tax, social, legal and other factors. The adverse effects of prepayments may impact the Trust’s portfolio in several ways. During periods of declining interest rates, when the issuer of a security exercises its option to prepay principal earlier than scheduled, the Trust may be required to reinvest the proceeds of such prepayment in lower-yielding securities. Particular investments may experience outright losses, as in the case of an interest-only security in an environment of faster actual or anticipated prepayments. See “Risks—Prepayment Risk.”

Inflation/Deflation risk

Inflation risk is the risk that the value of assets or income from investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Common Shares and distributions can decline. Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Trust’s portfolio. See “Risks—Inflation/Deflation Risk.”

Duration and maturity risk

The Trust has no set policy regarding maturity or duration of credit instruments in which it may invest or of the Trust’s portfolio generally. The price of fixed rate securities with longer maturities or duration generally is more significantly impacted by changes in interest rates than those of fixed rate securities with shorter maturities or duration. Therefore, generally speaking, the longer the duration of the Trust’s portfolio, the more exposure the Trust will have to interest rate risk described above. The Sub-Adviser may seek to adjust the portfolio’s duration or maturity based on its assessment of current and projected market conditions and all factors that the Sub-Adviser deems relevant. The Trust may incur costs in seeking to adjust the portfolio average duration or maturity. There can be no assurance that the Sub-Adviser’s assessment of current and projected market conditions will be correct or that any strategy to adjust the portfolio’s duration or maturity will be successful at any given time. See “Risks—Duration and Maturity Risk.”

Credit risk

Credit risk is the risk that an issuer of securities in which the Trust invests or an asset underlying a CLO in which the Trust invests will be unable to pay principal and interest when due, or that the value of the security will suffer because investors believe the issuer is less able to pay. See “Risks—Credit Risk.”

Non-U.S. investments risk

The risk of loss associated with investments in securities of foreign issuers include currency exchange risks, expropriation, or limits on repatriating an investment, government intervention, confiscatory taxation, political, economic or social instability, illiquidity, less efficient markets, price volatility and market manipulation. See “Risks—Non-U.S. Securities Risk.”

Equity investments risk

Incidental to the Trust’s investments in credit instruments, the Trust may acquire or hold equity securities, or warrants to purchase equity securities, of a Borrower or issuer. Common equity securities prices fluctuate for a number of reasons, including changes in investors’ perceptions of the financial condition of an issuer, the general condition of the relevant stock market and broader domestic and international political and economic events. See “Risks—Equity Investments Risk.”

Limited term risk

Unless the Trust completes an Eligible Tender Offer and converts to perpetual existence, the Trust will terminate on or about the Termination Date. The Trust should not be confused with a so called “target date” or “life cycle” fund whose asset allocation becomes more conservative over time as the fund’s target date, often associated with retirement, approaches, and does not typically terminate on the target date. In addition, the Trust should not be confused with a “target term” fund whose investment objective is to return the fund’s original net asset value on the termination date. The Trust’s investment objective and policies are not designed to seek to return to investors their initial investment on the Termination Date or in an Eligible Tender Offer. Investors may receive more or less than their original investment upon termination or in an Eligible Tender Offer.

Because the assets of the Trust will be liquidated in connection with the termination, the Trust will incur transaction costs in connection with dispositions of portfolio securities. The Trust does not limit its investments to securities having a maturity date prior to the Termination Date and may be required to sell portfolio securities when it otherwise would not, including at times when market conditions are not favorable, which may cause the Trust to lose money. In particular, the Trust’s portfolio may still have significant remaining average maturity and duration, and large exposures to below investment grade securities, as the Termination Date approaches, losses due to portfolio liquidation may be significant. Beginning one year before the Termination Date (the “wind-down period”), the Trust may begin liquidating all or a portion of the Trust’s portfolio, and may deviate from its investment policies, including its policy of investing at least 80% of its Managed Assets in floating rate credit instruments and other structured credit investments and may not achieve its investment objective. During the wind-down period, the Trust’s portfolio composition may change as more of its portfolio holdings are called or sold and portfolio holdings are disposed of in anticipation of liquidation. Rather than reinvesting the proceeds of matured, called or sold securities, the Trust may invest such proceeds in short term or other lower yielding securities or hold the proceeds in cash, which may adversely affect its performance. The Trust may distribute the proceeds in one or more liquidating distributions prior to the final liquidation, which may cause fixed expenses to increase when expressed as a percentage of assets under management. Upon a termination, it is anticipated that the Trust will have distributed substantially all of its net assets to shareholders, although securities for which no market exists or securities trading at depressed prices, if any, may be placed in a liquidating trust. Common Shareholders will bear the costs associated with establishing and maintaining a liquidating trust, if necessary. Securities placed in a liquidating trust may be held for an indefinite period of time until they can be sold or pay out all of their cash flows. The Trust cannot predict the amount, if any, of securities that will be required to be placed in a liquidating trust.

If the Trust conducts an Eligible Tender Offer, the Trust anticipates that funds to pay the aggregate purchase price of Common Shares accepted for purchase pursuant to the tender offer will be first derived from any cash on hand and then from the proceeds from the sale of portfolio investments held by the Trust. In addition, the Trust may be required to dispose of portfolio investments in connection with any reduction in the Trust’s outstanding leverage necessary in order to maintain the Trust’s desired leverage ratios following a tender offer. The disposition of portfolio investments by the Trust could cause market prices of such instruments, and hence the net asset value of the Common Shares, to decline. In addition, disposition of portfolio investments will cause the Trust to incur increased brokerage and related transaction expenses. The Trust may receive proceeds from the disposition of portfolio investments that are less than the valuations of such investments by the Trust. It is likely that during the pendency of a tender offer, and possibly for a time thereafter, the Trust will hold a greater than normal percentage of its total assets in cash and cash equivalents, which may impede the Trust’s ability to achieve its investment objective and decrease returns to shareholders. If the Trust’s tax basis for the investments sold is less than the sale proceeds, the Trust will recognize capital gains, which the Trust will be required to distribute to shareholders. In addition, the Trust’s purchase of tendered Common Shares pursuant to a tender offer will have tax consequences for tendering shareholders and may have tax consequences for non-tendering shareholders. The purchase of Common Shares by the Trust pursuant to a tender offer will have the effect of increasing the proportionate interest in the Trust of non-tendering shareholders. All shareholders remaining after a tender offer will be subject to proportionately higher expenses due to the reduction in the Trust’s total assets resulting from payment for the tendered Common Shares. Such reduction in the Trust’s total assets may also result in less investment flexibility, reduced diversification and greater volatility for the Trust, and may have an adverse effect on the Trust’s investment performance.

The Trust is not required to conduct an Eligible Tender Offer. If the Trust conducts an Eligible Tender Offer, there can be no assurance that tendered Common Shares will not exceed the Termination Threshold, in which case the Eligible Tender Offer will be terminated, no Common Shares will be repurchased pursuant to the Eligible Tender Offer and the Trust will terminate on or before the Termination Date (subject to possible extentions). Following the completion of an Eligible Tender Offer in which the tendered Common Shares do not exceed the Termination Threshold, the Board of Trustees may eliminate the Termination Date upon the affirmative vote of a majority of the Board of Trustees and without a shareholder vote. Thereafter, the Trust will have a perpetual existence. The Trust is not required to conduct additional tender offers following an Eligible Tender Offer and conversion to perpetual existence. Therefore, remaining shareholders may not have another opportunity to participate in a tender offer. Shares of closed-end management investment companies frequently trade at a discount from their net asset value, and as a result remaining shareholders may only be able to sell their Common Shares at a discount to net asset value.

Additional risks

For additional risks relating to investments in the Trust, including “Bankruptcy Cases Risk,” “Creditor Committee Risk,” “Board Participation Risk,” “Certain Other Creditor Risks,” “Allegations of Equitable Subordination Risk,” “Management Risk,” “New Adviser Risk,” “Valuation Risk,” “Dependence on Occurrence of Events Risk,” “Competition Risk,” “Conflicts of Interest Risks,” “Confidential Information Risk” “Tax Risk,” “Portfolio Turnover Risk,” “Reliance on Service Providers,” “Technology Risk” “Recent Market Developments Risk,” “Market Disruption and Geopolitical Risk,” “UK Departure from EU Risk,” “Eurozone Risk,” “Legislation and Regulation Risk” and “LIBOR Risk” please see “Risks” beginning on page 46 of this Prospectus.

ANTI-TAKEOVER PROVISIONS IN THE TRUST’S GOVERNING DOCUMENTS

The Trust’s Certificate of Trust, Agreement and Declaration of Trust (the “Declaration of Trust”) and By-Laws (collectively, the “Governing Documents”) include provisions that could limit the ability of other entities or persons to acquire control of the Trust or convert the Trust to an open-end fund. See “Anti-Takeover Provisions in the Trust’s Governing Documents” and “Risks—Anti-Takeover Provisions in the Trust’s Governing Documents Risk.”

CUSTODIAN, TRANSFER AGENT, AND ADMINISTRATOR

U.S. Bank N.A. (“U.S. Bank”) serves as the custodian of the Trust’s assets pursuant to a custody agreement. Under the custody agreement, the custodian is required to hold the Trust’s assets in compliance with the 1940 Act. For its services, the custodian will receive a monthly fee based upon, among other things, the average value of the total assets of the Trust, plus certain charges for securities transactions.

DST Systems, Inc. (“DST Systems”) serves as the Trust’s dividend disbursing agent, agent under the Trust’s Plan (the “Plan Agent”), transfer agent and registrar with respect to the Common Shares of the Trust.

ALPS Fund Services Inc. (“ALPS Fund Services”) serves as the administrator of the Trust. Pursuant to an administration, bookkeeping and pricing services agreement, the administrator provides certain administrative services to the Trust.

SUMMARY OF TRUST EXPENSES

The following table contains information about the costs and expenses that Common Shareholders will bear directly or indirectly. The table is based on the capital structure of the Trust as of September 30, 2019 (except as noted below). The purpose of the table and the example below is to help you understand the fees and expenses that you, as a holder of Common Shares, would bear directly or indirectly.

Common Shareholder Transaction Expenses
Sales load paid by Common Shareholders (as a percentage of offering price)	—	%(1)
Offering expenses borne by the Trust (as a percentage of offering price)	—	%(1)
Dividend Reinvestment Plan fees(2)	None
As a Percentage of Net Assets Attributable to Common Shares
Annual Expenses
Management fees(3)	2.53%
Interest expense(4)	1.43%
Other expenses
Investor Support and Secondary Market Support Services Fee(5)	0.30%
Other(6)(7)	1.39%
Total annual expenses	5.65%

____________

(1)    If Common Shares to which this Prospectus relates are sold to or through underwriters, the Prospectus Supplement will set forth any applicable sales load and the estimated offering expenses borne by the Trust.

(2)    Common Shareholders will incur brokerage charges if they direct DST Systems, as Plan Agent for the Common Shareholders, to sell their Common Shares held in a dividend reinvestment account.

(3)    The Trust pays the Adviser an annual management fee, payable monthly in arrears, in an amount equal to 1.70% of the Trust’s average daily Managed Assets. Common Shareholders bear the portion of the investment advisory fee attributable to the assets purchased with the proceeds of leverage, which means that Common Shareholders effectively bear the entire management fee. The contractual management fee rate of 1.70% of the Trust’s Managed Assets represents an effective management fee rate of 2.53% of net assets attributable to Common Shares, assuming Financial Leverage of 33.1% of the Trust’s Managed Assets (the Trust’s outstanding Financial Leverage as of September 30, 2019). The Adviser pays to the Sub-Adviser a sub-advisory fee out of the management fee received by the Adviser.

(4)    Assumes the Trust uses Financial Leverage in an amount equal to approximately 33.1% of the Trust’s Managed Assets at an annual interest rate to the Trust as of December 27, 2019 of 2.89%. The costs associated with such Financial Leverage is borne entirely by Common Shareholders.

(5)    The Trust has retained the Adviser to provide investor support services and secondary market support services in connection with the ongoing operation of the Trust. The Trust pays the Adviser a service fee, payable monthly in arrears, in an annual amount equal to 0.20% of the Trust’s average daily Managed Assets.

(6)    Expenses attributable to the Trust’s investments, if any, in other investment companies, including closed-end funds and exchange-traded funds, are currently estimated not to exceed 0.01% of net assets attributable to Common Shares.

(7)    The “Other expenses” shown in the table and related footnotes include operating expenses of the Trust and are based upon those incurred during the Trust’s current fiscal year ended September 30, 2019, as further adjusted for contractual changes to certain expense arrangements.

EXAMPLE

The following example illustrates the expenses that you would pay on a $1,000 investment in Common Shares, assuming (1) total annual expenses of 5.65% of net assets attributable to Common Shares and (2) a 5% annual return. The example assumes that the estimated Total Annual Expenses set forth in the Annual Expenses table are accurate and that all dividends and distributions are reinvested at net asset value per Common Share. Actual expenses may be greater or less than those assumed. Moreover, the Trust’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

1 Year	3 Years	5 Years	10 Years
$56	$168	$278	$547

The Example should not be considered a representation of future expenses or returns. Actual expenses may be higher or lower than those assumed. Moreover, the Trust’s actual rate of return may be higher or lower than the hypothetical 5% return shown in the example.

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the Trust’s financial performance. The financial highlights as of and for the fiscal years ended 2018 and 2019 and for the period September 27, 2017 (Commencement of Operations) to September 30, 2017 have been audited by KPMG LLP, independent registered public accounting firm for the Trust, whose report on the financial statements and financial highlights, together with the financial statements and financial highlights of the Trust, are included in the Trust’s annual report to shareholders for the fiscal year ended September 30, 2019 and are incorporated by reference into the SAI.

	For the Year Ended September 30, 2019		For the Year Ended September 30, 2018		For the Period September 27, 2017 (Commencement of Operations) to September 30, 2017
PER COMMON SHARE OPERATING PERFORMANCE:
Net asset value - beginning of period	$9.50		$9.78			$9.78	(a)

INCOME/(LOSS) FROM INVESTMENT OPERATIONS:
Net investment income/(loss)(b)	0.89		0.64			(0.00	)(c)
Net realized and unrealized loss on investments	(1.32)		(0.16)			—
Total Income/(Loss) from Investment Operations	(0.43)		0.48			(0.00	)(c)

DISTRIBUTIONS TO COMMON SHAREHOLDERS:(d)
From net investment income	(0.77)		(0.45)			—
From tax return of capital	(0.08)		(0.31)			—
Total Distributions to Common Shareholders	(0.85)		(0.76)			—

CAPITAL SHARE TRANSACTIONS:
Impact of Capital Share Transactions(b)	0.00	(c)	—			—
Total Capital Share Transactions	0.00	(c)	—			—
Net asset value per common share - end of period	$8.22		$9.50			$9.78
Market price per common share - end of period	$8.95		$9.80			$10.12
Total Investment Return - Net Asset Value(e)	(4.55)%		5.22%			0.00%
Total Investment Return - Market Price(e)	0.75%		4.89%			1.20%

RATIOS AND SUPPLEMENTAL DATA:
Net assets attributable to common shares, end of period (000s)	$78,707		$79,322			$70,988
Ratio of expenses excluding waivers to average net assets	6.16%		5.60%			5.00	%(f)
Ratio of expenses including waivers to average net assets	5.22%		4.87%			2.20	%(f)
Ratio of expenses excluding interest expense to average net assets	3.27	%(g)	3.35	%(g)		2.20	%(f)
Ratio of net investment income including waivers to average net assets	10.03%		6.57%			(2.20	)%(f)
Portfolio turnover rate	94%		119%			0%

LEVERAGE FACILITY:
Aggregate principal amount, end of period (000s)	$38,965		$38,865		$	N/A
Asset coverage, end of period per $1,000	$3,020		$3,041		$	N/A

(a)    After deduction of offering expenses charged to capital.

(b)    Calculated using average common shares outstanding.

(c)     Less than $0.005 or greater than $(0.005) per share.

(d)    The per share amounts of distributions related to net investment income and tax return of capital are based on amounts determined under U.S. federal income tax regulations which differs from the per share amounts from investment operations which are based on amounts determined under U.S. GAAP.

(e)     Total investment return is calculated assuming a purchase of a common share at the opening on the first day and a sale at closing on the last day of each period reported. Dividends and distributions are assumed for purposes of this calculation to be reinvested at prices obtained under the Trust’s dividend reinvestment plan. Total investment returns do not reflect brokerage commissions, if any, and are not annualized.

(f)     Annualized.

(g)    Includes amortization of deferred leverage costs.

SENIOR SECURITIES

The following table sets forth information about the Trust’s outstanding senior securities as of the end of each fiscal year since its inception. The information in this table is derived from the Trust’s financial statements and financial highlights audited by KPMG LLP, independent registered public accounting firm for the Trust, whose report on such financial statements and financial highlights, together with the financial statements and financial highlights of the Trust, are included in the Trust’s annual report to shareholders for the fiscal year ended September 30, 2019 and are incorporated by reference into the SAI.

Fiscal Period Ended	Title of Security	Total Principal Amount Outstanding	Asset Coverage Per $ 1,000 of Principal Amount
September 30, 2019	Borrowings	$38,965,000	$3,020
September 30, 2018	Borrowings	$38,865,000	$3,041
September 30, 2017	—	$ —	N/A

THE TRUST

XAI Octagon Floating Rate & Alternative Income Term Trust is a diversified, closed-end management investment company registered under the 1940 Act. The Trust was organized as a statutory trust on April 4, 2017, pursuant to a Certificate of Trust, and is governed by the laws of the State of Delaware. The Trust commenced operations on September 27, 2017. The Trust’s principal office is located at 321 North Clark Street, Suite 2430, Chicago, Illinois 60654, and its telephone number is (888) 903-3358.

XA Investments LLC serves as the Trust’s investment adviser and is responsible for the management of the Trust. Octagon Credit Investors, LLC serves as the Trust’s investment sub-adviser and is responsible for the management of the Trust’s portfolio of securities.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the Trust intends to invest the net proceeds of an offering of Securities in accordance with its investment objective and policies as stated in this Prospectus. It is currently anticipated that the Trust will be able to invest substantially all of the net proceeds of an offering of Securities in accordance with its investment objective and policies within three months after the completion of such offering. Pending the full investment of the proceeds of an offering, it is anticipated that all or a portion of the proceeds will be invested in U.S. Government securities or high grade, short-term money market instruments, which have returns substantially lower than those the Trust anticipates earning once it has fully invested the proceeds of an offering in accordance with its investment objective. A delay in the anticipated use of proceeds could lower returns and reduce the Trust’s distribution to Common Shareholders.

On March 12, 2019, the Trust registered $100,000,000 aggregate initial offering price of Securities pursuant to the registration statement of which this Prospectus is a part. As of the date of this Prospectus, the Trust has issued and sold 1,830,511 Common Shares with an aggregate offering price of approximately $16,716,100 in an at-the-market offering and 1,098,500 Common Shares with an aggregate offering price of approximately $9,183,460 in an underwritten offering. As a result, approximately $74,100,440 of Securities remain available for subsequent offerings pursuant to this Prospectus.

MARKET AND NET ASSET VALUE INFORMATION

The Trust’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus will be, subject to notice of issuance, listed on the NYSE. The Trust’s Common Shares commenced trading on the

NYSE on September 27, 2017. In connection with any offering of Rights, the Trust will provide information in the Prospectus Supplement for the expected trading market, if any, for Rights.

The Common Shares have traded both at a premium and at a discount to the Trust’s net asset value per share. Although the Common Shares recently have traded at a premium to net asset value, there can be no assurance that this will continue after the offering nor that the Common Shares will not trade at a discount in the future. Shares of closed-end investment companies frequently trade at a discount to net asset value. The Trust’s net asset value will be reduced immediately following an offering of the Common Shares due to the costs of such offering, which will be borne entirely by the Trust. The sale of Common Shares by the Trust (or the perception that such sales may occur) may have an adverse effect on prices of Common Shares in the secondary market. An increase in the number of Common Shares available may result in downward pressure on the market price for Common Shares. See “Risks—Market Discount Risk.”

The following table sets forth, for each of the periods indicated, the high and low closing market prices for the Common Shares on the NYSE, the net asset value per Common Share and the premium or discount to net asset value per Common Share at which the Common Shares were trading.

	Market Price		Corresponding Net Asset Value Per Common Share		Corresponding Premium or (Discount) as a % of Net Asset Value
Fiscal Quarter End	High	Low	High	Low	High	Low
September 30, 2019	$9.53	$8.87	$8.73	$8.24	9.16%	7.65%
June 30, 2019	$9.60	$8.54	$8.89	$8.90	7.99%	(4.04)%
March 31, 2019	$8.75	$7.57	$8.80	$8.52	(0.57)%	(11.15)%
December 31, 2018	$9.85	$7.12	$9.50	$8.56	3.69%	(16.82)%
September 30, 2018	$10.24	$9.14	$9.49	$9.52	7.90%	(3.99)%
June 30, 2018	$9.40	$9.07	$9.78	$9.68	(3.89)%	(6.30)%
March 31, 2018	$10.05	$9.42	$9.83	$9.77	2.24%	(3.58)%
December 31, 2017	$11.50	$9.36	$9.75	$9.70	17.95%	(3.51)%

As of December 27, 2019, the net asset value of the Trust’s Common Shares was $7.80 per Common Share and the last reported sale price for the Trust’s Common Shares on the NYSE was $8.02 per Common Share, representing a premium to net asset value of 2.82%. The Trust cannot predict whether its Common Shares will trade in the future at a premium to or discount from net asset value, or the level of any premium or discount. Shares of closed-end investment companies frequently trade at a discount from net asset value. As of December 27, 2019, 11,295,219 Common Shares of the Trust were outstanding.

INVESTMENT OBJECTIVE AND POLICIES

INVESTMENT OBJECTIVE

The investment objective of the Trust is to seek attractive total return with an emphasis on income generation across multiple stages of the credit cycle. There can be no assurance that the Trust will achieve its investment objective. The investment objective of the Trust may be changed by the Board of Trustees on 60 days’ prior written notice to Common Shareholders.

INVESTMENT STRATEGY

The Trust seeks to achieve its investment objective by investing in a dynamically managed portfolio of opportunities primarily within the private credit markets. Under normal market conditions, the Trust will invest at least 80% of its Managed Assets in floating rate credit instruments and other structured credit investments.

Credit instruments

The Trust’s investments may include (i) structured credit investments, including CLO debt and subordinated (i.e., residual or equity) securities; (ii) traditional corporate credit investments, including leveraged loans and high yield bonds; (iii) opportunistic credit investments, including stressed and distressed credit situations and long/short credit investments; and (iv) other credit-related instruments.The Trust may invest in loans, bonds and other debt securities, CLO securities, including debt and subordinated (i.e., residual or equity) CLO securities, credit default swaps and other credit and credit-related instruments. The Trust may invest in senior, junior, secured and unsecured credit instruments. Floating rate credit instruments have floating or variable interest rates, and include floating rate instruments the interest rates of which vary periodically based upon, or inverse to, a benchmark indicator of prevailing interest rates.

The Trust may invest up to 50% of its Managed Assets in CLO securities, including debt and subordinated (i.e., residual or equity) CLO securities.

Below-Investment grade investments

The Trust currently intends to pursue its investment objective by investing primarily in below investment grade credit instruments, but may invest without limitation in investment grade credit instruments. A credit instrument is considered below investment grade quality if it is rated below investment grade (that is, below Baa3- by Moody’s or below BBB- by S&P or Fitch) or, if unrated, judged to be below investment grade quality by the Sub-Adviser. Below investment grade credit instruments are often referred to as “high yield” securities or “junk bonds.” Below investment grade credit instruments are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal.

The Trust will not invest more than 20% of its Managed Assets in credit instruments rated below Caa2 by Moody’s or CCC by S&P or Fitch. In the case of a security receiving two or more different ratings from different rating agencies, the Trust will apply the higher of the ratings for the purposes of the foregoing policy. The foregoing policy applies only at the time an instrument is purchased, and the Trust is not required to dispose of a security if a rating agency downgrades its assessment of that instrument. In determining whether to retain or sell an instrument that has been downgraded, the Sub-Adviser may consider such factors as its assessment of the credit quality of the instrument, the price at which the instrument could be sold, and the rating, if any, assigned to the instrument by other ratings agencies.

Rating agencies, such as Moody’s, S&P or Fitch, are private services that provide ratings of the credit quality of debt obligations. Ratings assigned by a rating agency are not absolute standards of credit quality but represent the opinion of the rating agency as to the quality of the obligation. Rating agencies may fail to make timely changes in credit ratings and an issuer’s current financial condition may be better or worse than a rating indicates. To the extent that the issuer of a security pays a rating agency for the analysis of its security, an inherent conflict of interest may exist that could affect the reliability of the rating. Ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market value risk or liquidity of such obligations.

To the extent that the Trust invests in unrated lower grade securities, the Trust’s ability to achieve its investment objective will be more dependent on the Sub-Adviser’s credit analysis than would be the case when the Trust invests in rated securities.

Please refer to Appendix A to the SAI for more information regarding Moody’s, S&P’s and Fitch’s ratings.

Illiquid investments

The Trust may invest without limitation in illiquid credit instruments, including instruments that are unregistered, restricted, for which there is no readily available trading market or that are otherwise illiquid.

Maturity and duration

The Trust may invest in credit instruments of any maturity, and does not manage its portfolio seeking to maintain a targeted dollar-weighted average maturity level. The Trust does not have a fixed duration target, and the portfolio’s duration may vary significantly over time based on the Sub-Adviser’s assessment of the current market conditions. In comparison to maturity, interest rate duration is a measure of the price volatility of a credit instrument as a result of changes in market interest rates, based on the weighted average timing of the instrument’s expected principal and interest payments. For example, if interest rates increase by 1%, the net asset value of a portfolio with a duration of five years would decrease by approximately 5%. Conversely, if interest rates decline by 1%, the net asset value of a portfolio with a duration of five years would increase by approximately 5%. The longer the duration, the more susceptible the portfolio will be to changes in interest rates. Duration is expressed as a number of years but differs from maturity in that it considers an instrument’s yield, coupon payments, principal payments and call features in addition to the amount of time until the instrument matures. As the value of an instrument changes over time, so will its duration. Prices of instruments with longer durations tend to be more sensitive to interest rate changes than instrument with shorter durations. Longer-maturity investments generally have longer interest rate durations because the investment’s fixed rate is locked in for longer periods of time. Floating-rate or adjustable-rate securities, however, generally have shorter interest rate durations because their interest rates are not fixed but rather float up and down with the level of prevailing interest rates. The Trust intends to invest a significant portion of its assets in floating rate or adjustable rate securities and CLO subordinated notes, the income from which will vary based on income received from the underlying collateral and the payments made to the secured notes, both of which may be based on floating rates, which may mitigate risk associated with increases in prevailing short-term interest rates.

Opportunistic credit investments

The Trust may invest up to 20% of its Managed Assets in opportunistic credit investments, including stressed and distressed credit situations.

Short sales

The Trust may, from time to time, engage in short sales of credit instruments in an amount not to exceed 10% of its Managed Assets. A short sale is a transaction in which the Trust sells an instrument that it does not own in anticipation that the market price will decline.

Non-U.S. investments

While the investment strategy of the Trust does not focus primarily on non-U.S. corporate credit investments, under certain circumstances where such opportunities are favorable, the Trust may invest up to 20% of its Managed Assets in corporate credit instruments issued by non-U.S. issuers and in markets outside the U.S. Generally, such non-U.S. investments will be issued by large non-U.S. corporations, partnerships, limited liability companies and other business entities. The Trust’s investments in structured credit instruments, which are commonly issued by special purpose vehicles formed in jurisdictions outside of the U.S., are not subject to or limited by this policy.

Other investment companies

As an alternative to holding investments directly, the Trust may also obtain investment exposure to securities in which it may invest directly by investing up to 10% of its Managed Assets in other investment companies. The Trust may invest in mutual funds, closed-end funds and exchange-traded funds.

Derivative transactions

The Trust may, but is not required to, use various derivatives transactions for hedging and risk management purposes, to facilitate portfolio management and to earn income or enhance total return. The use of derivatives transactions to earn income or enhance total return may be particularly speculative. Derivatives are financial instruments the value of which is derived from a reference instrument. The Trust may engage in a variety of derivatives transactions, including options, swaps, futures contracts, options on futures contracts and forward currency contracts and options on forward currency contracts. The Trust may purchase and sell exchange-listed, centrally cleared and off-exchange derivatives. The Trust may utilize derivatives that reference one or more securities, indices, commodities, currencies or interest rates. In addition, the Trust may utilize new techniques, transactions, instruments or strategies that are developed or permitted as regulatory changes occur.

Unless otherwise stated herein, the Trust’s investment policies and parameters shall apply at the time of investment, and the Trust will not be required to reduce a position solely due to market price fluctuations.

INVESTMENT PHILOSOPHY AND PROCESS

At the heart of Octagon’s investment philosophy is a deep understanding of fundamental credit analysis, enhanced by a process focused on maximizing risk adjusted returns. Octagon’s investment philosophy combines relative value focus and active portfolio management. Over Octagon’s 20-plus-year history, Octagon believes that it has developed a proven, repeatable and scalable credit selection and investment process.

Octagon’s investment process involves four key steps:

•        ongoing assessment of investment opportunities;

•        research, analysis and written recommendations with defined investment thesis;

•        investment committee recommendation and approval of credits considered for investment; and

•        continual monitoring which is a collaborative team effort to enhance decision making and risk management.

The Octagon portfolio management team manages positions in an effort to optimize relative value. Octagon’s process benefits from the firm’s history and experience in credit markets dating back to the mid-1990s. Octagon has made a significant investment in technology and human capital with respect to fundamental credit analysis which happens both at the loan-level and the CLO-level. To enhance their bottom-up security level analysis, Octagon has built over time a proprietary database with credit analysis of most of the corporate issuers in the broadly syndicated loan marketplace. Furthermore, for every credit security that Octagon analyzes, the investment team assigns proprietary credit ratings, liquidity ratings, collateral quality ratings, and documentation ratings. Octagon refreshes these internal ratings on an ongoing basis to identify buy and sell opportunities. The Octagon research method is robust, involving various key factors including the assessment of industry dynamics, competitive factors, performance history, deal sponsor, company management, cash flow estimates, liquidity, collateral values, quality, downside protection, capital structure, macroeconomic factors, technical supply and demand and potential political or regulatory influences.

Investment process

Octagon employs a disciplined asset selection process based on fundamental credit analysis and collaborative investment team input to identify attractive relative value opportunities, while seeking to minimize downside risk and produce returns that outperform industry benchmarks. In evaluating potential investments, Octagon assesses industry dynamics and competitive environments, performance history and prospects, investment sponsors and management, projected cash flow generation, quality and value of underlying collateral, downside protection and relative value opportunities within an issuer’s capital structure.

Octagon seeks to identify investment opportunities in both the primary and secondary leveraged credit markets through rigorous industry and company analysis guided by information from issuers, underwriters, agents, and sales and trading desks. Identified investment opportunities are initially screened with a focus on the applicable industry. Octagon utilizes industry expertise, discussions with company management, independent research, relative value data, and input from Octagon investment professionals to efficiently extract information that facilitates credit judgments and recommendations. Octagon considers the business’ competitive position, its ability to generate cash flow, the character of its sponsor and management team, the resilience of the capital structure and the asset’s positioning within it, structural and covenant protection, and the value of collateral in the context of the risk premium offered, as well as macroeconomic backdrop, technical supply and demand, liquidity, industry dynamics, and political and regulatory influences.

With respect to existing portfolio positions, Octagon’s analysis is centered on any changes to the underlying credit or industry that would impact the risk/return attributes of the position, which may lead to a decision to sell an existing position.

Although Octagon’s investment process typically involves investment committee recommendation and approval of credits considered for investment, a limited amount of the Trust’s assets may be invested in short-term trading opportunities within the Trust’s investment policies and parameters that seek near-term favorable price movements. Such investments are sourced by traders and discussed with Octagon’s portfolio managers and principals but are not subject to Octagon’s investment committee review process as described above. The Trust typically does not hold such investments on a long-term basis and typically disposes of such investments within several weeks of their acquisition. It is expected that such investments will typically constitute less than 2% of the Trust’s Managed Assets.

Risk management

Octagon dynamically manages the Trust’s portfolio based on its evolving credit market outlook in an effort to produce attractive risk-adjusted returns. The Octagon team meets several times each year to monitor portfolios using its robust review process and striving to manage risk via its proprietary internal credit rating and portfolio weighting system. The investment team has a set risk monitoring process which involves the following:

•        Relative Value Meetings to examine new market trends and discuss technical dynamics with a focus on recent price changes and price target revisions. At these meetings Octagon investment professionals discuss seeking the best loan and bond relative value and return ideas.

•        Loan & Bond Assets Meetings to discuss new leveraged loan and high yield bond issues and trading opportunities.

•        Team Network Exchange for daily real-time updates with mobile access to address earnings, news, trading levels, buy/sell recommendations and watch lists.

•        Full and Mini Portfolio Reviews to conduct credit review of all assets (full review) or lower-rated assets (mini review) in a single investment professional’s portfolio with a focus on action-oriented recommendations. The objective of these reviews is to affirm or change internal credit ratings and collateral grades.

•        Watch List Reviews and Meetings to examine and discuss credits on watch list.

•        Strategic Reviews to discuss credit cycle fundamentals and analyze macro factors including GDP, interest rate and default projections. Strategic reviews are designed to determine and forecast shifts in the economic cycle, evaluate the impact of the latest economic and market data and to determine tactical and strategic allocations.

Benchmark index

The Trust’s opportunistic credit strategy seeks to outperform its primary benchmark, the S&P/LSTA U.S. Leveraged Loan 100 Index which is designed to reflect the performance of the largest facilities in the leveraged loan market. The S&P/LSTA U.S. Leveraged Loan 100 Index is utilized by the Trust as a comparative measure only. The Trust may from time to time use additional benchmark indices to analyze certain aspects of the Trust’s performance. The Trust is actively managed and does not track any index. Index information is not meant to represent the performance of the Trust or its underlying investments.

THE TRUST’S INVESTMENTS

The Trust’s investment portfolio may consist of investments in the following types of securities. There is no guarantee the Trust will buy all of the types of securities or use all of the investment techniques that are described herein.

COLLATERALIZED LOAN OBLIGATIONS

The Trust may invest up to 50% of its Managed Assets in CLO securities, including debt and subordinated (i.e., residual or equity) CLO securities. A CLO vehicle generally is an entity that is formed to hold a portfolio consisting principally (typically, 80% or more of its assets) of loan obligations. The loan obligations within the CLO vehicle are limited to loans which meet established credit criteria and are subject to concentration limitations in order to limit a CLO vehicle’s exposure to a single credit. A CLO issues various classes or “tranches” of securities. Each tranche has different payment characteristics and different credit ratings. These tranches are generally categorized as senior, mezzanine, or subordinated/equity, according to their degree of risk. The key feature of the CLO structure is the prioritization of the cash flows from a pool of securities among the several tranches of the CLO. As interest payments are received, the CLO makes contractual interest payments to each tranche of debt based on its seniority. If there are funds remaining after each tranche of debt receives its contractual interest rate and the CLO meets or exceeds required collateral coverage levels (or other similar covenants), the remaining funds may be paid to the subordinated tranche (often referred to as the “residual,” “equity” or “subordinated” tranche). The contractual provisions setting out this order of payments are set out in detail in the relevant CLO’s indenture. These provisions are referred to as the “priority of payments” or the “waterfall” and determine the terms of payment of any other obligations that may be required to be paid ahead of payments of interest and principal on the securities issued by a CLO. In addition, for payments to be made to each tranche, after the most senior tranche of debt, there are various tests that must be complied with, which are different for each CLO.

The Trust invests in CLO securities issued by CLOs that principally hold Senior Loans, diversified by industry and Borrower. It is also possible that the underlying obligations of CLOs in which the Trust invests will include (i) second lien and/or subordinated loans, (ii) debt tranches of other CLOs, and (iii) equity securities incidental to investments in senior loans. The cash flows on the underlying obligations will primarily determine the payments to holders of CLO securities. CLO securities may have floating interest rates, fixed interest rates or, in the case of subordinated CLO securities, no set interest rate (but rather participate in residual cash flows of the relevant CLO). The rated tranches of CLO securities are generally assigned credit ratings by one or more nationally recognized statistical rating organizations (whether or not such tranches are issued as part of a component of a composite instrument with one or more other instruments). The subordinated tranche (often referred to as the “residual,” “equity” or “subordinated” tranche) does not receive a rating. The transaction documents relating to the issuance of CLO securities impose eligibility criteria on the assets of the CLO, restrict the ability of the CLO’s investment manager to trade investments and impose certain portfolio-wide asset quality requirements.

CLO securities are generally limited recourse obligations of the CLO payable solely from the underlying assets of the CLO or the proceeds thereof. Consequently, holders of CLO securities must rely solely on distributions on the underlying assets or proceeds thereof for payment in respect thereof. The cash flows generated by the underlying obligations held in a CLO’s portfolio will generally determine the interest payments on CLO securities. Payments to holders of tranched CLO securities are made in sequential order of priority.

CLO subordinated notes

The Trust may invest in subordinated notes issued by a CLO (often referred to as the “residual,” “equity” or “subordinated” tranche), which are junior in priority of payment and are subject to certain payment restrictions generally set forth in an indenture governing the notes. In addition, CLO subordinated notes generally do not benefit from any creditors’ rights or ability to exercise remedies under the indenture governing the notes. The subordinated notes are not guaranteed by another party. The subordinated tranche is typically unrated and typically represents approximately 8% to 11% of a CLO’s capital structure. The subordinated tranche of a CLO represents the first loss position in the CLO, meaning that it is generally required to absorb the CLO’s losses before any of the CLO’s other tranches, yet it also has the lowest level of payment priority among the CLO’s tranches. The subordinated tranche is typically the riskiest of CLO investments.

SENIOR LOANS

Senior secured loans (“Senior Loans”) are typically made to U.S. and, to a lesser extent, large non-U.S. corporations, partnerships, limited liability companies and other business entities (“Borrowers”) which operate in various industries and geographical regions. Senior Loans rated below investment grade are sometimes referred to as “leveraged loans.”

Senior Loans generally hold the most senior position in the capital structure of a Borrower, are typically secured with specific collateral and have a claim on the assets and/or stock of the Borrower that is senior to that held by unsecured creditors, subordinated debt holders and holders of equity of the Borrower. Typically, in order to borrow money pursuant to a Senior Loan, a Borrower will, for the term of the Senior Loan, pledge collateral (subject to typical exceptions), including but not limited to (i) working capital assets, such as accounts receivable and inventory; (ii) tangible fixed assets, such as real property, buildings and equipment; (iii) intangible assets, such as trademarks and patent rights; and (iv) security interests in shares of stock of subsidiaries or affiliates. In the case of Senior Loans made to non-public companies, the company’s shareholders or owners may provide collateral in the form of secured guarantees and/or security interests in assets that they own. In many instances, a Senior Loan may be secured only by stock in the Borrower or its subsidiaries. Collateral may consist of assets that may not be readily liquidated, and there is no assurance that the liquidation of such assets would satisfy fully a Borrower’s obligations under a Senior Loan.

A Borrower must comply with various covenants contained in a loan agreement or note purchase agreement between the Borrower and the holders of the Senior Loan (the “Loan Agreement”). In a typical Senior Loan, an administrative agent (the “Agent”) administers the terms of the Loan Agreement. In such cases, the Agent is normally responsible for the collection of principal and interest payments from the Borrower and the apportionment of these payments to the credit of all institutions that are parties to the Loan Agreement. The Trust will generally rely upon the Agent or an intermediate participant to receive and forward to the Trust its portion of the principal and interest payments on the Senior Loan. Additionally, the Trust normally will rely on the Agent and the other loan investors to use appropriate credit remedies against the Borrower. The Agent is typically responsible for monitoring compliance with covenants contained in the Loan Agreement based upon reports prepared by the Borrower. The Agent may monitor the value of the collateral and, if the value of the collateral declines, may accelerate the Senior Loan, may give the Borrower an opportunity to provide additional collateral or may seek other protection for the benefit of the participants in the Senior Loan. The Agent is compensated by the Borrower for providing these services under a Loan Agreement, and such compensation may include special fees paid upon structuring and funding the Senior Loan and other fees paid on a continuing basis.

Senior Loans typically have rates of interest that are determined daily, monthly, quarterly or semi-annually by reference to a base lending rate, plus a premium or credit spread. As a result, as short-term interest rates increase, interest payable to the Trust from its investments in Senior Loans should increase, and as short-term interest rates decrease, interest payable to the Trust from its investments in Senior Loans should decrease. These base lending rates are primarily the London Interbank Offered Rate (LIBOR) and secondarily the prime rate offered by one or more major U.S. banks and the certificate of deposit rate or other base lending rates used by commercial lenders.

There may be less readily available information about most Senior Loans and the Borrowers thereunder than is the case for many other types of securities, including securities issued in transactions registered under the Securities Act or the Securities Exchange Act of 1934 (the “Exchange Act”), and Borrowers subject to the periodic reporting requirements of Section 13 of the Exchange Act. Senior Loans may be issued by companies that are not subject to SEC reporting requirements and these companies, therefore, do not file reports with the SEC that must comply with SEC form requirements and, in addition, are subject to a less stringent liability disclosure regime than companies subject to SEC reporting requirements. As a result, the Sub-Adviser will rely primarily on its own evaluation of a Borrower’s credit quality rather than on any available independent sources. Therefore, when investing in Senior Loans the Trust will be particularly dependent on the credit analysis of the Sub-Adviser.

No active trading market may exist for some Senior Loans, and some loans may be subject to restrictions on resale. Any secondary market for Senior Loans may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the ability of a seller to realize full value and thus cause a material decline in the net asset value of Common Shares. In addition, the Trust may not be able to readily dispose of its Senior Loans at prices that approximate those at which the Trust could sell such loans if they were more widely traded and, as a result of such illiquidity, the Trust may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. A limited supply or relative illiquidity of Senior Loans may adversely affect the Trust’s ability to achieve its investment objective.

The Trust may purchase and retain in its portfolio Senior Loans where the Borrower has experienced, or may be perceived to be likely to experience, credit problems, including involvement in or recent emergence from bankruptcy court proceedings or other forms of debt restructuring. Such investments may provide opportunities for enhanced income as well as capital appreciation, although they also will be subject to greater risk of loss. At times, in connection with the restructuring of a Senior Loan either outside of bankruptcy court or in the context of bankruptcy court proceedings, the Trust may determine or be required to accept equity securities or junior credit securities in exchange for all or a portion of a Senior Loan.

In the process of buying, selling and holding Senior Loans, the Trust may receive and/or pay certain fees. These fees are in addition to interest payments received and may include facility fees, commitment fees, amendment fees, commissions and prepayment penalty fees. On an ongoing basis, the Trust may receive a commitment fee based on the undrawn portion of the underlying line of credit portion of a Senior Loan. In certain circumstances, the Trust may receive a prepayment penalty fee upon the prepayment of a Senior Loan by a Borrower. Other fees received by the Trust may include covenant waiver fees, covenant modification fees or other amendment fees.

Direct assignments

The Trust generally will seek to purchase Senior Loans on a direct assignment basis. If the Trust purchases a Senior Loan on direct assignment, it typically succeeds to all the rights and obligations under the Loan Agreement of the assigning lender and becomes a lender under the Loan Agreement with the same rights and obligations as the assigning lender. Investments in Senior Loans on a direct assignment basis may involve additional risks to the Trust. For example, if such loan is foreclosed, the Trust could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral.

Loan participations

The Trust may also acquire in participations in Senior Loans. The participation by the Trust in a lender’s portion of a Senior Loan typically will result in the Trust’s having a contractual relationship only with such lender, not with the Borrower. As a result, the Trust may have the right to receive payments of principal, interest and any fees to which it is entitled only from the lender selling the participation and only upon receipt by such lender of payments from the Borrower. Such indebtedness may be secured or unsecured. In connection with purchasing participations, the Trust generally will have no right to enforce compliance by the Borrower with the terms of the Loan Agreement, nor any rights with respect to any funds acquired by other investors through set-off against the Borrower and the Trust may not directly benefit from the collateral supporting the Senior Loan in which it has purchased the participation. In the event of the insolvency of the entity selling a participation, the Trust may be treated as a general creditor of such entity. The selling entity and other persons interpositioned between such entity and the Trust with respect to such participations will likely conduct their principal business activities in the banking, finance and financial services industries. Persons engaged in these industries may be more susceptible to, among other things, fluctuations in interest rates, changes in the Federal Reserve Open Market Committee’s monetary policy, governmental regulations concerning these industries and concerning capital raising activities generally and fluctuations in the financial markets generally.

SECOND LIEN AND SUBORDINATED LOANS

The Trust may also invest in second lien and subordinated secured loans. Second lien and subordinated secured loans generally have similar characteristics as Senior Loans except that such loans are subordinated in payment and/or lower in lien priority to first lien holders. The Trust may purchase interests in second lien and subordinated secured loans through assignments or participations.

UNSECURED LOANS

Unsecured loans generally have lower priority in right of payment compared to holders of secured debt of the Borrower. Unsecured loans are not secured by a security interest or lien to or on specified collateral securing the Borrower’s obligation under the loan. Unsecured loans by their terms may be or may become subordinate in right of payment to other obligations of the borrower, including Senior Loans, second lien loans and subordinated secured loans. Unsecured loans may have fixed or floating rate interest payments. Because unsecured loans are subordinate to the secured debt of the borrower, they present a greater degree of investment risk but often pay interest at higher rates reflecting this additional risk. Such investments generally are of below investment grade quality. Other than their subordinated and unsecured status, such investments have many characteristics and risks similar to Senior Loans, second lien loans and subordinated secured loans discussed above. The Trust may purchase interests in unsecured loans through assignments or participations.

CORPORATE BONDS

Corporate bonds typically pay a fixed rate of interest and must be repaid on or before maturity. The investment return of corporate bonds reflects interest on the security and changes in the market value of the security. The market value of a corporate bond generally may be expected to rise and fall inversely with interest rates. The value of intermediate- and longer-term corporate bonds normally fluctuates more in response to changes in interest rates than does the value of shorter-term corporate bonds. The market value of a corporate bond also may be affected by investors’ perceptions of the creditworthiness of the issuer, the issuer’s performance and perceptions of the issuer in the market place. There is a risk that the issuers of corporate bonds may not be able to meet their obligations on interest or principal payments at the time called for by an instrument.

STRESSED, DISTRESSED AND DEFAULTED INVESTMENTS

The Trust may invest in loans, debt securities and other instruments of companies undergoing, or that have recently completed, bankruptcies, reorganizations, insolvencies, liquidations or other fundamental changes or similar proceedings or other stressed issuers. In any investment opportunity involving any such type of special situation, there exists the risk that the contemplated transaction either will be unsuccessful, will take considerable time or will result in a distribution of cash or new securities, the value of which will be less than the purchase price to the Trust of the securities or other financial instruments in respect of which such distribution is received. Similarly, if an anticipated transaction does not in fact occur, the Trust may be required to sell its investment at a loss. The consummation of such transactions can be prevented or delayed by a variety of factors, including but not limited to (i) intervention of a regulatory agency; (ii) market conditions resulting in material changes in securities prices; (iii) compliance with any applicable bankruptcy, insolvency or securities laws; and (iv) the inability to obtain adequate financing. Because there is substantial uncertainty concerning the outcome of transactions involving financially troubled companies in which the Trust may invest, there is a potential risk of loss by the Trust of its entire investment in such companies.

The Trust may invest in loans, debt securities and other instruments that are in default or at risk of being in default as to the repayment of principal and/or interest at the time of acquisition by the Trust. The repayment of defaulted obligations is subject to significant uncertainties. Defaulted obligations might be repaid only after lengthy bankruptcy or other reorganization proceedings, during which the issuer might not make any interest or other payments.

Distressed and defaulted instruments generally present the same risks as investment in below investment grade instruments. However, in most cases, these risks are of a greater magnitude because of the uncertainties of investing in an issuer undergoing financial distress. Distressed instruments present a risk of loss of principal value, including potentially a total loss of value. Distressed instruments may be highly illiquid and the prices at which they may be sold may represent a substantial discount to what the Sub-Adviser believes to be their ultimate value.

VARIABLE, FLOATING, AND FIXED RATE DEBT OBLIGATIONS

Floating rate securities are generally offered at an initial interest rate which is at or above prevailing market rates. The interest rate paid on floating rate securities is then reset periodically (commonly every 90 days) to an increment over some predetermined interest rate index. Commonly utilized indices include the three-month Treasury bill rate, the 180-day Treasury bill rate, the one-month or three-month LIBOR, the prime rate of a bank, the commercial paper rates, or the longer term rates on U.S. Treasury securities. Variable and floating rate securities are relatively long-term instruments that often carry demand features permitting the holder to demand payment of principal at any time or at specified intervals prior to maturity. If the Sub-Adviser incorrectly forecasts interest rate movements, the Trust could be adversely affected by use of variable and floating rate securities. In addition, the Trust invests in CLO subordinated notes. CLO subordinated notes do not have a fixed coupon and payments on CLO subordinated notes will be based on the income received from the underlying collateral and the payments made to the secured notes, both of which may be based on floating rates.

Fixed rate securities pay a fixed rate of interest and tend to exhibit more price volatility during times of rising or falling interest rates than securities with variable or floating rates of interest. The value of fixed rate securities will tend to fall when interest rates rise and rise when interest rates fall. The value of variable or floating rate securities, on the other hand, fluctuates much less in response to market interest rate movements than the value of fixed rate securities. This is because variable and floating rate securities behave like short-term instruments in that the rate of interest they pay is subject to periodic adjustments according to a specified formula, usually with reference to some interest rate index or market interest rate. Fixed rate securities with short-term characteristics are not subject to the same price volatility as fixed rate securities without such characteristics. Therefore, they behave more like variable or floating rate securities with respect to price volatility.

SHORT SALES

The Trust may engage in short sales of credit instruments and exchange-traded funds (“ETFs”) in an amount not to exceed 10% of its Managed Assets. to the extent the Sub-Adviser deems it advisable in connection with the Trust’s investments or as opportunistic investments. A short sale is a transaction in which the Trust sells an instrument that it does not own in anticipation that the market price will decline. To deliver the securities to the buyer, the Trust arranges through a broker to borrow the securities and, in so doing, the Trust becomes obligated to replace the securities borrowed at their market price at the time of replacement. When selling short, the Trust intends to replace the securities at a lower price at a later date and therefore profit from the difference between the cost to replace the securities and the proceeds received from the earlier sale of the securities. When the Trust makes a short sale, the proceeds it receives from the sale will be held on behalf of a broker, and will accrue interest, until the Trust replaces the borrowed securities. The Trust may have to pay a premium to borrow the securities and must pay any dividends or interest payable on the securities until they are replaced. The Trust’s obligation to replace the securities borrowed in connection with a short sale will be secured by collateral deposited with the broker that consists of cash and/or liquid securities. In addition, the Trust will place in a segregated account an amount of cash and/or liquid securities equal to the difference, if any, between (i) the market value of the securities sold at the time they were sold short, and (ii) any cash and/or liquid securities deposited as collateral with the broker in connection with the short sale.

The Trust may use derivative transactions, including futures, options, swaps, credit default swaps, total return swaps, forward sales or other transactions, to effectuate short exposure in the portfolio.

OTHER INVESTMENT COMPANIES

As an alternative to holding investments directly, the Trust may also obtain investment exposure to securities in which it may invest directly by investing in other investment companies. The Trust may invest in mutual funds, closed-end funds and exchange-traded funds. Under the 1940 Act, the Trust generally may invest only up to 10% of its total assets in the aggregate in shares of other investment companies and only up to 5% of its total assets in any one investment company, provided the investment does not represent more than 3% of the voting stock of the acquired investment company at the time such shares are purchased. However, pursuant to certain exemptions set forth in the 1940 Act and/or in accordance with the terms of exemptive relief obtained by certain other investment companies in which the Trust may seek to invest, the Trust may invest in excess of this limitation provided that certain conditions are met. Further, on December 19, 2018, the SEC published a proposed rule that, if adopted, would change the regulation of investments in other investment companies. Such regulations could permit closed-end funds to invest in other investment companies in excess of the 1940 Act limits, including those described above. The Adviser cannot predict the effects of these regulations on the Fund’s portfolio.

Investments in other investment companies involve operating expenses and fees at the other investment company level that are in addition to the expenses and fees borne by the Trust and are borne indirectly by Common Shareholders. For purposes of the Trust’s policy of investing at least 80% of its Managed Assets in floating rate credit instruments and other structured credit investments, the Trust will include the value of its investments in other investment companies that invest at least 80% of their net assets, plus the amount of any borrowings for investment purposes, in floating rate credit instruments or other structured credit investments.

DERIVATIVE TRANSACTIONS

The Trust may, but is not required to, use various derivatives transactions for hedging and risk management purposes, to facilitate portfolio management and to earn income or enhance total return. The use of derivatives transactions to earn income or enhance total return may be particularly speculative. Derivatives are financial instruments the value of which is derived from a reference instrument. The Trust may engage in a variety of derivatives transactions, including options, swaps, swaptions, futures contracts, options on futures contracts and forward currency contracts and options on forward currency contracts. The Trust may purchase and sell exchange-listed, centrally cleared and off-exchange derivatives. If a derivative is centrally cleared, a central clearing entity stands between the two parties to the trade as counterparty to each. The Trust may utilize derivatives that reference one or more securities, indices, commodities, currencies or interest rates. In addition, the Trust may utilize new techniques, transactions, instruments or strategies that are developed or permitted as regulatory changes occur. Derivatives may allow the Trust to increase or decrease the level of risk to which the Trust is exposed more quickly and efficiently than transactions in other types of instruments. If the Trust invests in a derivative for speculative purposes, the Trust will be fully exposed to the risks of loss of that Derivative, which may sometimes be greater than the derivative’s cost. The use of derivatives may involve substantial economic leverage and consequently substantial volatility.

There is no assurance that these derivative strategies will be available at any time, that the Sub-Adviser will determine to use them for the Trust or, if used, that the strategies will be successful.

Options

An option on a security (or an index) is a contract that gives the holder of the option, in return for a premium, the right to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option at a specified exercise or “strike” price. The writer of a call option on a security has the obligation upon exercise of the option to deliver the underlying security upon payment of the exercise price. The writer of a put option has the obligation upon exercise of the option to pay the exercise price upon delivery of the underlying security. The Trust may buy, sell and write exchange-traded and off-exchange call and put options.

If an option written by the Trust expires unexercised, the Trust realizes on the expiration date a capital gain equal to the premium the Trust received at the time the option was written. If an option purchased by the Trust expires unexercised, the Trust realizes a capital loss equal to the premium paid. Prior to the earlier of exercise or expiration, an exchange-traded option may be closed out by an offsetting purchase or sale of an option of the same series (type, exchange, underlying security or index, exercise price and expiration). There can be no assurance, however, that a closing purchase or sale transaction can be effected when the Trust desires.

The Trust may sell put or call options it has previously purchased, which could result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the put or call option which is sold. Prior to exercise or expiration, an option may be closed out by an offsetting purchase or sale of an option of the same series. The Trust will realize a capital gain from a closing purchase transaction if the cost of the closing option is less than the premium received from writing the option, or, if it is more, the Trust will realize a capital loss. If the premium received from a closing sale transaction is more than the premium paid to purchase the option, the Trust will realize a capital gain or, if it is less, the Trust will realize a capital loss. The principal factors affecting the market value of a put or a call option include supply and demand, interest rates, the current market price of the underlying security or index in relation to the exercise price of the option, the volatility of the underlying security or index and the time remaining until the expiration date.

The Trust may buy or write straddles consisting of a combination of a call and a put written on the same underlying security. A straddle will be covered when sufficient assets are deposited to meet the Trust’s immediate obligations. The Trust may use the same liquid assets to cover both the call and put options where the exercise price of the call and put are the same, or the exercise price of the call is higher than that of the put. In such cases, the Trust will also segregate liquid assets equivalent to the amount, if any, by which the put is “in the money.”

The Trust may “cover” its obligations when it writes call options or put options. In the case of a call option on a credit instrument or other security, the option is covered if the Trust owns the instrument underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, cash or other liquid assets in such amount are segregated by its custodian) upon conversion or exchange of other instruments held by the Trust.

A call option written on an instrument is also “covered” if the Trust does not hold the underlying instrument or have the right to acquire it (a so-called “naked” call option), but the Trust segregates liquid assets in an amount equal to the contract value of the position (minus any collateral deposited with a broker-dealer), on a mark-to-market basis.

For a call option on an index, the option is covered if the Trust segregates liquid assets in an amount equal to the contract value of the index. A call option is also covered if the Trust holds a call on the same index or security as the call written where the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or (ii) greater than the exercise price of the call written, provided the difference is maintained by the Trust in segregated liquid assets. A put option on a security or an index is covered if the Trust segregates liquid assets equal to the exercise price. A put option is also covered if the Trust holds a put on the same security or index as the put written where the exercise price of the put held is (i) equal to or greater than the exercise price of the put written, or (ii) less than the exercise price of the put written, provided the difference is maintained by the Trust in segregated liquid assets. Obligations under written call and put options so covered will not be construed to be “senior securities” for purposes of the Trust’s investment restrictions concerning senior securities and borrowings.

A put option written by the Trust is “covered” if the Trust segregates liquid assets equal to the exercise price. A put option is also covered if the Trust holds a put on the same security as the put written where the exercise price of the put held is (i) equal to or greater than the exercise price of the put written, or (ii) less than the exercise price of the put written, provided the difference is maintained by the Trust in segregated liquid assets.

Futures and options on futures

The Trust may buy, sell and write futures contracts that relate to: interest rates, credit instruments and related indices, volatility indices, credit-linked notes and individual stocks and stock indices.

A futures contract is an agreement between two parties to buy and sell a security, index or interest rate (each a “financial instrument”) for a set price on a future date. Certain futures contracts, such as futures contracts relating to individual securities, call for making or taking delivery of the underlying financial instrument. However, these contracts generally are closed out before delivery by entering into an offsetting purchase or sale of a matching futures contract (same exchange, underlying financial instrument, and delivery month). Other futures contracts, such as futures contracts on interest rates and indices, do not call for making or taking delivery of the underlying financial instrument, but rather are agreements pursuant to which two parties agree to take or make delivery of an amount of cash equal to the difference between the value of the financial instrument at the close of the last trading day of the contract and the price at which the contract was originally written. These contracts also may be settled by entering into an offsetting futures contract.

Unlike when the Trust purchases or sells a security, no price is paid or received by the Trust upon the purchase or sale of a futures contract. Initially, the Trust will be required to deposit with the futures broker, known as a futures commission merchant (“FCM”), an amount of cash or securities equal to a varying specified percentage of the contract amount. This amount is known as initial margin. The margin deposit is intended to ensure completion of the contract. Minimum initial margin requirements are established by the futures exchanges and may be revised. In addition, FCMs may establish margin deposit requirements that are higher than the exchange minimums. Cash held in the margin account generally is not income producing. However, coupon-bearing securities, such as Treasury securities, held in margin accounts generally will earn income. Subsequent payments to and from the FCM, called variation margin, will be made on a daily basis as the price of the underlying financial instrument fluctuates, making the futures contract more or less valuable, a process known as marking the contract to market. Changes in variation margin are recorded by the Trust as unrealized gains or losses. At any time prior to expiration of the futures contract, the Trust may elect to close the position by taking an opposite position that will operate to terminate its position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid by or released to the Trust, and the Trust realizes a gain or loss. In the event of the bankruptcy or insolvency of an FCM that holds margin on behalf of the Trust, the Trust may be entitled to the return of margin owed to it only in proportion to the amount received by the FCM’s other customers, potentially resulting in losses to the Trust. Futures transactions also involve brokerage costs and the Trust may have to segregate additional liquid assets in accordance with applicable SEC requirements under the 1940 Act.

The Trust also may buy and write options on the futures contracts in which it may invest (“futures options”) and may buy or write straddles, which consist of a call and a put option on the same futures contract. A futures option gives the purchaser of such option the right, in return for the premium paid, to assume a long position (call) or short position (put) in a futures contract at a specified exercise price at any time during the period of the option. Upon exercise of a call futures option, the purchaser acquires a long position in the futures contract and the writer is assigned the opposite short position. Upon the exercise of a put futures option, the opposite is true. The Trust will only write futures options and straddles which are “covered.” This means that, when writing a call option, the Trust must either segregate liquid assets with a value equal to the fluctuating market value of the optioned futures contract, or the Trust must own an option to purchase the same futures contract having an exercise price that is (i) equal to or less than the exercise price of the call written, or (ii) greater than the exercise price of the call written, provided the difference is maintained by the Trust in segregated liquid assets. When writing a put option, the Trust must segregate liquid assets in an amount not less than the exercise price, or own a put option on the same futures contract where the exercise price of the put held is (i) equal to or greater than the exercise price of the put written, or (ii) less than the exercise price of the put written, provided the difference is maintained by the Trust in segregated liquid assets. A straddle will be covered when sufficient assets are deposited to meet the Trust’s immediate obligations. The Trust may use the same liquid assets to cover both the call and put options in a straddle where the exercise price of the call and put are the same, or the exercise price of the call is higher than that of the put. In such cases, the Trust will also segregate liquid assets equivalent to the amount, if any, by which the put is “in the money.”

Swaps

Swap agreements are two party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are calculated with respect to a “notional amount” (i.e., the dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index). The “notional amount” of the swap agreement is only a basis on which to calculate the obligations that the parties to a swap agreement have agreed to exchange. The Trust’s obligations (or rights) under a swap agreement generally will be equal only to the “net amount” to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement. The Trust’s obligations under a swap agreement will be accrued daily (offset against any amounts owing to the Trust) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by marking as segregated liquid, unencumbered assets.

Credit Default Swaps. The Trust may enter into credit default swap agreements and similar agreements. Among other purposes, credit default swaps provide investment exposure to changes in credit spreads and relative interest rates. The credit default swap agreement or similar instrument may have as reference obligations one or more securities that are not currently held by the Trust (including a “basket” of securities representing an index). The protection “buyer” in a credit default contract may be obligated to pay the protection “seller” an upfront payment or a periodic stream of payments over the term of the contract provided generally that no credit event on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount, if the swap is cash settled. The Trust may be either the buyer or seller in the transaction. If the Trust is a buyer and no credit event occurs, the Trust recovers nothing if the swap is held through its termination date. However, if a credit event occurs, the Trust may elect to receive the full notional value of the swap in exchange for delivery of an equal face amount of deliverable obligations of the reference entity that may have little or no value. As a seller, the Trust generally receives an upfront payment or a fixed rate of income throughout the term of the swap, which typically is between six months and three years, provided that there is no credit event. If a credit event occurs, generally the seller must pay the buyer the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity that may have little or no value.

Total Return Swaps. The Trust may enter into total return swaps. Total return swaps are used as substitutes for owning a particular physical security, or the securities comprising a given market index, or to obtain exposure in markets where no physical securities are available such as an interest rate index. Total return refers to the payment (or receipt) of the total return on the security, index or other instrument underlying the swap, which is then exchanged for the receipt (or payment) of a floating interest rate. Total return swaps provide the Trust with the additional flexibility of gaining exposure to a particular security or index by using the most cost-effective vehicle available. Total return swaps provide the Trust with the opportunity to actively manage the cash maintained by the Trust as a result of not having to purchase the actual securities or other instruments underlying the swap. The cash backing total return swaps is actively managed to seek to earn a return in excess of the floating rate paid on the swap.

Interest Rate Swap. Interest rate swaps involve the exchange by the Trust with another party of respective commitments to pay or receive interest (e.g., an exchange of fixed rate payments for floating rate payments).

Currency Swaps. Currency swaps involve the exchange of the two parties’ respective commitments to pay or receive fluctuations with respect to a notional amount of two different currencies (e.g., an exchange of payments with respect to fluctuations in the value of the U.S. dollar relative to the Japanese yen).

Swaptions

The Trust may enter into “swaptions,” which are options on swap agreements. A swaption is a contract that gives a counterparty the right (but not the obligation) to enter into a new swap agreement or to shorten, extend, cancel or otherwise modify an existing swap agreement, at some designated future time on specified terms. The Trust may write (sell) and purchase put and call swaptions. Depending on the terms of the particular option agreement, the Trust generally will incur a greater degree of risk when it writes a swaption than it will incur when it purchases a swaption. When the Trust purchases a swaption, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. When the Trust writes a swaption, upon exercise of the option the Trust will become obligated according to the terms of the underlying agreement.

Credit-Linked securities

Credit-linked securities are issued by a limited purpose trust or other vehicle that, in turn, invests in a derivative or basket of derivatives, such as credit default swaps, interest rate swaps and other securities, in order to provide exposure to certain fixed income markets. Like an investment in a bond, investments in these credit-linked securities represent the right to receive periodic income payments (in the form of distributions) and payment of principal at the end of the term of the security. However, these payments are conditioned on the issuer’s receipt of payments from, and the issuer’s potential obligations to, the counterparties to the derivatives and other securities in which the issuer invests. For instance, the issuer may sell one or more credit default swaps, under which the issuer would receive a stream of payments over the term of the swap agreements provided that no event of default has occurred with respect to the referenced debt obligation upon which the swap is based. If a default occurs, the stream of payments may stop and the issuer would be obligated to pay the counterparty the par (or other agreed upon value) of the referenced debt obligation. This, in turn, would reduce the amount of income and principal that the Trust would receive. The Trust’s investments in these instruments are indirectly subject to the risks associated with derivatives, including, among others, counterparty risk, credit risk and leverage risk. There may be no established trading market for these securities.

SYNTHETIC INVESTMENTS

As an alternative to holding investments directly, the Trust may also obtain investment exposure to investments in which the Trust may invest directly through the use of derivative instruments. The Trust may utilize swaps, options, forwards, notional principal contracts or other derivative instruments to replicate, modify or replace the economic attributes associated with an investment in which the Trust may invest directly. To the extent that the Trust invests in synthetic investments with economic characteristics similar to floating rate instruments or other structured credit investments, the value of such investments will be counted for purposes of the Trust’s policy of investing at least 80% of its Managed Assets in floating rate credit instruments and other structured credit investments.

UNFUNDED COMMITMENTS

From time to time, the Trust’s investments may involve unfunded commitments, which are contractual obligations of the Trust to make loans up to a specified amount at future dates. Certain of the loan participations or assignments acquired by the Trust may involve unfunded commitments of the lenders or revolving credit facilities under which a Borrower may from time to time borrow and repay amounts up to the maximum amount of the facility. In such cases, the Trust would have an obligation to provide its portion of such additional borrowings when drawn upon in the future, upon the terms specified in the loan documentation. Such an obligation may have the effect of requiring the Trust to increase its investment in a company at a time when it might not be desirable to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid).

EQUITY SECURITIES

Incidental to the Trust’s investments in credit instruments, the Trust may acquire or hold equity securities, or warrants to purchase equity securities, of a Borrower or issuer. Equity securities held by the Trust may include common equity securities and preferred securities. Common stock represents an equity ownership interest in a company. Warrants give holders the right, but not the obligation, to buy common stock of an issuer at a given price, usually higher than the market price at the time of issuance, during a specified period. preferred securities are generally equity securities of the issuer that have priority over the issuer’s common shares as to the payment of dividends (i.e., the issuer cannot pay dividends on its common shares until the dividends on the preferred shares are current) and as to the payout of proceeds of bankruptcy or other liquidation, but are subordinate to an issuer’s senior debt and junior debt as to both types of payments. The equity interests held by the Trust, if any, may not pay dividends or otherwise generate income.

TEMPORARY DEFENSIVE INVESTMENTS

During periods in which the Sub-Adviser believes that changes in economic, financial or political conditions make it advisable to maintain a temporary defensive posture, or in order to keep the Trust’s cash fully invested, including the period during which the net proceeds of an offering of Securities are being invested, the Trust may, without limitation, hold cash or invest its assets in in short-term investments, including high quality, short-term securities or may invest in short-, intermediate-, or long-term U.S. Treasury bonds and repurchase agreements in respect of those instruments. Short term investments in which the Trust may invest including obligations of the U.S. Government, its agencies or instrumentalities; commercial paper; and certificates of deposit and bankers’ acceptances. During a temporary defensive period, the Trust may also invest in shares of money market mutual funds. Money market mutual funds are investment companies. As a shareholder in a mutual fund, the Trust will bear its ratable share of its expenses, including management fees. There can be no assurance that such strategies will be successful. The Trust may not achieve its investment objective during a temporary defensive period or be able to sustain its historical distribution levels.

U.S. GOVERNMENT SECURITIES

U.S. government securities include (1) U.S. Treasury obligations, which differ in their interest rates, maturities and times of issuance: U.S. Treasury bills (maturities of one year or less), U.S. Treasury notes (maturities of one year to ten years) and U.S. Treasury bonds (generally maturities of greater than ten years) and (2) obligations issued or guaranteed by U.S. Government agencies and instrumentalities that are supported by any of the following: (i) the full faith and credit of the U.S. Treasury, (ii) the right of the issuer to borrow an amount limited to a specific line of credit from the U.S. Treasury, (iii) discretionary authority of the U.S. government to purchase certain obligations of the U.S. government agency or instrumentality or (iv) the credit of the agency or instrumentality. The Trust also may invest in any other security or agreement collateralized or otherwise secured by U.S. government securities. Agencies and instrumentalities of the U.S. government include but are not limited to: Federal Land Banks, Federal Financing Banks, Banks for Cooperatives, Federal Intermediate Credit Banks, Farm Credit Banks, Federal Home Loan Banks, FHLMC, FNMA, GNMA, Student Loan Marketing Association, United States Postal Service, Small Business Administration, Tennessee Valley Authority and any other enterprise established or sponsored by the U.S. government. Because the U.S. government generally is not obligated to provide support to its instrumentalities, the Trust will invest in obligations issued by these instrumentalities only if the Sub-Adviser determines that the credit risk with respect to such obligations is minimal.

PORTFOLIO TURNOVER

The Trust will buy and sell securities to seek to accomplish its investment objective. Portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Trust. Portfolio turnover generally involves some expense to the Trust, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestment in other securities. Higher portfolio turnover may decrease the after-tax return to individual investors in the Trust to the extent it results in an increase in the short-term capital gains portion of distributions to shareholders. The Trust’s portfolio turnover rate may vary greatly from year to year. For the Trust’s fiscal years ended September 30, 2018 and September 30, 2019, the Trust’s portfolio turnover rate was approximately 119% and 94%, respectively.

INVESTMENT RESTRICTIONS

The Trust has adopted certain other investment limitations designed to limit investment risk. These limitations are fundamental and may not be changed without the approval of the holders of a majority of the outstanding Common Shares, as defined in the 1940 Act (and Preferred Shares, if any, voting together as a single class), which is defined by the 1940 Act as the lesser of (i) 67% or more of the Trust’s voting securities present at a meeting, if the holders of more than 50% of the Trust’s outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the Trust’s outstanding voting securities, or such higher voting standard as set forth herein. See “Investment Restrictions” in the SAI for a complete list of the fundamental investment policies of the Trust.

USE OF LEVERAGE

The Trust utilizes leverage to seek to enhance total return and income. The Trust may use leverage through (i) Indebtedness, including through borrowing from financial institutions or issuance of debt securities, including notes or commercial paper, (ii) the issuance of Preferred Shares and/or (iii) reverse repurchase agreements, securities lending, short sales or derivatives, such as swaps, futures or forward contracts, that have the effect of leverage (“portfolio leverage”). The Trust will not utilize leverage, either through Indebtedness, Preferred Shares or portfolio leverage, in an aggregate amount in excess of 40% of the Trust’s Managed Assets (including the proceeds of leverage). As of September 30, 2019, the Trust had outstanding Indebtedness in amount representing approximately 33.1% of the Trust’s Managed Assets.

The Adviser and the Sub-Adviser anticipate that the use of leverage may result in higher total return to Common Shareholders over time; however, there can be no assurance that such expectations will be realized or that a leveraging strategy will be successful in any particular time period. Use of leverage creates an opportunity for increased income and capital appreciation but, at the same time, creates special risks. The use of leverage will cause the Trust’s net asset value, market price and level of distributions to be more volatile than if leverage were not used. The costs associated with the issuance of leverage will be borne by the Trust, which will result in a reduction of net asset value of the Common Shares and as a result such costs will be borne by Common Shareholders. The fees paid to the Adviser, and thereby to the Sub-Adviser, will be calculated on the basis of the Trust’s Managed Assets, including proceeds from leverage, so the fees paid to the Adviser and Sub-Adviser will be higher when leverage is utilized. Common Shareholders bear the portion of the investment advisory fee attributable to the assets purchased with the proceeds of leverage, which means that Common Shareholders effectively bear the entire management fee. There can be no assurance that a leveraging strategy will be utilized or, if utilized, will be successful.

INDEBTEDNESS

Under the 1940 Act the Trust may not incur Indebtedness if, immediately after incurring such Indebtedness, the Trust would have asset coverage (as defined in the 1940 Act) of less than 300% (i.e., for every dollar of

Indebtedness outstanding, the Trust is required to have at least three dollars of total assets, including the proceeds of leverage). In addition, the Trust generally is not permitted to declare any cash dividend or other distribution on its common shares unless, at the time of such declaration and after deducting the amount of such dividend or other distribution, the Trust maintains asset coverage of 300%. However, the foregoing restriction does not apply with respect to certain types of Indebtedness of the Trust, including a line of credit or other privately arranged borrowings from a financial institution.

Pursuant to the Trust’s Indebtedness, lenders would have the right to receive interest on and repayment of principal of any such Indebtedness, which right will be senior to those of common shareholders. The terms of any such Indebtedness may require the Trust to pay a fee to maintain a line of credit, such as a commitment fee, or to maintain minimum average balances with a lender. Any such requirements would increase the cost of such Indebtedness over the stated interest rate. If the Trust utilizes Indebtedness, the Common Shareholders will indirectly bear the offering costs of the issuance of any Indebtedness.

The 1940 Act grants to the lenders, under certain circumstances, certain voting rights in the event of default in the payment of interest on or repayment of principal. Failure to maintain certain asset coverage requirements could result in an event of default and entitle the debt holders to elect a majority of the Board of Trustees.

Credit facility

On October 6, 2017, the Trust entered into a Credit Agreement (the “Credit Agreement”), as amended from time to time through the date hereof, with Société Générale (the “Lender”) that established a revolving credit facility (the “Facility”). The Credit Agreement has since been amended by the Trust and Lender to increase the credit facility limit up to $45,000,000, set the interest on the amount borrowed to be based on one-month LIBOR plus 1.10%, and extend the Facility’s maturity date until October 6, 2021, subject to certain reciprocal termination rights. Prior to October 4, 2019, interest on the amount borrowed was based on one-month LIBOR plus 1.20%. As of September 30, 2019, outstanding borrowings under the credit agreement were approximately $39.0 million.

The Trust’s borrowings are secured by eligible securities held in its portfolio of investments. The Credit Agreement includes usual and customary covenants. Among other things, these covenants place limitations or restrictions on the Trust’s ability to (i) incur other indebtedness, (ii) change certain investment policies, (iii) pledge or create liens upon the assets of the Trust. In addition, the Trust is required to deliver financial information to the Lender, maintain an asset coverage ratio of not less than 300% and maintain its registration as a closed-end management investment company.

Notes

The Trust may also issue notes or other debt securities. As a condition to obtaining financing or obtaining ratings on the notes or other debt securities, the terms of any notes or other debt securities issued would be expected to include asset coverage maintenance provisions that would require the redemption of the notes or other debt securities in the event of non-compliance by the Trust and might also prohibit dividends and other distributions on the Common Shares in such circumstances. In order to meet such redemption requirements, the Trust might have to liquidate portfolio securities. These liquidations and redemptions, or reductions in Indebtedness, would cause the Trust to incur related transaction costs and could result in capital losses. Prohibitions on dividends and other distributions could impair the Trust’s ability to qualify as a RIC under the Code.

If the Trust issues notes or other debt securities, it may be subject to certain restrictions imposed by guidelines of one or more ratings agencies that may issue ratings for the notes or may be subject to covenants or other restrictions imposed by its lenders. These guidelines would be expected to impose asset coverage or portfolio composition requirements that would be more stringent than those imposed on the Trust by the 1940 Act. It is not anticipated that these covenants or guidelines would impede the Sub-Adviser from managing the Trust portfolio in accordance with its investment objective and policies. If the Trust were to issue notes or other debt securities as well as utilize a credit facility, such notes would have an equal security interest, if any, with and rank pari passu, or equally in right of payment, with any borrowings under the credit facility.

PREFERRED SHARES

Under the 1940 Act, the Trust may not issue Preferred Shares if, immediately after issuance, the Trust would have asset coverage (as defined in the 1940 Act) of less than 200% (i.e., for every dollar of Preferred Shares outstanding, the Trust is required to have at least two dollars of total assets, including the proceeds of leverage). The Trust would not be permitted to declare any distribution (unless payable in stock) on its capital stock or purchase its capital stock unless, at the time of such declaration or purchase, the Trust has an asset coverage of at least 200% after deducting the amount of such distribution or purchase price, as applicable.

If the Trust has Preferred Shares outstanding, two of the Trust’s trustees will be elected by the holders of Preferred Shares voting separately as a class. The remaining trustees of the Trust will be elected by Common Shareholders and preferred shareholders voting together as a single class. In the event dividends on the Preferred Shares are unpaid in an amount equal to two full years’ dividends on such securities, holders of Preferred Shares would be entitled to elect a majority of the directors of the Trust (subject to any prior rights, if any, of the holders of any other class of senior securities outstanding) and continue to be so represented until all dividends in arrears shall have been paid or otherwise provided for. Additionally, the holders of Preferred Shares would have separate voting rights for certain matters pursuant to the 1940 Act and the terms of the Preferred Shares.

In addition, as a condition to obtaining ratings on the Preferred Shares, the terms of the Preferred Shares would be expected to include asset coverage maintenance provisions that would require the redemption of Preferred Shares in the event of non-compliance by the Trust and might also prohibit dividends and other distributions on the Common Shares in such circumstances. In order to meet such redemption requirements, the Trust might have to liquidate portfolio securities. These liquidations and redemptions would cause the Trust to incur related transaction costs and could result in capital losses. Prohibitions on dividends and other distributions could impair the Trust’s ability to qualify as a RIC under the Code.

If the Trust issues Preferred Shares, it may be subject to certain restrictions imposed by guidelines of one or more ratings agencies that may issue ratings for Preferred Shares issued by the Trust. These guidelines would be expected to impose asset coverage or portfolio composition requirements that would be more stringent than those imposed on the Trust by the 1940 Act. It is not anticipated that these covenants or guidelines would impede the Sub-Adviser from managing the Trust’s portfolio in accordance with its investment objective and policies.

The Trust has no present intention to issue Preferred Shares, although it may do so in the future.

DERIVATIVES

In addition, the Trust may engage in certain derivatives transactions that have economic characteristics similar to leverage. To the extent the terms of such transactions obligate the Trust to make payments, the Trust intends to earmark or segregate cash or liquid securities in an amount at least equal to the current value of the amount then payable by the Trust under the terms of such transactions or otherwise cover such transactions in accordance with applicable interpretations of the staff of the SEC. As a result of such segregation or cover, the Trust’s obligations under such transactions will not be considered indebtedness for purposes of the 1940 Act, including the asset coverage requirements applicable to indebtedness under the 1940 Act, but the leverage effect of such transactions will be treated as “portfolio leverage” subject to the Trust’s policy not to use leverage in excess of 40% of its Managed Assets. To the extent that the Trust’s obligations under such transactions are not so segregated or covered, such obligations may be considered “senior securities representing indebtedness” under the 1940 Act and therefore subject to the 300% asset coverage requirement described above. The Trust’s calculation of its “portfolio leverage” includes leverage incurred by the Trust through portfolio transactions (reverse repurchase agreements, securities lending, short sales or derivatives, such as swaps, futures or forward contracts), that have the effect of leverage. For the avoidance of doubt, the Trust’s calculation of its “portfolio leverage” does not include the leveraged nature of credit instruments, such as structured credit instruments, in which the Trust invests.

EFFECTS OF LEVERAGE

Assuming Financial Leverage representing approximately 33.1% of the Trust’s Managed Assets (the Trust’s average amount of outstanding Financial Leverage during the fiscal year ended September 30, 2019), at an annual interest rate of 2.89% payable on such Financial Leverage (the interest rate on the Trust’s outstanding Financial Leverage as of December 27, 2019), the income generated by the Trust’s portfolio (net of non-leverage expenses) must exceed 0.96% in order to cover such interest payments and other expenses specifically related to Indebtedness. Of course, these numbers are merely estimates, used for illustration. Actual interest rates may vary frequently and may be significantly higher or lower than the rate assumed above.

The following table is furnished in response to requirements of the SEC. It is designed to illustrate the effect of leverage on Common Share total return, assuming investment portfolio total returns (comprised of income and changes in the value of securities held in the Trust’s portfolio) of -10%, -5%, 0%, 5% and 10%. The table further reflects the use of Financial Leverage representing approximately 33.1% of the Trust’s Managed Assets (the Trust’s average amount of outstanding Financial Leverage during the fiscal year ended September 30, 2019) and an interest rate of 2.89% payable on such Financial Leverage (the interest rate on the Trust’s outstanding Financial Leverage as of December 27, 2019). These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of the investment portfolio returns experienced or expected to be experienced by the Trust. See “Risks.”

Assumed Portfolio Total Return (Net of Expenses)	-10.00%	-5.00%	0.00%	5.00%	10.00%
Common Share Total Return	-16.38%	-8.90%	-1.43%	6.04%	13.52%

Common Share Total Return is composed of two elements: the distributions paid by the Trust (the amount of which is largely determined by the net investment income of the Trust after paying interest and other expenses on its leverage) and gains or losses on the value of the securities the Trust owns. As required by SEC rules, the table above assumes that the Trust is more likely to suffer capital losses than to enjoy capital appreciation. For example, to assume a total return of 0% the Trust must assume that the interest received on the Trust’s portfolio investments is entirely offset by losses in the value of those investments.

RISKS

Investors should consider the following risk factors and special considerations associated with investing in the Trust. An investment in the Trust is subject to investment risk, including the possible loss of your entire investment. A Prospectus Supplement relating to an offering of the Trust’s securities may identify additional risk associated with such offering.

INVESTMENT AND MARKET RISK

An investment in Common Shares is subject to investment risk, including the possible loss of the entire principal amount that you invest. Your investment in Common Shares represents an indirect investment in the securities owned by the Trust. Your Common Shares at any point in time may be worth less than your original investment, even after taking into account the reinvestment of distributions. A prospective investor should invest in the Common Shares only if the investor can sustain a complete loss in its investment.

MARKET DISCOUNT RISK

Shares of closed-end management investment companies frequently trade at a discount from their net asset value, which is a risk separate and distinct from the risk that the Trust’s net asset value could decrease as a result of its investment activities. Although the value of the Trust’s net assets is generally considered by market participants in determining whether to purchase or sell Common Shares, whether investors will realize gains or losses upon the sale of Common Shares will depend entirely upon whether the market price of Common Shares at the time of sale is above or below the investor’s purchase price for Common Shares. Because the market price of Common Shares will be determined by factors such as net asset value, dividend and distribution levels (which are dependent, in part, on expenses), supply of and demand for Common Shares, stability of dividends or distributions, trading volume of Common Shares, general market and economic conditions and other factors beyond the control of the Trust, the Trust cannot predict whether Common Shares will trade at, below or above net asset value or at, below or above the initial public offering price. This risk may be greater for investors expecting to sell their Common Shares soon after the completion of the public offering, as the net asset value of the Common Shares will be reduced immediately following an offering as a result of the payment of certain offering costs. Common Shares of the Trust are designed primarily for long-term investors; investors in Common Shares should not view the Trust as a vehicle for trading purposes.

BELOW INVESTMENT GRADE SECURITIES RISK

The Trust invests primarily in below investment grade credit instruments, which are commonly referred to as “high-yield” securities or “junk” bonds. Investment in securities of below investment grade quality involves substantial risk of loss. Securities of below investment grade quality are considered predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal when due and therefore involve a greater risk of default or decline in market value due to adverse economic and issuer-specific developments. Issuers of below investment grade securities are not perceived to be as strong financially as those with higher credit ratings. These issuers face ongoing uncertainties and exposure to adverse business, financial or economic conditions and are more vulnerable to financial setbacks and recession than more creditworthy issuers, which may impair their ability to make interest and principal payments. Securities of below investment grade quality display increased price sensitivity to changing interest rates and to a deteriorating economic environment. The market values of certain below investment grade securities tend to reflect individual issuer developments to a greater extent than do higher-rated securities, which react primarily to fluctuations in the general level of interest rates. The market values for securities of below investment grade quality tend to be more volatile and such securities tend to be less liquid than investment grade debt securities, which could result in the Trust being unable to sell such securities for an extended period of time, if at all. The market for high-yield securities has historically been subject to disruptions that have caused substantial volatility in the prices of such securities. Consolidation in the financial services industry has resulted in there being fewer market makers for high-yield securities, which may result in further risk of illiquidity and volatility with respect to high-yield securities, and this trend may continue in the future. To the extent that a secondary market does exist for certain below investment grade securities, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. Because of the substantial risks associated with investments in below investment grade securities, you could have an increased risk of losing money on your investment in Common Shares, both in the short-term and the long-term.

The ratings of Moody’s, S&P, Fitch and other nationally recognized statistical rating organizations (“NRSRO”) represent their opinions as to the quality of the obligations which they undertake to rate. Ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market value risk of such obligations. To the extent that the Trust invests in securities that have not been rated by an NRSRO, the Trust’s ability to achieve its investment objectives will be more dependent on the Sub-Adviser’s credit analysis than would be the case when the Trust invests in rated securities.

The Trust may invest in securities rated in the lower rating categories (rated Caa1/CCC+ or below, or unrated but judged to be of comparable quality by the Sub-Adviser). For these securities, the risks associated with below investment grade instruments are more pronounced. Investments in the securities of financially distressed issuers involve substantial risks. See “Risks—Stressed and Distressed Investments Risk.”

STRUCTURED CREDIT INSTRUMENTS RISK

Holders of structured credit instruments bear risks of the underlying investments, index or reference obligation as well as risks associated with the issuer of the instrument, which is often a special purpose vehicle, and may also be subject to counterparty risk. As an investor in structured credit instruments, the Trust typically will have the right to receive payments only from the issuer of the structured credit instrument, and generally would not have direct rights against the issuer of or entity that sold the underlying assets. While certain structured credit instruments enable the Trust to obtain exposure to a pool of credit instruments without the brokerage and other expenses associated with directly holding the same instruments, investors in structured credit instruments generally pay their share of the administrative and other expenses of the issuer of the instrument. The prices of indices and instruments underlying structured credit instruments, and, therefore, the prices of structured credit instruments, will be influenced by, and will rise and fall in response to, the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured credit instrument uses shorter term financing to purchase longer term instruments, the issuer may be forced to sell its instruments at below market prices if it experiences difficulty in obtaining short-term financing, which may adversely affect the value of the structured credit instruments owned by the Trust. Certain structured credit instruments may be thinly traded or have a limited trading market.

The Trust may invest in structured credit instruments collateralized by low grade or defaulted loans or securities. Investments in such structured credit instruments are subject to the risks associated with below investment grade securities. Such securities are characterized by high risk.

The Trust may invest in senior classes and subordinated classes, including residual or equity interests, issued by structured credit vehicles. The payment of cash flows from the underlying assets to senior classes take precedence over those of subordinated classes, and therefore subordinated classes are subject to greater risk. Furthermore, the leveraged nature of each subordinated class may magnify the adverse impact on such class of changes in the value of the assets, changes in the distributions on the assets, defaults and recoveries on the assets, capital gains and losses on the assets, prepayment on the assets and availability, price and interest rates of the assets.

CLO RISK

CLOs often involve risks that are different from or more acute than risks associated with other types of credit instruments, including: (1) the possibility that distributions from collateral assets will not be adequate to make interest or other payments; (2) the quality of the collateral may decline in value or default; (3) investments in CLO junior debt tranches and CLO subordinated notes will likely be subordinate in right of payment to other senior classes of CLO debt; and (4) the complex structure of a particular security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

There may be less information available to the Trust regarding the underlying investments held by CLOs than if the Trust had invested directly in credit securities of the underlying issuers. Trust shareholders will not know the details of the underlying investments of the CLOs in which the Trust invests. Due to their often complicated structures, various CLOs may be difficult to value and may constitute illiquid investments. In addition, there can be no assurance that a liquid market will exist in any CLO when the Trust seeks to sell its interest therein. Moreover, the value of CLOs may decrease if the ratings agencies reviewing such securities revise their ratings criteria and, as a result, lower their original rating of a CLO in which the Trust has invested. Further, the complex structure of the security may produce unexpected investment results. Also, it is possible that the Trust’s investment in a CLO will be subject to certain contractual limitations on transfer.

The market value of CLO securities may be affected by, among other things, changes in the market value of the underlying assets held by the CLOs, changes in the distributions on the underlying assets, defaults and recoveries on the underlying assets, capital gains and losses on the underlying assets, prepayments on underlying assets and the availability, prices and interest rate of underlying assets. Therefore, changes in the market value of the Trust’s CLO investments could be greater than the change in the market value of the underlying instruments.

The Trust invests in CLO securities issued by CLOs that principally hold Senior Loans. As a result, as an investor in such CLOs, the Trust is subject to the risk of default on the Senior Loans by the Borrowers. While interest rates remain below historical averages, the Federal Reserve has recently implemented several increases to the Federal Funds rate. Increases in interest rates may adversely impact the ability of Borrowers to meet interest payment obligations on Senior Loans held by a CLO and increase the likelihood of default. Although a CLO’s holdings are typically diversified by industry and borrower, an increase in interest rates coupled with a general economic downturn may result in an increase in defaults on Senior Loans across various sectors of the economy. See “Risks—Senior Loan Risk” for a discussion of risks related to Senior Loans.

CLOs in which the Trust invests in may hold underlying instruments that are concentrated in a limited number of industries or borrowers. A downturn in any particular industry or borrower in which a CLO is heavily invested may subject that vehicle, and in turn the Trust, to a risk of significant loss and could significantly impact the aggregate returns realized by the Trust.

Investments in primary issuances of CLO securities may involve certain additional risks. Between the pricing date and the effective date of a CLO, the CLO collateral manager will generally expect to purchase additional collateral obligations for the CLO. During this period, the price and availability of these collateral obligations may be adversely affected by a number of market factors, including price volatility and availability of investments suitable for the CLO, which could hamper the ability of the collateral manager to acquire a portfolio of collateral obligations that will satisfy specified concentration limitations and allow the CLO to reach the target initial par amount of collateral prior to the effective date. An inability or delay in reaching the target initial par amount of collateral may adversely affect the timing and amount of interest or principal payments received by the holders of the CLO debt securities and distributions on the CLO subordinated notes and could result in early redemptions which may cause CLO debt and subordinated note investors to receive less than face value of their investment.

The failure by a CLO to satisfy financial covenants, including with respect to adequate collateralization and/or interest coverage tests, could lead to a reduction in its payments to securityholders, including the Trust. In the event that a CLO fails certain tests, holders of CLO senior debt may be entitled to additional payments that would, in turn, reduce the payments that holders of junior debt and subordinated securities would otherwise be entitled to receive.

In recent years there has been a marked increase in the number of, and flow of capital into, investment vehicles established to pursue investments in CLO securities whereas the size of this market is relatively limited. Such increase may result in greater competition for investment opportunities, which may result in an increase in the price of such investments relative to the risk taken on by holders of such investments. In addition, the volume of new CLO issuances varies over time as a result of a variety of factors including new regulations, changes in interest rates, and other market forces. Such competition may also result under certain circumstances in increased price volatility or decreased liquidity with respect to certain positions.

The Trust invests in CLO debt and subordinated (i.e., residual or equity) securities. While the Trust may invest in CLO debt securities having any rating, the Trust currently intends to focus its investments in CLO debt securities that are rated below investment grade. CLO subordinated notes are generally not rated. Below investment grade and unrated instruments are often referred to as “junk” bonds and are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal. See “Risks—Below Investment Grade Securities Risk.”

Restructuring of investments held by CLOs

The manager of a CLO has broad authority to direct and supervise the investment and reinvestment of the investments held by the CLO, which may include the execution of amendments, waivers, modifications and other changes to the investment documentation in accordance with the collateral management agreement. During periods of economic uncertainty and recession, the incidence of amendments, waivers, modifications and restructurings of investments may increase. Such amendments, waivers, modifications and other restructurings will change the terms of the investments and in some cases may result in the CLO holding assets not meeting the CLO’s criteria for investments. This could adversely impact the coverage tests under an indenture governing the notes issued by the CLO. Any amendment, waiver, modification or other restructuring that reduces the CLO’s compliance with certain financial tests will make it more likely that the CLO will need to utilize cash to pay down the unpaid principal amount of secured notes to cure any breach in such test instead of making payments on subordinated notes. Any such use of cash would reduce distributions available and delay the timing of payments to the Trust.

The Trust cannot be certain that any particular restructuring strategy pursued by the CLO manager will maximize the value of or recovery on any investment. Any restructuring can fundamentally alter the nature of the related investment, and restructurings are not subject to the same underwriting standards that are employed in connection with the origination or acquisition of investments. Any restructuring could alter, reduce or delay the payment of interest or principal on any investment, which could delay the timing and reduce the amount of payments made to the Trust. Restructurings of investments might also result in extensions of the term thereof, which could delay the timing of payments made to the Trust.

If as a result of any such restructurings, the Sub-Adviser determines that continuing to hold instruments issued by such CLO is no longer in the best interest of the Trust, the Sub-Adviser may dispose of such CLO instruments. In certain instances, the Trust may be unable to dispose of such investments at advantageous prices and/or may be required to reinvest the proceeds of such disposition in lower-yielding investments.

CLO management risk

The activities of any CLO in which the Trust may invest will generally be directed by a collateral manager. In the Trust’s capacity as holder of CLO securities, the Trust is generally not able to make decisions with respect to the management, disposition or other realization of any investment, or other decisions regarding the business and affairs, of that CLO. Consequently, the success of any CLOs in which the Trust invests will depend, in large part, on the financial and managerial expertise of the collateral manager’s investment professionals. Subject to certain exceptions, any change in the investment professionals of the collateral manager will not present grounds for termination of the collateral management agreement. In addition, such investment professionals may not devote all of their professional time to the affairs of the CLOs in which the Trust invests. There can be no assurance that for any CLO, in the event that underlying instruments are prepaid, the collateral manager will be able to reinvest such proceeds in new instruments with equivalent investment returns. If the collateral manager cannot reinvest in new instruments with equivalent investment returns, the interest proceeds available to pay interest on the CLO securities may be adversely affected.

The transaction documents relating to the issuance of CLO securities may impose eligibility criteria on the assets of the CLO, restrict the ability of the CLO’s investment manager to trade investments and impose certain portfolio-wide asset quality requirements. These criteria, restrictions and requirements may limit the ability of the CLO’s investment manager to maximize returns on the CLO securities. In addition, other parties involved in CLOs, such as third-party credit enhancers and investors in the rated tranches, may impose requirements that have an adverse effect on the returns of the various tranches of CLO securities. Furthermore, CLO securities issuance transaction documents generally contain provisions that, in the event that certain tests are not met (generally interest coverage and over-collateralization tests at varying levels in the capital structure), proceeds that would otherwise be distributed to holders of a junior tranche must be diverted to pay down the senior tranches until such tests are satisfied. Failure (or increased likelihood of failure) of a CLO to make timely payments on a particular tranche will have an adverse effect on the liquidity and market value of such tranche.

The CLOs in which the Trust invests are generally not registered as investment companies under the 1940 Act. As investors in these CLOs, the Trust is not afforded the protections that shareholders in an investment company registered under the 1940 Act would have.

The terms of CLOs set forth in their applicable transaction documents, including with respect to collateralization and/or interest coverage tests and asset eligibility criteria, may vary from CLO to CLO. Similarly the terms of the Senior Loans that constitute the underlying assets held by CLOs may vary. The Senior Loan and/or CLO market and loan market may evolve in ways that result in typical terms being less protective for the holders of CLO securities. As a result, the Trust will be reliant upon the Sub-Adviser’s ability to obtain and evaluate the terms of the CLOs in which the Trust invests, the terms of and creditworthiness of the borrowers with respect to the underlying assets held by those CLOs and information about the collateral managers of the CLOs.

CLO INTEREST RATE RISK

Although senior secured loans are generally floating rate instruments, the Trust’s investments in senior secured loans through CLOs are sensitive to interest rate levels and volatility. Although CLOs are generally structured to mitigate the risk of interest rate mismatch, there may be some difference between the timing of interest rate resets on the assets and liabilities of a CLO. Such a mismatch in timing could have a negative effect on the amount of funds distributed to CLO subordinated notes. In addition, CLOs may not be able to enter into hedge agreements, even if it may otherwise be in the best interests of the CLO to hedge such interest rate risk. Furthermore, in the event of a significant rising interest rate environment and/or economic downturn, loan defaults may increase and result in credit losses.

Because CLOs generally issue debt on a floating rate basis, an increase in LIBOR will increase the financing costs of CLOs. Many of the senior secured loans held by these CLOs have LIBOR floors such that, when LIBOR is below the stated LIBOR floor, the stated LIBOR floor (rather than LIBOR itself) is used to determine the interest payable under the loans. Therefore, if LIBOR increases but stays below the average LIBOR floor rate of the senior secured loans held by a CLO, there would not be a corresponding increase in the investment income of such CLOs. The combination of increased financing costs without a corresponding increase in investment income in such a scenario would result in smaller distributions to holders of the CLO subordinated notes.

Many underlying corporate borrowers can elect to pay interest based on 1-month LIBOR, 3-month LIBOR and/or other rates in respect of the loans held by CLOs in which we are invested, in each case plus an applicable spread, whereas CLOs generally pay interest to holders of the CLO’s debt tranches based on 3-month LIBOR plus a spread. The 3-month LIBOR currently exceeds the 1-month LIBOR by a significant amount, which may result in many underlying corporate borrowers electing to pay interest based on 1-month LIBOR. This mismatch in the rate at which CLOs earn interest and the rate at which they pay interest on their debt tranches negatively impacts the cash flows on a CLO’s subordinated note tranche. Unless spreads are adjusted to account for such increases, these negative impacts may worsen to the extent the amount by which the 3-month LIBOR exceeds the 1-month LIBOR increases.

CLO SUBORDINATED NOTES RISK

The Trust may invest in subordinated notes issued by a CLO (often referred to as the “residual,” “equity” or “subordinated” tranche), which are junior in priority of payment and are subject to certain payment restrictions generally set forth in an indenture governing the notes. In addition, CLO subordinated notes generally do not benefit from any creditors’ rights or ability to exercise remedies under the indenture governing the notes. The subordinated notes are not guaranteed by another party. Subordinated notes are subject to greater risk that the senior notes issued by the CLO. CLOs are typically highly levered, utilizing up to approximately 10 times leverage, and therefore subordinated notes are subject to a higher risk of total loss. There can be no assurance that distributions on the assets held by the CLO will be sufficient to make any distributions or that the yield on the subordinated notes will meet the Trust’s expectations.

CLOs typically have no significant assets other than their underlying instruments. Accordingly, payments on CLO investments are and will be payable solely from the cash flows from such instruments, net of all management fees and other expenses. CLOs generally may make payments on subordinated notes only to the extent permitted by the payment priority provisions of an indenture governing the notes issued by the CLO. CLO indentures generally provide that principal payments on subordinated notes may not be made on any payment date unless all amounts owing under secured notes are paid in full. In addition, if a CLO does not meet the asset coverage tests or the interest coverage test set forth in the indenture governing the notes issued by the CLO, cash would be diverted from the subordinated notes to first pay the secured notes in amounts sufficient to cause such tests to be satisfied.

The subordinated notes are unsecured and rank behind all of the secured creditors, known or unknown, of the issuer, including the holders of the secured notes it has issued. Consequently, to the extent that the value of the issuer’s portfolio of loan investments has been reduced as a result of conditions in the credit markets, defaulted loans, capital gains and losses on the underlying assets, prepayment or changes in interest rates, the value of the subordinated notes realized at their redemption could be reduced. Accordingly, the subordinated notes may not be paid in full and may be subject to up to 100% loss. As a result, relatively small numbers of defaults of instruments underlying CLOs in which the Trust holds subordinated notes may adversely impact the Trust’s returns.

The market value of subordinated notes may be significantly affected by a variety of factors, including changes in the market value of the investments held by the issuer, changes in distributions on the investments held by the issuer, defaults and recoveries on those investments, capital gains and losses on those investments, prepayments on those investments and other risks associated with those investments. The leveraged nature of subordinated notes are likely to magnify the adverse impact on the subordinated notes of changes in the market value of the investments held by the issuer, changes in the distributions on those investments, defaults and recoveries on those investments, capital gains and losses on those investments, prepayments on those investments and availability, prices and interest rates of those investments. The Trust must be prepared to hold subordinated notes for an indefinite period of time or until their stated maturity.

CLO subordinated notes do not have a fixed coupon and payments on CLO subordinated notes will be based on the income received from the underlying collateral and the payments made to the secured notes, both of which may be based on floating rates. While the payments on CLO subordinated notes will be variable, CLO subordinated notes may not offer the same level of protection against changes in interest rates as other floating rate instruments. An increase in interest rates would materially increase the financing costs of CLOs. Since underlying instruments held by a CLO may have LIBOR floors, there may not be corresponding increases in investment income to the CLO (if LIBOR increases but stays below the LIBOR floor rate of such instruments) resulting in smaller distribution payments on CLO subordinated notes.

Subordinated notes are illiquid investments and subject to extensive transfer restrictions, and no party is under any obligation to make a market for subordinated notes. At times, there may be no market for subordinated notes, and the Trust may not be able to sell or otherwise transfer subordinated notes at their fair value, or at all, in the event that it determines to sell them. Since 2007, subordinated notes issued in securitization transactions generally have experienced historically high volatility and significant fluctuations in market value. Additionally, some potential buyers of such notes may view securitization products as an inappropriate investment, thereby reducing the number of potential buyers and/or potentially affecting liquidity in the secondary market.

Subordinated notes are subject to certain transfer restrictions and can only be transferred to certain specified transferees. The issuer may, in the future, impose additional transfer restrictions to comply with changes in applicable law. Restrictions on the transfer of subordinated notes may further limit their liquidity.

Investments in CLO subordinated notes may have complicated accounting and tax implications.

CORPORATE CREDIT INVESTMENT RISK

Corporate debt instruments pay fixed, variable or floating rates of interest. Some debt securities, such as zero coupon bonds, do not make regular interest payments but are issued at a discount to their principal or maturity value. The value of fixed-income securities in which the Trust invests will change in response to fluctuations in interest rates. In addition, the value of certain fixed-income securities can fluctuate in response to perceptions of creditworthiness, political stability or soundness of economic policies. Fixed-income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (i.e., market risk).

The reorganization of an issuer under the Federal or other bankruptcy laws may result in the issuer’s debt securities being cancelled without repayment, repaid only in part, or repaid in part or in whole through an exchange thereof for any combination of cash, debt securities, convertible securities, equity securities, or other instruments or rights in respect of the same issuer or a related entity. Fixed income securities generally are not traded on exchanges. The off-exchange market may be illiquid and there may be times when no counterparty is willing to purchase or sell certain securities. The nature of the market may make valuations difficult or unreliable.

SENIOR LOAN RISK

Senior Loans are generally of below investment grade credit quality and therefore are subject to greater risks than investment grade corporate obligations. The prices of these investments may be volatile and will generally fluctuate due to a variety of factors that are inherently difficult to predict, including, but not limited to, changes in interest rates, prevailing credit spreads, general economic conditions, financial market conditions, U.S. and non-U.S. economic or political events, developments or trends in any particular industry, and the financial condition of certain Borrowers. Additionally, Senior Loans have significant liquidity and market value risks since they are not traded in organized exchange markets but are traded by banks and other institutional counterparties. Furthermore, because such loans are privately syndicated and the applicable loan agreements are privately negotiated and customized, such loans are not purchased or sold as easily as publicly listed securities.

While such loans are generally intended to be secured by collateral, losses could result from default and foreclosure. Therefore, the value of the underlying collateral, the creditworthiness of the Borrower and the priority of the lien are each of great importance. The Adviser and the Sub-Adviser cannot guarantee the adequacy of the protection of the Trust’s interests. If the terms of a Senior Loan do not require the Borrower to pledge additional collateral in the event of a decline in the value of the already pledged collateral, the Trust will be exposed to the risk that the value of the collateral will not at all times equal or exceed the amount of the Borrower’s obligations under the Senior Loans. Furthermore, the Adviser and the Sub-Adviser cannot assure investors that claims may not be asserted that might interfere with enforcement of the Trust’s rights. In the event of a foreclosure, the Trust may assume direct ownership of the underlying collateral. The liquidation proceeds upon sale of collateral may not satisfy the entire outstanding balance of principal and interest on the loan, resulting in a loss. Any costs or delays involved in the effectuation of a foreclosure of the loan or a liquidation of the underlying property will further reduce the proceeds and thus increase the loss. To the extent that a Senior Loan is collateralized by stock in the Borrower or its subsidiaries, such stock may lose all of its value in the event of the bankruptcy of the Borrower. Such Senior Loans involve a greater risk of loss.

While interest rates remain below historical averages, the Federal Reserve has recently implemented several increases to the Federal Funds rate. Increases in interest rates may adversely impact the ability of Borrowers to meet interest payment obligations and/or refinance their outstanding Senior Loans on attractive terms, which may adversely impact Borrowers and increase defaults on Senior Loans. The terms and covenants of Senior Loans may vary, and market expectations for such terms and covenants may change over time. More permissive covenants, with respect to the financial condition, operations and use of collateral by Borrowers, may provide Borrowers with additional flexibility, which may reduce the likelihood of default, but may also reduce the extent to which the holders of Senior Loans can recover in the event of a default. In the event of an economic downturn, recoveries upon default of Senior Loans may be less than in past market cycles.

Senior Loans are subject to legislative risk. If legislation or state or federal regulations impose additional requirements or restrictions on the ability of financial institutions to make loans, the availability of Senior Loans for investment by the Trust may be adversely affected. In addition, such requirements or restrictions could reduce or eliminate sources of financing for certain Borrowers. This would increase the risk of default. If legislation or federal or state regulations require financial institutions to increase their capital requirements this may cause financial institutions to dispose of Senior Loans that are considered highly levered transactions. Such sales could result in prices that, in the opinion of the Adviser and the Sub-Adviser, do not represent fair value. If the Trust attempts to sell a Senior Loan at a time when a financial institution is engaging in such a sale, the price the Trust could receive for the Senior Loan may be adversely affected.

SECOND LIEN LOANS RISK

Second lien loans are secured by liens on the collateral securing the loan that are subordinated to the liens of at least one other class of obligations of the related obligor, and thus, the ability of the Trust to exercise remedies after a second lien loan becomes a defaulted loan is subordinated to, and limited by, the rights of the senior creditors holding such other classes of obligations. In many circumstances, the Trust may be prevented from foreclosing on the collateral securing a second lien loan until the related senior loan is paid in full. Moreover, any amounts that might be realized as a result of collection efforts or in connection with a bankruptcy or insolvency proceeding involving a second lien loan must generally be turned over to the senior secured lender until the senior secured lender has realized the full value of its own claims. In addition, certain of the second lien loans may contain provisions requiring the Trust’s interest in the collateral to be released in certain circumstances. These lien and payment obligation subordination provisions may materially and adversely affect the ability of the Trust to realize value from second lien loans.

UNSECURED LOAN RISK

Unsecured loans do not benefit from any security interest in the assets of the Borrower. Liens on such Borrowers’ assets, if any, will secure the applicable Borrower’s obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the Borrower under its secured loan agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before repayment of unsecured instruments held by the Trust. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy the Trust’s unsecured obligations after payment in full of all secured loan obligations. If such proceeds were not sufficient to repay the outstanding secured loan obligations, then the Trust’s unsecured claims would rank equally with the unpaid portion of such secured creditors’ claims against the borrower’s remaining assets, if any.

LOAN PARTICIPATION AND ASSIGNMENT RISK

The Trust may purchase Senior Loans, second lien loans and unsecured loans on a direct assignment basis from a participant in the original syndicate of lenders or from subsequent assignees of such interests. The Trust may also purchase, without limitation, participations in Senior Loans, second lien loans and unsecured loans. The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, the purchaser’s rights can be more restricted than those of the assigning institution, and, in any event, the Trust may not be able to unilaterally enforce all rights and remedies under the loan and with regard to any associated collateral. A participation typically results in a contractual relationship only with the institution participating out the interest, not with the Borrower. In purchasing participations, the Trust generally will have no right to enforce compliance by the Borrower with the terms of the loan agreement against the Borrower, and the Trust may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Trust will be exposed to the credit risk of both the Borrower and the institution selling the participation.

Further, in purchasing participations in lending syndicates, the Trust may not be able to conduct the same due diligence on the Borrower with respect to a loan hat the Trust would otherwise conduct. In addition, as a holder of the participations, the Trust may not have voting rights or inspection rights that the Trust would otherwise have if it were investing directly in the loan, which may result in the Trust being exposed to greater credit or fraud risk with respect to the Borrower. Investments in bank loans may not be securities as defined within the Securities Act and therefore may not have the protections afforded by the federal securities laws.

ILLIQUID INVESTMENTS RISK

The Trust may invest in restricted, as well as thinly traded, instruments and securities (including privately placed securities and instruments that are subject to Rule 144A). There may be no trading market for these securities and instruments, and the Trust might only be able to liquidate these positions, if at all, at disadvantageous prices. As a result, the Trust may be required to hold such securities despite adverse price movements. Privately issued securities have additional risk considerations than investments in comparable public investments. Whenever the Trust invests in companies that do not publicly report financial and other material information, it assumes a greater degree of investment risk and reliance upon the Sub-Adviser’s ability to obtain and evaluate applicable information concerning such companies’ creditworthiness and other investment considerations.

Certain stressed and distressed investments, for various reasons, may not be capable of an advantageous disposition prior to the date the Trust is to be dissolved. The Trust may be required to sell, distribute in kind or otherwise dispose of investments at a disadvantageous time as a result of any such dissolution.

STRESSED AND DISTRESSED INVESTMENTS RISK

The Trust may invest in stressed and distressed credit instruments. The ability of the Trust to obtain a profit from these investments may often depend upon factors that are intrinsic to the particular issuer, rather than the market as a whole. Appreciation in the value of such investments may be contingent upon the occurrence of certain events, such as a successful reorganization or merger. If the expected event does not occur, the Trust may incur a loss on the position. Stressed and distressed investments may have a limited trading market, resulting in limited liquidity and presenting difficulties to the Trust in valuing its positions. Stressed and distressed investments by the nature of their issuers’ leveraged capital structures, will involve a high degree of financial risk. These investments may be unsecured and subordinated to substantial amounts of senior indebtedness, all or a significant portion of which may be secured. In addition, these investments may not be protected by financial covenants or limitations upon additional indebtedness, may have limited liquidity and may not be rated by a credit rating agency. Adverse changes in the financial condition of an issuer or in general economic conditions (or both) may impair the ability of such issuer to make payments on the subordinated securities and result in defaults on and declines in the value of such securities more quickly than in the case of the senior obligations of such issuer.

Uncertain exit strategies

Due to the illiquid nature of many stressed and distressed investments, as well as the uncertainties of the reorganization and active management process, the Sub-Adviser may be unable to predict with confidence what the exit strategy will ultimately be for any given position, or that one will definitely be available. Exit strategies that appear to be viable when an investment is initiated may be precluded by the time the investment is ready to be realized, due to economic, legal, political or other factors.

Control position risk

Certain stressed and distressed investment opportunities may allow a holder to have significant influence on the management, operations and strategic direction of the portfolio companies in which it invests. The exercise of control and/or significant influence over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise management and other types of liability in which the limited liability generally characteristic of business operations may be ignored. The exercise of control and/or significant influence over a portfolio company could expose the assets of the Trust to claims by such portfolio company, its securities holders and its creditors. While the Sub-Adviser intends to manage the Trust in a way that will minimize exposure to these risks, the possibility of successful claims cannot be precluded.

LEVERAGE RISK

The Trust utilizes leverage to seek to enhance total return and income. The Trust currently utilizes leverage through the issuance of Indebtedness. There can be no assurance that the Adviser’s and the Sub-Adviser’s expectations will be realized or that a leveraging strategy will be successful in any particular time period. Use of leverage creates an opportunity for increased income and capital appreciation but, at the same time, creates special risks. Leverage is a speculative technique that exposes the Trust to greater risk and increased costs than if it were not implemented. There can be no assurance that a leveraging strategy will be utilized or will be successful.

The use of leverage by the Trust will cause the net asset value of the Common Shares to fluctuate significantly in response to changes in interest rates and other economic indicators. As a result, the net asset value, market price and dividend rate of the Common Shares is likely to be more volatile than those of a closed-end management investment company that is not exposed to leverage. In a declining market the use of leverage may result in a greater decline in the net asset value and market price of the Common Shares than if the Trust were not leveraged.

Leverage will increase operating costs, which may reduce total return. The Trust will have to pay interest on its Indebtedness, if any, which may reduce the Trust’s return. This interest expense may be greater than the Trust’s return on the underlying investment, which would negatively affect the performance of the Trust. Increases in interest rates that the Trust must pay on its Indebtedness will increase the cost of leverage and may reduce the return to Common Shareholders. This risk may be greater in the current market environment because while interest rates remain below historical averages, the Federal Reserve has recently implemented several increases to the Federal Funds rate.

Certain types of Indebtedness subject the Trust to covenants in credit agreements relating to asset coverage and portfolio composition requirements. Certain Indebtedness issued by the Trust also may be subject to certain restrictions on investments imposed by guidelines of one or more rating agencies, which may issue ratings for such Indebtedness. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act.

The Trust may have leverage outstanding during a shorter-term period during which such leverage may not be beneficial if the Trust believes that the long-term benefits of such leverage would outweigh the costs and portfolio disruptions associated with redeeming and reissuing such leverage. However, there can be no assurance that the Trust’s judgment in weighing such costs and benefits will be correct.

During the time in which the Trust is utilizing leverage, the amount of the fees paid to the Adviser, and thereby to the Sub-Adviser, for investment advisory services will be higher than if the Trust did not utilize leverage because the fees paid will be calculated based on the Trust’s Managed Assets, including proceeds of leverage. This may create a conflict of interest between the Adviser and the Sub-Adviser on the one hand and the Common Shareholders, as holders of Indebtedness, Preferred Shares or other forms of leverage do not bear the management fee. Rather, Common Shareholders bear the portion of the management fee attributable to assets purchased with the proceeds of leverage, which means that Common Shareholders effectively bear the entire management fee. There can be no assurance that a leveraging strategy will be utilized or, if utilized, will be successful.

To the extent that the Trust increases its net assets as a result of sales of additional Common Shares, the Trust will be required to incur additional Financial Leverage in order to maintain its current levels of Financial Leverage as a percentage of Managed Assets. There can be no assurance that the Trust will be able to incur such additional Financial Leverage or to do so on favorable terms.

In addition, the Trust may engage in certain derivatives transactions that have economic characteristics similar to leverage. To the extent the terms of any such transaction obligate the Trust to make payments, the Trust intends to earmark or segregate cash or liquid securities in an amount at least equal to the current value of the amount then payable by the Trust under the terms of such transactions or otherwise cover such transactions in accordance with applicable interpretations of the staff of the SEC. To the extent the terms of any such transaction obligate the Trust to deliver particular securities to extinguish the Trust’s obligations under such transactions, the Trust may “cover” its obligations under such transaction by either (i) owning the securities or collateral underlying such transactions or (ii) having an absolute and immediate right to acquire such securities or collateral without additional cash consideration.

OTHER INVESTMENT COMPANIES RISK

Investments in other investment companies present certain special considerations and risks not present in making direct investments in securities in which the Trust may invest. Investments in other investment companies involve operating expenses and fees that are in addition to the expenses and fees borne by the Trust. Such expenses and fees attributable to the Trust’s investments in other investment companies are borne indirectly by Common Shareholders. Accordingly, investment in such entities involves expense and fee layering. Investments in other investment companies may expose the Trust to an additional layer of financial leverage. To the extent management fees of other investment companies are based on total gross assets, it may create an incentive for such entities’ managers to employ financial leverage, thereby adding additional expense and increasing volatility and risk. Investments in other investment companies also expose the Trust to additional management risk; the success of the Trust’s investments in other investment companies will depend in large part on the investment skills and implementation abilities of the advisers or managers of such entities. Decisions made by the advisers or managers of such entities may cause the Trust to incur losses or to miss profit opportunities. To the extent the Trust invests in ETFs or other investment companies that seek to track a specified index, such investments will be subject to tracking error risk.

EXCHANGE-TRADED FUND RISK

For ETFs tracking an index of securities, the cumulative percentage increase or decrease in the net asset value of the shares of an ETF may over time diverge significantly from the cumulative percentage increase or decrease in the relevant index due to the compounding effect experienced by an ETF which results from a number of factors, including, leverage (if applicable), daily rebalancing, fees, expenses and interest income, which in turn results in greater non-correlation between the return of an ETF and its corresponding index. Moreover, because an ETF’s portfolio turnover rate may be very high due to daily rebalancing, holding both long and short futures contracts, leverage (if applicable) and and/or market volatility, such ETF will incur additional brokerage costs, operating costs and may generate increased taxable capital gains, which, in turn, would adversely affect the value of the shares of such ETF. In addition, fixed-income ETFs that track an index often require some type of sampling or optimization because they are typically market benchmarks but not tradable portfolios. Such ETFs often include many more securities than equity ETFs, and the securities included are often less liquid, resulting in fewer opportunities and greater costs to replicate the relevant index. Many instruments in fixed-income indices are illiquid or hard to obtain, as many investors may buy them at issuance and hold them to maturity.

SHORT SALES RISK

Short sales involve selling securities of an issuer short in the expectation of covering the short sale with securities purchased in the open market at a price lower than that received in the short sale. If the price of the issuer’s securities declines, the Trust may then cover the short position with securities purchased in the market. The profit realized on a short sale will be the difference between the price received in the sale and the cost of the securities purchased to cover the sale. The possible losses from selling short a security differ from losses that could be incurred from a cash investment in the security; the former may be unlimited, whereas the latter can only equal the total amount of the cash investment. Short selling activities are also subject to restrictions imposed by the federal securities laws and the various national and regional securities exchanges, which restrictions could limit the Trust’s investment activities. There can be no assurance that securities necessary to cover a short position will be available for purchase.

Synthetically created short positions will involve both hedging situations, where the position is intended to wholly or partially offset risk associated with another position in a related security, and speculative situations, where the Sub-Adviser uses shorting techniques to take advantage of the decline in the price of particular assets. The Trust will generally realize a profit or a loss as a result of a synthetically created short position if the value of the underlying asset decreases or increases respectively during the relevant term of the short position. In addition, the Trust will be required to post collateral on such positions as required pursuant to the agreement with the relevant transaction counterparty. The use of short selling through credit default swaps and total return swaps will subject the Trust to counterparty credit risk in the event of a default by the counterparty which could result in the loss of collateral posted with such counterparty and gains to which the Trust would otherwise be entitled absent the default of the counterparty. In addition, depending on the nature of the synthetic instrument used by the Trust to create short exposure, the Trust could be subject to the risk of unlimited losses.

DERIVATIVES RISK

Derivatives are financial contracts in which the value depends on, or is derived from, the value of an underlying asset, reference rate or index. The Trust may, but is not required to, engage in various derivatives transactions for hedging and risk management purposes, to facilitate portfolio management and to seek to enhance total return of earn income. The Trust’s use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks, such as interest rate risk, market risk, counterparty risk, and credit risk. They also involve the risk of mispricing or improper valuation and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. If the Trust invests in a derivative instrument it could lose more than the principal amount invested. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that the Trust will engage in these transactions to reduce exposure to other risks when that would be beneficial.

The instruments, indices and rates underlying derivative transactions expected to be entered into by the Trust may be extremely volatile in the sense that they are subject to sudden fluctuations of varying magnitude, and may be influenced by, among other things, government trade, fiscal, monetary and exchange control programs and policies; national and international political and economic events; and changes in interest rates. The volatility of such instruments, indices or rates, which may render it difficult or impossible to predict or anticipate fluctuations in the value of instruments traded by the Trust, could result in losses.

OFF-EXCHANGE DERIVATIVES RISK

The Trust may invest a portion of its assets in investments which are not traded on organized exchanges and as such are not standardized. Such transactions may include forward contracts, swaps or options. While some markets for such derivatives are highly liquid, transactions in off-exchange derivatives may involve greater risk than investing in exchange-traded derivatives because there is no exchange market on which to close out an open position. It may be impossible to liquidate an existing position, to assess the value of the position arising from an off-exchange transaction or to assess the exposure to risk. Bid and offer prices need not be quoted and, even where they are, they will be established by dealers in these instruments and consequently it may be difficult to establish what is a fair price. In respect of such trading, the Trust is subject to the risk of counterparty failure or the inability or refusal by a counterparty to perform with respect to such contracts. Market illiquidity or disruption could result in major losses to the Trust.

OPTIONS RISK

Trading in options involves a number of risks. Specific market movements of the option and the instruments underlying an option cannot be predicted. No assurance can be given that a liquid offset market will exist for any particular option or at any particular time. If no liquid offset market exists, the Trust might not be able to effect an offsetting transaction in a particular option. To realize any profit in the case of an option, therefore, the option holder would need to exercise the option and comply with margin requirements for the underlying instrument. A writer could not terminate the obligation until the option expired or the writer was assigned an exercise notice. The purchaser of an option is subject to the risk of losing the entire purchase price of the option. The writer of an option is subject to the risk of loss resulting from the difference between the premium received for the option and the price of the futures contract underlying the option that the writer must purchase or deliver upon exercise of the option. The writer of a naked option may have to purchase the underlying contract in the market for substantially more than the exercise price of the option in order to satisfy his delivery obligations. This could result in a large net loss.

FUTURES RISK

Futures contracts markets are highly volatile and are influenced by a variety of factors, including national and international political and economic developments. In addition, because of the low margin deposits normally required in futures trading, a high degree of leverage is typical of a futures trading account. As a result, a relatively small price movement in a futures contract may result in substantial losses to the trader. Moreover, futures positions are marked to market each day and variation margin payment must be paid to or by a trader. Positions in futures contracts may be closed out only on the exchange on which they were entered into or through a linked exchange, and no secondary market exists for such contracts. Certain futures exchanges do not permit trading in particular futures contracts at prices that represent a fluctuation in price during a single day’s trading beyond certain set limits. If prices fluctuate during a single day’s trading beyond those limits, the Trust could be prevented from promptly liquidating unfavorable positions and thus be subjected to substantial losses. When used for hedging purposes, an imperfect or variable degree of correlation between price movements of the futures contracts and the underlying investment sought to be hedged may prevent the Trust from achieving the intended hedging effect or expose the Trust to the risk of loss.

SWAPS RISK

The Trust may utilize swap agreements including, without limitation, interest rate, index and currency swap agreements. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns earned on specified assets, such as the return on, or increase in value of, a particular dollar amount invested at a particular interest rate, in a particular foreign currency. The use of swaps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary securities transactions. There are risks relating to the financial soundness and creditworthiness of the counterparty to swap agreements. If the other party to an interest rate swap defaults, the Trust’s risk of credit loss may be the amount of interest payments that the Trust is contractually obligated to receive on a net basis. However, where swap agreements require one party’s payments to be “up-front” and timed differently than the other party’s payments (such as is often the case with currency swaps), the entire principal value of the swap may be subject to the risk that the other party to the swap will default on its contractual delivery obligations. The investment performance of the Trust, however, may be adversely affected by the use of swaps if the Sub-Adviser’s forecasts of market values, interest rates or currency exchange rates are inaccurate.

CREDIT DEFAULT SWAPS RISK

The Trust may enter into credit default swap agreements. The “buyer” in a credit default contract is obligated to pay the “seller” a periodic stream of payments over the term of the contract provided that no event of default on an underlying reference obligation has occurred. The Trust may be either the buyer or seller in a credit default swap transaction. If the Trust is a buyer and no event of default occurs, the Trust may lose its investment and recover nothing. However, if an event of default occurs, the Trust (if the buyer) will receive the full notional value of the reference obligation that may have little or no value. As a seller, the Trust receives a fixed rate of income throughout the term of the contract provided that there is no default event. If an event of default occurs, the Trust must pay the buyer the full notional value of the reference obligation. Credit default swap transactions involve greater risks than if a Trust had invested in the reference obligation directly. Credit default swaps are subject to the risk of non-performance by the swap counterparty, including risks relating to the financial soundness and creditworthiness of the swap counterparty.

HEDGING TRANSACTIONS RISK

The success of any hedging strategy utilized by the Trust’s will be subject to the Sub-Adviser’s ability to correctly assess the degree of correlation between the performance of the instruments used in the hedging strategy and the performance of the investments in the portfolio being hedged. Since the characteristics of many securities change as markets change or time passes, the success of the Trust’s hedging strategy will also be subject to the Sub-Adviser’s ability to continually recalculate, readjust, and execute hedges in an efficient and timely manner.

While the Trust may enter into hedging transactions to seek to reduce risk, such transactions may result in a poorer overall performance for the Trust than if it had not engaged in any such hedging transactions. Hedging against a decline in the value of a portfolio position does not eliminate fluctuations in the values of those portfolio positions or prevent losses if the values of those positions decline. Rather, it establishes other positions designed to gain from those same declines, thus seeking to moderate the decline in the portfolio position’s value. Such hedging transactions also limit the opportunity for gain if the value of the portfolio position should increase. For a variety of reasons, the Sub-Adviser may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Such imperfect correlation may prevent the Trust from achieving the intended hedge or expose the Trust to risk of loss. In addition, it is not possible to hedge fully or perfectly against any risk, and hedging entails its own costs. The Sub-Adviser may determine, in its sole discretion, not to hedge against certain risks and certain risks may exist that cannot be hedged. Furthermore, the Sub-Adviser may not anticipate a particular risk so as to hedge against it effectively. The successful utilization of hedging and risk management transactions requires skills complementary to those needed in the selection of the Trust’s portfolio holdings.

The Trust may seek to hedge currency risks by investing in currencies, currency exchange forward or futures contracts, swaps, swaptions or any combination thereof (whether or not exchange-traded), but these or other instruments necessary to hedge such currency risks may not generally be available, may not provide a perfect hedge or may not be, in the Sub-Adviser’s judgment, economically priced. There can be no assurance that these strategies will be effective, and such techniques entail costs and additional risks.

COUNTERPARTY RISK

The Trust will be subject to credit risk with respect to the counterparties to the derivative contracts entered into by the Trust. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Trust may experience significant delays in obtaining any recovery under the derivative contract in bankruptcy or other reorganization proceeding. The Trust may obtain only a limited recovery or may obtain no recovery in such circumstances. Concerns about, or a default by, one large market participant could lead to significant liquidity problems for other participants. If a counterparty’s credit becomes significantly impaired, multiple requests for collateral posting in a short period of time could increase the risk that the Trust may not receive adequate collateral.

The counterparty risk for cleared derivatives is generally lower than for uncleared derivatives transactions since generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing organization for performance of financial obligations under the derivative contract. However, there can be no assurance that a clearing organization, or its members, will satisfy its obligations to the Trust.

SYNTHETIC INVESTMENT RISK

The Trust may be exposed to certain additional risks should the Sub-Adviser uses derivatives transactions as a means to synthetically implement the Trust’s investment strategies. Customized derivative instruments will likely be highly illiquid, and it is possible that the Trust will not be able to terminate such derivative instruments prior to their expiration date or that the penalties associated with such a termination might impact the Trust’s performance in a materially adverse manner. Synthetic investments may be imperfectly correlated to the investment the Sub-Adviser is seeking to replicate. There can be no assurance that the Sub-Adviser’s judgments regarding the correlation of any particular synthetic investment will be correct. The Trust may be exposed to certain additional risks associated with derivatives transactions should the Sub-Adviser use derivatives as a means to synthetically implement the Trust’s investment strategies. The Trust would be subject to counterparty risk in connection with such transactions. If the Trust enters into a derivative instrument whereby it agrees to receive the return of a security or financial instrument or a basket of securities or financial instruments, it will typically contract to receive such returns for a predetermined period of time. During such period, the Trust may not have the ability to increase or decrease its exposure. In addition, such customized derivative instruments will likely be highly illiquid, and it is possible that the Trust will not be able to terminate such derivative instruments prior to their expiration date or that the penalties associated with such a termination might impact the Trust’s performance in a material adverse manner. Furthermore, derivative instruments typically contain provisions giving the counterparty the right to terminate the contract upon the occurrence of certain events, such as a decline in the value of the reference securities and material violations of the terms of the contract or the portfolio guidelines as well as other events determined by the counterparty. If a termination were to occur, the Trust’s return could be adversely affected as it would lose the benefit of the indirect exposure to the reference securities and it may incur significant termination expenses.

SEGREGATION AND COVER RISK

In connection with certain derivatives transactions, the Trust may be required to segregate liquid assets or otherwise cover such transactions and/or to deposit amounts as premiums or to be held in margin accounts. Regulators have adopted rules that generally require margin to be posted and collected for off-exchange derivatives. Such amounts may not otherwise be available to the Trust for investment purposes. The Trust may earn a lower return on its portfolio than it might otherwise earn if it did not have to segregate assets in respect of, or otherwise cover, its derivatives transactions positions. To the extent the Trust’s assets are segregated or committed as cover, it could limit the Trust’s investment flexibility. Segregating assets and covering positions will not limit or offset losses on related positions.

INTEREST RATE RISK

Interest rate risk is the risk that credit securities will decline in value because of changes in market interest rates. When market interest rates rise, the market value of fixed income credit securities generally will fall. These risks may be greater in the current market environment because while interest rates remain below historical averages, the Federal Reserve has recently implemented several decreases to the Federal Funds rate. Prevailing interest rates may be adversely impacted by market and economic factors. If interest rates rise the markets may experience increased volatility, which may adversely affect the value and/or liquidity of certain of the Trust’s investments. The prices of longer-term securities fluctuate more than prices of shorter-term securities as interest rates change. The Trust’s use of leverage will tend to increase the interest rate risk to which its Common Shares are subject. The Trust invests primarily in variable and floating rate credit instruments and other structured credit investments, which generally are less sensitive to interest rate changes than fixed rate instruments, but generally will not increase in value if interest rates decline.

PREPAYMENT RISK

The frequency at which prepayments (including voluntary prepayments by the obligors and accelerations due to defaults) occur on bonds and loans will be affected by a variety of factors including the prevailing level of interest rates and spreads as well as economic, demographic, tax, social, legal and other factors. Generally, obligors tend to prepay their fixed rate obligations when prevailing interest rates fall below the coupon rates on their obligations. Similarly, floating rate issuers and borrowers tend to prepay their obligations when spreads narrow.

In general, “premium” securities (securities whose market values exceed their principal or par amounts) are adversely affected by faster than anticipated prepayments, and “discount” securities (securities whose principal or par amounts exceed their market values) are adversely affected by slower than anticipated prepayments. Since many fixed rate obligations will be discount securities when interest rates and/or spreads are high, and will be premium securities when interest rates and/or spreads are low, such securities and asset-backed securities may be adversely affected by changes in prepayments in any interest rate environment.

The adverse effects of prepayments may impact the Trust’s portfolio in several ways. During periods of declining interest rates, when the issuer of a security exercises its option to prepay principal earlier than scheduled, the Trust may be required to reinvest the proceeds of such prepayment in lower-yielding securities. Particular investments may experience outright losses, as in the case of an interest-only security in an environment of faster actual or anticipated prepayments. In addition, particular investments may underperform relative to hedges that the Sub-Adviser may have constructed for these investments, resulting in a loss to the Trust’s overall portfolio. In particular, prepayments (at par) may limit the potential upside of many securities to their principal or par amounts, whereas their corresponding hedges often have the potential for unlimited loss.

INFLATION/DEFLATION RISK

Inflation risk is the risk that the value of assets or income from investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of Common Shares and distributions can decline. In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Trust’s use of leverage would likely increase, which would tend to further reduce returns to Common Shareholders. Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Trust’s portfolio.

DURATION AND MATURITY RISK

The Trust has no set policy regarding maturity or duration of credit instruments in which it may invest or of the Trust’s portfolio generally. The price of fixed rate securities with longer maturities or duration generally is more significantly impacted by changes in interest rates than those of fixed rate securities with shorter maturities or duration. Therefore, generally speaking, the longer the duration of the Trust’s portfolio, the more exposure the Trust will have to interest rate risk described above. The Sub-Adviser may seek to adjust the portfolio’s duration or maturity based on its assessment of current and projected market conditions and all factors that the Sub-Adviser deems relevant. Any decisions as to the targeted duration or maturity of any particular category of investments or of the Trust’s portfolio generally will be made based on all pertinent market factors at any given time. The Trust may incur costs in seeking to adjust the portfolio average duration or maturity. There can be no assurance that the Sub-Adviser’s assessment of current and projected market conditions will be correct or that any strategy to adjust the portfolio’s duration or maturity will be successful at any given time.

CREDIT RISK

Credit risk is the risk that an issuer of securities in which the Trust invests or an asset underlying a CLO in which the Trust invests will be unable to pay principal and interest when due, or that the value of the security will suffer because investors believe the issuer is less able to pay. This is broadly gauged by the credit ratings of the securities in which the Trust invests. However, ratings are only the opinions of the agencies issuing them, may change less quickly than relevant circumstances and are not absolute guarantees of the quality of the securities. Furthermore, the Trust’s investments may not be rated by any rating agency or may be below investment grade. The Trust will be more dependent upon the judgment of the Sub-Adviser as to the credit quality of such unrated securities. A default, downgrade or credit impairment of any of its investments could result in a significant or even total loss of the investment.

NON-U.S. INVESTMENTS RISK

Issuers of foreign securities are not subject to United States reporting and accounting requirements. Foreign reporting requirements may result in less information being available or in a lack of uniformity in the manner in which information is presented. The risk of loss associated with investments in securities of foreign issuers, particularly in less developed markets, include currency exchange risks, expropriation, or limits on repatriating an investment, government intervention, confiscatory taxation, political, economic or social instability, illiquidity, less efficient markets, price volatility and market manipulation.

Some foreign securities may be subject to brokerage or stock transfer taxes levied by foreign governments, which would have the effect of increasing the cost of investment and which may reduce the realized gain or increase the loss on such securities at the time of sale. The issuers of some of these securities, such as banks and other financial institutions, may be subject to less stringent or different regulations than would be the case for U.S. issuers and therefore potentially carry greater risk. Custodial expenses for a portfolio of non-U.S. securities generally are higher than for a portfolio of U.S. securities. In addition, dividend and interest payments from, and capital gains in respect of, certain foreign securities may be subject to foreign taxes that may or may not be reclaimable.

In addition, costs associated with transactions in non-U.S. markets (including brokerage, execution, clearing and custodial costs) may be substantially higher than costs associated with transactions in U.S. markets. Such non-U.S. transactions may also involve additional costs for the purchase or sale of currencies in which the Trust’s assets are denominated in order to settle such transactions. Furthermore, clearing and registration procedures may be under-developed enhancing the risks of error, fraud, or default.

Many of the laws that govern foreign investment, securities transactions and other contractual relationships in non-U.S. securities markets are different than or not as fully developed as those in the United States. As a result, the Trust may be subject to a number of risks, including inadequate investor protection, contradictory legislation, incomplete, unclear and changing laws, ignorance or breaches of regulations on the part of other market participants, lack of established or effective avenues for legal redress, lack of standard practices and confidentiality customs characteristic of U.S. markets, and lack of enforcement of existing regulations. There can be no assurance that this difficulty in protecting and enforcing rights will not have a material adverse effect on the Trust and its operations. In addition, the income and gains of the Trust may be subject to withholding taxes imposed by foreign governments for which investors may not receive a full foreign tax credit. Furthermore, it may be more difficult to obtain and enforce a judgment in a court outside of the United States than to enforce one in the United States.

BANKRUPTCY CASES RISK

Many of the events within a bankruptcy case are adversarial and often beyond the control of the creditors. While creditors generally are afforded an opportunity to object to significant actions, there can be no assurance that a bankruptcy court would not approve actions that may be contrary to the interests of the partners. Furthermore, there are instances where creditors lose their ranking and priority as such if they are considered to have taken over management and functional operating control of a debtor. Generally, the duration of a bankruptcy case can only be roughly estimated. The reorganization of a Borrower usually involves the development and negotiation of a plan of reorganization, plan approval by creditors and confirmation by the bankruptcy court. This process can involve substantial legal, professional and administrative costs to the Borrower and the Trust; it is subject to unpredictable and lengthy delays; and during the process the Borrower’s competitive position may erode, key management may depart and the company may not be able to invest adequately.

U.S. bankruptcy law permits the classification of “substantially similar” claims in determining the classification of claims in a reorganization for the purpose of voting on a plan of reorganization. Because the standard for classification is vague, there exists a significant risk that the Trust’s influence with respect to a class of securities can be lost by the inflation of the number and the amount of claims in, or other gerrymandering of, the class.

In addition, certain administrative costs and claims that have priority by law over the claims of certain creditors (for example, claims for taxes) may be quite high. The administrative costs in connection with a bankruptcy proceeding are frequently high and will be paid out of the debtor’s estate prior to any return to creditors (other than out of assets or proceeds thereof, which are subject to valid and enforceable liens and other security interests). In addition, certain claims that have priority by law over the claims of certain creditors (for example, claims for taxes) may be quite high.

CREDITOR COMMITTEE RISK

The Sub-Adviser, on behalf of the Trust as a holder of distressed investments and other credit instruments, may participate on committees formed by creditors to negotiate with the management of financially troubled companies that may or may not be in bankruptcy or seek to negotiate directly with debtors with respect to restructuring issues. In situations where the Sub-Adviser chooses to join creditors’ committees, the Trust would likely be only one of many participants, each of whom would be interested in obtaining an outcome that is in its individual best interests. There can be no assurance that participation on a creditors’ committee will yield favorable results in such proceedings, and such participation may entail significant legal fees and other expenses. Participation on such committees may expose the Trust to liability to other creditors.

Participation in restructuring activities may provide the Sub-Adviser with material non-public information that may restrict the Trust’s ability to trade in the Borrower’s securities or other instruments. Determination of whether information is material and non-public and how long knowledge of such information restricts trading is a matter of considerable uncertainty and judgment. While the Sub-Adviser intends to comply with all applicable securities laws and to make judgments concerning restrictions on trading in good faith, there may be circumstances where the Trust may trade in a Borrower’s securities or instruments while engaged in restructuring activities relating to that Borrower. Such trading creates a risk of litigation and liability that may result in significant legal fees and potential losses.

BOARD PARTICIPATION RISK

From time to time, an investment by the Trust may provide the Trust with the right to appoint or more members of the board of directors of a portfolio company or to appoint representatives to serve as observers to such boards of directors. Although such positions in certain circumstances enhance the ability to manage such investment, due to the duties imposed on the Trust’s representatives on boards of directors or receipt of material nonpublic information by such representatives, these positions may also have the effect of impairing the Trust’s ability to sell the related securities or instruments when, and upon the terms, it may otherwise desire. These restrictions may subject the Trust or its representatives to claims they would not otherwise be subject to as an investor, including claims of breach of duty of loyalty, securities claims and other director related claims.

CERTAIN OTHER CREDITOR RISKS

Debt securities are also subject to other creditor risks, including, without limitation, (a) the possible invalidation of an investment transaction as a “fraudulent conveyance” under relevant creditors’ rights laws, (b) so-called “lender liability” claims by the issuer of the obligations and (c) environmental liabilities that may arise with respect to collateral securing the obligations.

EQUITY INVESTMENTS RISK

Incidental to the Trust’s investments in credit instruments, the Trust may acquire or hold equity securities, or warrants to purchase equity securities, of a Borrower or issuer.Common equity securities prices fluctuate for a number of reasons, including changes in investors’ perceptions of the financial condition of an issuer, the general condition of the relevant stock market and broader domestic and international political and economic events. They may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. The value of a particular common stock held by the Trust may decline for a number of other reasons which directly relate to the issuer, such as management performance, financial leverage, the issuer’s historical and prospective earnings, the value of its assets and reduced demand for its goods and services. In addition, common stock prices may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase. The prices of common equity securities are also sensitive to general movements in the stock market, so a drop in the stock market may depress the prices of common stocks and other equity securities to which the Trust has exposure. Dividends on common equity securities are not fixed but are declared at the discretion of an issuer’s board of directors. There is no guarantee that the issuers of the common equity securities will declare dividends in the future or that, if declared, they will remain at current levels or increase over time.

Warrants give holders the right, but not the obligation, to buy common stock of an issuer at a given price, usually higher than the market price at the time of issuance, during a specified period. The risk of investing in a warrant is that the warrant may expire prior to the market value of the common stock exceeding the price fixed by the warrant. Warrants have a subordinate claim on a borrower’s assets compared with debt securities. As a result, the values of warrants generally are dependent on the financial condition of the borrower and less dependent on fluctuations in interest rates than are the values of many debt securities. The values of warrants may be more volatile than those of Senior Loans or corporate bonds and this may increase the volatility of the net asset value of the Common Shares.

The Trust’s goal is ultimately to dispose of equity interests and realize gains upon its disposition of such interests. However, the equity interests the Trust receives may not appreciate in value and, in fact, may decline in value. Accordingly, the Trust may not be able to realize gains from its equity interests, and any gains that it does realize on the disposition of any equity interests may not be sufficient to offset any other losses the Trust experiences.

ALLEGATION OF EQUITABLE SUBORDINATION RISK

Under common law principles that, in some cases, form the basis for lender liability claims, certain actions by creditors may result in the subordination of the claim of the offending lending institution to the claims of the disadvantaged creditor or creditors, called equitable subordination. Because of the nature of certain distressed investments, a fund holding such investments could be subject to allegations of lender liability and/or subject to claims from creditors of an obligor that investments issued by such obligor should be equitably subordinated. A portion of the Trust’s investments may involve situations in which the Trust will not be the lead creditor. Accordingly, it is possible that lender liability or equitable subordination claims that affect the Trust’s investments could arise without the direct involvement of the Trust.

LIMITED TERM RISK

Unless the Trust completes an Eligible Tender Offer and converts to perpetual existence, the Trust will terminate on or about the Termination Date. The Trust should not be confused with a so called “target date” or “life cycle” fund whose asset allocation becomes more conservative over time as the fund’s target date, often associated with retirement, approaches, and does not typically terminate on the target date. In addition, the Trust should not be confused with a “target term” fund whose investment objective is to return the fund’s original net asset value on the termination date. The Trust’s investment objective and policies are not designed to seek to return to investors their initial investment on the Termination Date or in an Eligible Tender Offer. Investors may receive more or less than their original investment upon termination or in an Eligible Tender Offer.

Because the assets of the Trust will be liquidated in connection with the termination, the Trust will incur transaction costs in connection with dispositions of portfolio securities. The Trust does not limit its investments to securities having a maturity date prior to the Termination Date and may be required to sell portfolio securities when it otherwise would not, including at times when market conditions are not favorable, which may cause the Trust to lose money. In particular, the Trust’s portfolio may still have significant remaining average maturity and duration, and large exposures to below investment grade securities, as the Termination Date approaches, losses due to portfolio liquidation may be significant. Beginning one year before the Termination Date (the “wind-down period”), the Trust may begin liquidating all or a portion of the Trust’s portfolio, and may deviate from its investment policies, including its policy of investing at least 80% of its Managed Assets in floating rate credit instruments and other structured credit investments and may not achieve its investment objective. During the wind-down period, the Trust’s portfolio composition may change as more of its portfolio holdings are called or sold and portfolio holdings are disposed of in anticipation of liquidation. Rather than reinvesting the proceeds of matured, called or sold securities, the Trust may invest such proceeds in short term or other lower yielding securities or hold the proceeds in cash, which may adversely affect its performance. The Trust may distribute the proceeds in one or more liquidating distributions prior to the final liquidation, which may cause fixed expenses to increase when expressed as a percentage of assets under management. Upon a termination, it is anticipated that the Trust will have distributed substantially all of its net assets to shareholders, although securities for which no market exists or securities trading at depressed prices, if any, may be placed in a liquidating trust. Common Shareholders will bear the costs associated with establishing and maintaining a liquidating trust, if necessary. Securities placed in a liquidating trust may be held for an indefinite period of time until they can be sold or pay out all of their cash flows. The Trust cannot predict the amount, if any, of securities that will be required to be placed in a liquidating trust.

If the Trust conducts an Eligible Tender Offer, the Trust anticipates that funds to pay the aggregate purchase price of Common Shares accepted for purchase pursuant to the tender offer will be first derived from any cash on hand and then from the proceeds from the sale of portfolio investments held by the Trust. In addition, the Trust may be required to dispose of portfolio investments in connection with any reduction in the Trust’s outstanding leverage necessary in order to maintain the Trust’s desired leverage ratios following a tender offer. The disposition of portfolio investments by the Trust could cause market prices of such instruments, and hence the net asset value of the Common Shares, to decline. In addition, disposition of portfolio investments will cause the Trust to incur increased brokerage and related transaction expenses. The Trust may receive proceeds from the disposition of portfolio investments that are less than the valuations of such investments by the Trust. It is likely that during the pendency of a tender offer, and possibly for a time thereafter, the Trust will hold a greater than normal percentage of its total assets in cash and cash equivalents, which may impede the Trust’s ability to achieve its investment objective and decrease returns to shareholders. If the Trust’s tax basis for the investments sold is less than the sale proceeds, the Trust will recognize capital gains, which the Trust will be required to distribute to shareholders. In addition, the Trust’s purchase of tendered Common Shares pursuant to a tender offer will have tax consequences for tendering shareholders and may have tax consequences for non-tendering shareholders. The purchase of Common Shares by the Trust pursuant to a tender offer will have the effect of increasing the proportionate interest in the Trust of non-tendering shareholders. All shareholders remaining after a tender offer will be subject to proportionately higher expenses due to the reduction in the Trust’s total assets resulting from payment for the tendered Common Shares. Such reduction in the Trust’s total assets may also result in less investment flexibility, reduced diversification and greater volatility for the Trust, and may have an adverse effect on the Trust’s investment performance.

The Trust is not required to conduct an Eligible Tender Offer. If the Trust conducts an Eligible Tender Offer, there can be no assurance that tendered Common Shares will not exceed the Termination Threshold, in which case the Eligible Tender Offer will be terminated, no Common Shares will be repurchased pursuant to the Eligible Tender Offer and the Trust will terminate on or before the Termination Date (subject to possible extensions). Following the completion of an Eligible Tender Offer in which the tendered Common Shares do not exceed the Termination Threshold, the Board of Trustees may eliminate the Termination Date upon the affirmative vote of a majority of the Board of Trustees and without a shareholder vote. Thereafter, the Trust will have a perpetual existence. The Trust is not required to conduct additional tender offers following an Eligible Tender Offer and conversion to perpetual existence. Therefore, remaining shareholders may not have another opportunity to participate in a tender offer. Shares of closed-end management investment companies frequently trade at a discount from their net asset value, and as a result remaining shareholders may only be able to sell their Common Shares at a discount to net asset value.

MANAGEMENT RISK

The Trust is subject to management risk because the Trust has an actively managed portfolio. The Adviser and Sub-Adviser will apply investment techniques and risk analysis in making investment decisions for the Trust, but there can be no guarantee that these will produce the desired results.

VALUATION RISK

Because the secondary markets for certain investments may be limited, they may be difficult to value. Where market quotations are not readily available or deemed unreliable, the Trust will value such securities in accordance with fair value procedures adopted by the Board of Trustees. The Trust generally uses non-binding indicative bid prices provided by an independent pricing service or broker as the primary basis for determining the value of CLO debt and subordinated securities, which may be adjusted for pending distributions, as applicable, as of the applicable valuation date. These bid prices are non-binding, and may not be determinative of fair value. Valuations of some or all of the Trust’s investments may require input from the Sub-Adviser and third parties, which may be based on subjective inputs of the Sub-Adviser or such third parties. Valuation of such securities may require more research than for more liquid investments. In valuing the Trust’s investments in CLO debt and subordinated securities, in addition to non-binding indicative bid prices provided by an independent pricing service or broker, the Valuation Committee also may consider a variety of relevant factors, including recent trading prices for specific investments, recent purchases and sales known to the Trust in similar securities, other information known to the Trust relating to the securities, and discounted cash flows based on output from a third-party financial model, using projected future cash flows. Elements of judgment may play a greater role in valuation in such cases than for investments with a more active secondary market because there is less reliable objective data available. In some cases, valuation of certain investments may be based upon models, indicative quotes or estimates of value and not actual executed historical trades. Reasonable efforts will be made to base such inputs on observable market prices and inputs but there can be no assurances that such information will be readily available. Generally, there is not a public market for the CLO securities in which the Trust invests. A security that is fair valued may be valued at a price higher or lower than the value determined by other funds using their own fair valuation procedures. Prices obtained by the Trust upon the sale of such securities may not equal the value at which the Trust carried the investment on its books, which would adversely affect the net asset value of the Trust. The Trust may incur costs in connection with valuing its investments, including costs associated with the retention of valuation firms to value certain of the Trust’s investments.

DEPENDENCE ON OCCURRENCE OF EVENTS RISK

The ability to realize a profit on many of the Trust’s investments is dependent upon the occurrence (or non-occurrence) of certain events, including, among other things, reorganization transactions involving portfolio companies, restructurings or renegotiations of the terms of loans or debt securities issued by portfolio companies or the successful implementation of business strategies or completion of certain projects by portfolio companies. If the event that the Sub-Adviser is expecting does not occur (or an unexpected event occurs), the Trust may sustain a significant loss.

COMPETITION RISK

Since an inherent part of the Sub-Adviser’s strategy will be to identify securities that provide for attractive risk adjusted yield, competitive investment activity by other firms may reduce the Trust’s opportunity for profit by reducing mispricings in the market as well as the margins available on such mispricings as can still be identified.

CONFLICTS OF INTEREST RISK

Various potential and actual conflicts of interest may arise from the overall investment activity of the Trust, the Sub-Adviser and its affiliates. Certain inherent conflicts of interest may arise from the fact that the Sub-Adviser and its affiliates may in the future carry on substantial investment activities for other client accounts, including discretionary accounts and other investment vehicles (collectively, the “Other Accounts”).

Some of the Other Accounts may invest in the same or different securities as the Trust, compete with the Trust for the same investment opportunities (which may be limited) and/or engage in transactions or other activities or pursue investment strategies which are inconsistent with those effected for the Trust or which are contrary to or conflict with the interests of the Trust.

The Sub-Adviser and its affiliates may give advice to or effect transactions on behalf of Other Accounts that are inconsistent with or contrary to advice given or transactions effected on behalf of the Trust.

The Sub-Adviser or its affiliates could manage one or more Other Accounts that may invest in different levels of the capital structure of a portfolio company, the debt or equity of which is held by the Trust. If a common portfolio company were to experience financial difficulty, the interests of the Trust could be different from the interest in such portfolio company held by one or more Other Accounts. To the extent that such a conflict arises, the Sub-Adviser and its affiliates will seek to resolve such conflicts on a case-by-case basis in the best interest of Trust and such Other Accounts, and in accordance with the restrictions of the 1940 Act.

Allocation of investment opportunities

The Sub-Adviser and its affiliates are not obligated to allocate all investment opportunities that may be appropriate for the Trust to the Trust. Allocation of investment opportunities among the Trust and the Other Accounts will be subject to the Sub-Adviser’s allocation procedures which generally provide that investments will be allocated on a fair and equitable basis over time (but not necessarily on a pro rata basis), having regard to such matters as available capital, relative exposure to market trends, risk tolerance, expected duration of the Trust or the investments, the investment programs and portfolio positions of the Trust and the affiliated entities for which participation is appropriate, guidelines, concentration limits and other limitations established by the respective entities, and applicable tax and regulatory considerations.

Allocation of personnel

Such Other Accounts may be managed by current employees of the Sub-Adviser or by new portfolio managers hired by the Sub-Adviser and may follow a similar investment strategy as that employed by the Trust. The Sub-Adviser may have an incentive to retain such portfolio managers to manage the assets of such Other Accounts rather than or in addition to managing the assets of the Trust. Although the officers and employees of the Sub-Adviser will devote as much time to the Trust as the Sub-Adviser deems appropriate, the officers and employees, if any, may have conflicts in allocating their time and services among the Trust and other accounts now or hereafter advised by the Sub-Adviser and/or its affiliates.

Lack of information barriers

Situations may occur where the Trust may be deemed to have possession of material non-public information, including material non-public information concerning specific companies, as a result of other activities by the Sub-Adviser, including on behalf of other clients. Under applicable securities laws, this may limit the Sub-Adviser’s ability to buy or sell securities issued by such companies and the Trust may be unable to engage in certain transactions they would otherwise find attractive, or may be able to engage in such transactions only during limited periods of time. Due to these restrictions, the Trust may not be able to initiate a transaction that it otherwise might have initiated and may not be able to sell an investment that it otherwise might have sold.

Similarly, the Sub-Adviser may decline to receive material nonpublic information in order to avoid trading restrictions with regard to any Other Account, even though access to such information may have been advantageous to the Trust. Clients and investors may be adversely affected by such restrictions.

While the Sub-Adviser has procedures in place to manage the risk associated with insider trading, the management of material non-public information could fail and result in the Sub-Adviser or one of its investment professionals, buying and selling a security while, at least constructively, in possession of material non-public information. Inadvertent trading on material non-public information could have adverse effects on the Sub-Adviser’s reputation, or result in the imposition of regulatory or financial sanctions, and as a consequence, negatively impact the Sub-Adviser’s ability to perform its investment management services on behalf of regulations, or decide that it is advisable to establish information barriers in the future, which may affect how they provides advice.

Restrictions on transactions with affiliates

The 1940 Act limits the Trust’s ability to enter into certain transactions with certain of its affiliates. As a result of these restrictions, the Trust may be prohibited from buying or selling any security directly from or to any portfolio company of a registered investment company or other pooled investment vehicle managed by the Sub-Adviser or any of its affiliates. The 1940 Act also prohibits certain “joint” transactions with certain of the Trust’s affiliates, which could include investments in the same portfolio company (whether at the same or different times). The analysis of whether a particular transaction constitutes a joint transaction requires a review of the relevant facts and circumstances then existing. These limitations may limit the scope of investment opportunities that would otherwise be available to the Trust. For example, these limitations may limit the extent to which the Trust may invest in CLOs for which the Sub-Adviser or its affiliates act as CLO manager, even if such CLOs were otherwise attractive investments for the Trust.

CONFIDENTIAL INFORMATION RISK

The Trust frequently may possess material non-public information about an issuer as a result of its ownership of a credit instrument of an issuer. Because of prohibitions on trading in securities while in possession of material non-public information, the Trust might be unable to enter into a transaction in a security of the issuer when it would otherwise be advantageous to do so.

TAX RISK

The Trust has elected to be treated and intends to continue to qualify each year as a RIC under the Code. As a RIC, the Trust generally would not be subject to U.S. federal income tax to the extent that it distributes its investment company taxable income and net capital gains. To qualify for the special tax treatment available to RICs, the Trust must comply with certain income, distribution, and diversification requirements. If the Trust failed to meet any of these requirements, subject to the opportunity to cure such failures under applicable provisions of the Code, the Trust would be subject to U.S. federal income tax at regular corporate rates on its taxable income, including its net capital gain, even if such income were distributed to shareholders. All distributions by the Trust from earnings and profits, including distributions of net capital gain (if any), would be taxable to shareholders as dividends.

Certain of the Trust’s investments will cause the Trust to take into account taxable income in a taxable year in excess of the cash generated on those investments during that year. In particular, the Trust expects to invest in loans and other debt obligations that will be treated as having “market discount” and/or original issue discount (“OID”) for U.S. federal income tax purposes. Because the Trust may be allocated taxable income in respect of these investments before, or without receiving, cash representing such income, the Trust may have difficulty satisfying the annual distribution requirements applicable to RICs and avoiding Trust-level U.S. federal income and/or excise taxes. Accordingly, the Trust may be required to sell assets, including at potentially disadvantageous times or prices, raise additional debt or equity capital or reduce new investments, to obtain the cash needed to make these income distributions. If the Trust liquidates assets to raise cash, the Trust may realize gain or loss on such liquidations. In the event the Trust realizes net capital gains from such liquidation transactions, the Trust and, ultimately, its Common Shareholders, may receive larger capital gain distributions than it or they would in the absence of such transactions.

The Trust may invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for the Trust. U.S. federal income tax rules are not entirely clear about issues such as when the Trust may cease to accrue interest, OID or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Trust to the extent necessary in order to seek to ensure that it distributes sufficient income that it does not become subject to U.S. federal income or excise tax.

PORTFOLIO TURNOVER RISK

The Trust may engage in active and frequent trading of its portfolio securities. High portfolio turnover may result in increased transaction costs to the Trust, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of securities and on reinvestment in other securities. The sale of portfolio securities may result in the realization and/or distribution to shareholders of higher capital gains or losses as compared to a fund with less active trading policies. These effects of higher than normal portfolio turnover may adversely affect Trust performance.

RELIANCE ON SERVICE PROVIDERS

The Trust must rely upon the performance of service providers to perform certain functions, which may include functions that are integral to the operations and financial performance of the Trust. Fees and expenses of these service providers are borne by the Trust, and therefore indirectly by Common Shareholders. Failure by any service provider to carry out its obligations to the Trust in accordance with the terms of its appointment, to exercise due care and skill, or to perform its obligations to the Trust at all as a result of insolvency, bankruptcy or other causes could have a material adverse effect on the Trust’s performance and ability to achieve its investment objective. The termination of the Trust’s relationship with any service provider, or any delay in appointing a replacement for such service provider, could materially disrupt the business of the Trust and could have a material adverse effect on the Trust’s performance and ability to achieve its investment objective.

TECHNOLOGY RISK

Markets and market participants are increasingly reliant upon both publicly available and proprietary information data systems. Data imprecision, software or other technology malfunctions, programming inaccuracies, unauthorized use or access, and similar circumstances may impair the performance of these systems and may have an adverse impact upon a single issuer, a group of issuers, or the market at large. As the use of internet technology has become more prevalent, the Trust and their respective service providers have become more susceptible to potential operational risks through breaches in cyber security (generally, intentional and unintentional events that may cause the Trust, or a service provider to lose proprietary information, suffer data corruption or lose operational capacity). There can be no guarantee that any risk management systems established by the Trust, their service providers, or issuers of the securities in which the Trust invests that are intended to reduce cyber security risks will succeed. The Trust cannot control such systems put in place by service providers or other third parties whose operations may affect the Trust and Common Shareholders.

RECENT MARKET DEVELOPMENTS RISK

Periods of market volatility remain, and may continue to occur in the future, in response to various political, social and economic events both within and outside of the United States. These conditions have resulted in, and in many cases continue to result in, greater price volatility, less liquidity, widening credit spreads and a lack of price transparency, with many securities remaining illiquid and of uncertain value. Such market conditions may adversely affect the Trust, including by making valuation of some of the Trust’s securities uncertain and/or result in sudden and significant valuation increases or declines in the Trust’s holdings. If there is a significant decline in the value of the Trust’s portfolio, this may impact the asset coverage levels for the Trust’s outstanding leverage.

Risks resulting from any future debt or other economic crisis could also have a detrimental impact on the global economic recovery, the financial condition of financial institutions and the Trust’s business, financial condition and results of operation. Market and economic disruptions have affected, and may in the future affect, consumer confidence levels and spending, personal bankruptcy rates, levels of incurrence and default on consumer debt and home prices, among other factors. To the extent uncertainty regarding the U.S. or global economy negatively impacts consumer confidence and consumer credit factors, the Trust’s business, financial condition and results of operations could be significantly and adversely affected. Downgrades to the credit ratings of major banks could result in increased borrowing costs for such banks and negatively affect the broader economy. Moreover, Federal Reserve policy, including with respect to certain interest rates, may also adversely affect the value, volatility and liquidity of dividend- and interest-paying securities. Market volatility, rising interest rates and/or unfavorable economic conditions could impair the Trust’s ability to achieve its investment objective.

MARKET DISRUPTION AND GEOPOLITICAL RISK

The aftermath of the war in Iraq, instability in Afghanistan, Pakistan, Egypt, Libya, Syria, Russia, Ukraine and the Middle East, possible terrorist attacks in the United States and around the world, growing social and political discord in the United States, the European debt crisis, the response of the international community—through economic sanctions and otherwise—to Russia’s annexation of the Crimea region of Ukraine and posture vis-a-vis Ukraine, increasingly strained relations between the United States and a number of foreign countries, including traditional allies, such as certain European countries, and historical adversaries, such as North Korea, Iran, China and Russia, and the international community generally, new and continued political unrest in various countries, such as Venezuela and Spain, the United Kingdom’s pending withdrawal from the European Union (the “EU”) and the resulting profound and uncertain impacts on the economic and political future of the United Kingdom, the exit or potential exit of one or more countries from the EU or the European Monetary Union (the “EMU”), the EU and global financial markets, further downgrade of U.S. Government securities, the change in the U.S. president and the new administration and other similar events, may have long-term effects on the U.S. and worldwide financial markets and may cause further economic uncertainties in the United States and worldwide. The Trust does not know and cannot predict how long the securities markets may be affected by these events and the effects of these and similar events in the future on the U.S. economy and securities markets. The Trust may be adversely affected by abrogation of international agreements and national laws which have created the market instruments in which the Trust may invest, failure of the designated national and international authorities to enforce compliance with the same laws and agreements, failure of local, national and international organization to carry out their duties prescribed to them under the relevant agreements, revisions of these laws and agreements which dilute their effectiveness or conflicting interpretation of provisions of the same laws and agreements. The Trust may be adversely affected by uncertainties such as terrorism, international political developments, and changes in government policies, taxation, restrictions on foreign investment and currency repatriation, currency fluctuations and other developments in the laws and regulations of the countries in which it is invested.

UK DEPARTURE FROM EU RISK

On Thursday June 23, 2016, voters in the United Kingdom referendum (the “Referendum”) on the question of whether to remain or leave the EU voted in a majority in favor of leaving the EU. This historic event is widely expected to have consequences that are both profound and uncertain for the economic and political future of the United Kingdom and the EU, and financial markets generally. In March 2017, the British Parliament passed a bill authorizing the British Government to invoke Article 50 of the Treaty on European Union — the formal process of withdrawing from the EU. Invoking Article 50 gives the United Kingdom two years to negotiate a separation with the other members of the EU. In January 2019, a plan to implement the UK’s departure from the EU was rejected by the British Parliament. On October 28, 2019, the European Council and the United Kingdom agreed to extend the time period for the UK’s departure from the EU to January 31, 2020. Following a period of impasse within the UK Parliament, the UK held a general election on December 12, 2019 in which the Conservative Party, which is in favor of the UK’s withdrawal from the EU, won a significant majority. The UK Government is expected to move ahead with approving the UK-EU withdrawal agreement that will bring about the UK’s departure from the EU and to focus attention on the nature of the UK’s future relationship with the EU. The terms and consequences of the UK’s departure from the EU are not at this time known. However, the Referendum has led to significant uncertainty in the business, legal and political environment.

Risks associated with the outcome of the Referendum include short and long term market volatility and currency volatility, macroeconomic risk to the UK and European economies, impetus for further disintegration of the EU and related political stresses (including those related to sentiment against cross border capital movements and activities of investors like the Trust), prejudice to financial services businesses that are conducting business in the EU and which are based in the UK, legal uncertainty regarding achievement of compliance with applicable financial and commercial laws and regulations in view of the expected steps to be taken pursuant to or in contemplation of Article 50 of the Treaty on European Union and negotiations undertaken under Article 218 of the Treaty on the Functioning of the European Union, and the unavailability of timely information as to expected legal, tax and other regimes.

REDENOMINATION RISK

The result of the Referendum, the progression of the European debt crisis and the possibility of one or more Eurozone countries exiting the EMU, or even the collapse of the euro as a common currency, has created significant volatility in currency and financial markets generally. The effects of the collapse of the euro, or of the exit of one or more countries from the EMU, on the U.S. and global economies and securities markets are impossible to predict and any such events could have a significant adverse impact on the value and risk profile of the Trust’s portfolio. Any partial or complete dissolution of the EMU could have significant adverse effects on currency and financial markets, and on the values of the Trust’s portfolio investments. If one or more EMU countries were to stop using the euro as its primary currency, the Trust’s investments in such countries may be redenominated into a different or newly adopted currency. As a result, the value of those investments could decline significantly and unpredictably. In addition, securities or other investments that are redenominated may be subject to foreign currency risk, liquidity risk and valuation risk to a greater extent than similar investments currently denominated in euros. To the extent a currency used for redenomination purposes is not specified in respect of certain EMU-related investments, or should the euro cease to be used entirely, the currency in which such investments are denominated may be unclear, making such investments particularly difficult to value or dispose of. The Trust may incur additional expenses to the extent it is required to seek judicial or other clarification of the denomination or value of such securities.

LEGISLATION AND REGULATION RISK

At any time after the date of this Prospectus, legislation may be enacted that could negatively affect the companies in which the Trust invests. Changing approaches to regulation may also have a negative impact companies in which the Trust invests. In addition, legislation or regulation may change the way in which the Trust is regulated. There can be no assurance that future legislation, regulation or deregulation will not have a material adverse effect on the Trust or will not impair the ability of the Trust to achieve its investment objective.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was signed into law in July 2010, has resulted in significant revisions to the U.S. financial regulatory framework. The Dodd-Frank Act covers a broad range of topics, including, among many others: a reorganization of federal financial regulators; the creation of a process designed to ensure financial system stability and the resolution of potentially insolvent financial firms; the enactment of new rules for derivatives trading; the creation of a consumer financial protection watchdog; the registration and regulation of managers of private funds; the regulation of rating agencies; and the enactment of new federal requirements for residential mortgage loans. The regulation of various types of derivative instruments pursuant to the Dodd-Frank Act may adversely affect the Trust or its counterparties.

The staff of the SEC has, in correspondence with registered management investment companies, raised questions about the level of, and special risks associated with, investments in CLO securities. While it is not possible to predict what conclusions, if any, the staff may reach in these areas, or what recommendations, if any, the staff might make to the SEC, the imposition of limitations on investments by registered management investment companies in CLO securities could adversely impact the Trust’s ability to implement our investment strategy and/or the Trust’s ability to raise capital through public offerings, or could cause the Trust to take certain actions that may result in an adverse impact on the Trust’s financial condition and results of operations.

Section 619 of the Dodd-Frank Act, commonly referred to as the “Volcker Rule,” generally prohibits, subject to certain exemptions, covered banking entities from engaging in proprietary trading or sponsoring, or acquiring or retaining an ownership interest in covered funds (which has been broadly defined in a way which could include many CLOs). On May 30, 2018, the Federal Reserve Board published and sought comments on a proposed rule to simplify and tailor compliance requirements relating to the Volcker Rule.

Given the limitations on banking entities investing in CLOs that are covered funds, the Volcker Rule may adversely affect the market value or liquidity of CLOs. Although the Volcker Rule and the implementing rules exempt “loan securitizations” from the definition of covered fund, not all CLOs may qualify for this exemption. Accordingly, in an effort to qualify for the “loan securitization” exemption, many current CLOs have amended their transaction documents to restrict the ability of the issuer to acquire bonds and certain other securities and future CLOs may contain similar restrictions.

In October 2014, six federal agencies adopted joint final rules implementing certain credit risk retention requirements contemplated in Section 941 of the Dodd-Frank Act (the “Risk Retention Rules”). A recent court ruling has vacated the application of Risk Retention Rules to collateral managers of certain CLOs. As a result, it is possible that some collateral managers of such CLOs will decide to dispose of the interests they had retained in accordance with the Risk Retention Rules, or decide to take other action with respect to such interests that was not otherwise permitted by the Risk Retention Rules. In light of the outcome of the litigation described above, proposed legislation designed to modify the Risk Retention Rules, reports from the Department of the Treasury recommending potential modifications to the Risk Retention Rules and possible future interpretations by governmental authorities with respect to the Risk Retention Rules, the ultimate impact of the Risk Retention Rules on market generally remains uncertain.

In the European Union, there has also been an increase in political and regulatory scrutiny of the securitization industry. This has resulted in a number of measures for increased regulation which are currently at various stages of implementation. CLOs issued in Europe are generally structured in compliance with the applicable EU securitization retention requirements. Such requirements may reduce the issuance of new CLOs and reduce the liquidity provided by CLOs to the leveraged loan market generally. Reduced liquidity in the loan market could reduce investment opportunities for collateral managers, which could negatively affect the return of the Trust’s investments. Any reduction in the volume and liquidity provided by CLOs to the leveraged loan market could also reduce opportunities to redeem or refinance the securities comprising a CLO in an optional redemption or refinancing and could negatively affect the ability of obligors to refinance of their collateral obligations.

Moreover, the SEC and its staff are also reportedly engaged in various initiatives and reviews that seek to improve and modernize the regulatory structure governing investment companies. These efforts appear to be focused on risk identification and controls in various areas, including embedded leverage through the use of derivatives and other trading practices, cybersecurity, liquidity, enhanced regulatory and public reporting requirements and the evaluation of systemic risks. Any new rules, guidance or regulatory initiatives resulting from these efforts could increase the Trust’s expenses and impact its returns to shareholders or, in the extreme case, impact or limit the Trust’s use of various portfolio management strategies or techniques and adversely impact the Trust.

The current presidential administration has called for, and in certain instances has begun to implement, significant changes to U.S. fiscal, tax, trade, healthcare, immigration, foreign, and government regulatory policy. In this regard, there is significant uncertainty with respect to legislation, regulation and government policy at the federal level, as well as the state and local levels. Recent events have created a climate of heightened uncertainty and introduced new and difficult-to-quantify macroeconomic and political risks with potentially far-reaching implications. There has been a corresponding meaningful increase in the uncertainty surrounding interest rates, inflation, foreign exchange rates, trade volumes and fiscal and monetary policy. To the extent the U.S. Congress or the current presidential administration implements changes to U.S. policy, those changes may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, corporate taxes, healthcare, the U.S. regulatory environment, inflation and other areas. Some particular areas identified as subject to potential change, amendment or repeal include the Dodd-Frank Act, including the Volcker Rule and various swaps and derivatives regulations, credit risk retention requirements and the authorities of the Federal Reserve, the Financial Stability Oversight Council and the SEC and withdrawal from, or attempt to renegotiate, various trade agreements or the taking of other actions that would change current trade policies of the United States.

The Tax Cuts and Jobs Act of 2017 was signed into law on December 22, 2017 and makes substantial changes to the Internal Revenue Code of 1986, as amended (the “Code”). Among those changes are a significant permanent reduction in the generally applicable corporate tax rate, changes in the taxation of individuals and other non-corporate taxpayers that generally but not universally reduce their taxes on a temporary basis subject to “sunset” provisions, the elimination or modification of various previously allowed deductions (including substantial limitations on the deductibility of interest and, in the case of individuals, the deduction for personal state and local taxes), certain additional limitations on the deduction of net operating losses, certain preferential rates of taxation on certain dividends and certain business income derived by non-corporate taxpayers in comparison to other ordinary income recognized by such taxpayers, and significant changes to the international tax rules. The effect of these, and the many other, changes made in this legislation is highly uncertain, both in terms of their direct effect on the taxation of an investment in our common shares and their indirect effect on the value of our assets or our common shares or market conditions generally. Furthermore, many of the provisions of this legislation will require guidance through the issuance of Treasury regulations in order to assess their effect. There may be a substantial delay before such regulations are promulgated, increasing the uncertainty as to the ultimate effect of the statutory amendments on the Trust. There also may be technical corrections legislation proposed, the effect of which cannot be predicted and may be adverse to the Trust or its shareholders.

Although the Trust cannot predict the impact, if any, of these changes to the Trust’s business, they could adversely affect the Trust’s business, financial condition, operating results and cash flows. Until the Trust knows what policy changes are made and how those changes impact the Trust’s business and the business of the Trust’s competitors over the long term, the Trust will not know if, overall, the Trust will benefit from them or be negatively affected by them. The Adviser and the Sub-Adviser intend to monitor developments and seek to manage the Trust’s portfolio in a manner consistent with achieving the Trust’s investment objectives, but there can be no assurance that they will be successful in doing so.

LIBOR RISK

Instruments in which the Trust invests may pay interest at floating rates based on LIBOR or may be subject to interest caps or floors based on LIBOR. The Trust and issuers of instruments in which the Trust invests may also obtain financing at floating rates based on LIBOR. Derivative instruments utilized by the Trust and/or issuers of instruments in which the Trust may invest may also reference LIBOR. The Trust utilizes leverage or borrowings primarily based on LIBOR. Regulators and law-enforcement agencies from a number of governments, including entities in the United States, Japan, Canada and the United Kingdom, have conducted or are conducting civil and criminal investigations into whether the banks that contribute to the British Bankers’ Association, or the “BBA,” in connection with the calculation of daily LIBOR may have been manipulating or attempting to manipulate LIBOR. Several financial institutions have reached settlements with the Commodity Futures Trading Commission (“CFTC”), the U.S. Department of Justice Fraud Section and the United Kingdom Financial Conduct Authority in connection with investigations by such authorities into submissions made by such financial institutions to the bodies that set LIBOR and other interbank offered rates. Additional investigations remain ongoing with respect to other major banks. There can be no assurance that there will not be additional admissions or findings of rate-setting manipulation or that manipulations of LIBOR or other similar interbank offered rates will not be shown to have occurred. ICE Benchmark Administration Limited assumed the role of LIBOR administrator from the BBA on February 1, 2014. Any new administrator of LIBOR may make methodological changes to the way in which LIBOR is calculated or may alter, discontinue or suspend calculation or dissemination of LIBOR. Additional findings of manipulation may decrease the confidence of the market in LIBOR and lead market participants to look for alternative, non-LIBOR based types of financing, such as fixed rate loans or bonds or floating rate loans based on non-LIBOR indices.

In July 2017, the head of the United Kingdom Financial Conduct Authority announced the desire to phase out the use of LIBOR by the end of 2021. There is currently no definitive information regarding the future utilization of LIBOR or of any particular replacement rate. Abandonment of or modifications to LIBOR could have adverse impacts on newly issued financial instruments and existing financial instruments which reference LIBOR. CLOs generally contemplate a scenario where LIBOR is no longer available by requiring the CLO administrator to calculate a replacement rate primarily through dealer polling on the applicable measurement date. However, there is uncertainty regarding the effectiveness of the dealer polling processes, including the willingness of banks to provide such quotations. Recently, some CLOs have included, or have been amended to include, language permitting the CLO investment manager to implement a market replacement rate upon the occurrence of certain material disruption events. However, not all CLOs may adopt such provisions, nor can there be any assurance the CLO investment managers will undertake the suggested amendments when able. In addition, the effect of a phase out of LIBOR on U.S. senior secured loans, the underlying assets of the CLOs in which we invest, is currently unclear. While some instruments may contemplate a scenario where LIBOR is no longer available by providing for an alternative rate setting methodology, not all instruments may have such provisions and there is significant uncertainty regarding the effectiveness of any such alternative methodologies. To the extent that any replacement rate utilized for Senior Loans differs from that utilized for a CLO that holds those loans, the CLO would experience an interest rate mismatch between its assets and liabilities. Abandonment of or modifications to LIBOR could lead to significant short-term and long-term uncertainty and market instability. It remains uncertain how such changes would be implemented and the effects such changes would have on the Trust, issuers of instruments in which the Trust invests and financial markets generally.

In August 2017, the Federal Reserve Board requested public comment on a proposal by the Federal Reserve Bank of New York, in cooperation with the Office of Financial Research, to produce three new reference rates intended to serve as alternatives to LIBOR. These alternative rates are based on overnight repurchase agreement transactions secured by U.S. Treasury Securities. In December 2017, following consideration of public comments, the Federal Reserve Board concluded that the public would benefit if the Federal Reserve Bank of New York published the three proposed reference rates as alternatives to LIBOR (the “Federal Reserve Board Notice”). The Federal Reserve Bank of New York published these alternative rates in April 2018.

ANTI-TAKEOVER PROVISIONS IN THE TRUST’S GOVERNING DOCUMENTS RISK

The Trust’s Governing Documents include provisions that could limit the ability of other entities or persons to acquire control of the Trust or convert the Trust to open-end status. These provisions could have the effect of depriving Common Shareholders of opportunities to sell their Common Shares at a premium over the then current market price of Common Shares. See “Certain Provisions in the Trust’s Governing Documents.”

MANAGEMENT OF THE TRUST

TRUSTEES AND OFFICERS

The Board of Trustees is broadly responsible for the management of the Trust, including general supervision of the duties performed by the Adviser and Sub-Adviser. The names and business addresses of the Trustees and officers of the Trust and their principal occupations and other affiliations during the past five years are set forth under “Management of the Trust” in the SAI.

ADVISER

XA Investments LLC acts as investment adviser to the Trust and is responsible for overseeing the Trust’s overall investment strategy and its implementation, including the use of leverage by the Trust. XAI is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). XAI is a Delaware limited liability company, with its principal offices located at 321 North Clark Street, Suite 2430, Chicago, Illinois 60654. As of September 30, 2019, the Adviser managed approximately $118 million in assets.

XAI is controlled by Theodore J. Brombach, Co-Chief Executive Officer of the Adviser and a founding partner of XMS Capital Partners, LLC, and John “Yogi” Spence, Co-Chief Executive Officer of XAI and a founding partner of XMS Capital Partners, LLC. XAI was founded by the principals of XMS Capital Partners, LLC in April 2016. The XAI leadership team believes that the investing public needs better access to a broader range of alternative investment strategies and managers. XAI sponsors registered investment companies designed to provide investors with access to institutional caliber alternative investments, by partnering with established alternative asset managers selected from among numerous alternative credit managers, hedge fund managers and private debt and equity firms to sub-advise XAI funds.

XAI is responsible for the management of the Trust, furnishes offices, necessary facilities and equipment on behalf of the Trust, oversees the activities of the Sub-Adviser, provides personnel, including certain officers required for the Trust’s administrative management, and pays the compensation of all officers and Trustees of the Trust who are its affiliates.

SUB-ADVISER

Octagon Credit Investors, LLC acts as investment sub-adviser to the Trust and is responsible for investing the Trust’s assets. The Sub-Adviser is an investment adviser registered under the Advisers Act. The Sub-Adviser is a Delaware limited liability company, with its principal offices located at 250 Park Avenue, 15th Floor, New York, NY 10177. The Sub-Adviser is majority-owned by Conning & Company, which is an indirect subsidiary of Cathay Financial Holding Co., Ltd., a Taiwan-based company.

The Sub-Adviser’s experienced team of investment professionals has worked together for many years and managed funds through multiple credit cycles over Octagon’s 20-plus year history. The Sub-Adviser currently manages $25.5 billion in assets under management as of November 30, 2019 across thirty-three CLOs, ten commingled funds and fourteen separately managed accounts. The Sub-Adviser provides non-discretionary investment management services for one separately managed account and one sub-advised fund.

The Sub-Adviser, under the direction and supervision of the Board of Trustees and the Adviser, is responsible for the management of the Trust’s investment portfolio and provides certain facilities and personnel related to such management.

Octagon investment committee

The Sub-Adviser’s investment process is led by an experienced Investment Committee made up of the following investment professionals:

•        Andrew D. Gordon, Chief Executive Officer & Co-Chief Investment Officer of the Sub-Adviser

•        Michael B. Nechamkin, Co-Chief Investment Officer & Senior Portfolio Manager of the Sub-Adviser

•        Lauren M. Basmadjian, Senior Portfolio Manager of the Sub-Adviser

•        Gretchen M. Lam, CFA, Senior Portfolio Manager of the Sub-Adviser

•        Lauren B. Law, CFA, Portfolio Manager of the Sub-Adviser

For additional information regarding the members of the Investment Committee who serve as portfolio managers of the Trust, See “Management of the Trust—Portfolio Management.”

INVESTMENT ADVISORY AGREEMENT AND SUB-ADVISORY AGREEMENT

Investment advisory agreement

Pursuant to an investment advisory agreement between the Trust and the Adviser, the Trust pays the Adviser a fee, payable monthly in arrears, in an annual amount equal to 1.70% of the Trust’s average daily Managed Assets (from which the Adviser pays the Sub-Adviser’s fees).

Sub-Advisory agreement

Pursuant to an investment sub-advisory agreement among the Trust, the Adviser and the Sub-Adviser, the Adviser pays to the Sub-Adviser a sub-advisory fee out of the management fee received by the Adviser. The sub-advisory fee, payable monthly in arrears, is calculated as a specified percentage of the advisory fee payable by the Trust to the Adviser (before giving effect to any fees waived or expenses reimbursed by the Adviser). The specified percentage is equal to the blended percentage computed by applying the following percentages to the aggregate average daily Managed Assets of all registered investment companies in the XAI fund complex for which the Sub-Adviser (or an affiliate of the Sub-Adviser) serves as investment sub-adviser, including the Trust (“Eligible Funds”):

Aggregate Eligible Funds Average Daily Managed Assets	Percentage of Advisory Fee
First $500 million	60%
Over $500 million	50%

As of December 31, 2019, the Trust was the only Eligible Fund in the XAI fund complex. Therefore, the sub-advisory fee is currently equal to 60% of the advisory fee payable to the Adviser.

No performance or incentive fees

The Trust does not pay a performance or incentive fee to the Adviser or the Sub-Adviser.

Board considerations

The investment advisory agreement and the investment sub-advisory agreement of the Trust were last approved by the Board of Trustees on September 25, 2019. A discussion regarding the basis for such approval by the Board of Trustees is available in the Trust’s annual report to shareholders for the period ending September 30, 2019.

CONFLICTS OF INTEREST

During the time in which the Trust is utilizing leverage, the amount of the management fees paid to the Adviser and Sub-Adviser for investment advisory services will be higher than if the Trust did not utilize leverage because the fees paid will be calculated based on the Trust’s Managed Assets, including proceeds of leverage. This may create a conflict of interest between the Adviser and the Sub-Adviser, on the one hand, and the Common Shareholders, on the other hand, as holders of Indebtedness, Preferred Shares or other forms of leverage do not bear the management fee. Rather, Common Shareholders bear the portion of the management fee attributable to the assets purchased with the proceeds of leverage, which means that Common Shareholders effectively bear the entire management fee. In addition, because the percentage of the advisory fee paid by the Adviser to the Sub-Adviser may vary based on Managed Assets, conflicts of interest may exist between the Adviser and Common Shareholder, with respect to subsequent opportunities to raise additional assets for the Trust.

PORTFOLIO MANAGEMENT

Lauren M. Basmadjian, Senior Portfolio Manager of Octagon, serves as lead portfolio manager of the Trust. Ms. Basmadjian is supported by a team of Octagon investment professionals in the day-to-day management of the Trust’s portfolio, including the following portfolio managers from the Octagon Investment Committee: Andrew D. Gordon, Michael B. Nechamkin, Gretchen M. Lam and Lauren B. Law.

Lauren M. Basmadjian, Senior Portfolio Manager of the Sub-Adviser

Ms. Basmadjian joined Octagon in 2001. She is a member of Octagon’s Investment Committee and serves as the Portfolio Manager of 11 CLOs, 2 Separately Managed Accounts, and 3 Commingled Funds. Prior to becoming a Portfolio Manager, Ms. Basmadjian managed Octagon’s workout efforts and also oversaw the leisure & entertainment, retail, consumer products, business services, food & beverage and technology industries. Prior to joining Octagon, Ms. Basmadjian worked in the Acquisition Finance Group at Chase Securities, Inc. She graduated Cum Laude from the Stern School of Business at New York University with a B.S. in Finance and Economics.

Andrew D. Gordon, Chief Executive Officer & Co-Chief Investment Officer of the Sub-Adviser

Mr. Gordon co-founded Octagon in 1994 and subsequently managed numerous Octagon funds before assuming his current position. He possesses over 30 years of experience in the below-investment grade leveraged loan and high yield bond asset classes, in both sell-side and buy-side capacities. Prior to co-founding Octagon, Mr. Gordon was a Managing Director at Chemical Securities, Inc., where he focused primarily on the oil and gas industries. Mr. Gordon advised on and arranged below-investment grade loans for corporate clients, while also undertaking special projects in M&A advisory and distressed credit situations. Prior to Chemical, Mr. Gordon served as Vice President in the Acquisition Finance Division of Manufacturers Hanover Trust Company. In this capacity, he structured, syndicated and managed leveraged buyout transactions. From 2010 to 2015, Mr. Gordon served on the Board of Directors of the Loan Syndications and Trading Association, Inc. (“LSTA”) and on the LSTA’s Executive Committee. He graduated Cum Laude with an A.B. in Economics from Duke University. Mr. Gordon holds FINRA Series 7 & 63 Registrations.

Michael B. Nechamkin, Co-Chief Investment Officer & Senior Portfolio Manager of the Sub-Adviser

Mr. Nechamkin is a member of Octagon’s Investment Committee and serves as the Senior Portfolio Manager of 6 CLOs, 4 Separately Managed Accounts, and 5 Commingled Funds. Prior to joining Octagon as Portfolio Manager in 1999, Mr. Nechamkin was a Vice President in the High Yield Research Group at Bankers Trust. Prior to that, he served as a Convertible Securities Analyst at Mabon Securities and a Financial Consultant at Merrill Lynch. He holds a Bachelor’s degree and a Masters of Talmudic Law, and an M.B.A. from the University of Baltimore.

Gretchen M. Lam, CFA, Senior Portfolio Manager of the Sub-Adviser

Ms. Lam is a member of Octagon’s Investment Committee and serves as the Portfolio Manager of 8 CLOs, 5 Separately Managed Accounts, and 3 Commingled Funds. Ms. Lam serves as the PM for the Firm’s Structured Credit (CLO Debt & Equity) Investment Strategies. Prior to becoming a Portfolio Manager, Ms. Lam oversaw Octagon’s investments in the software, business services, finance & insurance, paper & packaging, gaming & lodging, homebuilding and real estate industries. She was also responsible for the structured credit exposure held in Octagon’s CLOs. Prior to joining Octagon in 1999, Ms. Lam attended Babson College where she graduated Summa Cum Laude with a B.S. in Investments. She received her CFA Charter in 2006.

Lauren B. Law, CFA, Portfolio Manager of the Sub-Adviser

Ms. Law is a member of Octagon’s Investment Committee and serves as the Portfolio Manager of 8 CLOs and 4 Separately Managed Accounts. Ms. Law joined Octagon in 2004. In addition, she helps oversee the Firm’s CLO debt and equity investments. Prior to becoming a Portfolio Manager, Ms. Law was an Investment Team Principal whose coverage areas included healthcare, industrials, financials, business services, and the firm’s CLO debt and equity investments. She holds a Bachelor of Science from Babson College, where she graduated Magna Cum Laude. She received her CFA Charter in 2009.

The SAI provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities of the Trust.

INVESTOR SUPPORT SERVICES AND SECONDARY MARKET SUPPORT SERVICES

The Trust has retained the Adviser to provide investor support services and secondary market support services in connection with the ongoing operation of the Trust. Such services include responding to questions about the Trust from financial intermediaries; assisting in drafting and editing mailings to financial intermediaries; distributing mailings to financial intermediaries; scheduling, organizing and preparing conference calls, meetings and other communications with financial intermediaries; communicating with the NYSE specialist for the Common Shares, and with the closed-end fund analyst community regarding the Trust on a periodic basis; assisting in producing communications targeted to current Trust shareholders and the investment community generally (excluding marketing materials targeted to prospective investors or prepared for use in an offering of Common Shares); assisting in the formatting, development and maintenance of the Trust’s website; assisting with administrative matters (including in connection with the preparation of press releases, shareholder reports and regulatory filings) with respect to the Trust. In exchange for such services, the Trust pays the Adviser a service fee, payable monthly in arrears, in an annual amount equal to 0.20% of the Trust’s average daily Managed Assets.

EXPENSES

The Trust pays all costs and expenses of its operations (in addition to the advisory fee and investor support services and secondary market support services fee paid to XAI), including compensation of its trustees (other than those affiliated with the Adviser), custodian fees, transfer agency and dividend disbursing agent fees, administration fees, fund accounting agent fees, legal fees, expenses of its independent registered public accounting firm, expenses of pricing services or valuation agents, expenses of repurchasing Common Shares, expenses of preparing, printing and distributing shareholder reports, notices, proxy statements and reports to governmental agencies, listing fees and taxes, if any. All fees and expenses are accrued daily and deducted before paying distributions to shareholders.

NET ASSET VALUE

The net asset value of Common Shares of the Trust is calculated by subtracting the Trust’s total liabilities (including from Indebtedness) and the liquidation preference of any outstanding Preferred Shares from total assets (the market value of the securities the Trust holds plus cash and other assets). The per share net asset value of the Common Shares is calculated by dividing the net asset value of the Trust by the number of Common Shares outstanding and rounding the result to the nearest full cent. The Trust calculates its net asset value as of the close of regular trading on the NYSE on each day on which there is a regular trading session on the NYSE and at such other times as may be determined by the Board of Trustees from time to time.

The Trust values debt securities at the last available bid price for such securities or, if such prices are not available, at prices for securities of comparable maturity, quality, and type. The Trust values exchange-traded options and other exchange-traded derivative contracts at the midpoint of the best bid and asked prices at the close on those exchanges on which they are traded.

The Trust values equity securities at the last reported sale price on the principal exchange or in the principal off-exchange market in which such securities are traded, as of the close of regular trading on the NYSE on the day the securities are being valued or, if there are no sales, at the mean between the last available bid and asked prices on that day. Securities traded primarily on the Nasdaq Stock Market (“Nasdaq”) are normally valued by the Trust at the Nasdaq Official Closing Price (“NOCP”) provided by Nasdaq each business day. The NOCP is the most recently reported price as of 4:00 p.m., Eastern Time, unless that price is outside the range of the “inside” bid and asked prices (i.e., the bid and asked prices that dealers quote to each other when trading for their own accounts); in that case, Nasdaq will adjust the price to equal the inside bid or asked price, whichever is closer. Because of delays in reporting trades, the NOCP may not be based on the price of the last trade to occur before the market closes.

Generally, trading in many foreign securities will be substantially completed each day at various times prior to the close of the NYSE. The values of these securities used in determining the net asset value generally will be computed as of such times. Occasionally, events affecting the value of foreign securities may occur between such times and the close of the NYSE which will not be reflected in the computation of net asset value unless it is determined that such events would materially affect the net asset value, in which case adjustments would be made and reflected in such computation pursuant to the fair valuation procedures described herein. Such adjustments may be based upon factors such as developments in non-U.S. markets, the performance of U.S. securities markets and the performance of instruments trading in U.S. markets that represent non-U.S. securities.

Short-term securities with remaining maturities of less than 60 days may be valued at amortized cost, to the extent that amortized cost is determined to approximate fair value.

The Trust values derivatives transactions in accordance with valuation guidelines adopted by the Board of Trustees. Accrued payments to the Trust under such transactions will be assets of the Trust and accrued payments by the Trust will be liabilities of the Trust.

The Trust may utilize independent pricing services or, if independent pricing services are unavailable, bid quotations provided by dealers to value certain of its securities and other instruments at their market value. The Trust may use independent pricing services to value certain securities held by the Trust at their market value. The Trust periodically verifies valuations provided by independent pricing services.

If independent pricing services or dealer quotations are not available for a given security, such security will be valued in accordance with valuation guidelines adopted by the Board of Trustees that the Board of Trustees believes are designed to accurately reflect the fair value of securities valued in accordance with such guidelines.

The Board of Trustees has delegated the day-to-day responsibility for fair value determinations to a valuation committee comprised of representatives from the Adviser, the Sub-Adviser and the Trust’s administrator. All fair value determinations made by the Valuation Committee are subject to review and ratification by the Board of Trustees. As a general principle, the fair value of a portfolio instrument is the amount that an owner might reasonably expect to receive upon the instrument’s current sale. A range of factors and analysis may be considered when determining fair value, including relevant market data, interest rates, credit considerations and/or issuer specific news. For certain securities, fair valuations may include input from the Sub-Adviser utilizing a wide variety of market data including yields or prices of investments of comparable quality, type of issue, coupon, maturity, rating, indications of value from security dealers, evaluations of anticipated cash flows or collateral, spread over U.S. Treasury obligations, and other information and analysis. In addition, the Valuation Committee may consider valuations provided by valuation firms retained to assist in the valuation of certain of the Trust’s investments. Fair valuation involves subjective judgments. While the Trust’s use of fair valuation is intended to result in calculation of net asset value that fairly reflects values of the Trust’s portfolio securities as of the time of pricing, the Trust cannot guarantee that any fair valuation will, in fact, approximate the amount the Trust would actually realize upon the sale of the securities in question. It is possible that the fair value determined for a portfolio instrument may be materially different from the value that could be realized upon the sale of that instrument.

The Trust generally uses non-binding indicative bid prices provided by an independent pricing service or broker as the primary basis for determining the value of CLO debt and subordinated securities, which may be adjusted for pending distributions, as applicable, as of the applicable valuation date. These bid prices are non-binding, and may not be determinative of fair value. In valuing the Trust’s investments in CLO debt and subordinated securities, in addition to non-binding indicative bid prices provided by an independent pricing service or broker, the Valuation Committee also may consider a variety of relevant factors, including recent trading prices for specific investments, recent purchases and sales known to the Trust in similar securities, other information known to the Trust relating to the securities, and discounted cash flows based on output from a third-party financial model, using projected future cash flows.

Information that becomes known after the Trust’s net asset value has been calculated on a particular day will not be used to retroactively adjust the price of a security or the Trust’s previously determined net asset value.

DISTRIBUTIONS

The Trust intends to distribute substantially all of its net investment income, if any, to Common Shareholders through monthly distributions. In addition, the Trust intends to distribute any net long-term capital gains to Common Shareholders at least annually.

The Trust expects that distributions paid on the Common Shares will consist primarily of (i) investment company taxable income, which includes ordinary income (such as interest, dividends, and certain income from hedging or derivatives transactions) and the excess, if any, of net short-term capital gain over net long-term capital loss, and (ii) net capital gain (which is the excess of net long-term capital gain over net short-term capital loss).

To permit the Trust to maintain more stable monthly distributions, the Trust may initially distribute less than the entire amount of the net investment income earned in a particular period. The undistributed net investment income may be available to supplement future distributions. As a result, the distributions paid by the Trust for any particular period may be more or less than the amount of net investment income actually earned by the Trust during the period, and the Trust may have to sell a portion of its investment portfolio to make a distribution at a time when independent investment judgment might not dictate such action. Undistributed net investment income is included in the Common Shares’ net asset value, and, correspondingly, distributions from net investment income will reduce the Common Shares’ net asset value.

Pursuant to the requirements of the 1940 Act, in the event the Trust makes distributions from sources other than income, a notice will be provided in connection with each monthly distribution with respect to the estimated source of the distribution made. Such notices will describe the portion, if any, of the monthly dividend which, in the Trust’s good faith judgment, constitutes long-term capital gain, short-term capital gain, investment company taxable income or a return of capital. The actual character of such dividend distributions for U.S. federal income tax purposes, however, will only be determined finally by the Trust at the close of its fiscal year, based on the Trust’s full year performance and its actual net investment company taxable income and net capital gains for the year, which may result in a recharacterization of amounts distributed during such fiscal year from the characterization in the monthly estimates.

If the Trust’s total distributions in any year exceed the amount of its investment company taxable income and net capital gain for the year, any such excess would generally be characterized as a return of capital for U.S. federal income tax purposes, to the extent such amounts exceed the Trust’s current and accumulated earnings and profits. The amount by which the Trust’s total distributions exceed investment company taxable income and net capital gain would generally be treated as a return of capital up to the amount of the Common Shareholder’s tax basis in their Common Shares, which would reduce such tax basis, with any amounts exceeding such basis treated as a gain from the sale of their Common Shares. Although a return of capital may not be taxable, the corresponding reduction in basis will result in an increased gain, or reduced loss, when a Common Shareholder sells or otherwise disposes of its Common Shares in the future. A return of capital distribution is in effect a partial return of the amount a Common Shareholder invested in the Trust. Because of the manner in which the Trust will account for certain income received from its investments, a greater portion of the Trust’s distributions in its initial year of operation may be characterized as return of capital. Shareholders who periodically receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net income or profits when they are not. Shareholders should not assume that the source of a distribution from the Trust is net income or profit.

The Trust may, but is not required to, seek to obtain exemptive relief to permit the Trust to make periodic distributions of long-term capital gains with respect to its Common Shares as frequently as monthly. Such relief, if obtained, would permit the Trust to implement a “managed distribution policy” pursuant to which the Trust would distribute a fixed percentage of the net asset value (or market price if then applicable) of the Common Shares at a particular point in time or a fixed monthly amount, any of which may be adjusted from time to time. It is anticipated that under such a distribution policy, the minimum annual distribution rate with respect to the Common Shares would be independent of the Trust’s performance during any particular period but would be expected to correlate with the Trust’s performance over time.

The Trust reserves the right to change its distribution policy and the basis for establishing the rate of distributions at any time and may do so without prior notice to Common Shareholders.

DIVIDEND REINVESTMENT PLAN

Under the Trust’s Dividend Reinvestment Plan, a Common Shareholder whose Common Shares are registered in his or her own name will have all distributions reinvested automatically by DST Systems, the Plan Agent, unless the Common Shareholder elects to receive cash.

Distributions with respect to Common Shares registered in the name of a broker-dealer or other nominee (that is, in “street name”) will be reinvested in additional Common Shares under the Plan, unless the broker or nominee does not participate in the Plan or the Common Shareholder elects to receive distributions in cash. Investors who own Common Shares registered in street name should consult their broker-dealers for details regarding reinvestment. All distributions to investors who do not participate in the Plan will be paid by check mailed directly to the record holder by DST Systems, as dividend disbursing agent. A participant in the Plan who wishes to opt out of the Plan and elect to receive distributions in cash should contact DST Systems in writing at the address specified below or by calling the telephone number specified below.

Under the Plan, whenever the market price of the Common Shares is equal to or exceeds net asset value at the time Common Shares are valued for purposes of determining the number of Common Shares equivalent to the cash dividend or capital gains distribution, participants in the Plan are issued new Common Shares from the Trust, valued at the greater of (i) the net asset value as most recently determined or (ii) 95% of the then-current market price of the Common Shares. The valuation date is the dividend or distribution payment date or, if that date is not a NYSE trading day, the next preceding trading day. If the net asset value of the Common Shares at the time of valuation exceeds the market price of the Common Shares, the Plan Agent will buy the Common Shares for the Plan in the open market, on the NYSE or elsewhere, for the participants’ accounts, except that the Plan Agent will endeavor to terminate purchases in the open market and cause the Trust to issue Common Shares at the greater of net asset value or 95% of market value if, following the commencement of such purchases, the market value of the Common Shares exceeds net asset value. If the Trust should declare a distribution or capital gains distribution payable only in cash, the Plan Agent will buy the Common Shares for the Plan in the open market, on the NYSE or elsewhere, for the participants’ accounts. There is no charge from the Trust for reinvestment of dividends or distributions in Common Shares pursuant to the Plan and no brokerage charges will be incurred with respect to Common Shares issued directly by the Trust pursuant to the Plan; however, all participants will pay a pro rata share of brokerage commissions incurred by the Plan Agent when it makes open-market purchases.

The Plan Agent maintains all shareholder accounts in the Plan and furnishes written confirmations of all transactions in the account, including information needed by shareholders for personal and tax records. Common Shares in the account of each Plan participant will be held by the Plan Agent in non-certificated form in the name of the participant.

In the case of shareholders such as banks, brokers or nominees, which hold Common Shares for others who are the beneficial owners, and participate in the Plan, the Plan Agent will administer the Plan on the basis of the number of Common Shares certified from time to time by the Common Shareholder as representing the total amount registered in the shareholder’s name and held for the account of beneficial owners who participate in the Plan.

Participants that request a sale of shares through the Plan Agent will incur brokerage charges in connection with such sales.

The automatic reinvestment of dividends and other distributions will not relieve participants of any income tax that may be payable or required to be withheld on such dividends or distributions.

Experience under the Plan may indicate that changes are desirable. Accordingly, the Trust reserves the right to amend or terminate its Plan as applied to any voluntary cash payments made and any dividend or distribution paid subsequent to written notice of the change sent to the members of such Plan at least 90 days before the record date for such dividend or distribution. The Plan also may be amended or terminated by the Plan Agent on at least 90 days’ prior written notice to the participants in such Plan. All correspondence concerning the Plan should be directed to the Plan Agent, DST Systems, 430 W. 7th Street, Kansas City, Missouri 64105-1594.

DESCRIPTION OF CAPITAL STRUCTURE

The Trust is an unincorporated statutory trust organized under the laws of Delaware pursuant to a Certificate of Trust, dated as of April 4, 2017. The following is a brief description of the terms of the Common Shares, Indebtedness and Preferred Shares which may be issued by the Trust. This description does not purport to be complete and is qualified by reference to the Trust’s Governing Documents.

COMMON SHARES

Pursuant to the Declaration of Trust, the Trust is authorized to issue an unlimited number of Common Shares of beneficial interest, par value $0.01 per share. Each Common Share has one vote and, when issued and paid for in accordance with the terms of this offering, will be fully paid and non-assessable. All Common Shares are equal as to dividends, assets and voting privileges and have no conversion, preemptive or other subscription rights. The Trust will send annual and semi-annual reports, including the financial statements and financial highlights, to all holders of its shares.

Any additional offerings of Common Shares will require approval by the Board of Trustees. Any additional offering of Common Shares will be subject to the requirements of the 1940 Act, which provides that shares may not be issued at a price below the then current net asset value, exclusive of sales load, except in connection with an offering to existing Common Shareholders or with the consent of a majority of the Trust’s outstanding voting securities.

The Trust’s currently outstanding Common Shares are, and Common Shares offered by this Prospectus will be, listed on the NYSE under the symbol “XFLT.”

The Trust’s net asset value per Common Share generally increases and decreases based on the market value of the Trust’s securities. Net asset value per Common Share will be reduced immediately following an offering of Common Shares by the amount of the sales load and offering expenses paid by the Trust. See “Use of Proceeds.”

The Trust will not issue certificates for Common Shares.

Issuance of additional common shares

The provisions of the 1940 Act generally require that the public offering price (less underwriting commissions and discounts) of common shares sold by a closed-end investment company must equal or exceed the net asset value of such company’s common shares (calculated within 48 hours of the pricing of such offering), unless such sale is made with the consent of a majority of its common shareholders. The Trust may, from time to time, seek the consent of Common Shareholders to permit the issuance and sale by the Trust of Common Shares at a price below the Trust’s then-current net asset value, subject to certain conditions. If such consent is obtained, the Trust may, contemporaneous with and in no event more than one year following the receipt of such consent, sell Common Shares at price below net asset value in accordance with any conditions adopted in connection with the giving of such consent. Additional information regarding any consent of Common Shareholders obtained by the Trust and the applicable conditions imposed on the issuance and sale by the Trust of Common Shares at a price below net asset value will be disclosed in the Prospectus Supplement relating to any such offering of Common Shares at a price below net asset value. Until such consent of Common Shareholders, if any, is obtained, the Trust may not sell Common Shares at a price below net asset value. Because the Trust’s advisory fee is based upon average Managed Assets, the Adviser’s interest in recommending the issuance and sale of Common Shares at a price below net asset value may conflict with the interests of the Trust and its Common Shareholders.

SUBSCRIPTION RIGHTS TO PURCHASE COMMON SHARES

The Trust may issue subscription rights to holders of Common Shares to purchase Common Shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to holders of Common Shares, the Trust would distribute certificates evidencing the subscription rights and a Prospectus Supplement to our common or preferred shareholders as of the record date that we set for determining the shareholders eligible to receive subscription rights in such subscription rights offering. For complete terms of the subscription rights, please refer to the actual terms of such subscription rights which will be set forth in the subscription rights agreement relating to such subscription rights and described in the Prospectus Supplement.

The applicable Prospectus Supplement would describe the following terms of subscription rights in respect of which this Prospectus is being delivered:

•        the period of time the offering would remain open (which will be open a minimum number of days such that all record holders would be eligible to participate in the offering and will not be open longer than 120 days);

•        the exercise price for such subscription rights (or method of calculation thereof);

•        the number of such subscription rights issued in respect of each Common Share;

•        the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

•        if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•        the date on which the right to exercise such subscription rights will commence, and the date on which such right will expire (subject to any extension);

•        the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

•        any termination right the Trust may have in connection with such subscription rights offering;

•        the expected trading market, if any, for rights; and

•        any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Exercise of subscription rights

Each subscription right would entitle the holder of the subscription right to purchase for cash such number of Common Shares at such exercise price as in each case is set forth in, or be determinable as set forth in the Prospectus Supplement relating to the subscription rights offered thereby. Subscription rights would be exercisable at any time up to the close of business on the expiration date for such subscription rights set forth in the Prospectus Supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

Upon expiration of the rights offering and the receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the Prospectus Supplement, the Trust would issue, as soon as practicable, the Common Shares purchased as a result of such exercise. To the extent permissible under applicable law, the Trust may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable Prospectus Supplement.

Transferable rights offering

Subscription rights issued by the Trust may be transferrable. The distribution to Common Shareholders of transferable rights, which may themselves have intrinsic value, also will afford non-participating Common Shareholders the potential of receiving cash payment upon the sale of the rights, receipt of which may be viewed as partial compensation for any dilution of their interests that may occur as a result of the rights offering. There can be no assurance that a market for transferable rights will develop or, if such a market does develop, what the price of the transferable rights will be.

INDEBTEDNESS

The Trust’s Declaration of Trust provides that the Board of Trustees may authorize the borrowing of money by the Trust, without the approval of the holders of the Common Shares. The Trust may issue notes or other evidences of indebtedness (including bank borrowings or commercial paper) and may secure any such borrowings by mortgaging, pledging or otherwise subjecting the Trust’s assets as security.

Under the 1940 Act, the Trust may not incur Indebtedness if, immediately after incurring such Indebtedness, the Trust would have an asset coverage (as defined in the 1940 Act) of less than 300% (i.e., the value of the Trust’s total assets less liabilities other than the principal amount represented by Indebtedness must be at least 300% of the principal amount represented by Indebtedness at the time of issuance). In addition, the Trust generally is not permitted to declare any cash dividend or other distribution on the Common Shares unless, at the time of such declaration and after deducting the amount of such dividend or other distribution, the Trust maintains asset coverage of 300%. However, the foregoing restriction does not apply with respect to certain types of Indebtedness of the Trust, including a line of credit or other privately arranged borrowings from a financial institution. If the Trust utilizes Indebtedness, the Trust intends, to the extent possible, to prepay all or a portion of the principal amount of any outstanding Indebtedness to the extent necessary to maintain the required asset coverage. The Trust may also utilize Indebtedness in excess of such limit for temporary purposes such as the settlement of transactions.

The terms of any such Indebtedness may require the Trust to pay a fee to maintain a line of credit, such as a commitment fee, or to maintain minimum average balances with a lender. Any such requirements would increase the cost of such Indebtedness over the stated interest rate. Such lenders would have the right to receive interest on and repayment of principal of any such Indebtedness, which right will be senior to those of the Common Shareholders. Any such Indebtedness may contain provisions limiting certain activities of the Trust, including the payment of dividends to Common Shareholders in certain circumstances. Any Indebtedness will likely be ranked senior or equal to all other existing and future Indebtedness of the Trust. If the Trust utilizes Indebtedness, the Common Shareholders will bear the offering costs of the issuance of any Indebtedness.

Certain types of Indebtedness subject the Trust to covenants in credit agreements relating to asset coverage and portfolio composition requirements. Certain Indebtedness issued by the Trust also may subject the Trust to certain restrictions on investments imposed by guidelines of one or more rating agencies, which may issue ratings for such Indebtedness. Such guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act. It is not anticipated that these covenants or guidelines will impede the Adviser from managing the Trust’s portfolio in accordance with the Trust’s investment objective and policies.

The 1940 Act grants to the lenders to the Trust, under certain circumstances, certain voting rights in the event of default in the payment of interest on or repayment of principal. Failure to maintain certain asset coverage requirements could result in an event of default and entitle the debt holders to elect a majority of the Board of Trustees.

See “Use of Leverage—Indebtedness.”

PREFERRED SHARES

The Trust’s Governing Documents provide that the Board of Trustees may authorize and issue Preferred Shares with rights as determined by the Board of Trustees, by action of the Board of Trustees without prior approval of the holders of the Common Shares.

Common Shareholders have no preemptive right to purchase any Preferred Shares that might be issued. Any such Preferred Share offering would be subject to the limits imposed by the 1940 Act. Any Preferred Shares issued by the Trust would have special voting rights and a liquidation preference over the Common Shares. Issuance of Preferred Shares would constitute leverage and would entail special risks to the Common Shareholders.

Under the 1940 Act, the Trust may not issue Preferred Shares unless, immediately after such issuance, it has an “asset coverage” of at least 200% of the liquidation value of the outstanding Preferred Shares (i.e., such liquidation value may not exceed 50% of the value of the Trust’s total assets). For these purposes, “asset coverage” means the ratio of (i) total assets less all liabilities and indebtedness not represented by “senior securities” to (ii) the amount of “senior securities representing indebtedness” plus the “involuntary liquidation preference” of the Preferred Shares. “Senior security” generally means any bond, note, or similar security evidencing indebtedness and any class of shares having priority over any other class as to distribution of assets or payment of dividends. “Senior security representing indebtedness” means any “senior security” other than equity shares. The “involuntary liquidation preference” of the Preferred Shares is the amount that holders of Preferred Shares would be entitled to receive in the event of an involuntary liquidation of the Trust in preference to the Common Shares.

In addition, the Trust is not permitted to declare any dividend (except a dividend payable in Common Shares), or to declare any other distribution on the Common Shares, or to purchase any Common Shares, unless the Preferred Shares have at the time of the declaration of any such dividend or other distribution, or at the time of any such purchase of Common Shares, an asset coverage of at least 200% after deducting the amount of such dividend, distribution or purchase price. If Preferred Shares are issued, the Trust intends, to the extent possible, to purchase or redeem Preferred Shares from time to time to the extent necessary to maintain asset coverage of any Preferred Shares of at least 200%.

If Preferred Shares are outstanding, two of the Trust’s Trustees will be elected by the holders of Preferred Shares, voting separately as a class. The remaining Trustees of the Trust will be elected by Common Shareholders and Preferred Shares voting together as a single class. In the unlikely event the Trust failed to pay dividends on Preferred Shares for two years, Preferred Shares would be entitled to elect a majority of the Trustees of the Trust.

The Trust may be subject to certain restrictions imposed by guidelines of one or more rating agencies that may issue ratings for Preferred Shares issued by the Trust. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Trust by the 1940 Act.

The Trust has no present intention to issue Preferred Shares, although it may do so in the future. See “Use of Leverage—Preferred Shares.”

CAPITALIZATION

The following information regarding the Trust’s authorized shares is as of September 30, 2019:

Title of Class	Amount Authorized	Amount Held by Trust for its own Account	Amount Outstanding Exclusive of Amounts held by Trust
Common Shares of Beneficial Interest	Unlimited	None	9,574,537

LIMITED TERM AND ELIGIBLE TENDER OFFER

The Trust will terminate on or before the Termination Date of December 31, 2029; provided, that if the Board of Trustees believes that under then-current market conditions it is in the best interests of the Trust to do so, the Trust may extend the Termination Date (i) once for up to one year (i.e., up to December 31, 2030), and (ii) once for up to an additional six months (i.e., up to June 30, 2031), in each case upon the affirmative vote of a majority of the Board of Trustees and without a shareholder vote. In addition, as of a date within twelve months preceding the Termination Date, the Board of Trustees may cause the Trust to conduct an Eligible Tender Offer, which is a tender offer by the Trust to purchase 100% of the then outstanding Common Shares of the Trust at a price equal to the net asset value per Common Share on the expiration date of the tender offer. Following the completion of an Eligible Tender Offer, the Board of Trustees may eliminate the Termination Date and convert the Trust to a perpetual trust upon the affirmative vote of a majority of the Board of Trustees and without a shareholder vote.

The Trust should not be confused with a so called “target date” or “life cycle” fund whose asset allocation becomes more conservative over time as the fund’s target date, often associated with retirement, approaches, and does not typically terminate on the target date. In addition, the Trust should not be confused with a “target term” fund whose investment objective is to return the fund’s original net asset value on the termination date. The Trust’s investment objective and policies are not designed to seek to return to investors their initial investment on the Termination Date or in an Eligible Tender Offer. Investors may receive more or less than their original investment upon termination or in an Eligible Tender Offer.

LIQUIDATION OF THE TRUST

Upon its termination, the Trust will distribute substantially all of its net assets to shareholders, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust, as may be determined by the Board Trustees. Beginning one year before the Termination Date (the “wind-down period”), the Trust may begin liquidating all or a portion of the Trust’s portfolio, and may deviate from its investment policies, including its policy of investing at least 80% of its Managed Assets in floating rate credit instruments and other structured credit investments and may not achieve its investment objective. During the wind-down period, the Trust’s portfolio composition may change as more of its portfolio holdings are called or sold and portfolio holdings are disposed of in anticipation of liquidation. Rather than reinvesting the proceeds of matured, called or sold securities, the Trust may invest such proceeds in short term or other lower yielding securities or hold the proceeds in cash, which may adversely affect its performance. The Trust’s distributions during the wind-down period may decrease, and such distributions may include a return of capital. The Trust may distribute the proceeds in one or more liquidating distributions prior to the final liquidation, which may cause fixed expenses to increase when expressed as a percentage of assets under management. It is expected that shareholders will receive cash in any liquidating distribution from the Trust, regardless of their participation in the Trust’s Dividend Reinvestment Plan. However, if on the Termination Date the Trust owns securities for which no market exists or securities trading at depressed prices, such securities may be placed in a liquidating trust. Shareholders generally will realize capital gain or loss upon the termination of the Trust in an amount equal to the difference between the amount of cash or other property received by the shareholder (including any property deemed received by reason of its being placed in a liquidating trust) and the shareholder’s adjusted tax basis in shares of the Trust for U.S. federal income tax purposes.

If the Board of Trustees believes that under then-current market conditions it is in the best interests of the Trust to do so, the Trust may extend the Termination Date (i) once for up to one year (i.e., up to December 31, 2030), and (ii) once for up to an additional six months (i.e. up to June 30, 2031), in each case upon the affirmative vote of a majority of the Board of Trustees and without a shareholder vote. In determining whether to extend the Termination Date, the Board of Trustees may consider the inability to sell the Trust’s assets in a time frame consistent with termination due to lack of market liquidity or other extenuating circumstances. Additionally, the Board of Trustees may determine that market conditions are such that it is reasonable to believe that, with an extension, the Trust’s remaining assets will appreciate and generate income in an amount that, in the aggregate, is meaningful relative to the cost and expense of continuing the operation of the Trust.

ELIGIBLE TENDER OFFER

The Board of Trustees may cause the Trust to conduct an Eligible Tender Offer. An Eligible Tender Offer would consist of a tender offer to purchase 100% of the then outstanding Common Shares of the Trust at a price equal to the net asset value per Common Share on the expiration date of the tender offer, which shall be as of a date within twelve months preceding the Termination Date. The terms of an Eligible Tender Offer will include a condition pursuant to which in the event that the number of Common Shares properly tendered in the Eligible Tender Offer exceeds the Termination Threshold, which will be a stated percentage of the outstanding Common Shares, with such percentage to be established at the time of such Eligible Tender Offer by the Board of Trustees representing the minimum threshold for the continued viability of the Trust, the Eligible Tender Offer will be terminated and no Common Shares will be repurchased pursuant to the Eligible Tender Offer. Instead, the Trust will begin (or continue) liquidating its portfolio and proceed to terminate on or before the Termination Date.

If the number of properly tendered Common Shares is less than the Termination Threshold, all Common Shares properly tendered and not withdrawn will be purchased by the Trust pursuant to the terms of the Eligible Tender Offer. See “Risks—Limited Term Risk.” Following such completion of the Eligible Tender Offer, the Board of Trustees may eliminate the Termination Date and convert the Trust to a perpetual trust upon the affirmative vote of a majority of the Board of Trustees and without a shareholder vote. In making a decision to eliminate the Termination Date and provide for the Trust’s perpetual existence, the Board of Trustees will take such actions with respect to the continued operations of the Trust as it deems to be in the best interests of the Trust, based on market conditions at such time, the extent of Common Shareholder participation in the Eligible Tender Offer and all other factors deemed relevant by the Board of Trustees in consultation with the Adviser and Sub-Adviser.

An Eligible Tender Offer would be made, and Common Shareholders would be notified thereof, in accordance with the requirements of the 1940 Act, the Exchange Act and the applicable tender offer rules thereunder. The repurchase of tendered Common Shares by the Trust in a tender offer would be a taxable event to Common Shareholders. The Adviser will pay all costs and expenses associated with the making of an Eligible Tender Offer, other than brokerage and related transaction costs associated with disposition of portfolio investments in connection with the Eligible Tender Offer, which will be borne by the Trust and its shareholders.

An Eligible Tender Offer may be commenced upon approval of a majority of the Trustees, without a shareholder vote. The Trust is not required to conduct an Eligible Tender Offer. If no Eligible Tender Offer is conducted, the Trust will liquidate on or before the Termination Date (subject to extension as described above), unless the limited term provisions of the Declaration of Trust are amended with the vote of shareholders, as described below.

AMENDMENT OF LIMITED TERM PROVISIONS

Other than with respect to (i) an extension of the Termination Date by the Board of Trustees for a period of up to one year and an additional period of up to six months, as described above, or (ii) the elimination of the

Termination Date by the Board of Trustees following an Eligible Tender Offer, any extension or modification of the Termination Date requires an amendment to the limited term provisions of the Declaration of Trust of the Trust, which must be approved by the affirmative vote of a majority of the Board of Trustees followed by the affirmative vote of the holders of at least 75% of the outstanding shares of each affected class of shares of the Trust, voting separately as a class or series, unless approved by at least 80% of the Board of Trustees, in which case the affirmative vote of a “majority of the outstanding voting securities” (as defined in the 1940 Act) of the Trust shall be required.

ANTI-TAKEOVER PROVISIONS IN THE TRUST’S GOVERNING DOCUMENTS

The Trust presently has provisions in its Governing Documents which could have the effect of limiting, in each case, (i) the ability of other entities or persons to acquire control of the Trust, (ii) the Trust’s freedom to engage in certain transactions or (iii) the ability of the Trust’s Board of Trustees or shareholders to amend the Governing Documents or effectuate changes in the Trust’s management. These provisions of the Governing Documents of the Trust may be regarded as “anti-takeover” provisions. The Board of Trustees is divided into three classes, with the terms of one class expiring at each annual meeting of shareholders. At each annual meeting, one class of Trustees is elected to a three-year term. This provision could delay for up to two years the replacement of a majority of the Board of Trustees. A Trustee may be removed from office by the action of 80% of the remaining Trustees or a majority of the remaining Trustees followed by a vote of the holders of at least 75% of the shares then entitled to vote for the election of the respective Trustee.

The Declaration of Trust requires the affirmative vote of a majority of the Board of Trustees followed by the affirmative vote of the holders of at least 75% of the outstanding shares of each affected class or series of the Trust, voting separately as a class or series, to approve, adopt or authorize certain transactions with 5% or greater holders of a class or series of shares and their associates, unless the transaction has been approved by at least 80% of the Board of Trustees, in which case “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Trust shall be required. For purposes of these provisions, a 5% or greater holder of a class or series of shares (a “Principal Shareholder”) refers to any person who, whether directly or indirectly and whether alone or together with its affiliates and associates, beneficially owns 5% or more of the outstanding shares of any class or series of shares of beneficial interest of the Trust.

The 5% holder transactions subject to these special approval requirements are:

•        the merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder;

•        the issuance of any securities of the Trust to any Principal Shareholder for cash (other than pursuant to any automatic dividend reinvestment plan);

•        the sale, lease or exchange of all or any substantial part of the assets of the Trust to any Principal Shareholder, except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period; or

•        the sale, lease or exchange to the Trust or any subsidiary of the Trust, in exchange for securities of the Trust, of any assets of any Principal Shareholder, except assets having an aggregate fair market value of less than $1,000,000, aggregating for purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period.

At any time prior to the earlier of (i) the Termination Date or (ii) the date of an amendment to the limited term provisions of the Declaration of Trust that causes the Trust to have perpetual existence, the Trust may be liquidated only upon approval of not less than eighty percent (80%) of the Trustees. At any time after the date of an amendment to Section to the limited term provisions of the Declaration of Trust that causes the Trust to have perpetual existence, the Trust may be dissolved only upon the affirmative vote of a majority of the Board of Trustees followed by the affirmative vote of the holders of at least 75% of the outstanding shares of each affected class or series of the Trust, voting separately as a class or series, unless such liquidation has been approved by at least 80% of the Board of Trustees, in which case “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Trust shall be required.

For the purposes of calculating “a majority of the outstanding voting securities” under the Declaration of Trust, each class and series of the Trust shall vote together as a single class, except to the extent required by the 1940 Act or the Declaration of Trust with respect to any class or series of shares. If a separate vote is required, the applicable proportion of shares of the class or series, voting as a separate class or series, also will be required. A “majority of the outstanding voting securities” means the lesser of (i) 67% or more of the Trust’s voting securities present at a meeting, if the holders of more than 50% of the Trust’s outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the Trust’s outstanding voting securities.

The Board of Trustees has determined that provisions with respect to the Board and shareholder voting requirements described above, which voting requirements are greater than the minimum requirements under Delaware law or the 1940 Act, are in the best interest of shareholders generally. Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions. See “Additional Information.”

CLOSED-END FUND STRUCTURE

Closed-end funds differ from open-end management investment companies (commonly referred to as “mutual funds”) in that closed-end funds generally list their shares for trading on a securities exchange and do not redeem their shares at the option of the shareholder. By comparison, mutual funds issue securities redeemable at net asset value at the option of the shareholder and typically engage in a continuous offering of their shares. Mutual funds are subject to continuous asset in-flows and out-flows that can complicate portfolio management, whereas closed-end funds generally can stay more fully invested in securities consistent with the closed-end fund’s investment objective and policies. In addition, in comparison to open-end funds, closed-end funds have greater flexibility in their ability to make certain types of investments, including investments in illiquid securities.

However, shares of closed-end funds listed for trading on a securities exchange frequently trade at a discount from net asset value, but in some cases trade at a premium. The market price may be affected by trading volume of the shares, general market and economic conditions and other factors beyond the control of the closed-end fund. The foregoing factors may result in the market price of the Common Shares being greater than, less than or equal to net asset value. The Board of Trustees has reviewed the structure of the Trust in light of its investment objective and policies and has determined that the closed-end structure is in the best interests of the shareholders. Investors should assume, therefore, that it is unlikely that the Board of Trustees would vote to convert the Trust to an open-end management investment company.

REPURCHASE OF COMMON SHARES

The Board of Trustees will review periodically the trading range and activity of the Trust’s shares with respect to its net asset value and the Board of Trustees may take certain actions to seek to reduce or eliminate any such discount. Such actions may include open market repurchases or tender offers for the Common Shares at net asset value. There can be no assurance that the Board of Trustees will decide to undertake any of these actions or that, if undertaken, such actions would result in the Common Shares trading at a price equal to or close to net asset value per Common Share.

CONVERSION TO OPEN-END FUND

To convert the Trust to an open-end management investment company, the Declaration of Trust requires the affirmative vote of a majority of the Board of Trustees followed by the affirmative vote of the holders of at least

75% of the outstanding shares of each affected class or series of shares of the Trust, voting separately as a class or series, unless such action has been approved by at least 80% of the Board of Trustees, in which case “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Trust shall be required. The foregoing vote would satisfy a separate requirement in the 1940 Act that any conversion of the Trust to an open-end management investment company be approved by the shareholders. If approved in the foregoing manner, conversion of the Trust to an open-end management investment company could not occur until 90 days after the shareholders’ meeting at which such conversion was approved and would also require at least 30 days’ prior notice to all shareholders.

In the event of conversion, the Common Shares would cease to be listed on the NYSE or other national securities exchange or market system. If the Trust were converted to an open-end management investment company, it is likely that new Common Shares would be sold at net asset value plus a sales load. Shareholders of an open-end management investment company may require the company to redeem their shares at any time (except in certain circumstances as authorized by or under the 1940 Act) at their net asset value, less such redemption charge, if any, as might be in effect at the time of a redemption. In the event of conversion, the Trust would expect to pay all such redemption requests in cash, but would intend to reserve the right to pay redemption requests in a combination of cash or securities. If such partial payment in securities were made, investors could incur brokerage costs in converting such securities to cash.

The Board of Trustees has reviewed the structure of the Trust in light of its investment objective and policies and has determined that the closed-end structure is in the best interests of the shareholders. Any conversion to an open-end management investment company would require material changes to the Trust’s investment strategy, including with respect to the use of leverage and investment in illiquid securities, which may adversely impact the Trust’s ability to achieve its investment objective. Investors should assume, therefore, that it is unlikely that the Board of Trustees would vote to convert the Trust to an open-end management investment company.

TAX MATTERS

The following is a summary of certain U.S. federal income tax considerations generally applicable to the Trust and U.S. Common Shareholders (as defined below) and Non-U.S. Common Shareholders (as defined below) that acquire Common Shares and that hold such Common Shares as capital assets within the meaning of the Code (generally, property held for investment). The discussion is based upon the Code, Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This summary does not address all of the potential U.S. federal income tax consequences that may be applicable to the Trust, including the Medicare tax on net investment income, or to all categories of investors, some of which may be subject to special tax rules. No ruling has been or will be sought from the IRS regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. This summary of U.S. federal income tax consequences is for general information only. Prospective investors should consult their tax advisors as to the U.S. federal income tax consequences of acquiring, holding and disposing of Common Shares, as well as the effects of state, local and non-U.S. tax laws.

For purposes of this summary, the term “U.S. Common Shareholder” means a beneficial owner of Common Shares that, for U.S. federal income tax purposes, is one of the following:

1.      an individual who is a citizen or resident of the United States;

2.      a corporation or other entity taxable as a corporation created in or organized under the laws of the United States, any state thereof or the District of Columbia;

3.      an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

4.      a trust (x) if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or (y) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (including any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Common Shares, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Partners of partnerships that hold Common Shares should consult their tax advisors.

TAXATION OF THE TRUST

The Trust intends to elect to be treated, and to qualify annually, as a RIC under Subchapter M of the Code. Accordingly, the Trust must, among other things, meet certain income, asset diversification and distribution requirements:

(i)     The Trust must derive in each taxable year at least 90% of its gross income from the following sources: (a) dividends, interest (including tax-exempt interest), payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or foreign currencies; and (b) net income derived from interests in “qualified publicly traded partnerships” (as defined in the Code). Generally, a qualified publicly traded partnership includes a partnership the interests of which are traded on an established securities market or readily tradable on a secondary market (or the substantial equivalent thereof) and that derives less than 90% of its gross income from the items described in (a) above.

(ii)    The Trust must diversify its holdings so that, at the end of each quarter of each taxable year, (a) at least 50% of the market value of the Trust’s total assets is represented by cash and cash items, including receivables, U.S. Government securities, the securities of other RICs and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Trust’s total assets and not more than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the market value of the Trust’s total assets is invested in the securities (other than U.S. Government securities and the securities of other RICs) of (I) any one issuer, (II) any two or more issuers that the Trust controls and that are determined to be engaged in the same business or similar or related trades or businesses or (III) any one or more “qualified publicly traded partnerships” (as defined in the Code).

As long as the Trust qualifies as a RIC, the Trust generally will not be subject to U.S. federal income tax on income and gains that the Trust distributes to its Common Shareholders, provided that it distributes each taxable year at least 90% of the sum of (i) the Trust’s investment company taxable income (which includes, among other items, dividends, interest, the excess of any net short-term capital gain over net long-term capital loss, and other taxable income, other than any net capital gain (defined below), reduced by deductible expenses) determined without regard to the deduction for dividends paid and (ii) the Trust’s net tax-exempt interest (the excess of its gross tax-exempt interest over certain disallowed deductions) (the “Annual Distribution Requirement”). The Trust intends to distribute substantially all of such income each year. The Trust will be subject to income tax at regular corporate rates on any taxable income or gains that it does not distribute to its Common Shareholders.

The Trust will either distribute or retain for reinvestment all or part of its net capital gain (which consists of the excess of its net long-term capital gain over its net short-term capital loss). If any such gain is retained, the Trust will be subject to a corporate income tax (currently at a maximum rate of 21%) on such retained amount. In that event, the Trust expects to report the retained amount as undistributed capital gain in a notice to its Common Shareholders, each of whom, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income for U.S. federal income tax purposes as long-term capital gain its share of such undistributed amounts, (ii) will be entitled to credit its proportionate share of the tax paid by the Trust against its U.S. federal income tax liability and to claim refunds to the extent that the credit exceeds such liability and (iii) will increase its basis in its Common Shares by the amount of undistributed capital gain included in such Common Shareholder’s gross income net of the tax deemed paid by such Common Shareholder under clause (ii).

The Code imposes a 4% nondeductible excise tax on the Trust to the extent the Trust does not distribute by the end of any calendar year at least the sum of (i) 98% of its ordinary income (not taking into account any capital gain or loss) for the calendar year and (ii) 98.2% of its capital gain in excess of its capital loss (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year (unless an election is made to use the Trust’s fiscal year) (the “Excise Tax Avoidance Requirement”). In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect any under-distribution or over-distribution, as the case may be, from the previous year. For purposes of the excise tax, the Trust will be deemed to have distributed any income on which it paid U.S. federal income tax in the taxable year ending within the calendar year. While the Trust intends to distribute any income and capital gain in the manner necessary to minimize imposition of the 4% nondeductible excise tax, there can be no assurance that sufficient amounts of the Trust’s taxable income and capital gain will be distributed to entirely avoid the imposition of the excise tax. In that event, the Trust will be liable for the excise tax only on the amount by which it does not meet the foregoing distribution requirement.

If for any taxable year the Trust does not qualify as a RIC, all of its taxable income (including its net capital gain) will be subject to tax at regular corporate rates without any deduction for distributions to Common Shareholders, and such distributions will be taxable to the Common Shareholders as ordinary dividends to the extent of the Trust’s current and accumulated earnings and profits. Such dividends, however, would be eligible (i) to be treated as qualified dividend income in the case of non-corporate U.S. Common Shareholders and (ii) for the dividends-received deduction in the case of U.S. Common Shareholders taxed as corporations, in each case provided that certain holding period and other requirements are met. The Trust could be required to recognize unrealized gains, pay taxes and make distributions (which could be subject to interest charges) before requalifying for taxation as a RIC.

TAXATION OF THE TRUST’S INVESTMENTS

Certain of the Trust’s investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gains or “qualified dividend income” into higher taxed short-term capital gains or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Trust to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not be “qualified” income for purposes of the 90% gross income requirement described above. These U.S. federal income tax provisions could therefore affect the amount, timing and character of distributions to Common Shareholders. The Trust intends to structure and monitor its transactions and may make certain tax elections and may be required to dispose of securities to mitigate the effect of these provisions and prevent disqualification of the Trust as a RIC (which may adversely affect the net after-tax return to the Trust).

If the Trust acquires shares in a “passive foreign investment company” (a “PFIC”), the Trust may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by the Trust to Common Shareholders. Additional charges in the nature of interest may be imposed on the Trust in respect of deferred taxes arising from such distributions or gains. If the Trust invests in a PFIC and elects to treat the PFIC as a “qualified electing fund” (a “QEF”) under the Code, in lieu of the foregoing requirements, the Trust will be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to the Trust. The Trust’s ability to make this election will depend on factors beyond the Trust’s control. Alternatively, the Trust can elect to mark to market at the end of each taxable year the Trust’s shares in a PFIC; in this case, the

Trust will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in income. Under either election, the Trust may be required to recognize in a year income in excess of the Trust’s distributions from PFICs and the Trust’s proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% excise tax.

If the Trust holds directly or indirectly 10% or more of the shares in a foreign corporation that is treated as a “controlled foreign corporation” (a “CFC”), the Trust may be treated as receiving a deemed distribution (taxable as ordinary income) each year from such foreign corporation in an amount equal to the Trust’s pro rata share of the corporation’s income for the taxable year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution during such year. In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. shareholders. A U.S. shareholder, for this purpose, is any U.S. person that possesses (directly, indirectly or by attribution) 10% or more of the combined voting power or value of all classes of shares of a corporation. If the Trust is treated as receiving a deemed distribution from a CFC, the Trust will be required to include such distribution in its investment company taxable income regardless of whether the Trust receives any actual distributions from such CFC, and the Trust must distribute such income to satisfy the Annual Distribution Requirement and the Excise Tax Avoidance Requirement.

Although the Code generally provides that income inclusions from a QEF and subpart F income from CFCs will be “good income” for purposes of the 90% gross income requirement to the extent it is distributed to a RIC in the year it is included in the RIC’s income, the Code does not specifically provide whether income inclusions from a QEF and subpart F income for which no distribution is received during the RIC’s taxable year would be “good income” for the 90% gross income requirement. The IRS has issued a series of private rulings in which it has concluded that all income inclusions from a QEF and subpart F income included in a RIC’s income would constitute “good income” for purposes of the 90% gross income requirement. The Department of the Treasury, however, has recently proposed regulations that would treat such income as not being “good income” for purposes of the 90% gross income requirement. In its explanation accompanying the recently proposed regulations, the Department of the Treasury takes the position that, notwithstanding prior private letter rulings to the contrary, the current language of the Code would treat such income as not being “good income” for purposes of the 90% gross income requirement even in the absence of the proposed regulations. Accordingly, such income may not be treated as “good income” if the recently proposed regulations are finalized or if the Department of the Treasury’s interpretation of current law applies. In such a case, the Trust may fail to qualify as a RIC if it realizes a material amount of such income.

TAXATION OF U.S. COMMON SHAREHOLDERS

Distributions

Distributions paid to U.S. Common Shareholders by the Trust from its net capital gains, which is the excess of net long-term capital gain over net short-term capital loss, if any, that the Trust properly reports as capital gains dividends (“capital gain dividends”) are taxable as long-term capital gains, regardless of how long a U.S. Common Shareholder has held its Common Shares. All other dividends paid to U.S. Common Shareholders by the Trust (including dividends from short-term capital gains) from its current or accumulated earnings and profits (“ordinary income dividends”) are generally subject to tax as ordinary income.

In the case of corporate U.S. Common Shareholders, ordinary income dividends paid by the Trust generally will be eligible for the dividends received deduction to the extent that the Trust’s income consists of dividend income from U.S. corporations and certain holding period requirements are satisfied by both the Trust and the corporate U.S. Common Shareholders. In the case of individuals, any such ordinary income dividend that you receive from the Trust generally will be eligible for taxation at the rates applicable to long-term capital gains to the extent that (i) the ordinary income dividend is attributable to “qualified dividend income” (i.e., generally dividends paid by U.S. corporations and certain foreign corporations) received by the Trust, (ii) the Trust satisfies certain holding period and other requirements with respect to the stock on which such qualified dividend income was paid and (iii) you satisfy certain holding period and other requirements with respect to your Common Shares. Qualified dividend income eligible for these special rules are not actually treated as capital gains, however, and thus will not be included in the computation of your net capital gain and generally cannot be used to offset any capital losses. In general, you may include as qualified dividend income only that portion of the dividends that may be and are so reported by the Trust as qualified dividend income. Dividend income from PFICs and, in general, dividend income from real estate investment trusts is not eligible for the reduced rate for qualified dividend income and is taxed as ordinary income. Due to the nature of the Trust’s investments, the Trust does not expect that a significant portion of its distributions will be eligible for the dividends received deduction or for the reduced rates applicable to qualified dividend income.

Any distributions you receive that are in excess of the Trust’s current and accumulated earnings and profits will be treated as a return of capital to the extent of your adjusted tax basis in your Common Shares, and thereafter as capital gain from the sale of Common Shares. The amount of any Trust distribution that is treated as a return of capital will reduce your adjusted tax basis in your Common Shares, thereby increasing your potential gain, or reducing your potential loss, on any subsequent sale or other disposition of your Common Shares.

Dividends and other taxable distributions are taxable to you even if they are reinvested in additional Common Shares of the Trust. Dividends and other distributions paid by the Trust are generally treated as received by you at the time the dividend or distribution is made. If, however, the Trust pays you a dividend in January that was declared in the previous October, November or December and you were the U.S. Common Shareholder of record on a specified date in one of such months, then such dividend will be treated for U.S. federal income tax purposes as being paid by the Trust and received by you on December 31 of the year in which the dividend was declared.

The Trust will send you information after the end of each year setting forth the amount and tax status of any distributions paid to you by the Trust.

Sale of common shares

The sale or other disposition of Common Shares of the Trust will generally result in capital gain or loss to you and will be long-term capital gain or loss if you have held such Common Shares for more than one year. Any loss upon the sale or other disposition of Common Shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain) by you with respect to such Common Shares. Any loss you recognize on a sale or other disposition of Common Shares will be disallowed if you acquire other Common Shares (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after your sale or exchange of the Common Shares. In such case, your tax basis in the Common Shares acquired will be adjusted to reflect the disallowed loss.

Current U.S. federal income tax law taxes both long-term and short-term capital gain of corporations at the rates applicable to ordinary income. For non-corporate taxpayers, short-term capital gain is currently taxed at rates applicable to ordinary income, while long-term capital gain generally is taxed at reduced maximum rates. The deductibility of capital losses is subject to limitations under the Code.

Backup withholding

The Trust may be required to withhold, for U.S. federal backup withholding tax purposes, a portion of the dividends, distributions and redemption proceeds payable to non-corporate U.S. Common Shareholders who fail to provide the Trust (or its agent) with their correct taxpayer identification number (in the case of individuals, generally, their social security number) or to make required certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax and any amount withheld may be refunded or credited against the U.S. Common Shareholder’s U.S. federal income tax liability, if any, provided that it timely furnishes the required information to the IRS.

TAXATION OF NON-U.S. COMMON SHAREHOLDERS

The following discussion only applies to Non-U.S. Common Shareholders. A “Non-U.S. Common Shareholder” is a holder, other than a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes), that is not a U.S. Common Shareholder for U.S. federal income tax purposes. Whether an investment in Common Shares is appropriate for a Non-U.S. Common Shareholder will depend upon that Non-U.S. Common Shareholder’s particular circumstances. An investment in Common Shares by a Non-U.S. Common Shareholder may have adverse tax consequences. Non-U.S. Common Shareholders should consult their tax advisors before investing in Common Shares.

Distributions of ordinary income dividends to Non-U.S. Common Shareholders, subject to the discussion below, will generally be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of the Trust’s current and accumulated earnings and profits. Different tax consequences may result if the Non-U.S. Common Shareholder is engaged in a trade or business in the United States or, in the case of an individual, is present in the United States for 183 days or more during a taxable year and certain other conditions are met. Special certification requirements apply to a shareholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their tax advisors.

Actual or deemed distributions of the Trust’s net capital gain to a Non-U.S. Common Shareholder, and gain recognized by a Non-U.S. Common Shareholder upon the sale of Common Shares, generally will not be subject to U.S. federal withholding tax and will not be subject to U.S. federal income tax unless the distributions or gain, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. Common Shareholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. Common Shareholder in the United States) or, in the case of an individual, is present in the United States for 183 days or more during a taxable year.

No U.S. source withholding taxes will be imposed on dividends paid by RICs to Non-U.S. Common Shareholders to the extent the dividends are designated as “interest related dividends” or “short term capital gain dividends.” Under this exemption, interest related dividends and short term capital gain dividends generally represent distributions of interest or short term capital gain that would not have been subject to U.S. withholding tax at the source if they had been received directly by a Non-U.S. Common Shareholder, and that satisfy certain other requirements. No assurance can be given that the Trust will distribute any interest related or short term capital gain dividends.

If the Trust distributes its net capital gains in the form of deemed rather than actual distributions (which the Trust may do in the future), a Non-U.S. Common Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the Non-U.S. Common Shareholder’s allocable share of the tax that the Trust pays on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. Common Shareholder must obtain a U.S. taxpayer identification number and file a federal income tax return even if the Non-U.S. Common Shareholder is not otherwise required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate Non-U.S. Common Shareholder, distributions (both actual and deemed), and gains realized upon the sale of Common Shares that are effectively connected with a U.S. trade or business (or, where an applicable treaty applies, are attributable to a permanent establishment in the United States) may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable tax treaty). Accordingly, investment in Common Shares may not be appropriate for certain Non-U.S. Common Shareholders.

Certain provisions of the Code referred to as “FATCA” require withholding at a rate of 30% on dividends in respect of, and gross proceeds from the sale of, Common Shares held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which Common Shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, Common Shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the Trust that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the Trust will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. The Trust will not pay any additional amounts to Non-U.S. Common Shareholders in respect of any amounts withheld. Non-U.S. Common Shareholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in Common Shares.

A Non-U.S. Common Shareholder who is a nonresident alien individual, and who is otherwise subject to withholding of U.S. federal income tax, may be subject to U.S. federal backup withholding tax on dividends unless the Non-U.S. Common Shareholder provides the Trust or the dividend paying agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Common Shareholder or otherwise establishes an exemption from such backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a Non-U.S. Common Shareholder may be refunded or credited against its U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS. Non-U.S. Common Shareholders may also be subject to information reporting.

The foregoing is a general and abbreviated summary of the provisions of the Code and the Treasury regulations in effect as they directly govern the taxation of the Trust and its U.S. Common Shareholders and Non-U.S. Common Shareholders. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive. A more complete discussion of the tax rules applicable to the Trust, its U.S. Common Shareholders and Non-U.S. Common Shareholders can be found in the SAI that is incorporated by reference into this Prospectus. Common Shareholders are urged to consult their tax advisers regarding specific questions as to U.S. federal, state, local and foreign income or other taxes.

PLAN OF DISTRIBUTION

The Trust may sell up to $100,000,000 in aggregate initial offering price of Common Shares or Rights from time to time under this Prospectus and any related Prospectus Supplement (1) directly to one or more purchases, including existing shareholders in a Rights offering; (2) through agents; (3) through underwriters; (4) through dealers; or (5) pursuant to the Plan. Each Prospectus Supplement relating to an offering of securities will state the terms of the offering, including:

•        the names of any agents, underwriters or dealers;

•        any sales loads or other items constituting underwriters’ compensation;

•        any discounts, commissions, or fees allowed or paid to dealers or agents;

•        the public offering or purchase price of the offered Securities and the net proceeds the Trust will receive from the sale; and

•        any securities exchange on which the offered Securities may be listed.

In the case of a Rights offering, the applicable Prospectus Supplement will set forth the number of Common Shares issuable upon the exercise of each right and the other terms of such rights offering.

As of the date of this Prospectus, the Trust has issued and sold 1,830,511 Common Shares with an aggregate offering price of approximately $16,716,100 in an at-the-market offering and 1,098,500 Common Shares with an aggregate offering price of approximately $9,183,460 in an underwritten offering. As a result, approximately $74,100,440 of Securities remain available for subsequent offerings pursuant to this Prospectus.

DIRECT SALES

The Trust may sell Securities directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters as defined in the Securities Act for any resales of the securities. In this case, no underwriters or agents would be involved. The Trust may use electronic media, including the Internet, to sell offered securities directly. The Trust will describe the terms of any of those sales in a Prospectus Supplement.

BY AGENTS

The Trust may offer Securities through agents that the Trust may designate. The Trust will name any agent involved in the offer and sale and describe any commissions payable by the Trust in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, the agents will be acting on a best efforts basis for the period of their appointment.

BY UNDERWRITERS

The Trust may offer and sell Securities from time to time to one or more underwriters who would purchase the Securities as principal for resale to the public, either on a firm commitment or best efforts basis. If the Trust sells Securities to underwriters, the Trust will execute an underwriting agreement with them at the time of the sale and will name them in the Prospectus Supplement. In connection with these sales, the underwriters may be deemed to have received compensation from the Trust in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of Securities for whom they may act as agent. Unless otherwise stated in the Prospectus Supplement, the underwriters will not be obligated to purchase the Securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the Securities, they will be required to purchase all of the offered Securities. The underwriters may sell the offered Securities to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In connection with an offering of Common Shares, if a Prospectus Supplement so indicates, the Trust may grant the underwriters an option to purchase additional Common Shares at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of the Prospectus Supplement, to cover any overallotments.

BY DEALERS

The Trust may offer and sell Securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered Securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. The Trust will set forth the names of the dealers and the terms of the transaction in the Prospectus Supplement.

GENERAL INFORMATION

Agents, underwriters, or dealers participating in an offering of Securities may be deemed to be underwriters, and any discounts and commission received by them and any profit realized by them on resale of the offered Securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

The Trust may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

To facilitate an offering of Common Shares in an underwritten transaction and in accordance with industry practice, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of the Common Shares or any other Security. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate covering transactions, and reclaiming selling concessions allowed to an underwriter or a dealer.

•        An overallotment in connection with an offering creates a short position in the common stock for the underwriter’s own account.

•        An underwriter may place a stabilizing bid to purchase the Common Shares for the purpose of pegging, fixing, or maintaining the price of the Common Shares.

•        Underwriters may engage in syndicate covering transactions to cover overallotments or to stabilize the price of the Common Shares by bidding for, and purchasing, the Common Shares or any other Securities in the open market in order to reduce a short position created in connection with the offering.

•        The managing underwriter may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when the Common Shares originally sold by the syndicate member is purchased in syndicate covering transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the Securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

In connection with any Rights offering, the Trust may also enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriter(s) will purchase Common Shares remaining unsubscribed for after the Rights offering.

Any underwriters to whom the offered Securities are sold for offering and sale may make a market in the offered Securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that there will be a liquid trading market for the offered Securities.

Under agreements entered into with the Trust, underwriters and agents may be entitled to indemnification by the Trust, the Adviser and the Sub-Adviser against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

The underwriters, agents, and their affiliates may engage in financial or other business transactions with the Trust in the ordinary course of business.

Pursuant to a requirement of the Financial Industry Regulatory Authority, Inc. (“FINRA”) the maximum compensation to be received by any FINRA member or independent broker-dealer in connection with an offering of the Trust’s securities may not be greater than eight percent (8%) of the gross proceeds received by the Trust for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The aggregate offering price specified on the cover of this Prospectus relates to the offering of the Securities not yet issued as of the date of this Prospectus.

To the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as a broker or dealer and receive fees in connection with the execution of portfolio transactions on behalf of the Trust after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.

A Prospectus and accompanying Prospectus Supplement in electronic form may be made available on the websites maintained by underwriters. The underwriters may agree to allocate a number of Securities for sale to their online brokerage account holders. Such allocations of Securities for internet distributions will be made on the same basis as other allocations. In addition, Securities may be sold by the underwriters to securities dealers who resell Securities to online brokerage account holders.

CUSTODIAN, TRANSFER AGENT, AND ADMINISTRATOR

CUSTODIAN

U.S. Bank N.A. serves as the custodian of the Trust’s assets pursuant to a custody agreement. Under the custody agreement, the custodian is required to hold the Trust’s assets in compliance with the 1940 Act. For its services, the custodian receives a monthly fee based upon, among other things, the average value of the total assets of the Trust, plus certain charges for securities transactions. U.S. Bank N.A. is located at 1555 N. River Center Drive, Milwaukee, Wisconsin 53212.

TRANSFER AGENT

DST Systems serves as the Trust’s dividend disbursing agent, agent under the Trust’s Plan, transfer agent and registrar with respect to Common Shares of the Trust. DST Systems is located at 430 W. 7th Street, Kansas City, Missouri 64105-1594.

ADMINISTRATOR

ALPS Fund Services Inc. serves as the administrator of the Trust. Pursuant to an administration, bookkeeping and pricing services agreement, the administrator provides certain administrative services to the Trust. The Trust pays to ALPS Fund Services a monthly fee equal to the greater of an annual minimum fee or a fee equal to a percentage of the Trust’s net assets, which percentage is subject to breakpoints at increasing levels of net assets, and reimburses ALPS Fund Services for certain out-of-pocket expenses. ALPS Fund Services Inc. is located at 1290 Broadway, Suite 1100, Denver, CO 80203.

LEGAL MATTERS

Certain legal matters will be passed on for the Trust by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois, in connection with the offering of the Common Shares.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, 200 E. Randolph Street, Chicago, Illinois 60601, is the independent registered public accounting firm of the Trust. The independent registered public accounting firm is expected to render an opinion annually on the financial statements and financial highlights of the Trust.

FISCAL YEAR END AND REPORTS TO SHAREHOLDERS

The Trust’s fiscal year end is September 30.

As soon as practicable after the end of each calendar year, the Trust will furnish to Common Shareholders a statement on Form 1099-DIV identifying the sources of the distributions paid by the Trust to Common Shareholders for tax purposes.

In addition, the Trust will prepare and transmit to Common Shareholders a semi-annual report and annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.

ADDITIONAL INFORMATION

This Prospectus constitutes part of a Registration Statement filed by the Trust with the SEC under the Securities Act, and the 1940 Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Trust and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (www.sec.gov).

PRIVACY PRINCIPLES OF THE TRUST

The Trust is committed to maintaining the privacy of its shareholders and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information the Trust collects, how the Trust protects that information and why, in certain cases, the Trust may share information with select other parties.

Generally, the Trust does not receive any non-public personal information relating to its shareholders, although certain non-public personal information of its shareholders may become available to the Trust. The Trust does not disclose any non-public personal information about its shareholders or former shareholders to anyone, except as permitted by law or as is necessary in order to service shareholder accounts (for example, to a transfer agent or third party administrator).

The Trust restricts access to non-public personal information about its shareholders to employees of the Adviser and its delegates and affiliates with a legitimate business need for the information. The Trust maintains physical, electronic and procedural safeguards designed to protect the non-public personal information of its shareholders.

$100,000,000

XAI Octagon Floating Rate & Alternative Income Term Trust

Common Shares
Subscription Rights for Common Shares

XAI Octagon Floating Rate & Alternative Income Term Trust

Up to 5,250,000 Common Shares

___________________

PROSPECTUS SUPPLEMENT
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December 4, 2020

XAI OCTAGON FLOATING RATE & ALTERNATIVE INCOME TERM TRUST

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Statement of Additional Information

XAI Octagon Floating Rate & Alternative Income Term Trust (the “Trust”) is a diversified, closed-end management investment company. The Trust’s common shares of beneficial interest (the “Common Shares”) are expected to be listed on the New York Stock Exchange (“NYSE”) under the symbol “XFLT.”

The Trust’s investment objective is to seek attractive total return with an emphasis on income generation across multiple stages of the credit cycle. There can be no assurance that the Trust will achieve its investment objective, and you could lose some or all of your investment.

This Statement of Additional Information (“SAI”) is not a Prospectus, but should be read in conjunction with the Prospectus for the Trust dated January 3, 2020, and any related supplement to the Prospectus (each a “Prospectus Supplement”). Investors should obtain and read the Prospectus and any related Prospectus Supplement prior to purchasing common shares of the Trust. A copy of the Prospectus and any related Prospectus Supplement may be obtained, without charge, by calling the Trust at (888) 903-3358.

The Prospectus, any accompanying Prospectus Supplement and this SAI omit certain of the information contained in the registration statement filed with the Securities and Exchange Commission (the “SEC”). The registration statement may be obtained from the SEC upon payment of the fee prescribed, or inspected at the SEC’s office or via its website (www.sec.gov) at no charge. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This Statement of Additional Information is dated January 3, 2020.

THE TRUST

The Trust is a diversified, closed-end management investment company organized as a statutory trust under the laws of the State of Delaware.

INVESTMENT OBJECTIVE AND POLICIES

The following information supplements the discussion of the Trust’s investment objective, policies and techniques that are described in the Prospectus. The Trust may make the following investments, among others, some of which are part of its principal investment strategies and some of which are not. The principal risks of the Trust’s principal investment strategies are discussed in the Prospectus. The Trust may not buy all of the types of securities or use all of the investment techniques that are described.

Convertible Securities

A convertible security is a preferred stock, warrant or other security that may be converted into or exchanged for a prescribed amount of common stock or other security of the same or a different issuer or into cash within a particular period of time at a specified price or formula. A convertible security generally entitles the holder to receive the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities generally have characteristics similar to both fixed income and equity securities. The value of convertible securities tends to decline as interest rates rise and, because of the conversion feature, tends to vary with fluctuations in the market value of the securities in to which they would convert. Convertible securities ordinarily provide a stream of income with generally higher yields than those of common stock of the same or similar issuers. Convertible securities generally rank senior to common stock in a corporation’s capital structure but are usually subordinated to comparable non-convertible securities. Convertible securities generally do not participate directly in any dividend increases or decreases of the underlying securities although the market prices of convertible securities may be affected by any dividend changes or other changes in the underlying securities.

The market value of a convertible security generally is a function of its “investment value” and its “conversion value.” A security’s “investment value” represents the value of the security without its conversion feature (i.e., a comparable nonconvertible fixed-income security). The investment value is determined by, among other things, reference to its credit quality and the current value of its yield to maturity or probable call date. At any given time, investment value is dependent upon such factors as the general level of interest rates, the yield of similar nonconvertible securities, the financial strength of the issuer and the seniority of the security in the issuer’s capital structure. A security’s “conversion value” is determined by multiplying the number of shares the holder is entitled to receive upon conversion or exchange by the current price of the underlying security. If the conversion value of a convertible security is significantly below its investment value, the convertible security will trade like nonconvertible debt or a preferred security in the sense that its market value will not be influenced greatly by fluctuations in the market price of the underlying security into which it can be converted. Instead, the convertible security’s price will tend to move in the opposite direction from interest rates. Conversely, if the conversion value of a convertible security is significantly above its investment value, the market value of the convertible security will be more heavily influenced by fluctuations in the market price of the underlying stock. In that case, the convertible security’s price may be as volatile as that of the common stock. Because both interest rate and market movements can influence its value, a convertible security is not generally as sensitive to interest rates as a similar fixed-income security, nor is it generally as sensitive to changes in share price as its underlying stock.

The Trust’s investments in convertible securities, particularly securities that are convertible into securities of an issuer other than the issuer of the convertible security, may be illiquid — that is, the Trust may not be able to dispose of such securities in a timely fashion or for a fair price, which could result in losses to the Trust. The

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Trust’s investments in convertible securities may at times include securities that have a mandatory conversion feature, pursuant to which the securities convert automatically into common stock or other equity securities (of the same or a different issuer) at a specified date and a specified conversion ratio, or that are convertible at the option of the issuer. For issues where the conversion of the security is not at the option of the holder, the Trust may be required to convert the security into the underlying common stock even at times when the value of the underlying common stock or other equity security has declined substantially.

Zero Coupon Securities

The Trust may invest in zero dividend preferred securities and zero coupon bonds. These are instruments that typically do not pay interest either for the entire life of the obligation or for an initial period after the issuance of the obligation. When held to its redemption or maturity, a holder receives the par value (or the accreted value) of the zero (rate) coupon security, which generates a return equal to the difference between the purchase price and its redemption or maturity value. A zero dividend preferred security or a zero coupon security is normally issued and traded at a deep discount from face value. This original issue discount (“OID”) approximates the total amount of interest the security will accrue and compound prior to its redemption or maturity. Because these securities and other OID instruments do not pay cash dividends or interest at regular intervals, the instruments’ ongoing accruals require ongoing judgments concerning the collectability of stated par value of the instrument at its redemption or maturity, as well as the value of any associated collateral. As a result, these securities may be subject to greater value fluctuations and less liquidity in the event of adverse market conditions than comparably rated securities that pay cash on a current basis. Because zero dividend preferred securities and zero coupon bonds, and OID instruments generally, allow an issuer to delay the need to generate cash to meet current dividend or interest payments (unless there is a prescribed accumulated funding of the payment), they may involve greater payment and credit risk than dividend or coupon securities that pay dividends or interest currently or in cash. In order to maintain its status as a regulated investment company (“RIC”), the Trust generally will be required to distribute dividends to shareholders representing the income of these instruments as it accrues, even though the Trust will not receive all of the income on a current basis or in cash. Thus, the Trust may have to sell other investments, including when it may not be advisable to do so, and use the cash proceeds to make income distributions to its shareholders. For accounting purposes, these cash distributions to shareholders will not treated as a return of capital.

Exchange-Traded Notes

Exchange-traded notes (“ETNs”) are a type of senior, unsecured, unsubordinated debt security issued by financial institutions that combines both aspects of bonds and ETFs. An ETN’s returns are based on the performance of a market index minus fees and expenses. Similar to ETFs, ETNs are listed on an exchange and traded in the secondary market. However, unlike an ETF, an ETN can be held until the ETN’s maturity, at which time the issuer will pay a return linked to the performance of the market index to which the ETN is linked minus certain fees. Unlike regular bonds, ETNs do not make periodic interest payments and principal is not protected. ETNs are subject to credit risk and the value of an ETN may drop due to a downgrade in the issuer’s credit rating, despite the underlying market benchmark or strategy remaining unchanged. The value of an ETN may also be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying assets, changes in the applicable interest rates, changes in the issuer’s credit rating, and economic, legal, political, or geographic events that affect the referenced underlying asset. When the Trust invests in ETNs it will bear its proportionate share of any fees and expenses borne by the ETN. The Trust’s decision to sell its ETN holdings may be limited by the availability of a secondary market. In addition, although an ETN may be listed on an exchange, the issuer may not be required to maintain the listing and there can be no assurance that a secondary market will exist for an ETN.

ETNs are also subject to tax risk. No assurance can be given that the Internal Revenue Service (“IRS”) will accept, or a court will uphold, how the Trust characterizes and treats ETN investments for tax purposes. Further, the IRS and Congress have considered proposals that would change the timing and character of income and gains from ETNs.

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An ETN that is tied to a specific market benchmark or strategy may not be able to replicate and maintain exactly the composition and relative weighting of securities, commodities or other components in the applicable market benchmark or strategy. Some ETNs that use leverage can, at times, be relatively illiquid and, thus, they may be difficult to purchase or sell at a fair price. Leveraged ETNs are subject to the same risk as other instruments that use leverage in any form.

The market value of ETN shares may differ from their market benchmark or strategy. This difference in price may be due to the fact that the supply and demand in the market for ETN shares at any point in time is not always identical to the supply and demand in the market for the securities, commodities or other components underlying the market benchmark or strategy that the ETN seeks to track. As a result, there may be times when an ETN share trades at a premium or discount to its market benchmark or strategy.

Commercial Paper

Commercial paper represents short-term unsecured promissory notes issued in bearer form by corporations such as banks or bank holding companies and finance companies. The rate of return on commercial paper may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies.

When Issued, Delayed Delivery Securities And Forward Commitments

The Trust may enter into forward commitments for the purchase or sale of securities. The Trust may enter into transactions on a “when issued” or “delayed delivery” basis, in excess of customary settlement periods for the type of security involved. In some cases, a forward commitment may be conditioned upon the occurrence of a subsequent event, such as approval and consummation of a merger, corporate reorganization or debt restructuring (i.e., a when, as and if issued security). When such transactions are negotiated, the price is fixed at the time of the commitment, with payment and delivery taking place in the future, generally a month or more after the date of the commitment. While it will only enter into a forward commitment with the intention of actually acquiring the security, the Trust may sell the security before the settlement date if it is deemed advisable. Securities purchased under a forward commitment are subject to market fluctuation, and generally no interest (or dividends) accrues to the Trust prior to the settlement date.

Securities purchased on a when-issued or delayed delivery basis may expose the Trust to counterparty risk of default as well as the risk that securities may experience fluctuations in value prior to their actual delivery. The Trust generally will not accrue income with respect to a when-issued or delayed delivery security prior to its stated delivery date. Purchasing securities on a when-issued or delayed delivery basis can involve the additional risk that the price or yield available in the market when the delivery takes place may not be as favorable as that obtained in the transaction itself.

Reverse Repurchase Agreements

In reverse repurchase agreement transactions, the Trust sells portfolio securities to financial institutions such as banks and broker-dealers and agrees to repurchase them at a particular date and price. The Trust may utilize reverse repurchase agreements when it is anticipated that the interest income to be earned from the investment of the proceeds of the transaction is greater than the interest expense of the transaction. Proceeds of the sale will be invested in additional instruments for the Trust, and the income from these investments will generate income for the Trust. If such income does not exceed the income, capital appreciation and gain or loss that would have been realized on the securities sold as part of the reverse repurchase transaction, the use of this technique will diminish the investment performance of the Trust compared with what the performance would have been without the use of reverse repurchase transactions.

With respect to any reverse repurchase agreement, the Trust’s Managed Assets shall include any proceeds from the sale of an asset of the Trust to a counterparty in such a transaction, in addition to the value of the underlying asset as of the relevant measuring date. With respect to leverage incurred through investments in

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reverse repurchase agreements and economically similar transactions, the Trust intends to earmark or segregate cash or liquid securities in accordance with applicable interpretations of the staff of the SEC. As a result of such segregation, the Trust’s obligations under such transactions will not be considered senior securities representing indebtedness for purposes of the 1940 Act and the Trust’s use of leverage through reverse repurchase agreements and economically similar transactions will not be limited by the 1940 Act.

Reverse repurchase agreements involve the risks that the interest income earned on the investment of the proceeds will be less than the interest expense and expenses associated with the repurchase agreement, that the market value of the securities sold by the Trust may decline below the price at which the Trust is obligated to repurchase such securities and that the securities may not be returned to the Trust. There is no assurance that reverse repurchase agreements can be successfully employed. In connection with reverse repurchase agreements, the Trust will also be subject to counterparty risk with respect to the purchaser of the securities. If the broker/dealer to whom the Trust sells securities becomes insolvent, the Trust’s right to purchase or repurchase securities may be restricted.

Depositary Receipts

The Trust’s investments in non-U.S. issuers may include investment in depositary receipts, including American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), and Global Depositary Receipts (“GDRs”). U.S. dollar-denominated ADRs, which are traded in the United States on exchanges in off exchange markets, are issued by domestic banks. ADRs represent the right to receive securities of foreign issuers deposited in a domestic bank or a correspondent bank. ADRs do not eliminate all the risk inherent in investing in the securities of foreign issuers. However, by investing in ADRs rather than directly in foreign issuers’ stock, the Trust can avoid currency risks during the settlement period for either purchases or sales. In general, there is a large, liquid market in the United States for many ADRs. The information available for ADRs is subject to the accounting, auditing and financial reporting standards of the domestic market or exchange on which they are traded, which standards are more uniform and more exacting than those to which many foreign issuers may be subject. The Trust also may invest in EDRs, GDRs, and in other similar instruments representing securities of foreign companies. EDRs and GDRs are securities that are typically issued by foreign banks or foreign trust companies, although U.S. banks or U.S. trust companies may issue them. EDRs and GDRs are structured similarly to the arrangements of ADRs. EDRs, in bearer form, are designed for use in European securities markets and are not necessarily denominated in the currency of the underlying security.

Certain depositary receipts, typically those denominated as unsponsored, require the holders thereof to bear most of the costs of the facilities while issuers of sponsored facilities normally pay more of the costs thereof. The depository of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited securities or to pass through the voting rights to facility holders in respect to the deposited securities, whereas the depository of a sponsored facility typically distributes shareholder communications and passes through voting rights.

Preferred Securities

Preferred securities are generally equity securities of the issuer that have priority over the issuer’s common shares as to the payment of dividends (i.e., the issuer cannot pay dividends on its common shares until the dividends on the preferred shares are current) and as to the payout of proceeds of bankruptcy or other liquidation, but are subordinate to an issuer’s senior debt and junior debt as to both types of payments. Additionally, in a bankruptcy or other liquidation, preferred securities are generally subordinate to an issuer’s trade creditors and other general obligations.

Preferred securities pay a dividend, typically contingent both upon declaration by the issuer’s board and on the existence of current earnings (or retained earnings) in sufficient amount to source the payment. Preferred securities typically have no ordinary right to vote for the board of directors, except in some cases voting rights may arise if the issuer fails to pay the preferred share dividends. Preferred securities may be perpetual or have a term and typically have a fixed liquidation (or “par”) value.

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Hybrid-preferred securities often behave as investments similarly to traditional preferred securities and are regarded by investors as being part of the preferred securities market. Hybrid-preferred securities possess varying combinations of features of both debt and preferred shares, and they may constitute senior debt, junior debt or preferred shares in an issuer’s capital structure. As such, hybrid-preferred securities may not be subordinate to a company’s debt securities (as are traditional preferred securities). Given the various debt and equity characteristics of hybrid-preferred securities, whether a hybrid-preferred security is classified as debt or equity for purposes of reporting the Trust’s portfolio holdings may be based on the portfolio managers’ determination as to whether its debt or preferred features are preponderant, or based on the assessment of an independent data provider. Such determinations may be subjective.

Dividend or interest payments on preferred securities may be cumulative or non-cumulative and often can be skipped or deferred, without limitation. The dividend rates on preferred securities may be fixed or floating, or convert from fixed to floating at a specified future time. Floating rate and fixed-to-floating-rate preferred securities may be traditional preferred or hybrid-preferred securities. Floating rate preferred securities pay a rate of income that resets periodically based on short- and/or longer-term interest rate benchmarks. If the associated interest rate benchmark rises, the return offered by the floating rate security may rise as well, making such securities less price-sensitive to rising interest rates (or yields). Similarly, a fixed-to-floating-rate security may be less price-sensitive to rising interest rates (or yields), because the period over which the rate of payment is fixed is shorter than the maturity term of the security, after which period a floating rate of payment applies.

Loans of Portfolio Securities

To increase income, the Trust may, consistent with applicable regulatory requirements, lend its portfolio securities to securities broker-dealers or financial institutions if (i) the loan is collateralized in accordance with applicable regulatory requirements and (ii) no loan will cause the value of all loaned securities to exceed 33 1/3% of the value of the Trust’s total assets. If the borrower fails to maintain the requisite amount of collateral, the loan automatically terminates and the Trust could use the collateral to replace the securities while holding the borrower liable for any excess of replacement cost over the value of the collateral. As with any extension of credit, there are risks of delay in recovery and in some cases even loss of rights in collateral should the borrower of the securities fail financially. There can be no assurance that borrowers will not fail financially. On termination of the loan, the borrower is required to return the securities to the Trust, and any gain or loss in the market price during the term of the loan would inure to the Trust. If the other party to the loan petitions for bankruptcy or becomes subject to the U.S. Bankruptcy Code, the law regarding the rights of the Trust is unsettled. As a result, under extreme circumstances, there may be a restriction on the Trust’s ability to sell the collateral and the Trust would suffer a loss.

INVESTMENT RESTRICTIONS

The Trust operates under the following restrictions that constitute fundamental policies that, except as otherwise noted, cannot be changed without the affirmative vote of the holders of a majority of the outstanding voting securities of the Trust voting together as a single class, which is defined by the 1940 Act as the lesser of (i) 67% or more of the Trust’s voting securities present at a meeting, if the holders of more than 50% of the Trust’s outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the Trust’s outstanding voting securities. Except as otherwise noted, all percentage limitations set forth below apply immediately after a purchase or initial investment and any subsequent change in any applicable percentage resulting from market fluctuations does not require any action. These restrictions provide that the Trust shall not:

(1)    Issue senior securities, as defined in the 1940 Act, except as permitted by the 1940 Act, the rules and regulation promulgated by the SEC under the 1940 Act, as amended from time to time, or an exemption or other relief applicable to the Trust from the provisions of the 1940 Act.

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(2)     Borrow money, except as permitted by the 1940 Act, the rules and regulation promulgated by the SEC under the 1940 Act, as amended from time to time, or an exemption or other relief applicable to the Trust from the provisions of the 1940 Act.

(3)    Act as underwriter of another issuer’s securities, except to the extent that the Trust may be deemed to be an underwriter within the meaning of the Securities Act in connection with the purchase and sale of portfolio securities.

(4)     Invest more than 25% of its total assets in securities of issuers in any one industry, provided, however, that such limitation shall not apply to (i) securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, (ii) securities issued by state and municipal governments or their political subdivisions, agencies, authorities and instrumentalities (other than those securities backed only by the assets and revenues of non-governmental users with respect to which the Trust will not invest 25% or more of the value of the Trust’s total assets in securities backed by the same source of revenue), and (iii) securities issued by other investment companies, which shall not constitute any industry.

(5)    Purchase or sell real estate, except that the Trust may (i) acquire or lease office space for its own use, (ii) invest in instruments of issuers that deal in real estate or are engaged in the real estate business, including real estate investment trusts, (iii) invest in instruments secured by real estate or interests therein, (iv) hold and sell real estate or mortgages on real estate acquired through default, liquidation, or other distributions of an interest in real estate as a result of the Trust’s ownership of such instruments.

(6)    Purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments except to the extent that interests in instruments the Trust may invest in are considered to be interests in commodities and this shall not prevent the Trust from purchasing or selling options, futures contracts, swaps, or other derivative instruments or from investing in securities or other instruments backed by physical commodities.

(7)    Make loans except, (i) to the extent that instruments in which the Trust may invest are considered to be loans, (ii) through the loan of portfolio securities in accordance with the Trust’s investment policies, or (iii) by engaging in repurchase agreement transactions or as otherwise permitted by the 1940 Act, the rules and regulation promulgated by the SEC under the 1940 Act, as amended from time to time, or an exemption or other relief applicable to the Trust from the provisions of the 1940 Act.

(8)    With respect to 75% of the value of the Trust’s total assets, purchase any securities (other than obligations issued or guaranteed by the U.S. Government or by its agencies or instrumentalities), if as a result more than 5% of the Trust’s total assets would then be invested in securities of a single issuer or if as a result the Trust would hold more than 10% of the outstanding voting securities of any single issuer.

With respect to investment restriction (1) and (2) above, Section 18(c) of the 1940 Act generally limits a registered closed-end investment company to issuing one class of senior securities representing indebtedness and one class of senior securities representing stock, except that the class of indebtedness or stock may be issued in one or more series, and promissory notes or other evidences of indebtedness issued in consideration of any loan, extension, or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed, are not deemed a separate class of senior securities.

With respect to investment restriction (2) above, Section 18(a) of the 1940 Act generally prohibits a registered closed-end fund from incurring borrowings if, immediately thereafter, the aggregate amount of its borrowings exceeds 33 1/3% of its total assets.

With respect to investment restriction (4) above, the Sub-Adviser will, on behalf of the Trust, make reasonable determinations as to the appropriate industry classification to assign to each instrument in which the Trust invests, generally using industry classifications such as those provided by MSCI and Standard & Poor’s

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(The Global Industry Classification Standard (GICS)), Bloomberg, Barclays or similar sources commonly used in the financial industry. The definition of what constitutes a particular “industry” is an evolving one, particularly for industries or sectors within industries that are new or are undergoing rapid development. Some securities could reasonably fall within more than one industry category. The Trust’s industry concentration policy does not preclude it from focusing investments in issuers in a broad economic sectors. In connection with investments in other investment companies, the Trust will consider the concentration of the underlying investments by such investment companies when determining the Trust’s compliance with investment restriction (4) above.

With respect to investment restriction (7) above, Section 21 of the 1940 Act makes it unlawful for a registered investment company, like the Trust, to lend money or other property if (i) the investment company’s policies set forth in its registration statement do not permit such a loan or (ii) the borrower controls or is under common control with the investment company.

All other investment policies of the Trust set forth in the Prospectus and this SAI are not considered fundamental policies and may be changed by the Board of Trustees without any vote of shareholders.

MANAGEMENT OF THE TRUST

Board of Trustees

Overall responsibility for management and supervision of the Trust rests with the Board of Trustees (the “Board” or “Board of Trustees”). The Board of Trustees approves all significant agreements between the Trust and the companies that furnish the Trust with services, including agreements with the Adviser and the Sub-Adviser.

Trustees serve until their successors have been duly elected. Following is a list of the names, business addresses, dates of birth, present positions with the Trust, length of time served with the Trust, principal occupations during the past five years and other directorships held by each Trustee.

Name, Address(1) and Year of Birth	Position(s) Held with Trust	Term of Office(2) and Length of Time Served	Principal Occupation During The Past Five Years	Number of Portfolios in Fund Complex(3) Overseen by Trustee	Other Directorships held by Trustee During the Past Five Years
INDEPENDENT TRUSTEES:
Danielle Cupps Year of Birth: 1970	Trustee	Trustee since 2017	Current: Director, CEO & Financial Communications, McDonald’s Corporation (2019-present)	2	None.

Former: Managing Director, Kinzie Capital Partners LLC (2018) (private equity); Managing Director, BLG Capital Advisors (2016-2018) (family office); Director, Finance and Chief of Staff to CFO, Boeing Company (2006-2012); Vice President, Code Hennessy & Simmons LLC

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Name, Address(1) and Year of Birth	Position(s) Held with Trust	Term of Office(2) and Length of Time Served	Principal Occupation During The Past Five Years	Number of Portfolios in Fund Complex(3) Overseen by Trustee	Other Directorships held by Trustee During the Past Five Years
			(2000-2005) (private equity); Associate, Goldman, Sachs & Co. (1998-2000).
Gregory G. Dingens Year of Birth: 1964	Trustee	Trustee since 2017	Current: Executive Vice President, Monroe Financial Partners, Inc. (2006-present) (investment banking and trading); Member, Siena Capital Partners GP LLC (2006-present) (private investment fund); Director, Qwickrate LLC (2012-present) (online marketplace for financial institutions). Former: Managing Director, Lehman Brothers (2004-2006); Managing Director, Merrill Lynch (1993-2003).	2	None.
Philip G. Franklin Year of Birth: 1951	Trustee	Trustee since 2017	Former: Chief Financial Officer and Executive Vice President, Littelfuse, Inc. (1998-2016); Chief Financial Officer and Vice President, OmniQuip International (1995-1998) (construction equipment).	2	Current: TTM Technologies Inc. (2014-present); Tribune Publishing Company (2014-present).
Scott Craven Jones Year of Birth: 1962	Trustee	Trustee since 2017	Current: Director, Carne Global Financial Services (US) LLC (2013-present). Former: Adviser, Wanzenburg Partners LLC (2012-2013); Chief Operating Officer, Chief Financial Officer and Treasurer, Aurora Investment Management LLC (2010-2012); Executive Vice President and Chief Administrative Officer, Calamos Asset Management, Inc. (2005-2008); Managing Director, Northern Trust Global Investments (2000-2005).	2	Current: Madison Funds (18 portfolios) (2019-present); Manager Directed Portfolios, a U.S. Bancorp series trust (10 portfolios) (2016-present). Former: Guestlogix Inc. (2015-2016) (travel technology).

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Name, Address(1) and Year of Birth	Position(s) Held with Trust	Term of Office(2) and Length of Time Served	Principal Occupation During The Past Five Years	Number of Portfolios in Fund Complex(3) Overseen by Trustee	Other Directorships held by Trustee During the Past Five Years
INTERESTED TRUSTEE:
Theodore J. Brombach* Year of Birth: 1963	Trustee, President and Chief Executive Officer	Trustee since 2017	Current: Co-Chief Executive Officer of XAI (2016-present); Co-Founding Partner of XMS Capital Partners, LLC (2006-present). Former: Co-Head of Midwest Investment Banking, Managing Director, Founding Member of Financial Sponsors Group (1990-2006); Analyst, Kidder, Peabody & Co. (1985-1988).	2	Current: RiverWood Bank (2006-present).

*       Mr. Brombach is an interested person of the Trust because of his position as an officer of the Adviser and certain of its affiliates.

(1)           The business address of each Trustee of the Trust is 321 North Clark Street, Suite 2430, Chicago, Illinois 60654, unless otherwise noted.

(2)           After a Trustee’s initial term, each Trustee is expected to serve a three year term concurrent with the class of Trustees for which he serves.

•        Mr. Brombach and Ms. Cupps, as Class I Trustees, are expected to stand for re-election at the Trust’s annual meeting of shareholders for the fiscal year ending September 30, 2021.

•        Mr. Dingens and Mr. Franklin, as Class II Trustees, are expected to stand for re-election at the Trust’s annual meeting of shareholders for the fiscal year ending September 30, 2022.

•        Mr. Jones, as the Class III Trustee, is expected to stand for re-election at the Trust’s annual meeting of shareholders for the fiscal year ending September 30, 2020.

(3)           As of the date of this SAI, there are two funds, including the Trust, in the Fund Complex.

Trustee Qualifications

The Trustees were selected to serve on the Board based upon their skills, experience, judgment, analytical ability, diligence, ability to work effectively with other Trustees, availability and commitment to attend meetings and perform the responsibilities of a Trustee and a willingness to take an independent and questioning view of management.

The following is a summary of the experience, qualifications, attributes and skills of each Trustee that support the conclusion, as of the date of this SAI, that each Trustee should serve as a Trustee in light of the Trust’s business and structure. References to the qualifications, attributes and skills of Trustees do not constitute the holding out of any Trustee as being an expert under Section 7 of the Securities Act or the rules and regulations of the SEC.

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Theodore J. Brombach. Mr. Brombach has served as a trustee of funds in the Fund Complex since 2017. Through his over 30 years of investment experience in the financial industry, including as Co-Chief Executive Officer of XAI, founding partner of XMS Capital Partners, LLC, and Co-Head of Midwest Investment Banking at Morgan Stanley, Mr. Brombach is experienced in financial, regulatory and investment matters.

Danielle Cupps. Ms. Cupps has served as a trustee of funds in the Fund Complex since 2017. Through her experience as a Director, CEO & Financial Communications, at McDonald’s Corporation, Managing Director at Kinzie Capital Partners, a private equity firm, Managing Director at BLG Capital Advisors, a family office managing a global portfolio of alternative assets, in various roles, including Director of Corporate and Strategic Development and Chief of Staff in the Office of the Chief Financial Officer, at Boeing Company, Vice President at Code Hennessy & Simmons LLC, a private equity firm, and Associate in the private equity funds group at Goldman, Sachs & Co., Ms. Cupps is experienced in financial, regulatory and investment matters.

Gregory G. Dingens. Mr. Dingens has served as a trustee of funds in the Fund Complex since 2017. Through his over 25 years of investment management experience, including as Executive Vice President of Monroe Financial Partners, Inc., Member of Siena Capital Partners, a private investment fund, director of Qwickrate LLC, and Managing Director at both Lehman Brothers and Merrill Lynch, Mr. Dingens is experienced in financial, regulatory and investment matters.

Philip G. Franklin. Mr. Franklin has served as a trustee of funds in the Fund Complex since 2017. Through his experience as Chief Financial Officer and Executive Vice President of Littelfuse, Inc. and Chief Financial Officer and Vice President at OmniQuip International, Mr. Franklin is experienced in financial, accounting and regulatory matters.

Scott Craven Jones. Mr. Jones has served as a trustee of funds in the Fund Complex since 2017. Through his experience as a director at Carne Global Financial Services (US) LLC, Chief Operating Officer, Chief Financial Officer and Treasurer of Aurora Investment Management LLC, Executive Vice President and Chief Administrative Officer of Calamos Asset Management, Inc., Managing Director at Northern Trust Global Investments, in various roles at Nuveen Investments and as a trustee at various other fund complexes, Mr. Jones is experienced in financial, accounting, regulatory and investment matters.

Executive Officers

The following information relates to the executive officers of the Trust who are not Trustees.

Name, Business Address(1) and Year of Birth	Position	Term of Office(2) and Length of Time Served	Principal Occupations During the Past Five Years
John “Yogi” Spence Year of Birth: 1962	Chief Financial Officer and Treasurer	Officer since 2017	Current: Co-Chief Executive Officer, XAI (2016-present); Co-Founding Partner, XMS Capital Partners, LLC (2006-present).

Benjamin D. McCulloch Year of Birth: 1981	Chief Legal Officer and Secretary	Officer since 2019	Current: General Counsel & Managing Director, XAI (2019-present). Former: Associate, Drinker Biddle & Reath LLP (2015-2019); Associate Counsel, First Trust Portfolios LP (2012-2015).

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Name, Business Address(1) and Year of Birth	Position	Term of Office(2) and Length of Time Served	Principal Occupations During the Past Five Years
Kimberly Ann Flynn Year of Birth: 1977	Vice President	Officer since 2017

Current: Managing Director of XAI (2016-present).

Former: Senior Vice President, Head of Product Development (2013-2016), Vice President (2009-2013), Assistant Vice President (2007-2009) and Associate (2004-2007), Nuveen Investments.

Theodore J. Uhl Year of Birth: 1974 Address: c/o ALPS Fund Services, Inc. 1290 Broadway, #1100 Denver, CO 80203	Chief Compliance Officer	Officer since 2017

Current: Vice President and Deputy Chief Compliance Officer, ALPS Fund Services, Inc. (2006-present); Chief Compliance Officer, Financial Investors Trust (2010-present), Centre Funds (2013-present), Reality Shares ETF Trust (2014-present), Reaves Utility Income Fund (2015-present), Boulder Growth & Income Fund, Inc. (2015-present), Index Funds (2016-present), and Elevation ETF Trust (2016-present).

Former: Internal Audit Manager/Senior Risk Manager, ALPS Fund Services, Inc. (2006-2010).

(1)           The business address of each officer of the Trust is 321 North Clark Street, Suite 2430, Chicago, Illinois 60654, unless otherwise noted.

(2)           Officers serve at the pleasure of the Board and until his or her successor is appointed and qualified or until his or her resignation or removal.

Mr. Uhl serves as Chief Compliance Officer of the Trust pursuant to a Chief Compliance Officer Services Agreement, between the Trust and ALPS Fund Services Inc. The Trust pays ALPS Fund Services Inc. an annual fee, payable monthly, and reimburses of out-of-pocket expenses. Notwithstanding the Chief Compliance Officer Services Agreement the designation of the Chief Compliance Officer must be approved by the Board, including a majority of the Independent Trustees, and such Chief Compliance Officer may be removed from his responsibilities by action of (and only with the approval of) the Board, including a majority of the Independent Trustees.

Board Leadership Structure

The primary responsibility of the Board of Trustees is to represent the interests of the Trust and to provide oversight of the management of the Trust. The Trust’s day-to-day operations are managed by the Adviser and other service providers who have been approved by the Board. The Board is currently comprised of five Trustees, four of whom (including the chairperson) are Independent Trustees and one of whom is classified as an interested person of the Trust (“Interested Trustee”). Generally, the Board acts by majority vote of all the Trustees, including a majority vote of the Independent Trustees if required by applicable law.

The Board has appointed an independent chairperson, Gregory G. Dingens, who presides at Board meetings and who is responsible for, among other things, setting the tone of Board meetings and seeking to encourage open dialogue and independent inquiry among the trustees and management. The Board meets regularly four times each year to discuss and consider matters concerning the Trust, and also holds special meetings to address matters arising between regular meetings. Regular meetings generally take place in-person; other meetings may

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take place in-person or by telephone. The Board has established two standing committees (as described below) and has delegated certain responsibilities to those committees, each of which is comprised solely of Independent Trustees. The Board and its committees will meet periodically throughout the year to oversee the Trust’s activities, review contractual arrangements with service providers, review the Trust’s financial statements and financial highlights, oversee compliance with regulatory requirements, and review performance. The Independent Trustees are represented by independent legal counsel at Board and committee meetings and regularly meet outside the presence of Trust management. The Board has determined that this leadership structure, including an independent chairperson, a supermajority of Independent Trustees and committee membership limited to Independent Trustees, is appropriate in light of the characteristics and circumstances of the Trust.

Board Committees

Audit Committee. Ms. Cupps and Messrs. Dingens, Franklin and Jones, who are not “interested persons” of the Trust, as defined in the 1940 Act, serve on the Trust’s Audit Committee. Mr. Jones serves as chairperson of the Audit Committee. The Audit Committee is generally responsible for reviewing and evaluating issues related to the accounting and financial reporting policies and internal controls of the Trust and, as appropriate, the internal controls of certain service providers, overseeing the quality and objectivity of the Trust’s financial statements and financial highlights and the audit thereof and acting as a liaison between the Board of Trustees and the Trust’s independent registered public accounting firm.

Governance Committee. Ms. Cupps and Messrs. Dingens, Franklin and Jones, who are not “interested persons” of the Trust, as defined in the 1940 Act, serve on the Trust’s Governance Committee. Mr. Franklin serves as chairperson of the Governance Committee. The Governance Committee is responsible for recommending qualified candidates to the Board of Trustees in the event that a position is vacated or created. In considering trustee nominee candidates, the Governance Committee takes into account a wide variety of factors, including the overall diversity of the Board’s composition. The Governance Committee believes the Board generally benefits from diversity of background, experience and views among its members, and considers this a factor in evaluating the composition of the Board, but has not adopted any specific policy in this regard. The Governance Committee would consider recommendations by shareholders if a vacancy were to exist. Such recommendations should be forwarded to the Secretary of the Trust. The Trust does not have a standing compensation committee.

Board and Committee Meetings. During the Trust’s fiscal year ended September 30, 2019, the Board held four meetings, the Trust’s Audit Committee held three meetings, and the Trust’s Governance Committee held two meetings.

Board’s Role in Risk Oversight

Consistent with its responsibility for oversight of the Trust, the Board, among other things, oversees risk directly and through the committee structure it has established. The Board has established the Audit Committee and the Governance Committee to assist in its oversight functions, including its oversight of the risks the Trust faces. Each committee will report its activities to the Board on a regular basis.

The Board has adopted, and will periodically review, policies, procedures and controls designed to address different types of risks, including, among others, investment risk, liquidity risk, operational risk, and valuation risk, as well as the overall business risk relating to the Trust. Under the Board’s supervision, the Trust, the Adviser, the Sub-Adviser and other service providers to the Trust also have implemented a variety of processes, procedures and controls to address various risks. In addition, as part of the Board’s periodic review of the Trust’s investment advisory agreement, sub-advisory agreement and other service provider agreements, the Board may consider risk management aspects of the service providers’ operations and the functions for which they are responsible.

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The Board has appointed a Chief Compliance Officer (“CCO”). The CCO oversees the development of compliance policies and procedures of the Trust that are reasonably designed to minimize the risk of violations of the federal securities laws (“compliance policies”). The CCO reports directly to the Independent Trustees, and will provide presentations to the Board at its quarterly meetings and an annual report on the application of the compliance policies. The Board will discuss relevant risks affecting the Trust with the CCO at these meetings. The Board has approved the compliance policies and will review the CCO’s reports. Further, the Board will annually review the effectiveness of the compliance policies, as well as the appointment and compensation of the CCO.

The Board will require officers of the Trust to report to the Board on a variety of matters at regular and special meetings of the Board and its committees, as applicable, including matters relating to risk management. The Audit Committee will also receive reports from the Trust’s independent registered public accounting firm on internal control and financial reporting matters. In addition, the Board will receive reports from the Adviser and the Sub-Adviser on the investments and securities trading of the Trust. The Board will also require the Adviser and the Sub-Adviser to report to the Board on other matters relating to risk management on a regular and as-needed basis.

Remuneration of Trustees and Officers

Each Trustee who is not an “affiliated person” (as defined in the 1940 Act) of the Adviser or its affiliates receives as compensation for his services to the Trust an annual retainer and meeting fees. The chairperson of the Board, if any, and the chairperson of each committee of the Board also receive fees for their services. The annual retainer and fees for service as chairperson of Board and committees of the Board are allocated among the Trust and certain other funds in the Trust Complex. Officers who are employed by the Adviser receive no compensation or expense reimbursement from the Trust. The following table provides information regarding the compensation of the Trust’s Trustees for the Trust’s fiscal year ended September 30, 2019.

Name(1)	Aggregate Estimated Compensation from the Trust	Pension or Retirement Benefits Accrued as Part of Trust Expenses(2)	Estimated Annual Benefits Upon Retirement(2)	Total Compensation from the Trust and Fund Complex Paid to Trustee(3)
INDEPENDENT TRUSTEES:
Danielle Cupps	$35,500	None	None	$35,500
Gregory G. Dingens	$45,500	None	None	$45,500
Philip G. Franklin	$40,500	None	None	$40,500
Scott Craven Jones	$40,500	None	None	$40,500

(1)         Trustees not entitled to compensation are not included in the table.

(2)         The Trust does not accrue or pay retirement or pension benefits to Trustees as of the date of this SAI.

(3)         As of the date of this SAI, there are two funds, including the Trust, in the Fund Complex.

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Trustee Share Ownership

As of December 31, 2019, the most recently completed calendar year prior to the date of this Statement of Additional Information, each Trustee of the Trust beneficially owned equity securities of the Trust and all of the registered investment companies in the family of investment companies overseen by the Trustee in the dollar range amounts specified below.

Name	Dollar Range of Equity Securities in the Trust	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies(1)
INDEPENDENT TRUSTEES:
Danielle Cupps	Over $100,000	Over $100,000
Gregory G. Dingens	Over $100,000	Over $100,000
Philip G. Franklin	Over $100,000	Over $100,000
Scott Craven Jones	$50,001-$100,000	$50,001-$100,000
INTERESTED TRUSTEE:
Theodore J. Brombach	Over $100,000	Over $100,000

(1)           As of the date of this SAI, there are two funds, including the Trust, in the Family of Investment Companies.

Indemnification of Officers and Trustees; Limitations on Liability

The governing documents of the Trust provide that the Trust will indemnify its Trustees and officers and may indemnify its employees or agents against liabilities and expenses incurred in connection with litigation in which they may be involved because of their positions with the Trust, to the fullest extent permitted by law. However, nothing in the governing documents of the Trust protects or indemnifies a trustee, officer, employee or agent of the Trust against any liability to which such person would otherwise be subject in the event of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her position.

Adviser

XA Investments LLC acts as investment adviser to the Trust and is responsible for overseeing the Trust’s overall investment strategy and its implementation, including the use of leverage by the Trust. XAI is an investment adviser registered under the Advisers Act and acts as investment adviser to certain other management investment companies. XAI is a Delaware limited liability company, with its principal offices located at 321 North Clark Street, Suite 2430, Chicago, Illinois 60654. The Adviser is controlled by Theodore J. Brombach, Co-Chief Executive Officer of XAI and a founding partner of XMS Capital Partners, LLC, and John “Yogi” Spence, Co-Chief Executive Officer of XAI and a founding partner of XMS Capital Partners, LLC.

XAI was founded by the principals of XMS Capital Partners, LLC in April 2016. The XAI leadership team believes that the investing public needs better access to a broader range of alternative investment strategies and managers. XAI sponsors registered investment companies designed to provide investors with access to institutional caliber alternative investments, by partnering with established alternative asset managers selected from among numerous alternative credit managers, hedge fund managers and private debt and equity firms to sub-adviser XAI funds.

The Adviser is responsible for the management of the Trust, furnishes offices, necessary facilities and equipment on behalf of the Trust, oversees the activities of the Sub-Adviser, provides personnel, including certain officers required for the Trust’s administrative management, and pays the compensation of all officers and Trustees of the Trust who are its affiliates.

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Sub-Adviser

Octagon Credit Investors, LLC acts as investment sub-adviser to the Trust and is responsible for investing the Trust’s assets. The Sub-Adviser is an investment adviser registered under the Advisers Act. The Sub-Adviser is a Delaware limited liability company, with its principal offices located at 250 Park Avenue, 15th Floor, New York, NY 10177. Octagon Credit Investors, LLC is majority-owned by Conning & Company, which is an indirect subsidiary of Cathay Financial Holding Co., Ltd., a Taiwan-based company.

The Sub-Adviser, under the direction and supervision of the Board of Trustees and the Adviser, is responsible for the management of the Trust’s investment portfolio and provides certain facilities and personnel related to such management.

Investment Advisory Agreement

Under the terms of the Trust’s investment advisory agreement, the Adviser is responsible for the management of the Trust; furnishes offices, necessary facilities and equipment on behalf of the Trust; oversees the activities of the Sub-Adviser and other service providers to the Trust; provides personnel, including certain officers required for the Trust’s administrative management; and pays the compensation of all officers and Trustees of the Trust who are its affiliates.

The Trust’s investment advisory agreement will remain in effect until September 26, 2020, and from year to year thereafter if approved annually (i) by the Board of Trustees or by the holders of a majority of the Trust’s outstanding voting securities and (ii) by a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) of any party to the investment advisory agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. The Trust’s investment advisory agreement terminates automatically on its assignment and may be terminated without penalty on 60 days written notice at the option of either party thereto or by a vote of a majority of the Trust’s outstanding shares, which is defined by the 1940 Act as the lesser of (i) 67% or more of the Trust’s voting securities present at a meeting, if the holders of more than 50% of the Trust’s outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the Trust’s outstanding voting securities.

The Trust may, if and to the extent approved by the Board of Trustees, including a majority of the Independent Trustees, from time to time reimburse the Adviser for certain costs and expenses incurred by the Adviser in connection with the management of the Trust’s assets, which may include the Trust’s allocable share of portfolio management and trading software costs, research expenses (including modeling and analytic software costs), diligence expenses and out-of-pocket travel costs incurred in connection with the management of the Trust’s assets. The Trust does not currently reimburse any such expenses.

The Trust’s investment advisory agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard for its obligations and duties thereunder, the Adviser is not liable for any error or judgment or mistake of law or for any loss suffered by the Trust.

Advisory fees paid by the Trust to the Adviser for the three most recent fiscal years were as follows:

	For the Year Ended September 30, 2019	For the Year Ended September 30, 2018	For the Period September 27, 2017 (Commencement of Operations) to September 30, 2017
Contractual Advisory Fee	$1,931,774	$2,000,594	$13,227
Fee Waiver*	$(718,370)	$(580,682)	$(13,227)
Net Advisory Fee (after fee waivers)*	$1,213,404	$1,419,912	$0
Trust Expenses Reimbursed*	$0	$0	$8,570

*       The Adviser had contractually agreed, through September 27, 2019, to waive a portion of the advisory fee and/or reimburse the Trust for certain operating expenses so that the annual expenses of the Trust do not exceed 0.30% of the Trust’s Managed Assets, subject to certain exclusions, including the exclusion

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investment advisory fees, investor support and secondary market services fees, taxes, expenses associated with the acquisition or disposition of portfolio investments and leverage expenses, among others. The expense limitation agreement expired on September 27, 2019 and was not renewed. See “Management of the Trust — Expenses.”

Sub-Advisory Agreement

Under the terms of the Trust’s investment sub-advisory agreement, the Sub-Adviser manages the investment portfolio of the Trust in accordance with its stated investment objective and policies, makes investment decisions for the Trust, places orders to purchase and sell securities on behalf of the Trust, all subject to the supervision and direction of the Board of Trustees and the Adviser.

The Trust’s investment sub-advisory agreement will remain in effect until September 26, 2019, and from year to year thereafter if approved annually (i) by the Board of Trustees or by the holders of a majority of the Trust’s outstanding voting securities and (ii) by a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) of any party to the investment sub-advisory agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. The Trust’s investment sub-advisory agreement terminates automatically on its assignment and may be terminated without penalty on 60 days written notice at the option of either party thereto, by the Board of Trustees or by a vote of a majority of the Trust’s outstanding shares, which is defined by the 1940 Act as the lesser of (i) 67% or more of the Trust’s voting securities present at a meeting, if the holders of more than 50% of the Trust’s outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the Trust’s outstanding voting securities.

The Trust may, if and to the extent approved by the Board of Trustees, including a majority of the Independent Trustees, from time to time reimburse the Sub-Adviser for certain costs and expenses incurred by the Sub-Adviser in connection with the management of the Trust’s assets, which may include the Trust’s allocable share of portfolio management and trading software costs, research expenses (including modeling and analytic software costs), diligence expenses and out-of-pocket travel costs incurred in connection with the management of the Trust’s assets. The Trust does not currently reimburse any such expenses.

The Trust’s investment sub-advisory agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard for its obligations and duties thereunder, the Sub-Adviser is not liable for any error or judgment or mistake of law or for any loss suffered by the Trust.

During the Trust’s initial fiscal period from September 27, 2017 to September 30, 2017 and the Trust’s fiscal years ended September 30, 2018 and September 30, 2019, the Adviser paid $7,936, $1,200,356 and $1,159,065, respectively, to the Sub-Adviser pursuant to the investment sub-advisory agreement.

Portfolio Managers

Other Accounts Managed by the Portfolio Managers. The following table sets forth information about funds and accounts other than the Trust for which the portfolio managers are primarily responsible for the day-to-day portfolio management as of September 30, 2019.

	Number of Other Accounts Managed by Account Type			Number of Other Accounts for Which Advisory Fee is Performance-Based
Name of Portfolio Manager	Other Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Other Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Lauren M. Basmadjian	0	13	2	0	11	0
Andrew D. Gordon	0	0	0	0	0	0
Michael B. Nechamkin	0	10	4	0	6	0
Gretchen M. Lam	0	11	5	0	8	0
Lauren B. Law	0	8	3	0	9	0

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	Assets of Other Accounts by Account Type			Assets of Other Accounts for Which Advisory Fee is Performance-Based
Name of Portfolio Manager	Other Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Other Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Lauren M. Basmadjian	$0	$ 7.02 billion	$ 376 million	$0	$ 6.30 billion	$0
Andrew D. Gordon	$0	$ 0	$ 0	$0	$ 0	$0
Michael B. Nechamkin	$0	$ 4.19 billion	$ 2.77 billion	$0	$ 3.17 billion	$0
Gretchen M. Lam	$0	$ 4.63 billion	$ 684 million	$0	$ 4.40 billion	$0
Lauren B. Law	$0	$ 4.24 billion	$ 833 million	$0	$ 4.24 billion	$0

Potential Conflicts of Interest. In addition to the Trust, the Sub-Adviser manages CLOs, separate accounts and private funds, which may follow similar, complementary or competing investment objectives, policies or strategies. Side-by-side management gives rise to a variety of potential and actual conflicts of interest for Octagon and its employees and affiliates, including, as discussed below, the incentive to favor certain accounts with performance-based fees or accounts that generate multiple levels of fees (i.e., when fee earning clients invest in Octagon managed CLOs), accounts with respect to which Octagon receives or retains relatively higher fees, or accounts in which Octagon and its related persons have a pecuniary interest. Octagon and its affiliates, as well as their respective personnel, including persons who serve on Octagon’s investment committees, act as portfolio manager to various clients or are otherwise in a position to influence Octagon’s management, may invest in funds or may take interests in a fund’s general partner and thus participate in the performance fees or “carried interest” paid to the general partner by that fund. Octagon also acts as sub-adviser to its affiliate for certain mandates. Accordingly, Octagon, its affiliate, and their respective personnel, including persons involved in the management of one or more clients, may have differing pecuniary interests with respect to different clients. These persons may have an incentive to favor those clients in which they have greater pecuniary interests, including any CLOs in which Octagon or a majority-owned affiliate is required to hold retention interests pursuant to risk retention regulations.

The Sub-Adviser may have an incentive to allocate investment opportunities based on pecuniary interest. For certain accounts under management, Octagon and its related persons may: (1) be entitled to a performance fee; and (2) directly or indirectly maintain investments in one or more funds or accounts. Octagon and certain of its personnel are also eligible to receive performance-based compensation in their capacity as the investment manager, general partner or managing member of certain clients. Accordingly, Octagon and its personnel face a conflict of interest when considering how to allocate investment opportunities among accounts having different fee structures or pecuniary interests. Through its trade allocation policies and procedures and Code of Ethics, Octagon seeks to promote fair and equitable treatment of accounts, over time, based on considerations that are unrelated to pecuniary interests, which mitigate any actual or potential conflict of interest that may exist with respect to, for example, Octagon’s allocation of time, resources and investment opportunities to the clients that have performance-based compensation arrangements over those clients that: (1) do not have performance-based compensation arrangements or, if applicable, (2) are not expected to pay performance-based compensation (e.g., with respect to a CLO, when a specified internal rate of return has not been, or is not expected to be, achieved).

Portfolio Manager Compensation. Octagon investment professionals receive a fixed base salary and annual discretionary bonus, each determined by the Compensation Committee, which is a committee of the Board of Managers of the Sub-Adviser. The fixed base salary is reviewed periodically and is intended to reflect a base compensation that is competitive with base salaries provided by similar investment adviser firms in the industry. The discretionary bonus is determined taking into account the overall performance and profitability of the Sub-Adviser, and an individual’s contributions and achievement of objectives linked to their function, including both quantitative performance, and qualitative factors. Portions of the discretionary bonus are paid on a deferred basis over several years. In addition, certain members of senior management, including the portfolio managers, own interests in the Sub-Adviser, and therefore participate in the long-term growth and performance of the firm.

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Securities Ownership of the Portfolio Managers. As of September 30, 2019, the dollar range of equity securities of the Trust beneficially owned by the portfolio managers is shown below:

Lauren M. Basmadjian: $100,001–$500,000

Andrew D. Gordon: over $1,000,000 By virtue of his control of Octagon, Mr. Gordon may be deemed to beneficially own the Common Shares held by Octagon.

Michael B. Nechamkin: None

Gretchen M. Lam: None

Lauren B. Law: None

Investor Support Services and Secondary Market Support Services Agreement

Pursuant to an investor support services and secondary market support services agreement, the Adviser provides investor support services and secondary market support services in connection with the ongoing operation of the Trust. Such services include responding to questions about the Trust from financial intermediaries; assisting in drafting and editing mailings to financial intermediaries; distributing mailings to financial intermediaries; scheduling, organizing and preparing conference calls, meetings and other communications with financial intermediaries; communicating with the NYSE specialist for the Common Shares, and with the closed-end fund analyst community regarding the Trust on a periodic basis; assisting in producing communications targeted to current Trust shareholders and the investment community generally (excluding marketing materials targeted to prospective investors or prepared for use in an offering of Common Shares); assisting in the formatting, development and maintenance of the Trust’s website; assisting with administrative matters (including in connection with the preparation of press releases, shareholder reports and regulatory filings) with respect to the Trust. In exchange for such services, the Trust pays the Adviser a service fee, payable monthly in arrears, in an annual amount equal to 0.20% of the Trust’s average daily Managed Assets.

The investor support services and secondary market support services agreement will remain in effect until September 26, 2020, and from year to year thereafter if approved annually (i) by the Board of Trustees or by the holders of a majority of the Trust’s outstanding voting securities and (ii) by a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) of any party to the investment advisory agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. The investor support services and secondary market support services agreement terminates automatically on its assignment and may be terminated without penalty on 60 days written notice at the option of either party thereto or by a vote of a majority of the Trust’s outstanding shares, which is defined by the 1940 Act as the lesser of (i) 67% or more of the Trust’s voting securities present at a meeting, if the holders of more than 50% of the Trust’s outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the Trust’s outstanding voting securities.

The investor support services and secondary market support services agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard for its obligations and duties thereunder, the Adviser is not liable for any error or judgment or mistake of law or for any loss suffered by the Trust.

During the Trust’s initial fiscal period from September 27, 2017 to September 30, 2017, the Trust’s fiscal years ended September 30, 2018 and September 30, 2019, the Trust incurred $0 (net of the Adviser’s waiver of servicing fees of $1,556), $235,364 and $227,267, respectively, in investor support services and secondary market support services fees.

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PORTFOLIO TRANSACTIONS

Subject to policies established by the Board of Trustees, the Sub-Adviser is responsible for placing purchase and sale orders and the allocation of brokerage on behalf of the Trust.

The Sub-Adviser will employ a variety of criteria in selecting brokers to execute trades for the account of the Trust, and will, at all times, seek best execution of such trades. The Sub-Adviser is responsible for selecting the broker or dealer used in each investment transaction for the Trust. When a transaction is effected on an exchange, the Sub-Adviser seeks to use brokers whose commissions it considers to be fair and reasonable without necessarily determining that the lowest possible commissions are paid in all circumstances. The Sub-Adviser also considers the relative creditworthiness of counterparties, including brokers and dealers, when choosing a broker or dealer as counterparty in respect of investment transactions.

The Sub-Adviser does not currently utilize “soft-dollar” arrangements, pursuant to which brokers provide research services to the Sub-Adviser in return for allocating brokerage transactions. However, the Sub-Adviser may from time to time receive or be offered research services from brokers at no stated cost or requirement to execute transactions, and may trade with such brokers.

Commissions Paid

The Trust paid approximately the following commissions to brokers during the fiscal years shown:

Fiscal Year Ended September 30:	All Brokers	Affiliated Brokers
2019	$ 0	$ 0
2018	$ 3,990	$ 0
2017	None	None
Fiscal Year Ended September 30, 2019 Percentages:
Commissions with affiliate to total Transactions:	0%
Value of Brokerage Transactions with affiliate to total transactions:	0%

During the fiscal year ended September 30, 2019, the Trust paid $0 in brokerage commissions on transactions totaling $0 to brokers selected primarily on the basis of research services provided to the Adviser.

TAX MATTERS

This section and the discussion in the Prospectus (see “Tax Matters”) provide a summary of certain U.S. federal income tax considerations generally applicable to the Trust, U.S. Common Shareholders (as defined in the Prospectus) and Non-U.S. Common Shareholders (as defined in the Prospectus) that hold Common Shares of the Trust as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). The discussion is based upon the Code, U.S. Treasury Regulations, judicial authorities, published positions of the IRS and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This summary does not address all of the potential U.S. federal income tax consequences that may be applicable to the Trust or to all categories of investors, some of which may be subject to special tax rules. No ruling has been or will be sought from the IRS regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. Prospective investors should consult their tax advisors as to the U.S. federal income tax consequences of acquiring, holding and disposing of Common Shares, as well as the effects of state, local and non-U.S. tax laws.

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Taxation of the Trust

The Trust intends to elect to be treated, and to qualify each year, as a RIC under Subchapter M of the Code. Accordingly, the Trust must, among other things, (i) derive in each taxable year at least 90% of its gross income from (a) dividends, interest (including tax-exempt interest), payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or foreign currencies and (b) net income derived from interests in “qualified publicly traded partnerships” (as defined in the Code); and (ii) diversify its holdings so that, at the end of each quarter of each taxable year (a) at least 50% of the market value of the Trust’s total assets is represented by cash and cash items, U.S. Government securities, the securities of other RICs and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Trust’s total assets and not more than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the market value of the Trust’s total assets is invested in the securities (other than U.S. Government securities and the securities of other RICs) of (I) any one issuer, (II) any two or more issuers that the Trust controls and that are determined to be engaged in the same business or similar or related trades or businesses or (III) any one or more “qualified publicly traded partnerships.” Generally, a qualified publicly traded partnership includes a partnership the interests of which are traded on an established securities market or readily tradable on a secondary market (or the substantial equivalent thereof) and that derives less than 90% of its gross income from the items described in (i)(a) above.

As long as the Trust qualifies as a RIC, the Trust generally will not be subject to U.S. federal income tax on income and gains that the Trust distributes to its Common Shareholders, provided that it distributes each taxable year at least 90% of the sum of (i) the Trust’s investment company taxable income (which includes, among other items, dividends, interest, the excess of any net short-term capital gain over net long-term capital loss, and other taxable income, other than any net capital gain (defined below), reduced by deductible expenses) determined without regard to the deduction for dividends paid and (ii) the Trust’s net tax-exempt interest (the excess of its gross tax-exempt interest over certain disallowed deductions) (the “Annual Distribution Requirement”). The Trust intends to distribute substantially all of such income each year. The Trust will be subject to income tax at regular corporate rates on any taxable income or gains that it does not distribute to its Common Shareholders.

The Code imposes a 4% nondeductible excise tax on the Trust to the extent the Trust does not distribute by the end of any calendar year at least the sum of (i) 98% of its ordinary income (not taking into account any capital gain or loss) for the calendar year and (ii) 98.2% of its capital gain in excess of its capital loss (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year (unless an election is made to use the Trust’s taxable year) (the “Excise Tax Avoidance Requirements”). In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect any under-distribution or over-distribution, as the case may be, from the previous year. For purposes of the excise tax, the Trust will be deemed to have distributed any income on which it paid U.S. federal income tax in the taxable year ending within the calendar year. While the Trust intends to distribute any income and capital gain in the manner necessary to minimize imposition of the 4% nondeductible excise tax, there can be no assurance that sufficient amounts of the Trust’s taxable income and capital gain will be distributed to avoid entirely the imposition of the excise tax. In that event, the Trust will be liable for the excise tax only on the amount by which it does not meet the foregoing distribution requirement.

If for any taxable year the Trust does not qualify as a RIC, all of its taxable income (including its net capital gain, which consists of the excess of its net long-term capital gain over its net short-term capital loss) will be subject to tax at regular corporate rates without any deduction for distributions to Common Shareholders, and such distributions will be taxable to the Common Shareholders as ordinary dividends to the extent of the Trust’s current and accumulated earnings and profits. As described below, such dividends, however, would be eligible (i) to be treated as “qualified dividend income” in the case of Common Shareholders taxed as individuals and (ii) for the dividends received deduction in the case of corporate Common Shareholders, subject, in each case, to

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certain holding period and other requirements. To qualify again to be taxed as a RIC in a subsequent year, the Trust would generally be required to distribute to its Common Shareholders its earnings and profits attributable to non-RIC years. If the Trust fails to qualify as a RIC for a period greater than two taxable years, the Trust may be required to recognize and pay tax on any net built-in gains with respect to certain of its assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if the Trust had been liquidated) or, alternatively, to elect to be subject to taxation on such built-in gain recognized for a period of five years, in order to qualify as a RIC in a subsequent year.

Taxation of the Trust’s Investments

Certain of the Trust’s investment practices are subject to special and complex U.S. federal income tax provisions (including mark-to-market, constructive sale, straddle, wash sale, short sale and other rules) that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, including the dividends received deduction, (ii) convert lower taxed long-term capital gains or “qualified dividend income” into higher taxed short-term capital gains or ordinary income, (iii) convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited), (iv) cause the Trust to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not be “qualified” income for purposes of the 90% annual gross income requirement described above. These U.S. federal income tax provisions could therefore affect the amount, timing and character of distributions to Common Shareholders. The Trust intends to monitor its transactions and may make certain tax elections and may be required to dispose of securities to mitigate the effect of these provisions and prevent disqualification of the Trust as a RIC. Additionally, the Trust may be required to limit its activities in derivative instruments in order to enable the Trust to maintain its RIC status.

If the Trust acquires shares in a “passive foreign investment company” (a “PFIC”), the Trust may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by the Trust to Common Shareholders. Additional charges in the nature of interest may be imposed on the Trust in respect of deferred taxes arising from such distributions or gains. If the Trust invests in a PFIC and elects to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, the Trust will be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to the Trust. Alternatively, the Trust can elect to mark to market at the end of each taxable year the Trust’s shares in a PFIC; in this case, the Trust will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in income. The Trust’s ability to make either election will depend on factors beyond the Trust’s control. Under either election, the Trust may be required to recognize in a year income in excess of the Trust’s distributions from PFICs and the Trust’s proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% excise tax.

If the Trust holds 10% or more of the shares in a foreign corporation that is treated as a controlled foreign corporation (“CFC”), the Trust may be treated as receiving a deemed distribution (taxable as ordinary income) each year from such foreign corporation in an amount equal to the Trust’s pro rata share of the corporation’s income for the taxable year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution during such year. In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. shareholders. A U.S. shareholder, for this purpose, is any U.S. person that possesses (directly, indirectly or by attribution) 10% or more of the combined voting power or value of all classes of shares of a corporation. If the Trust is treated as receiving a deemed distribution from a CFC, the Trust will be required to include such distribution in its investment company taxable income regardless of whether the Trust receives any actual distributions from such CFC, and the Trust must distribute such income to satisfy the Annual Distribution Requirement and the Excise Tax Avoidance Requirement.

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Although the Code generally provides that income inclusions from a QEF and subpart F income from CFCs will be “good income” for purposes of the 90% gross income requirement to the extent it is distributed to a RIC in the year it is included in the RIC’s income, the Code does not specifically provide whether income inclusions from a QEF and subpart F income for which no distribution is received during the RIC’s taxable year would be “good income” for the 90% gross income requirement. The IRS has issued a series of private rulings in which it has concluded that all income inclusions from a QEF and subpart F income included in a RIC’s income would constitute “good income” for purposes of the 90% gross income requirement. The Department of the Treasury, however, has recently proposed regulations that would treat such income as not being “good income” for purposes of the 90% gross income requirement. In its explanation accompanying the recently proposed regulations, the Department of the Treasury takes the position that, notwithstanding prior private letter rulings to the contrary, the current language of the Code would treat such income as not being “good income” for purposes of the 90% gross income requirement even in the absence of the proposed regulations. Accordingly, such income may not be treated as “good income” if the recently proposed regulations are finalized or if the Department of the Treasury’s interpretation of current law applies. In such a case, the Trust may fail to qualify as a RIC if it realizes a material amount of such income.

Certain types of income received by the Trust from REITs, real estate mortgage investment conduits (“REMICs”), taxable mortgage pools or other investments may cause the Trust to designate some or all of its distributions as “excess inclusion income.” To Common Shareholders such excess inclusion income will (i) constitute taxable income, as “unrelated business taxable income” (“UBTI”) for those U.S. Common Shareholders who would otherwise be tax-exempt such as individual retirement accounts, 401(k) accounts, Keogh plans, pension plans and certain charitable entities, (ii) not be offset against net operating losses for tax purposes, (iii) not be eligible for reduced U.S. withholding for Non-U.S. Common Shareholders even from tax treaty countries and (iv) cause the Trust to be subject to tax if certain “disqualified organizations,” as defined by the Code (which includes charitable remainder trusts), are Common Shareholders.

The Trust may invest a portion of its net assets in below investment grade securities, commonly known as “junk” securities. Investments in these types of securities may present special tax issues for the Trust. U.S. federal income tax rules are not entirely clear about issues such as when the Trust may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless securities, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt instruments in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Trust, to the extent necessary, in order to seek to ensure that the Trust distributes sufficient income to preserve its status as a RIC and does not become subject to U.S. federal income or excise tax.

Certain credit securities acquired by the Trust may be treated as credit securities that were originally issued at a discount. Generally, the amount of the original issue discount is treated as interest income and is included in taxable income (and, to the extent allocable to the Trust, is required to be distributed by the Trust in order to qualify as a RIC or avoid the 4% excise tax) over the term of the security, even though payment of that amount is not received until a later time, usually when the debt instrument matures. If the Trust purchases a debt instrument on a secondary market at a price lower than its adjusted issue price, the excess of the adjusted issue price over the purchase price is “market discount.” Unless the Trust makes an election to accrue market discount on a current basis, generally, any gain realized on the disposition of, and any partial payment of principal on, a debt instrument having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on the debt instrument. Market discount generally accrues in equal daily installments.

The Trust may invest in preferred securities or other securities the U.S. federal income tax treatment of which may not be clear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the tax treatment expected by the Trust, it could affect the timing or character of income recognized by the Trust, requiring the Trust to purchase or sell securities, or otherwise change its portfolio, in order to comply with the tax rules applicable to RICs under the Code.

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Gain or loss on the sales of securities by the Trust will generally be long-term capital gain or loss if the securities have been held by the Trust for more than one year. Gain or loss on the sale of securities held for one year or less will be short-term capital gain or loss.

Because the Trust may invest in foreign securities, its income from such securities may be subject to non-U.S. taxes. The Trust will not be eligible to elect to “pass through” to Common Shareholders of the Trust the ability to use the foreign tax deduction or foreign tax credit allocable to it for foreign taxes paid by the Trust with respect to qualifying taxes.

Income from options on individual stocks written by the Trust will not be recognized by the Trust for tax purposes until an option is exercised, lapses or is subject to a “closing transaction” (as defined by applicable regulations) pursuant to which the Trust’s obligations with respect to the option are otherwise terminated. If the option lapses without exercise or is otherwise subject to a closing transaction, the premiums received by the Trust from the writing of such options will generally be characterized as short-term capital gain. If an option written by the Trust is exercised, the Trust may recognize gain depending on the exercise price of the option, the option premium, and the fair market value of the security underlying the option. The character of any gain on the sale of the underlying security as short-term or long-term capital gain will depend on the holding period of the Trust in the underlying security. In general, distributions received by U.S. Common Shareholders of the Trust that are attributable to short-term capital gains recognized by the Trust from option writing activities of the Trust will be taxed to such U.S. Common Shareholders as ordinary income and will not be eligible for the reduced tax rate applicable to qualified dividend income.

Options on indices of securities and sectors of securities that qualify as “section 1256 contracts” will generally be “marked-to-market” for U.S. federal income tax purposes. As a result, the Trust will generally recognize gain or loss on the last day of each taxable year equal to the difference between the value of the option on that date and the adjusted basis of the option. The adjusted basis of the option will consequently be increased by such gain or decreased by such loss. Any gain or loss with respect to options on indices and sectors that qualify as “section 1256 contracts” will be treated as short-term capital gain or loss to the extent of 40% of such gain or loss and long-term capital gain or loss to the extent of 60% of such gain or loss. Because the mark-to-market rules may cause the Trust to recognize gain in advance of the receipt of cash, the Trust may be required to dispose of investments in order to meet its distribution requirements. “Mark-to-market” losses may be suspended or otherwise limited if such losses are part of a straddle or similar transaction.

Taxation of U.S. Common Shareholders

The Trust will either distribute or retain for reinvestment all or part of its net capital gain. If any such gain is retained, the Trust will be subject to a corporate income tax (currently at a maximum rate of 21%) on such retained amount. In that event, the Trust expects to designate the retained amount as undistributed capital gain in a notice to its Common Shareholders, each of whom, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income for U.S. federal income tax purposes as long-term capital gain its share of such undistributed amounts, (ii) will be entitled to credit its proportionate share of the tax paid by the Trust against its U.S. federal income tax liability and to claim refunds to the extent that the credit exceeds such liability and (iii) will increase its basis in its Common Shares by the amount of undistributed capital gain included in such Common Shareholder’s gross income net of the tax deemed paid by such Common Shareholder under clause (ii).

Distributions paid to U.S. Common Shareholders by the Trust from its net capital gains, if any, that the Trust properly reports as capital gains dividends (“capital gain dividends”) are taxable as long-term capital gains, regardless of how long the U.S. Common Shareholder has held its Common Shares. All other dividends paid to U.S. Common Shareholders by the Trust (including dividends from net short-term capital gains) from its current or accumulated earnings and profits (“ordinary income dividends”) are generally subject to tax as ordinary

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income. Special rules apply, however, to ordinary income dividends paid to individuals. For corporate U.S. Common Shareholders, both ordinary income dividends and capital gain dividends are taxed at a maximum rate of 21% and are generally not eligible for the dividends received deduction.

Properly reported ordinary income dividends received by corporate U.S. Common Shareholders generally will be eligible for the dividends received deduction to the extent that the Trust’s income consists of dividend income from U.S. corporations and certain holding period and other requirements are satisfied by both the Trust and the corporate U.S. Common Shareholders. In the case of U.S. Common Shareholders who are individuals, any ordinary income dividends received from the Trust generally will be eligible for taxation at the rates applicable to long-term capital gains to the extent that (i) the ordinary income dividend is attributable to “qualified dividend income” (i.e., generally dividends paid by U.S. corporations and certain foreign corporations) received by the Trust, (ii) the Trust satisfies certain holding period and other requirements with respect to the stock on which such qualified dividend income was paid and (iii) the U.S. Common Shareholder satisfies certain holding period and other requirements with respect to its Common Shares. In addition, for dividends to be eligible for the dividends received deduction or for reduced rates applicable to individuals, the Trust cannot have an option to sell or be under a contractual obligation to sell (pursuant to a short sale or otherwise) substantially identical stock or securities. Qualified dividend income eligible for these special rules is not actually treated as capital gains, however, and thus will not be included in the computation of a U.S. Common Shareholder’s net capital gain and generally cannot be used to offset any capital losses.

Any distributions received by a U.S. Common Shareholder that are in excess of the Trust’s current and accumulated earnings and profits will be treated as a return of capital to the extent of its adjusted tax basis in its Common Shares, and thereafter as capital gain from the sale of Common Shares (assuming Common Shares are held as a capital asset). The amount of any Trust distribution that is treated as a return of capital will reduce the U.S. Common Shareholder’s adjusted tax basis in its Common Shares, thereby increasing its potential gain or reducing its potential loss on any subsequent sale or other disposition of its Common Shares.

U.S. Common Shareholders may be entitled to offset their capital gain dividends with capital losses. The Code contains a number of statutory provisions affecting when capital losses may be offset against capital gain, and limiting the use of losses from certain investments and activities. Accordingly, Common Shareholders that have capital losses are urged to consult their tax advisers.

Dividends and other taxable distributions are taxable to U.S. Common Shareholders even though they are reinvested in additional Common Shares of the Trust. Dividends and other distributions paid by the Trust are generally treated under the Code as received by U.S. Common Shareholders at the time the dividend or distribution is made. If, however, the Trust pays a dividend in January that was declared in the previous October, November or December to a U.S. Common Shareholder of record on a specified date in one of such months, then such dividend will be treated for U.S. federal income tax purposes as being paid by the Trust and received by the U.S. Common Shareholder on December 31 of the year in which the dividend was declared. In addition, certain other distributions made after the close of the Trust’s taxable year may be “spilled back” and treated as paid by the Trust (except for purposes of the 4% nondeductible excise tax) during such taxable year. In such case, the U.S. Common Shareholder will be treated as having received such dividends in the taxable year in which the distributions were actually made.

The price of Common Shares purchased at any time may reflect the amount of a forthcoming distribution. Those purchasing Common Shares just prior to a distribution will receive a distribution which will be taxable to them even though it represents in part a return of invested capital.

The Trust will send Common Shareholders information after the end of each year setting forth the amount and tax status of any distributions paid by the Trust.

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Ordinary income dividends and capital gain dividends also may be subject to state, local or foreign taxes. Common Shareholders are urged to consult their tax advisers regarding specific questions about U.S. federal (including the application of the alternative minimum tax rules), state, local or foreign tax consequences to them of investing in the Trust.

The sale or other disposition of Common Shares by a U.S. Common Shareholder will generally result in capital gain or loss to the U.S. Common Shareholder and will be long-term capital gain or loss if it held such Common Shares for more than one year at the time of sale. Any loss upon the sale or other disposition of Common Shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend) with respect to such Common Shares. Any loss a U.S. Common Shareholder recognizes on a sale or other disposition of Common Shares will be disallowed if the U.S. Common Shareholder acquired other Common Shares (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the sale or exchange of Common Shares. In such case, the U.S. Common Shareholder’s tax basis in the Common Shares acquired will be adjusted to reflect the disallowed loss.

Adjusted cost basis information for covered securities, which generally include shares of a RIC, must be reported to the IRS and to taxpayers. Common Shareholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

Current U.S. federal income tax law taxes both long-term and short-term capital gain of corporations at the rates applicable to ordinary income. For non-corporate taxpayers, short-term capital gain is currently taxed at rates applicable to ordinary income while long-term capital gain generally is taxed at reduced maximum rates. The deductibility of capital losses is subject to limitations under the Code.

Taxation of Non-U.S. Common Shareholders

The following discussion only applies to Non-U.S. Common Shareholders. Whether an investment in Common Shares is appropriate for a Non-U.S. Common Shareholder will depend upon that Non-U.S. Common Shareholder’s particular circumstances. An investment in Common Shares by a Non-U.S. Common Shareholder may have adverse tax consequences. Non-U.S. Common Shareholders should consult their tax advisors before investing in Common Shares.

A Non-U.S. Common Shareholder generally will be subject to U.S. federal withholding tax at the rate of 30% (or possibly a lower rate provided by an applicable tax treaty) on ordinary income dividends (except as discussed below). In general, U.S. federal withholding tax and U.S. federal income tax will not apply to any gain or income realized by a Non-U.S. Common Shareholder in respect of any distribution of net capital gain (including amounts credited as an undistributed capital gain dividend) or upon the sale or other disposition of Common Shares of the Trust. Different tax consequences may result if the Non-U.S. Common Shareholder is engaged in a trade or business in the United States or, in the case of an individual, is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

Dividends properly reported by the Trust are generally exempt from U.S. federal withholding tax where they (i) are paid in respect of the Trust’s “qualified net interest income” (generally, the Trust’s U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the Trust is at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of the Trust’s “qualified short-term capital gains” (generally, the excess of the Trust’s net short-term capital gain over the Trust’s long-term capital loss for such taxable year). Depending on its circumstances, the Trust may report all, some or none of its potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a Non-U.S. Common Shareholder needs to comply with applicable certification requirements relating to its

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non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E or substitute Form). In the case of Common Shares held through an intermediary, the intermediary may withhold even if the Trust reports the payment as qualified net interest income or qualified short-term capital gain. Non-U.S. Common Shareholders should contact their intermediaries with respect to the application of these rules to their accounts. There can be no assurance as to what portion of the Trust’s distributions will qualify for favorable treatment as qualified net interest income or qualified short-term capital gains.

If the Trust distributes its net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Common Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the Non-U.S. Common Shareholder’s allocable share of the tax that the Trust pays on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. Common Shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. Common Shareholder is not otherwise required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate Non-U.S. Common Shareholder, distributions (both actual and deemed), and gains realized upon the sale of Common Shares that are effectively connected with a U.S. trade or business (or, where an applicable treaty applies, are attributable to a permanent establishment in the United States) may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable tax treaty). Accordingly, investment in Common Shares may not be appropriate for certain Non-U.S. Common Shareholders.

In addition, withholding at a rate of 30% is required on dividends in respect of, and gross proceeds from the sale of, Common Shares held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which Common Shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, Common Shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the Trust that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the Trust will in turn provide to the Secretary of the Treasury. The Trust will not pay any additional amounts to Common Shareholders in respect of any amounts withheld. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. Common Shareholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in Common Shares.

The Trust may be required to withhold, for U.S. federal backup withholding tax purposes, a portion of the dividends, distributions and redemption proceeds payable to certain non-exempt Common Shareholders who fail to provide the Trust (or its agent) with their correct taxpayer identification number (in the case of individuals, generally, their social security number) or to make required certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax and any amount withheld may be refunded or credited against the Common Shareholder’s U.S. federal income tax liability, if any, provided that it timely furnishes the required information to the IRS.

Failure to Qualify as a RIC

If the Trust is unable to qualify for treatment as a RIC, and relief is not available, the Trust would be subject to tax on all of its taxable income at regular corporate rates. The Trust would not be able to deduct distributions to Common Shareholders nor would the Trust be required to make distributions for tax purposes. Distributions would generally be taxable to Common Shareholders as ordinary dividend income eligible for reduced maximum rates for non-corporate Common Shareholders to the extent of the Trust’s current and accumulated earnings and

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profits. Subject to certain limitations under the Code, corporate U.S. Common Shareholders would be eligible for the dividends received deduction. Distributions in excess of the Trust’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Common Shareholder’s tax basis, and any remaining distributions would be treated as a capital gain. If the Trust were to fail to meet the RIC requirements for more than two consecutive years and then to seek to requalify as a RIC, the Trust would be required to recognize gain to the extent of any unrealized appreciation in the Trust’s assets unless the Trust made a special election to pay corporate level tax on any such unrealized appreciation recognized during the succeeding five year period.

GENERAL INFORMATION

Proxy Voting Policy and Procedures and Proxy Voting Record

The Sub-Adviser will be responsible for voting proxies on securities held in the Trust’s portfolio. The Sub-Adviser’s Proxy Voting Policy and Procedures are included as Appendix B to this Statement of Additional Information.

Information on how the Trust voted proxies relating to portfolio securities during the most recent twelve-month period ended June 30 will be available without charge, upon request, by calling (888) 903-3358 or by visiting the Trust’s website at www.xainvestments.com. This information is also available on the SEC’s website at www.sec.gov.

Principal Shareholders

As of the date of this SAI, to the knowledge of the Trust, no person beneficially owned more than 5% of the voting securities of any class of equity securities of the Trust.

Independent Registered Public Accounting Firm

KPMG LLP, 200 E. Randolph Street, Chicago, Illinois 60601, is the independent registered public accounting firm of the Trust. The independent registered public accounting firm is expected to render an opinion annually on the financial statements and financial highlights of the Trust.

The Trust’s audited financial statements and financial highlights appearing in the Trust’s annual report to shareholders for the period ended September 30, 2019, including accompanying notes thereto and the report of KPMG LLP thereon, have been incorporated by reference in this SAI in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Codes of Ethics

The Trust, the Adviser and the Sub-Adviser each have adopted its own code of ethics. The codes of ethics sets forth restrictions on the trading activities of trustees/directors, officers and employees of the Trust, the Adviser and the Sub-Adviser and their affiliates, as applicable. The codes of ethics of the Trust, the Adviser and the Sub-Adviser are on file with the SEC and can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at (202) 551-8090. The codes of ethics are also available on the EDGAR Database on the SEC’s Internet site at www.sec.gov, and copies of the code of ethics may be obtained, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, D.C. 20549-0102.

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Additional Information

This Statement of Additional Information constitutes part of a Registration Statement filed by the Trust with the SEC under the Securities Act, and the 1940 Act. This Statement of Additional Information omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Trust and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (www.sec.gov).

FINANCIAL STATEMENTS

The Trust’s audited financial statements and financial highlights appearing in the Trust’s annual report to shareholders for the year ended September 30, 2019, including accompanying notes thereto and the report of KPMG LLP thereon, as contained in the Trust’s Form N-CSR filed with the SEC on December 6, 2019, are incorporated by reference in this Statement of Additional Information. Shareholder reports are available upon request and without charge by calling (888) 903-3358 or by writing to the Trust at 321 North Clark Street, Suite 2430, Chicago, Illinois 60654. All other portions of the Trust’s annual report to shareholders are not incorporated herein by reference and are not part of the Trust’s registration statement, this Statement of Additional Information, the Prospectus or any prospectus supplement.

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Appendix A

DESCRIPTION OF SECURITIES RATINGS

Moody’s Investors Service Inc.

A brief description of the applicable Moody’s Investors Service, Inc. (“Moody’s”) rating symbols and their meanings (as published by Moody’s) follows:

Global Rating Scales

Ratings assigned on Moody’s global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default on contractually promised payments and the expected financial loss suffered in the event of default. Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default on contractually promised payments.

Moody’s differentiates structured finance ratings from fundamental ratings (i.e., ratings on nonfinancial corporate, financial institution, and public sector entities) on the global long-term scale by adding (sf) to all structured finance ratings. The addition of (sf) to structured finance ratings should eliminate any presumption that such ratings and fundamental ratings at the same letter grade level will behave the same. The (sf) indicator for structured finance security ratings indicates that otherwise similarly rated structured finance and fundamental securities may have different risk characteristics. Through its current methodologies, however, Moody’s aspire to achieve broad expected equivalence in structured finance and fundamental rating performance when measured over a long period of time.

Global Long-Term Rating Scale

Aaa   Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa    Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A      Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.

Baa   Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba     Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B      Obligations rated B are considered speculative and are subject to high credit risk.

Caa   Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

Ca     Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C      Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms. By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.

Medium-Term Note Ratings

Moody’s assigns provisional ratings to medium-term note (MTN) programs and definitive ratings to the individual debt securities issued from them (referred to as drawdowns or notes).

MTN program ratings are intended to reflect the ratings likely to be assigned to drawdowns issued from the program with the specified priority of claim (e.g. senior or subordinated). To capture the contingent nature of a program rating, Moody’s assigns provisional ratings to MTN programs. A provisional rating is denoted by a (P) in front of the rating and is defined elsewhere in this document.

The rating assigned to a drawdown from a rated MTN or bank/deposit note program is definitive in nature, and may differ from the program rating if the drawdown is exposed to additional credit risks besides the issuer’s default, such as links to the defaults of other issuers, or has other structural features that warrant a different rating. In some circumstances, no rating may be assigned to a drawdown.

Moody’s encourages market participants to contact Moody’s Ratings Desks or visit www.moodys.com directly if they have questions regarding ratings for specific notes issued under a medium-term note program. Unrated notes issued under an MTN program may be assigned an NR (not rated) symbol.

Global Short-Term Rating Scale

P-1    Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2    Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3    Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP    Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Standard & Poor’s

A brief description of the applicable Standard & Poor’s rating symbols and their meanings (as published by Standard & Poor’s) follows:

Issue Credit Ratings Definitions

A Standard & Poor’s issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects

Standard & Poor’s view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Issue credit ratings can be either long term or short term. Short-term ratings are generally assigned to those obligations considered short-term in the relevant market. In the U.S., for example, that means obligations with an original maturity of no more than 365 days—including commercial paper. Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. Medium-term notes are assigned long-term ratings.

Long-Term Issue Credit Ratings

Issue credit ratings are based, in varying degrees, on Standard & Poor’s analysis of the following considerations:

•        Likelihood of payment—capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation.

•        Nature of and provisions of the obligation, and the promise we impute.

•        Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

AAAAn obligation rated ‘AAA’ has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA   An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A      An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC, CC, and C

Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB    An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B      An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC    An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred, but Standard & Poor’s expects default to be a virtual certainty, regardless of the anticipated time to default.

C      An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.

D      An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor’s believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.

Plus (+) or minus (-)

The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

NR    This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor’s does not rate a particular obligation as a matter of policy.

Short-Term Issue Credit Ratings

A-1   A short-term obligation rated ‘A-1’ is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2   A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3   A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B      A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitments.

C      A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D      A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor’s believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.

SPUR (Standard & Poor’s Underlying Rating)

A SPUR rating is an opinion about the stand-alone capacity of an obligor to pay debt service on a credit-enhanced debt issue, without giving effect to the enhancement that applies to it. These ratings are published only at the request of the debt issuer/obligor with the designation SPUR to distinguish them from the credit-enhanced rating that applies to the debt issue. Standard & Poor’s maintains surveillance of an issue with a published SPUR.

Dual Ratings

Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or longterm transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1+’ or ‘A-1+/A-1’). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, ‘SP-1+/A-1+’).

Fitch Ratings

Long-Term Credit Ratings

Investment Grade

AAA: Highest credit quality. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very high credit quality. ‘AA’ ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High credit quality. ‘A’ ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB: Good credit quality. ‘BBB’ ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

Speculative Grade

BB: Speculative. ‘BB’ ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

B: Highly speculative. ‘B’ ratings indicate that material credit risk is present.

CCC: Substantial credit risk. Default is a real possibility.

CC: Very high levels of credit risk. Default of some kind appears probable.

C: Exceptionally high levels of credit risk. Near default.

Defaulted obligations typically are not assigned ‘RD’ or ’D’ ratings, but are instead rated in the ‘B’ to ‘C’ rating categories, depending upon their recovery prospects and other relevant characteristics. This approach better aligns obligations that have comparable overall expected loss but varying vulnerability to default and loss.

The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. For example, the rating category “AA” has three notch-specific rating levels (‘AA+’; ‘AA’; ’AA-’; each a rating level). Such suffixes are not added to the ‘AAA’ obligation rating category, or to corporate finance obligation ratings in the categories below ‘CCC.’

The subscript ‘emr’ is appended to a rating to denote embedded market risk that is beyond the scope of the rating. The designation is intended to make clear that the rating solely addresses the counterparty risk of the issuing bank. It is not meant to indicate any limitation in the analysis of the counterparty risk, which in all other respects follows published Fitch criteria for analyzing the issuing financial institution. Fitch does not rate these instruments where the principal is to any degree subject to market risk.

Recovery Ratings

Recovery Ratings are assigned to selected individual securities and obligations, most frequently for individual obligations of corporate issuers with Issuer Default Ratings (IDRs) in speculative grade categories.

Among the factors that affect recovery rates for securities are the collateral, the seniority relative to other obligations in the capital structure (where appropriate), and the expected value of the company or underlying collateral in distress.

The Recovery Rating scale is based upon the expected relative recovery characteristics of an obligation upon the curing of a default, emergence from insolvency or following the liquidation or termination of the obligor or its associated collateral.

Recovery Ratings are an ordinal scale and do not attempt to precisely predict a given level of recovery. As a guideline in developing the rating assessments, the agency employs broad theoretical recovery bands in its ratings approach based on historical averages and analytical judgement, but actual recoveries for a given security may deviate materially from historical averages.

RR1: Outstanding recovery prospects given default. ’RR1’ rated securities have characteristics consistent with securities historically recovering 91%-100% of current principal and related interest.

RR2: Superior recovery prospects given default. ’RR2’ rated securities have characteristics consistent with securities historically recovering 71%-90% of current principal and related interest.

RR3: Good recovery prospects given default. ’RR3’ rated securities have characteristics consistent with securities historically recovering 51%-70% of current principal and related interest.

RR4: Average recovery prospects given default. ’RR4’ rated securities have characteristics consistent with securities historically recovering 31%-50% of current principal and related interest.

RR5: Below average recovery prospects given default. ’RR5’ rated securities have characteristics consistent with securities historically recovering 11%-30% of current principal and related interest.

RR6: Poor recovery prospects given default. ’RR6’ rated securities have characteristics consistent with securities historically recovering 0%-10% of current principal and related interest.

Short-Term Credit Ratings

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.

F1: Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2: Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

F3: Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B: Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C: High short-term default risk. Default is a real possibility.

RD: Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

D: Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation

Appendix B

PROXY VOTING POLICIES AND PROCEDURES

OCTAGON CREDIT INVESTORS, LLC PROXY VOTING POLICY

Scope

Octagon’s Proxy Voting Policy addresses procedures and policies related to Octagon’s voting of proxies in a manner consistent with Clients’ best interest.

This policy should be read in conjunction with the Account Administration Policy, Code of Ethics Overview, and Recordkeeping Policy. This policy applies to all Octagon “Covered Persons” which is defined to include all of the partners, owners, principals, directors, officers and employees of Octagon Credit Investors, LLC.

A. Overview of Applicable Law

A public company’s shareholders typically have the right to vote on various corporate issues. Clients typically delegate to Octagon the authority to vote proxies for Securities of companies held in their Accounts. Under the Advisers Act, Octagon has a duty of care and loyalty with respect to all services undertaken for Clients, including proxy voting.

Rule 206(4)-6 under the Advisers Act requires that Octagon must vote proxies in a manner consistent with Clients’ best interest and must not place its interests above those of its Clients when doing so. It requires Octagon to: (i) adopt and implement written policies and procedures that are reasonably designed to ensure that Octagon votes proxies in the best interest of its Clients, and (ii) to disclose the Clients how they may obtain information on how Octagon voted. In addition, Rule 204-2 requires Octagon to keep records of proxy voting and Client requests for information.

B. Policies and Procedures Relating to Proxies

Due to the nature of Octagon’s business, it is very rare that Octagon will be asked to vote a proxy for a publicly traded equity security. In the event this does occur, the following policies and procedures will apply.

1.      Definitions.

•        “Best Interest of the Client.” Octagon believes that this means the Clients’ best economic interests over the long-term – that is, the common interest that all Clients share in seeing the value of a common investment increase over time.

•        “Material Conflicts of Interest”. Such conflicts are typically based on the specific facts and circumstances associated with the issues that are the subject of the proxy and Octagon’s and its employees’ business dealings with a particular proxy issuer or closely affiliated entity. A material conflict of interest may exist where, for example: (1) the company soliciting the proxy, or a person known to be an affiliate of such company, is known to be a Client of, or an investor in an Account managed, by Octagon; (2) the company soliciting the proxy, or a person known to be an affiliate of such company, to the knowledge of the individual(s) charged with voting the proxy, is being actively solicited to be a Client of Octagon (or an investor in an Octagon Account); (3) a Client or investor, or an interest group supported by Client or investor, actively

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supports a proxy proposal; or (4) Octagon or an employee has personal or other business relationships with participants in proxy contests, corporate directors or candidates for corporate directorships, or in any other matter coming before shareholders.

2.      Responsibilities of Investment Professionals to Monitor Issuers for Upcoming Shareholder Meetings.

Octagon Investment Professionals (Principals / Associates) shall monitor all of the issuers that such individuals cover where Octagon Client Accounts hold equity of such issuers for any upcoming shareholder meetings. Octagon Investment Professionals shall provide notice of such upcoming shareholder meetings in advance of such shareholder meetings to the Investment Committee, Head of Collateral Settlement and the CCO.

3.      Receipt and Reconciliation of Proxies.

All proxy materials received by Octagon for Octagon funds shall be forwarded to the CCO or his/her designee. The CCO shall record on a log the name of the company to which the proxy materials relate (the “Portfolio Company”), the date the proxy materials are received and the date by which the proxy needs to be voted.

The CCO shall compare the number of shares represented by the proxy materials to the number of shares owned by Octagon’s Clients. If the number of shares reflected in the proxy materials does not match the number of shares reported owned by Clients, the CCO will resolve any difference and ensure that all eligible shares can be voted.

Upon completion of the reconciliation process, the CCO shall forward the proxy materials to the Investment Committee for voting.

4.      Proxy Voting Process.

The Investment Committee or its designee shall vote all proxies in the best interests of Octagon’s Clients pursuant to the goals of the Client’s investment strategy. The Investment Committee will follow the procedures set forth below in order to ensure that proxies are voted in the best interests of Octagon’s Clients.

The Investment Committee shall vote proxies concerning: (1) the selection of directors, (2) the approval of financial results and (3) the retention of auditors in accordance with the proxy voting guidelines.

Prior to exercising voting authority on any other matter, the Investment Committee shall review the proxy materials and undertake a reasonable investigation to determine whether any of the matters to be voted on present a material conflict of interest between Octagon and the interests of its Clients.

Where the Investment Committee’s investigation determines that a material conflict of interest may exist, it shall take reasonable steps to ensure that the conflict does not influence the Investment Committee to vote a proxy in a manner that is not in the best interests of Octagon’s Clients. These steps may include, but are not limited to any one or a combination of the following:

•        Consult with Octagon’s Outside Counsel to determine how to vote in a manner that will be in the best interests of Octagon’s Clients;

•        Erecting information barriers around conflicted Octagon personnel to ensure that they do not influence the voting decision.

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The Investment Committee shall make and maintain a record describing any steps taken to prevent a potential material conflict of interest from causing a proxy to be voted in a manner that is not in the best interest of Octagon’s Clients.

Where the Investment Committee determines that no material conflict of interest exists, the matter shall be analyzed based on its specific facts and circumstances and the Investment Committee shall vote on the matter in the best interests of Octagon’s Clients.

The CCO shall maintain records disclosing the date all proxies were voted and how they were voted.

5.      Requests for Voting Information, Communications and Record-Keeping.

If a Client requests information regarding how proxies were voted or a copy of Octagon’s proxy voting policy and procedures, the Head of Investor Relations shall provide the Client with the requested information. The Head of Investor Relations shall make and retain a copy of each request received together with a copy of the response provided, and he/she shall notify the CCO of such request.

Octagon will maintain all records relating to proxy voting as set forth in the Recordkeeping Policy.

Communications by Octagon with other shareholders during the course of a proxy solicitation may also be deemed to be a “solicitation” for purposes of the federal proxy rules, which contain requirements regarding the filing and distribution of proxy materials. In addition, such communications could cause Octagon to be considered part of a group for federal reporting purposes, potentially triggering a filing on Forms 13D or 13G. Compliance shall make any determination regarding the applicability of the federal proxy rules in the event such a situation arises.

C. Opposing Votes

Note that if more than one Account invests in the same portfolio company, and such Accounts have different investment objectives, Client-specific voting policies or ultimate economic interests, Octagon may cast opposing votes in a proxy vote.

Oversight

The CCO, Investment Committee, and members of the Compliance Committee, and other senior management as appropriate, shall supervise compliance by Covered Persons with this policy. The CCO shall assess the adequacy of this policy and the firm’s adherence to the procedures outlined herein, periodically.

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